Filed Pursuant Rule 424(b)(4)
                                           Registration Statement No. 333-129453
-------------------------------------------------------------------------------
                                $1,000,000,000
                     GRACECHURCH CARD FUNDING (NO. 11) PLC

                                    Issuer
                               BARCLAYS BANK PLC

                  Transferor, Servicer and Trust Cash Manager
             $900,000,000 Class A Floating Rate Asset-Backed Notes
             $50,000,000 Class B Floating Rate Asset-Backed Notes
             $50,000,000 Class C Floating Rate Asset-Backed Notes
-------------------------------------------------------------------------------
                          Price To Public     Underwriting       Proceeds To
Class     Interest Rate      Per Note       Discount Per Note   Issuer Per Note
        One-month USD
A       LIBOR plus 0.01%       100%              0.175%             $99,825
        annually
        One-month USD
B       LIBOR plus 0.15%       100%              0.200%             $99,800
        annually
        One-month USD
C       LIBOR plus 0.28%       100%              0.300%             $99,700
        annually

* The ultimate source of payment on the notes will be collections on consumer credit and charge card accounts owned by Barclaycard and opened in the United Kingdom.

* The transaction documents will be governed by the laws of England and Wales.

* A separate currency swap for each class of the notes will be used to convert the sterling amounts received from the series 05-4 medium term note certificate into U.S. dollar amounts for payment on the notes.

PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 17 IN THIS PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.

THE NOTES OFFERED IN THIS PROSPECTUS WILL BE OBLIGATIONS OF THE ISSUER ONLY. THE ISSUER WILL ONLY HAVE A LIMITED POOL OF ASSETS TO SATISFY ITS OBLIGATIONS ON THE NOTES. THE NOTES WILL NOT BE OBLIGATIONS OF BARCLAYS BANK PLC OR ANY OF ITS AFFILIATES.

The total price to the public is $1,000,000,000, the total amount of the underwriting discount is $1,825,000 and the total amount of proceeds plus accrued interest and before deduction of expenses is $998,175,000. This prospectus is given in compliance with the prospectus rules made by the UK Listing Authority under the Financial Services and Markets Act 2000, as amended by the Prospectus Regulations 2005 for the purpose of giving information with regard to the issuer and the notes. We have applied to the UK Listing Authority to have the notes for series 05-4 listed and to the gilt edged and fixed interest market of the London Stock Exchange plc to have the notes for series 05-4 admitted to trading. The gilt edged and fixed interest market of the London Stock Exchange is a regulated market for the purpose of Investment Services Directive 16/93/ 22/EC (the "regulated market of the London Stock Exchange").

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

                       UNDERWRITERS OF THE CLASS A NOTES

                               BARCLAYS CAPITAL
BNP Paribas                       Citigroup                  Goldman Sachs & Co
Merrill Lynch & Co                                               Morgan Stanley

              UNDERWRITER OF THE CLASS B NOTES AND CLASS C NOTES
                               BARCLAYS CAPITAL
                              UBS Investment Bank
                               22 November 2005

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

We include cross-references to captions in this prospectus where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

                               TABLE OF CONTENTS
Prospectus Summary .....................................................      6
  Series Structure .....................................................      6
  Program Structural Summary ...........................................      7
  Structural Diagram of Barclays Bank PLC Securitisation Program........      8
  The Issuer............................................................      9
  The Note Trustee, Principal Paying Agent and Agent Bank...............      9
  The Notes.............................................................      9
  Previous Series ......................................................      9
  The Closing Date .....................................................     11
  The MTN Issuer and Initial Investor Beneficiary.......................     12
  The Medium Term Note Certificate .....................................     12
  The Security Trustee .................................................     12
  The Receivables.......................................................     12
  The Initial Transferor, Servicer, Trust Cash Manager and
   Excess Interest Beneficiary..........................................     12
  The Receivables Trustee...............................................     13
  The Receivables Trust ................................................     13
  The Investor Certificate .............................................     13
  The Swap Counterparty.................................................     14
  Swap Agreements ......................................................     14
  Optional Early Redemption ............................................     14
  Notices ..............................................................     14
  United Kingdom Tax Status ............................................     14
  United States Federal Income Tax Status ..............................     15
  ERISA Considerations for Investors....................................     16
  Ratings of the Notes..................................................     16
  Application for Admission to the Official List and Admission
   to Trading ..........................................................     16
Risk Factors............................................................     17
Introduction............................................................     36
U.S. Dollar Presentation ...............................................     36
  Dollar/Sterling Exchange Rate History.................................     36
The Issuer..............................................................     37
  Directors and Secretary...............................................     37
  Capitalisation and Indebtedness ......................................     38
  Management's Discussion and Analysis of Financial Conditions and
  Results of Operation                                                       38
  Use Of Proceeds.......................................................     38
  Expenses Loan Agreement ..............................................     39
The MTN Issuer .........................................................     40
  Capitalisation and Indebtedness ......................................     40
  Critical Accounting Policies..........................................     42
  Management's Discussion and Analysis of Financial Conditions and
  Results of Operations                                                      42
  Recent Accounting Developments .......................................     45
  Directors and Secretary...............................................     47
  Litigation ...........................................................     47
The Receivables Trustee ................................................     49
  Directors and Secretary...............................................     49
  Management and Activities ............................................     49
  Litigation ...........................................................     50
Barclays Bank PLC ......................................................     50
  Business .............................................................     51
Credit Card Usage in the United Kingdom.................................     52
Barclaycard and the Barclaycard Card Portfolio .........................     52
  General...............................................................     52

  Acquisition and Use of Credit Card Accounts...........................     52
  Description of Processing ............................................     53
  Billing and Payment...................................................     53
  Delinquency and Loss Experience ......................................     54
  Delinquency Experience-Securitised Portfolio..........................     56
  Loss Experience Securitised Portfolio ................................     57
The Receivables.........................................................     58
  Assignment of Receivables to the Receivables Trustee..................     58
  Redesignation and Removal of Accounts ................................     60
  Discount Option Receivables ..........................................     61
  Special Fees and Annual Fees..........................................     62
  Interchange ..........................................................     62
  Reductions in Receivables, Early Collections and Credit Adjustments ..     62
  Representations.......................................................     62
  Amendments to Card Agreement and Card Guidelines......................     65
  Summary of Securitised Portfolio .....................................     65
  Composition by Account Balance - Securitised Portfolio ...............     65
  Composition by Credit Limit - Securitised Portfolio ..................     66
  Composition by Account Age - Securitised Portfolio ...................     66
  Geographic Distribution of Accounts - Securitised Portfolio ..........     67
Maturity Assumptions ...................................................     68
  Cardholder Monthly Payment Rates - Securitised Portfolio..............     68
Receivables Yield Considerations .......................................     69
  Yield Experience - Securitised Portfolio..............................     70
The Receivables Trust ..................................................     71
  General Legal Structure...............................................     71
  The Receivables Trust's Property .....................................     73
  General Entitlement of Beneficiaries to Trust Property ...............     73
  Allocation and Application of Collections ............................     74
  Acquiring Additional Entitlements to Trust Property and Payments
  for Receivables......................................................      76
  Non-Petition Undertaking of Beneficiaries ............................     77
  Trust Pay Out Events..................................................     77
  Termination of the Receivables Trust..................................     78
  Amendments to the Declaration of Trust and Trust Cash Management
  Agreement ............................................................     79
  Disposals.............................................................     79
  Trustee Payment Amount ...............................................     80
Servicing of Receivables and Trust Cash Management .....................     81
  General - Servicing...................................................     81
  General - Trust Cash Management ......................................     82
  Servicing and Trust Cash Manager Compensation.........................     82
  Termination of Appointment of Servicer ...............................     83
  Termination of Appointment of Trust Cash Manager......................     85
Series 05-4.............................................................     88
  General...............................................................     88
  Beneficial Entitlement of the MTN Issuer to Trust Property other
  than in respect of the Excess Interest ...............................     88
  Allocation, Calculation and Distribution of Finance Charge
  Collections to the MTN Issuer                                              90
  Class A Investor Interest.............................................     91
  Class B Investor Interest ............................................     93
  Class C Investor Interest ............................................     94
  Revolving Period......................................................     95
  Controlled Accumulation Period .......................................     96
  Regulated Amortisation Period.........................................     96
  Rapid Amortisation Period ............................................     97
  Allocation, Calculation and Distribution of Principal Collections
  to the MTN Issuer ....................................................     97
  Postponement of Controlled Accumulation Period........................    101
  Unavailable Principal Collections ....................................    102
  Shared Principal Collections..........................................    102
  Defaulted Receivables; Investor Charge-Offs ..........................    103
  Excess Spread ........................................................    105
  Extra Amount .........................................................    106

  Aggregate Investor Indemnity Amount...................................    106
  Principal Funding Account ............................................    106
  Reserve Account.......................................................    107
  Spread Account .......................................................    108
  Distribution Ledgers .................................................    109
  Trustee Payment Amount ...............................................    110
  Qualified Institutions ...............................................    110
  Series 05-4 Pay Out Events............................................    110
  Entitlement of MTN Issuer to Series 05-4 Excess Interest .............    113
  Your Payment Flows....................................................    113
The Trust Deed..........................................................    117
The Notes ..............................................................    119
Terms and Conditions of The Notes.......................................    124
The Swap Agreements ....................................................    137
  General...............................................................    137
  Common Provisions of the Swap Agreements..............................    138
The Medium Term Note Certificate........................................    141
Material Legal Issues...................................................    144
Material Legal Aspects of The Receivables ..............................    145
  Consumer Credit Act 1974..............................................    145
  Transfer of Benefit of Receivables....................................    146
United Kingdom Taxation Treatment of The Notes .........................    147
  Overview .............................................................    147
  Taxation of US Residents .............................................    147
  Taxation of Interest Paid.............................................    147
  Provision of Information .............................................    148
  European Union Directive on the Taxation of Savings Income............    148
  Other Rules Relating to United Kingdom Withholding Tax................    148
  Ownership and Disposal, Including Redemption, of the Notes by
   United Kingdom Tax Payers............................................    149
  United Kingdom Inheritance Tax........................................    149
  Taxation of the MTN Issuer and the Issuer.............................    149
  Taxation of Receivables Trustee.......................................    150
Material United States Federal Income Tax Consequences .................    151
  Overview .............................................................    151
  Tax Status of the Receivables Trust, the MTN Issuer and the Issuer....    152
  United States Holders.................................................    152
  Non-United States Holders ............................................    156
  Backup Withholding and Information Reporting .........................    156
Certain ERISA and other Considerations .................................    157
Enforcement of Foreign Judgements in England and Wales..................    159
Underwriting............................................................    160
  United Kingdom........................................................    161
  General...............................................................    161
Ratings Of The Notes ...................................................    163
Experts.................................................................    163
Independent Registered Public Accounting Firm ..........................    164
Legal Matters ..........................................................    164
Reports To Noteholders..................................................    164
Where You Can Find More Information ....................................    164
Listing And General Information ........................................    164
  CUSIPS and ISINS......................................................    166
  Litigation and change in circumstances................................    166
  Significant or Material Change........................................    166
  Documents Available for Inspection....................................    166
Index Of Terms For Prospectus...........................................    169
Index Of Appendices.....................................................    173

Appendix A - Report Of Independent Registered Public Accounting
             Firm for Gracechurch Card Funding (No. 11) PLC.............    A-1
Appendix B - Balance Sheet of Gracechurch Card Funding (No. 11) PLC.....    B-1
Appendix C - Notes to Financial Statements .............................    C-1
Appendix D - Report of Independent Registered Public Accounting
             Firm for Barclaycard Funding PLC and subsidiary............    D-1
Appendix E - Unaudited Financial Statements of Barclaycard Funding
             PLC and subsidiary for the six months ended 30 June 2005... E-1 Appendix F - Notes to Financial Statements for the six months ended
             30 June 2005 ..............................................    F-1
Appendix G - Report of Independent Registered Public Accounting Firm
             for Barclaycard Funding PLC and subsidiary.................    G-1
Appendix H - Financial Statements of Barclaycard Funding PLC and
             subsidiary for the year ended 31 December 2004, the
             period ended 31 December 2003 and the year ended 14
              December 2002 ............................................    H-1
Appendix I - Notes to Financial Statements for the year ended 31
             December 2004, the period ended 31 December 2003 and the
             year ended 14 December 2002................................    I-1
Appendix J - Other Series Issued and Outstanding........................    J-1

                              PROSPECTUS SUMMARY

The following is a brief overview of the key aspects of the class A notes, the class B notes and the class C notes, which we refer to as the notes. You need to read all of this prospectus to fully understand the terms of the notes.

SERIES STRUCTURE

                            Initial Principal
         Class of Notes              Balance     % of Total
         Class A                $900,000,000            90%
         Class B                 $50,000,000             5%
         Class C                 $50,000,000             5%
                             ---------------     ----------
         Total                $1,000,000,000           100%
                             ===============     ==========

                                 Class A Notes             Class B Notes              Class C Notes
Anticipated Ratings:             "Aaa" from Moody's        "A1" from Moody's          "Baa1" from Moody's
                                 and "AAA" from            and "A" from Standard      and "BBB" from
                                 Standard & Poor's.        & Poor's.                  Standard & Poor's.

Credit Enhancement:              Subordination of the      Subordination of the       Spread Account.
                                 class B notes and class   class C notes.
                                 C notes.

Interest Rate:                   One-month USD             One-month USD             One-month USD
                                 LIBOR, plus 0.01 per      LIBOR, plus 0.15 per      LIBOR, plus 0.28 per
                                 cent. annually, except    cent. annually, except    cent. annually, except
                                 for the first interest    for the first interest    for the first interest
                                 period, where LIBOR       period, where LIBOR       period, where LIBOR
                                 will be based on the      will be based on the      will be based on the
                                 linear interpolation of   linear interpolation of   linear interpolation of
                                 one-month and two-month   one-month and two-month   one-month and two-month
                                 USD LIBOR.                USD LIBOR.                USD LIBOR.

Interest Accrual Method:         Actual/360.               Actual/360.               Actual/360.
Interest Payment Dates:          The 15th day of each      The 15th day of each      The 15th day of each
                                 calendar month.           calendar month.           calendar month.

First Interest Payment Date:     17 January 2006           17 January 2006           17 January 2006
                                 interest payment date.    interest payment date.    interest payment date.

Scheduled Redemption Date:       17 November 2008          17 November 2008          17 November 2008
                                 interest                  interest                  interest
                                 payment date.             payment date.             payment date.

Legal Final Redemption Date:     15 November 2010          15 November 2010          15 November 2010
                                 interest                  interest                  interest
                                 payment date.             payment date.             payment date.

Clearance/Settlement:            DTC/Euroclear/            DTC/Euroclear/            DTC/Euroclear/
                                 Clearstream,              Clearstream,              Clearstream,
                                 Luxembourg.               Luxembourg.               Luxembourg.

Minimum Denomination:            $100,000.                 $100,000.                 $100,000.
Tax Treatment:                   Debt for United States    Debt for United States    Debt for United States
                                 federal income tax        federal income tax        federal income tax
                                 purposes, subject to      purposes, subject to      purposes, subject to
                                 the important             the important             the important
                                 considerations            considerations            considerations
                                 contained in "Material    contained in "Material    contained in "Material
                                 United States Federal     United States Federal     United States Federal
                                 Income Tax                Income Tax                Income Tax
                                 Consequences".            Consequences"             Consequences"

ERISA Eligible:                  Yes, subject to the       Yes, subject to the       Yes, subject to the
                                 important                 important                 important
                                 considerations            considerations            considerations
                                 in "Certain ERISA and     in "Certain ERISA and     in "Certain ERISA and
                                 other Considerations".    other Considerations".    other Considerations".

PROGRAM STRUCTURAL SUMMARY

The following is a brief summary description of the Barclaycard securitisation program, of which your notes will form a part.

Barclaycard, a division of Barclays Bank PLC (called "BARCLAYS"), has previously assigned all of its present and future beneficial interest in receivables in designated revolving credit and charge card accounts owned by Barclaycard and opened in the United Kingdom. Only the receivables were assigned. The accounts were retained by Barclaycard.

The receivables were assigned to a special purpose company, incorporated in Jersey, Channel Islands, acting as receivables trustee. The receivables trustee holds the receivables on trust for Barclaycard, as transferor beneficiary and excess interest beneficiary, and a special purpose subsidiary of Barclays called the "MTN ISSUER", as investor beneficiary. Barclaycard will transfer its entitlement to receive excess interest attributable to series 05-4 to the MTN Issuer.

The receivables trustee may issue multiple series of investor certificates to the MTN Issuer. Each series of investor certificates will represent an undivided beneficial interest in the receivables trust. They will entitle the MTN Issuer to payments of interest and principal payable from collections on the receivables.

The MTN Issuer will finance its acquisition of an undivided beneficial interest in the receivables trust, evidenced by the issuance of each series of investor certificates, by issuing series of limited recourse medium term notes or certificates to individual issuers and credit enhancement providers, if any. The limited recourse nature of the medium term notes or certificates will ensure that the MTN Issuer is only ever liable under a series of medium term notes or certificates for payments of principal and interest equal to what is paid under the corresponding series of investor certificates.

The issuers, in turn, will finance their purchases of each series of medium term notes or certificates by issuing series of notes to investors. Your series of notes, series 05-4, will be the eleventh series of notes issued under this program.

        STRUCTURAL DIAGRAM OF BARCLAYS BANK PLC SECURITISATION PROGRAM

                                [GRAPHIC OMITTED]

1 Barclays Bank PLC will transfer excess interest attributable to series 05-4 to the MTN Issuer pursant to an agreement between beneficiaries.

2     Series 99-1 was repaid in full on 15 November 2002.

THE ISSUER

Gracechurch Card Funding (No. 11) PLC is a public limited company incorporated in England and Wales. Its registered office is at 1 Churchill Place, London E14 5HP. Its telephone number is +44 (0)207 116 1000.

The issuer is a newly created special purpose company. One share of the issuer is held by a share trustee under the terms of a share declaration of trust. The remaining issued shares of the issuer are held by Gracechurch Card (Holdings) Limited. The shares of Gracechurch Card (Holdings) Limited are in turn held by SFM Corporate Services Limited as trustee for a charitable trust. The purpose of the issuer is to issue the notes which represent its asset-backed debt obligations. The issuer will not engage in any unrelated activities.

This prospectus is given in compliance with the prospectus rules made by the UK Listing Authority under the Financial Service and Markets Act 2000, as amended by the Prospectus Regulations 2005 (the "PROSPECTUS RULES") for the purposes of giving information about the issuer and the notes. The issuer accepts responsibility for the information contained in this document. To the best of the knowledge and belief of the issuer, which has taken all reasonable care to ensure that such is the case, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information. The issuer accepts responsibility accordingly.

THE NOTE TRUSTEE, PRINCIPAL PAYING AGENT AND AGENT BANK

The note trustee, principal paying agent and agent bank is The Bank of New York, acting through its London branch. The note trustee will act as trustee for the noteholders under the trust deed. The principal paying agent will make payments on the notes. The agent bank will calculate the interest rate on the notes. The Bank of New York, London branch's address is One Canada Square, London E14 5AL, United Kingdom. Its telephone number is +44 (0)207 570 1784.

THE NOTES

In this document, we are offering three classes of notes:

* class A floating rate asset-backed notes with an initial principal balance of $900,000,000.

* class B floating rate asset-backed notes with an initial principal balance of $50,000,000.

* class C floating rate asset-backed notes with an initial principal balance of $50,000,000.

The notes represent asset-backed debt obligations of the issuer. The notes are secured by payments received by the issuer from the series 05-4 medium term note certificate and payments received from the swap counterparty. The issuer's ability to make these payments will ultimately be dependent upon collections Barclaycard receives on the receivables.

We will issue the notes under the trust deed. The notes will also be subject to a paying agency and agent bank agreement. The security for the notes will be created under a deed of charge and a pledge agreement between the issuer and the note trustee. The terms and conditions of the notes will be contained in the trust deed.

The class B notes will be subordinated to the class A notes. The class C notes will be subordinated to both the class A notes and the class B notes.

If there is an event of default under the notes, the note trustee, on your behalf, can appoint a receiver of the issuer who would continue to collect amounts paid by the MTN Issuer under the series 05-4 medium term note certificate. The note trustee would also be able to sell the series 05- 4 medium term note certificate. In addition, pursuant to the trust deed, the note trustee may give an enforcement notice to the issuer declaring the notes to be immediately due and payable. A declaration that the notes have become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the notes.

In this prospectus, we will refer to the owners of interests in the class A notes, the class B notes and the class C notes as the class A noteholders, the class B noteholders and the class C noteholders, respectively, and together as the noteholders.

PREVIOUS SERIES

Ten previous series of notes have been issued by 10 previous note issuers, Gracechurch Card Funding (No. 1) PLC through Gracechurch Card Funding (No. 10) PLC respectively, in relation to the receivables trust. The first series, called series 99-1, was issued on 23 November 1999 and repaid in November 2002. Series 99-1 is described in more detail at Appendix J. The second series, called 02-1, was issued on 24 October 2002. The third series, called 03-1, was issued on 8 April 2003. The fourth series, called 03-2, was issued on 13 June 2003. The fifth series, called 03-3, was issued on 18 September 2003. The sixth series, called 04-1, was issued on 11 March 2004. The seventh series, called 04-2 was issued on 23 November 2004. The eighth series, called 05-1, was issued on 21 June 2005. The ninth series, called 05-2, was issued on 20 September 2005. The tenth series, called 05-3, was issued on 20 October 2005. Series 02-1, Series 03-1, Series 03-2, Series 03- 3, Series 04-1, Series 04-2, Series 05-1, Series 05-2 and Series 05-3 are described in more detail at Appendix G.

The proceeds of the series 99-1 notes were used by Gracechurch Card Funding (No. 1) PLC to purchase, respectively, corresponding series of medium term notes issued in three classes, which we shall refer to as the "series 99-1 medium term notes", issued by the MTN Issuer. The series 99-1 medium term notes issued by the MTN Issuer were called the class A medium term note, the class B medium term note and the class C medium term note, respectively. The MTN Issuer invested the proceeds from the issue of the series 99-1 medium term notes in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The class A medium term note, the class B medium term note and the class C medium term note were each secured in favour of a trustee for the benefit of the secured creditors in relation to the class A notes, the class B notes and the class C notes of series 99-1. The security for each class of notes issued for series 99-1 was the class A medium term note, the class B medium term note and the class C medium term note, respectively. Series 99-1 was finally repaid in full on the interest payment date falling in November 2002.

The proceeds of the series 02-1 notes were used by Gracechurch Card Funding (No. 2) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the "series 02-1 medium term note certificate", issued by the MTN Issuer. The MTN Issuer invested the proceeds from the issue of the series 02-1 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The series 02-1 medium term note certificate is secured in favour of a trustee for the benefit of the secured creditors in relation to the class A notes, the class B notes and the class C notes of series 02-1. The security for each class of notes issued for series 02-1 is the series 02-1 medium term note certificate. The security for the notes issued for series 02-1 will not be crosscollateralised with the security for your notes.

The proceeds of the series 03-1 notes were used by Gracechurch Card Funding (No. 3) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the "series 03-1 medium term note certificate", issued by the MTN Issuer. The MTN Issuer invested the proceeds from the issue of the series 03-1 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The series 03-1 medium term note certificate is secured in favour of a trustee for the benefit of the secured creditors in relation to the class A notes, the class B notes and the class C notes of series 03-1. The security for each class of notes issued for series 03-1 is the series 03-1 medium term note certificate. The security for the notes issued for series 03-1 is not cross-collateralised with the security for your notes.

The proceeds of the series 03-2 notes were used by Gracechurch Card Funding (No. 4) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the "series 03-2 medium term note certificate", issued by the MTN Issuer. The MTN Issuer invested the proceeds from the issue of the series 03-2 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The series 03-2 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 03-2. The security for each class of notes issued for series 03-2 is the series 03-2 medium term note certificate. The security for the notes issued for series 03-2 is not cross-collateralised with the security for your notes.

The proceeds of the series 03-3 notes were used by Gracechurch Card Funding (No. 5) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the "series 03-3 medium term note certificate", issued by the MTN Issuer. The MTN Issuer invested the proceeds from the issue of the series 03-3 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The series 03-3 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 03-3. The security for each class of notes issued for series 03-3 is the series 03-3 medium term note certificate. The security for the notes issued for series 03-3 is not cross-collateralised with the security for your notes.

The proceeds of the series 04-1 notes were used by Gracechurch Card Funding (No. 6) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the "series 04-1 medium term note certificate", issued by the MTN Issuer. The MTN Issuer invested the proceeds from the issue of the series 04-1 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The series 04-1 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 04-1. The security for each class of notes issued for series 04-1 is the series 04-1 medium term note certificate. The security for the notes issued for series 04-1 is not cross-collaterised with the security for your notes.

The proceeds of the series 04-2 notes were used by Gracechurch Card Funding (No. 7) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the "series 04-2 medium term note certificate," issued by the MTN Issuer. The MTN Issuer invested the proceeds from the issue of the series 04-2 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The series 04-2 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 04-2. The security for each class of notes issued for series 04-2 is the series 04-2 medium term note certificate. The security for the notes issued for series 04-2 is not cross-collaterialised with the security for your notes.

The proceeds of the series 05-1 notes were used by Gracechurch Card Funding (No. 8) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the "series 05-1 medium term note certificate," issued by the MTN Issuer. The MTN Issuer invested the proceeds from the issue of the series 05-1 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The series 05-1 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 05-1. The security for each class of notes issued for series 05-1 is the series 05-1 medium term note certificate. The security for the notes issued for series 05-1 is not cross-collateralised with the security for your notes.

The proceeds of the series 05-2 notes were used by Gracechurch Card Funding (No. 9) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the "series 05-2 medium term note certificate" issued by the MTN Issuer. The MTN Issuer invested the proceeds from the issue of the series 05-2 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The series 05-2 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 05-2. The security for each class of notes issued for series 05-2 is the series 05-2 medium term note certificate. The security for the notes issued for series 05-2 is not cross-collateralised with the security for your notes.

The proceeds of the series 05-3 notes were used by Gracechurch Card Funding (No. 10) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the "series 05-3 medium term note certificate" issued by the MTN Issuer. The MTN Issuer invested the proceeds from the issue of the series 05-3 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN Issuer to payments arising out of its entitlement to receivables in the receivables trust.

The series 05-3 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 05-3. The security for each class of notes issued for series 05-3 is the series 05-3 medium term note certificate. The security for the notes issued for series 05-3 is not cross-collateralised with the security for your notes.

THE CLOSING DATE

We will issue the notes on or about 28 November 2005.

THE MTN ISSUER AND INITIAL INVESTOR BENEFICIARY

The MTN Issuer and the initial investor beneficiary is Barclaycard Funding PLC, a public limited company incorporated in England and Wales. Its registered office is located at 1 Churchill Place, London E14 5HP. The MTN Issuer is a subsidiary of Barclays.

The MTN Issuer was established to issue series of secured limited recourse medium term notes or certificates under a programme.

THE MEDIUM TERM NOTE CERTIFICATE

On the closing date, the MTN Issuer will sell to the issuer one limited recourse medium term note certificate issued as a series under its medium term note or certificate programme. This limited recourse medium term note certificate, in the amount of the sterling equivalent of $1,000,000,000, using the fixed exchange rate in the swap agreements, will be called the series 05-4 medium term note certificate. The series 05-4 medium term note certificate is governed by English law and is subject to the English courts in the event of proceedings relating to the series 05-4 medium term note certificate.

The issuer will make payments of interest and principal on the class A notes, the class B notes and the class C notes from payments of interest and principal made by the MTN Issuer on the series 05-4 medium term note certificate, including MTN Issuer additional interest payments, and from amounts paid by the swap counterparty. The issuer will also make payment of the deferred subscription price in respect of the series 05-4 medium term note certificate out of unutilised MTN Issuer additional interest payments received by it.

If an event of default occurs under the series 05-4 medium term note certificate, the security trustee, on behalf of the issuer as holder of the series 05-4 medium term note certificate, may appoint a receiver of the MTN Issuer who would continue to collect amounts paid on the investor certificate. The security trustee would also be able to sell the investor certificate. In addition, pursuant to the Series 05-4 Supplement the security trustee may give an enforcement notice to the MTN Issuer declaring the series 05-4 medium term note certificate to be immediately due and payable. A declaration that the series 05-4 medium term note certificate has become immediately

* MasterCard and VISA are US federally registered servicemarks of MasterCard International Inc. and VISA USA Inc. respectively and are registered trademarks in the United Kingdom of MasterCard International Inc. and VISA International Service Association.

due and payable will not, of itself, accelerate the timing or amount of redemption of the series 05-4 medium term note certificate.

THE SECURITY TRUSTEE

The security trustee is The Bank of New York, acting through its London branch. The security trustee will act as trustee for the holder of the series 05-4 medium term note certificate under the security trust deed and MTN Issuer cash management agreement.

THE RECEIVABLES

The receivables consist of amounts charged by cardholders to designated MasterCard* and VISA* revolving credit and charge card accounts of Barclaycard originated or acquired in the United Kingdom for the acquisition of merchandise, services and cash advances. The receivables also include the periodic finance charges and fees charged to the credit and charge card accounts and interchange.

THE INITIAL TRANSFEROR, SERVICER, TRUST CASH MANAGER, MTN ISSUER CASH MANAGER AND EXCESS INTEREST BENEFICIARY

Barclays Bank PLC originates or acquires the credit and charge card receivables through its business unit, Barclaycard. Barclaycard's principal place of business is located at 1234 Pavilion Drive, Northampton NN4 7SG, United Kingdom. Barclaycard has previously transferred its present and future interest in the credit and charge card receivables to the receivables trustee.

Barclaycard is the initial transferor of the receivables trust.

Barclaycard currently services the receivables in the receivables trust. Barclaycard may not resign as servicer, but its appointment as servicer may be terminated and a successor servicer may be appointed in its place if a servicer default occurs. In the future additional transferors, if any, may act as co-servicers.

Barclaycard was also appointed as the initial trust cash manager to manage the bank accounts of the receivables trustee for each series of investor certificates. Barclaycard may not resign as trust cash manager, but its appointment as trust cash manager may be terminated and a successor trust cash manager may be appointed in its place if a trust cash manager default occurs. In the future additional transferors, if any, may act as co-trust managers.

Barclaycard will be the excess interest beneficiary of the receivables trust, but will transfer its entitlement to the portion of the excess interest attributable to series 05-4 to the MTN Issuer under an agreement between beneficiaries.

Barclays Bank PLC has also been appointed as MTN Issuer cash manager pursuant to the security trust deed and the MTN Issuer cash management agreement dated 23 November 1999. The MTN Issuer cash manager may not resign unless its activities are no longer permissible under the applicable law. No such resignation shall become effective until a successor MTN Issuer cash manager shall have assumed the responsibilities and obligations of the MTN Issuer cash manager.

Barclays Bank PLC is a bank incorporated in England and Wales and has a long term unsecured debt rating of Aal by Moody's and AA by Standard and Poor's. Its head office is located at 1 Churchill Place, London E14 5HP, United Kingdom. It is regulated in the United Kingdom by the Financial Services Authority. Its telephone number is +44 (0)207 116 1000.

THE RECEIVABLES TRUSTEE

Gracechurch Receivables Trustee Limited, the receivables trustee, is a private limited liability company incorporated under the laws of Jersey, Channel Islands on 29 September 1999. Its registered office is located at 26 New Street, St. Helier, Jersey JE2 3RA. The shares of the receivables trustee are held by a professional trustee company - not affiliated with Barclays - as trustee on trust for charitable purposes. This means that any profits received by the receivables trustee, after income amounts have been paid in meeting the costs and expenses of the receivables trustee, will be available to be dividended to the trustee for distribution for charitable purposes or to charities exclusively for charitable purposes selected at the discretion of the receivables trustee. The payments on your notes will not be affected by this arrangement. The receivables trustee acts as trustee of the receivables trust.

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

THE RECEIVABLES TRUST

The receivables trust was established on 1 November 1999 under the terms of a declaration of trust under which Barclays and the MTN Issuer each received an undivided interest in the trust property equal to the proportion of their contributions to the receivables trust. The declaration of trust was amended and restated by a declaration of trust and trust cash management agreement on 23 November 1999. The declaration of trust and trust cash management agreement has been and will be supplemented by series supplements for each series of investor certificates issued by the receivables trust.

The receivables trustee has been established for the purpose of acquiring credit and charge card receivables of Barclaycard and any additional transferors and to hold those receivables and the collections from them on trust for the beneficiaries under the terms of the receivables trust set out in the declaration of trust and trust cash management agreement and to make payments on the investor certificates. The receivables trustee may issue other series of investor certificates, representing undivided beneficial interests in the receivables trust, from time to time. The receivables trustee may not engage in any unrelated activities.

THE INVESTOR CERTIFICATE

The MTN Issuer will pay the proceeds of the series 05-4 medium term note certificate to the receivables trustee to acquire a separate, undivided beneficial interest in the receivables trust of which ten (including series 05-4) are outstanding. This undivided beneficial interest will be the eleventh series of the receivables trust and will be represented by the investor certificate. The receivables trustee may issue other series of investor certificate(s) from time to time.

The MTN Issuer will make payments of principal and interest on the series 05-4 medium term note certificate from payments received on the investor certificate. The payments on the investor certificate will be made from payments of principal and interest on the receivables.

The receivables trustee will be entitled to use the proceeds of the investor certificate paid to it by the MTN Issuer - together with monies paid to it by the other beneficiaries of the receivables trust - to accept an offer by the transferor to assign to the receivables trustee the present and future receivables generated by the designated credit and charge card accounts of the transferor.

The investor certificate will entitle the MTN Issuer to receive payment of a designated portion of collections of the credit and charge card receivables assigned by the transferor to the receivables trustee. The MTN Issuer will use those collections for the redemption of the series 05-4 medium term note certificate.

If a pay out event occurs, the rapid amortisation period or the regulated amortisation period may begin, which could cause an early redemption of your notes. If Barclays as the transferor beneficiary or the excess interest beneficiary were to become insolvent, the receivables trustee may be required to liquidate the receivables. In addition, some breaches of representations made by the transferor will require the transferor to repurchase the receivables.

THE SWAP COUNTERPARTY

The swap counterparty for the notes will be Barclays Bank PLC, its investment banking division in the United Kingdom. The swap counterparty's address is 1 Churchill Place, London E14 5HP, United Kingdom.

SWAP AGREEMENTS

Barclaycard's cardholders will make payments to Barclaycard in pounds sterling. Accordingly, payments on the investor certificate and the series 05-4 medium term note certificate will also be made in sterling. So that you can receive payments on your notes in United States dollars, the issuer will enter into a swap agreement with the swap counterparty.

Under the swap agreement for the notes, the issuer will pay to the swap counterparty the sterling amounts received on the series 05-4 medium term note certificate, less certain amounts representing the issuer's costs and expenses and required earnings and less MTN Issuer additional interest payments not required to pay amounts owing to the swap counterparty, and the swap counterparty will convert those sterling amounts into dollars.

OPTIONAL EARLY REDEMPTION

The issuer has the option to redeem all of the remaining notes when their principal balance is reduced to less than 10 per cent. of their original principal balance.

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

If an optional early redemption occurs, you will receive a final distribution equal to the entire unpaid principal balance of your notes plus any accrued and unpaid interest.

NOTICES

Any notices that are required to be given by the term of your notes will be deemed to be validly given if they are published in the Financial Times or another leading English language daily newspaper in London.

UNITED KINGDOM TAX STATUS

Subject to important qualifications and conditions set out under "United Kingdom Taxation Treatment of the Notes", including as to final documentation and assumptions, Clifford Chance Limited Liability Partnership, as special UK tax advisers, are of the opinion that:

* U.S. persons who have no connection with the United Kingdom will not be subject to United Kingdom taxation in respect of payment of principal and interest on the notes as described more fully in the section of this prospectus headed "United Kingdom Taxation Treatment ofthe Notes";

* If and for so long as the notes are listed on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange no UK withholding in respect of UK tax will be required in respect of payments on the notes; if these conditions are not satisfied UK with holding tax at the current rate of 20 per cent. may be required in respect of these payments;

* If the notes do not continue to be so listed, an exemption from UK with holding tax may be available where payments are made (inter alia) to a company resident within the United Kingdom or, although not resident, carrying on a trade in the United Kingdom and which company brings the interest into account in computing its profits chargeable to corporation tax. This is described in further detail in the section of this prospectus "United Kingdom Taxation Treatment of the Notes";

* No UK stamp duty or stamp duty reserve tax is payable on the issue of the global notes or on the issue or transfer of an individual note certificate;

* The MTN Issuer and the issuer will be subject to UK corporation tax, at a maximum rate of currently 30 per cent., on the profit reflected in their respective profit and loss accounts prepared (for tax purposes) in accordance with generally accepted accounting practice as applicable in the UK for accounting periods ending on 31 December 2004 as increased by the amounts of any non-deductible expenses or losses. The profit in the profit and loss account (so prepared) should not exceed 0.01 per cent. of the principal amount outstanding on the medium term notes or certificates in the case of the MTN Issuer, or on the notes in the case of the issuer. Examples of non-deductible expenses and losses may include, for the MTN
      Issuer: (1) amounts paid by the MTN Issuer to the receivables trustee to cover the receivables trustee's fees and expenses, and (2) any losses of principal which cannot be met out of excess spread; and for the issuer, certain expenses relating to cash management; and

* The existing rules which govern the corporation tax treatment of "securitisation companies"(such as the MTN Issuer and the Issuer), as summarised above, will cease to apply as of the end of 2006. HM Revenue and Customs ("HMRC") (the central UK taxing authority) are currently consulting actively with the securitisation industry in order to determine what rules should apply thereafter, and HMRC have indicated that they accept the desirability of preserving tax neutrality for securitisation companies. However, no details are currently available as to what the new replacement rules will be.

* The receivables trustee will have no UK tax liabilities and accordingly, the receivables trustee will have no liability to UK tax in relation to amounts which it receives on behalf of the MTN Issuer or amounts which it is obliged to pay to the MTN Issuer.

Subject to finalisation of documents, including those which are exhibits to the registration statement of which this prospectus forms a part, in a form satisfactory to them and which is not inconsistent with the descriptions in this prospectus, Clifford Chance Limited Liability Partnership, as special UK tax advisers, expect to give an opinion at closing by reference to the final documentation and based on certain assumptions listed in that opinion, which will cover in detail the matters referred to under this heading "- United Kingdom Tax Status". See "Risk Factors: Taxable Nature of the MTN Issuer and Issuer Could Cause a Loss on Your Notes".

UNITED STATES FEDERAL INCOME TAX STATUS

As is further described herein, Clifford Chance U.S. LLP, ("U.S. TAX COUNSEL") is of the opinion that each of the receivables trust, the MTN Issuer and the issuer will not be subject to U.S. federal income tax.

The issuer intends to treat the notes as debt for U.S. federal income tax purposes. Each noteholder, by holding a beneficial interest in a note, will agree to conform to that treatment. However, no ruling will be obtained from the IRS on the characterisation of the notes for federal income tax purposes. U.S. tax counsel is of the opinion that, although there is no governing authority addressing the classification of securities similar to the notes, under current law, the notes will be treated as indebtedness for U.S. federal income tax purposes. Unlike a tax ruling, an opinion of U.S. tax counsel is not binding on the IRS, and no assurance can be given that the IRS will not contend, and that a court will not ultimately hold, that the Class C notes, and to a lesser extent one or more classes of more senior notes because of their place in the capital structure of the issuer and other equity features, are equity. If any of the classes of notes were treated as equity in, rather than debt of, the issuer for U.S. federal income tax purposes, United States holders of such notes would be subject to taxation under rules described in "Material United States Federal Income Tax Considerations--United States Holders--Alternative Tax Treatment of Notes as Equity" which could cause adverse tax consequences upon sale, exchange, redemption, retirement or other taxable disposition of, or the receipt of certain types of distributions by a United States holder of, such notes.

U.S. tax counsel has prepared and reviewed the summary of U.S. federal income tax considerations in this prospectus and renders the U.S. federal income tax opinions contained in this prospectus.

See "Material United States Federal Income Tax Consequences".

ERISA CONSIDERATIONS FOR INVESTORS

Subject to important considerations described under "Certain ERISA and other Considerations" in this prospectus, the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

RATINGS OF THE NOTES

Each class of notes will be rated by Moody's Investors Services Limited and Standard & Poor's Ratings Group. In this prospectus, we will refer to Moody's Investors Services Limited as Moody's and Standard & Poor's Ratings Group as Standard & Poor's, both of which we will refer to together as the rating agencies.

On issue, the issuer expects the notes to be assigned the following ratings:

                                                Class A     Class B     Class C
Moody's                                             Aaa          A1       Baa 1
Standard & Poor's                                   AAA           A         BBB

APPLICATION FOR ADMISSION TO THE OFFICIAL LIST AND ADMISSION TO TRADING

The issuer has applied to have the notes listed on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange. The issuer expects the notes to be approved for listing on or about 22 November 2005.

                                 RISK FACTORS

You should carefully consider the following risk factors before deciding to invest in the notes offered by this prospectus.

YOU MAY NOT BE ABLE TO SELL       There currently is no secondary market for
YOUR NOTES                        the notes. The underwriters expect, but are
                                  not obligated, to make a market in the notes.
                                  If no secondary market develops, you may not be able to sell your notes prior to maturity.
                                  We cannot offer any assurance that one will develop or, if one does develop, that it will continue.



ALLOCATIONS OF CHARGED-OFF        We anticipate that the servicer will charge
RECEIVABLES COULD REDUCE YOUR     off or write off as uncollectable some of the
PAYMENTS                          receivables. Each class of investor interest
                                  in the receivables trust will be allocated a portion of those charged-off receivables. If the amount of charged-off receivables allocated to the investor interest exceeds the amount of funds available to cover those charge-offs, the investor interest will be reduced. This could cause the holders of the notes to not receive the full amount of principal and interest due to them. Any loss will be borne by the noteholders in the order of subordination of the notes, with the class
                                  C notes bearing the first losses, followed by the class B notes and finally the class A notes. See "Series 05-4: Defaulted
                                  Receivables; Investor Charge-Offs";
                                  "Barclaycard and the Barclaycard Portfolio:
                                  Delinquency Experience Securitised Portfolio" and "Barclaycard and the Barclaycard
                                  Portfolio: Loss Experience Securitised
                                  Portfolio."

THE CLASS B NOTES AND THE CLASS   The class B notes are subordinated in right
C NOTES BEAR ADDITIONAL RISK      of payment of principal and interest to the
BECAUSE THEY ARE SUBORDINATED     class A notes. Principal payments to the
                                  class B noteholders will not be made until the class A noteholders are paid in full. On each payment date interest is paid to the class A noteholders before payments of interest are made to the class B noteholders.
                                  This could cause the class B noteholders not to receive the full amount of principal or interest due to them.

                                  The class C notes are subordinated in right of payment of principal and interest to the class A notes and the class B notes. Principal payments to the class C noteholders will not be made until the class A noteholders and the class B noteholders are paid in full. On each payment date interest is paid to the class A noteholders and the class B noteholders before payments of interest are made to the class C noteholders. This could cause the class C noteholders not to receive the full amount of principal or interest due to them.

INABILITY OF NOTEHOLDERS TO       Some series 05-4 pay out events will cause
RECEIVE THE FULL PERCENTAGE       the start of the regulated amortisation
ALLOCATION OF PRINCIPAL           period rather than the rapid amortisation
COLLECTIONS DURING THE            period. During a regulated amortisation
REGULATED AMORTISATION PERIOD     period, not all of the principal collections
COULD DELAY PAYMENTS ON YOUR      allocated to the investor interest may be
NOTES OR CAUSE A LOSS ON YOUR     used to make payments of principal to the MTN
NOTES                             Issuer as they would be during a rapid
                                  amortisation period. Instead, principal
                                  payments to the MTN Issuer - and thus
                                  ultimately on your notes - will be limited to the controlled deposit amount. This could cause you to receive payments of principal more slowly than you would during a rapid amortisation period. Since some of the series
                                  05-4 pay out events that result in the start of a regulated amortisation period are caused by a deterioration in the performance of the receivables, a delay in the principal payments on your notes could expose you to an increased risk of losses on your notes or a delay in payment on your notes.

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

GROUPING OF THE MTN ISSUER WITH   Contractual provisions will be contained in
BARCLAYS FOR TAX PURPOSES COULD   the security trust deed and MTN Issuer cash
JEOPARDISE THE BANKRUPTCY         management agreement and the other agreements
REMOTE STATUS OF THE MTN ISSUER   to which the MTN Issuer is a party by which
CAUSING AN EARLY REDEMPTION OF    the other parties to those agreements agree
YOUR NOTES OR A LOSS ON YOUR      not to take any actions against the MTN
NOTES                             Issuer that might lead to its bankruptcy.
                                  Furthermore, the MTN Issuer will be
                                  contractually restricted from undertaking any business other than in connection with the financings described in this prospectus. In particular, the MTN Issuer will be expressly prohibited from incurring any additional indebtedness, having any employees, owning any premises and establishing or acquiring any subsidiaries. Together, these provisions ensure that the likelihood of the MTN Issuer becoming insolvent or bankrupt is remote.

                                  Notwithstanding the steps that have been and may be taken to ensure that the insolvency of the MTN Issuer will be remote, the MTN Issuer is included in the Barclays Group registration for VAT purposes. As a company included in that group registration, broadly, it will be liable, on a joint and several basis with all other companies in the VAT group registration, for the VAT liability of the representative member of the VAT group - Barclays Bank PLC - arising only during the MTN Issuer's period of membership. Accordingly, these secondary liabilities for VAT could increase the likelihood of the MTN Issuer becoming insolvent. In addition, there are provisions in the UK tax code that are designed to enable HMRC to collect corporation tax from one member of a group where another member of the group has failed to discharge certain taxes due and payable by it within a specified time period.

                                  If the MTN Issuer were required to pay any VAT due from the representative member of the Barclays VAT group or to become liable for corporation tax liabilities of another member in the Barclays Group, which the MTN Issuer was unable to meet, HMRC could seek to put the MTN Issuer into insolvency. This could cause an early redemption of your notes or a loss on your notes.

ISSUANCE OF ADDITIONAL SERIES     The MTN Issuer has issued ten previous series
MAY ADVERSELY AFFECT YOUR         (of which nine remain outstanding as series
RIGHTS BY DILUTING YOUR           99-1 was repaid in November 2002) and may
VOTING POWER                      issue additional series of medium term notes
                                  or certificates in connection with the
                                  issuance of other series of investor
                                  certificates. The holder of the medium term notes or certificates of each series - including the issuer - may require the MTN
                                  Issuer, as investor beneficiary, to take action or direct actions to be taken under the declaration of trust and trust cash management agreement or a supplement.
                                  However, the consent or approval of holders of a percentage of the total principal balance of the medium term notes or certificates of all series might be necessary to require or direct those actions. These actions include terminating the appointment of the servicer under the beneficiaries servicing agreement or the trust cash manager under the declaration of trust and trust cash management agreement. Thus, the holder of any new series of medium term notes or certificates will have voting rights that will reduce the percentage interest of the issuer as holder of the series 05-4 medium term note certificate. Holders of medium term notes or certificates of other series - or persons with the power to direct their actions - may have interests that do not coincide with the interests of the issuer - or the persons with the power to direct the issuer. This may restrict your ability to ultimately direct the MTN Issuer to take the actions referred to above.

INSOLVENCY OF THE TRANSFEROR      None of the MTN Issuer, the receivables
MAY RESULT IN AN INABILITY TO     trustee or the issuer has undertaken or will
REPURCHASE RECEIVABLES            undertake any investigations, searches or
                                  other actions to verify the details of the receivables - other than steps taken by the issuer to verify the details of the receivables that are presented in this prospectus - or to establish the creditworthiness of any cardholder on the designated accounts. The MTN Issuer, receivables trustee and the issuer will rely solely on the representations given by the transferor to the receivables trustee about the receivables, the cardholders on the designated accounts, the designated accounts and the effect of the assignment of the receivables.

                                  If any representation made by the transferor about the receivables proves to have been incorrect when made, the transferor will be required to repurchase the affected receivables from the receivables trustee. If the transferor becomes bankrupt or insolvent, the receivables trustee may be unable to compel the transferor to repurchase receivables, and you could incur a loss on your notes or an early redemption of your notes.

INSOLVENCY OF THE ISSUER, THE     The ability of each of the issuer, the MTN
MTN ISSUER OR THE RECEIVABLES     Issuer and the receivables trustee to meet
TRUSTEE COULD CAUSE AN EARLY      its obligations under the notes, the series
REDEMPTION OF YOUR NOTES OR A     05-4 medium term note certificate and the
LOSS ON YOUR NOTES                receivables securitisation agreement and the
                                  declaration of trust and trust cash
                                  management agreement will depend upon their continued solvency.

                                  A company that has assets in the United
                                  Kingdom will be insolvent if its liabilities exceed its assets or if it is unable to pay its debts as they fall due. Each of the issuer, the MTN Issuer and the receivables trustee have been structured so that the likelihood of their becoming insolvent is remote. Each of these entities will be contractually restricted from undertaking any business other than in connection with the financings described in this prospectus. They each will be expressly prohibited from incurring any additional indebtedness, having any employees, owning any premises and establishing or acquiring any subsidiaries. Contractual provisions will be contained in each of the agreements other than your notes, to which each of these entities is a party which will prohibit the other parties to those agreements from taking any actions against these entities that might lead to their insolvency. Together, these provisions help ensure that the likelihood of any of these entities becoming insolvent or bankrupt is remote.

                                  Notwithstanding these actions, it is still possible that the issuer, the MTN Issuer or the receivables trustee could become insolvent. If this were to occur, you could suffer a loss on your notes or an early redemption of your notes.

APPLICATION OF THE CONSUMER       There is an increasing volume of legislation
CREDIT ACT 1974 AND OTHER         that is applicable to consumer credit in the
LEGISLATION MAY IMPEDE            United Kingdom. In addition, there are
COLLECTION EFFORTS AND COULD      proposals to amend existing legislation. Of
CAUSE EARLY REDEMPTION OF YOUR    particular importance are the Consumer Credit
NOTES OR A LOSS ON YOUR NOTES     Act 1974 (the "CONSUMER CREDIT ACT") and
                                  the Unfair Terms in Consumer Contracts
                                  Regulations 1999 (the "REGULATIONS"). The
                                  Consumer Credit Act and Regulations are
                                  administered by, amongst others, the Office of Fair Trading (the "OFT"). The Consumer
                                  Credit Act and Regulations apply, in whole or in part, to the transactions occurring on the designated accounts and to the credit or charge card agreements. The effect of the application of the Consumer Credit Act and the Regulations on the relevant underlying credit or charge card agreements may result in adverse consequences for your investment in the notes, because of the possible unenforceability of, or possible liabilities for misrepresentation or breach of contract in relation to, an underlying credit or charge card agreement.

                                  As is common with many other UK credit card issuers, some of Barclaycard's credit and charge card agreements do not comply in all respects with the Consumer Credit Act, the Regulations or other related legislation.

                                  In addition, Barclaycard, in common with many other UK credit card issuers, has received and expects to continue to receive correspondence from and to have discussions with, the OFT in relation to concerns the OFT may raise from time to time in respect of compliance of Barclaycard's credit and charge card agreements with the Consumer Credit Act, the Regulations or other related legislation, or any other concerns that the OFT may have in respect of Barclaycard's credit and charge card agreements or Barclaycard's advertising, marketing or administration thereof.

                                  If a credit or charge card agreement has not been executed or modified in accordance with the Consumer Credit Act, it may be unenforceable against a cardholder without a court order - and in some instances may be completely unenforceable. The transferor gives no guarantee that a court order could be obtained if required.

                                  With respect to those credit or charge card agreements which may not be compliant, such that a court order could not be obtained, the transferor estimates that this would apply to less than 1 per cent. of the aggregate principal receivables in the designated accounts on 31 December 2004. Barclaycard does not anticipate any material increase in the percentage of these receivables in the securitised portfolio. In respect of those accounts that do not comply with the Consumer Credit Act it will still be possible to collect payments and seek arrears from cardholders who are falling behind with their payments. The transferor will have no obligation to repay or account to a cardholder for any payments received by a cardholder because of this non-compliance with the Consumer Credit Act. However, if losses arise on these accounts, they will be written off and borne by the investor beneficiary and transferor beneficiary based on their interests in the receivables trust. Accordingly, if this were to occur, you could suffer a loss on your notes or an early redemption on your notes.

                                  Transactions involving the use of a credit card in the United Kingdom may constitute transactions under debtor-creditor-supplier agreements for the purposes of section 75 of the Consumer Credit Act. A debtor-creditor-supplier agreement includes an agreement by which the creditor, with knowledge of its purpose, advances funds to finance the debtor's purchase of goods or services from a supplier.

                                  Section 75 of the Consumer Credit Act
                                  provides that if a supplier breaches a
                                  contract between the supplier and a
                                  cardholder in a transaction under certain debtor-creditor-supplier agreements, or if the supplier makes a misrepresentation about the contract, the creditor may also be liable to the cardholder for the breach or misrepresentation. An example of a supplier's breach of contract would include the supplier selling the cardholder merchandise that is defective or unsuitable for its purpose. In these circumstances, the cardholder may have the right to reduce the amount owed to the transferor under his or her credit or charge card account. This right would survive the sale of the receivables to the receivables trustee. As a result, the receivables trustee may not receive the full amount otherwise owed by a cardholder. However, the creditor will not be liable where the cash price of the item or service supplied underlying the claim is [POUND]100 or less, or greater than [POUND]30,000.

                                  The receivables trustee has agreed on a
                                  limited recourse basis to indemnify the
                                  transferor for any loss suffered by the
                                  transferor from a cardholder claim under
                                  section 75 of the Consumer Credit Act. This indemnity cannot exceed the original outstanding principal balance of the affected charges on a designated account.

                                  The receivables trustee's indemnity will be payable only from and to the extent of excess spread on the receivables. Any amounts that the transferor recovers from the supplier will reduce the transferor's loss for purposes of the receivables trustee's indemnity. This is described under "Series 05-4: Aggregate Investor Indemnity Amount". The transferor will have rights of indemnity against suppliers under section 75 of the Consumer Credit Act. The transferor may also be able to charge-back the transaction in dispute to the supplier under the operating regulations of VISA or MasterCard.

                                  If the transferor's loss for purposes of the receivables trustee's indemnity exceeds the excess spread available to satisfy the loss, the transferor interest in the receivables trust will be reduced by the amount of the excess loss.

                                  Satisfaction by the receivables trustee of any such indemnity payment (as described above) could have the effect of reducing or eliminating excess spread which might otherwise have been available to the MTN Issuer. These consequences could result in you incurring a loss on your investment or an early redemption of your notes.

DEPARTMENT OF TRADE AND INDUSTRY  In its White Paper dated December 2003, the
("DTI") WHITE PAPER DATED         indicated that the Government proposed to
DECEMBER 2003 IN CONNECTION WITH  take DTI, the UK Government department
ITS REVIEW OF CONSUMER CREDIT     responsible for consumer credit, indicated
                                  that the Government proposed to take various actions to address matters of concern to it in this area. Since then a number of changes have been made by subordinate legislation under the Consumer Credit Act.

CONSUMER CREDIT REGULATIONS MADE  Two sets of regulations that are particularly
SINCE THE DTI PUBLISHED ITS       pertinent to Barclaycard have been made
WHITE PAPER IN DECEMBER 2003      during 2004 pursuant to the Consumer Credit
                                  Act. The Consumer Credit (Advertisements)
                                  Regulations 2004 ("ADVERTISEMENTS
                                  REGULATIONS") were made in June 2004 and came into force on 31 October 2004. They replace regulations made in the period 1989-2000 in relation to the advertising of consumer credit. The Consumer Credit (Agreements)
                                  (Amendment) Regulations 2004 ("AGREEMENTS
                                  REGULATIONS") were made in June 2004 and came into force on 31 May 2005.

                                  The Advertisements Regulations contain a new statutory regime governing the content of marketing materials that promote consumer credit. The Advertisements Regulations require every credit advertisement to be made in plain and intelligible language, be easily legible or clearly audible as the case may require and specify the name of the advertiser. The Advertisements Regulations prescribe information that has to be included in a credit advertisement. In addition, the Advertisements Regulations provide certain assumptions which must be applied when calculating a total charge for credit and prescribe the manner in which the total charge for credit and any stated annual percentage rate must be disclosed. The Advertisements Regulations are, broadly observed, stricter than the regulations that they have replaced. It is unclear whether they will make it materially more difficult to originate new accounts, but it is possible that that might be their effect.

                                  The possible unenforceability of, or possible liabilities for misrepresentation or breach of contract, in relation to an underlying credit or charge card agreement may result in unrecoverable losses on accounts to which such agreements apply. If losses arise on these accounts, they will be written off and borne by the investor beneficiary and transferor beneficiary based on their interests in the receivables trust. Accordingly, if this were to occur, you could suffer a loss on your notes or an early redemption on your notes.

                                  The Agreements Regulations amend the Consumer Credit (Agreements) Regulations 1983 ("1983 Regulations"). The Agreements Regulations set out the order in which the prescribed content of documents comprising a credit or charge card agreement (including any variations to such agreements which create a modifying agreement under section 82(3) of the Consumer Credit Act) is to be given and the place of the signature and separate boxes required under the 1983 Regulations and the Agreements Regulations. An additional form of consent is required by the Agreements Regulations where a cardholder purchases certain insurance products on credit. In common with the Advertisements Regulations, the Agreements Regulations contain new prominence and legibility requirements and new requirements in relation to the calculation and description of an annual percentage rate.

                                  The possible unenforceability of, or possible liabilities for misrepresentation or breach of contract, in relation to an underlying credit or charge card agreement may result in unrecoverable losses on accounts to which such agreements apply. If losses arise on these accounts, they will be written off and borne by the investor beneficiary and transferor beneficiary based on their interests in the receivables trust. Accordingly, if this were to occur, you could suffer a loss on your notes or an early redemption on your notes.

CONSUMER CREDIT BILL INTRODUCED   Following the General Election held on 5 May
INTO PARLIAMENT ON 18 MAY 2005    2005, the new Government has introduced on 18
                                  May 2005 a bill to amend the Consumer Credit
                                  Act (the 'Bill'). The Bill is substantially in the same form as a bill introduced in the last Parliament. That bill did not obtain sufficient Parliamentary time to become law before Parliament was dissolved in order to hold the general election.

                                  The Bill, if enacted, will, inter alia,
                                  introduce into the Consumer Credit Act a concept of an "unfair relationship". This appears to be a broad concept. A court would be entitled to look at any aspect of a credit relationship in order to determine whether unfairness to the debtor exists. Under the Bill, remedies would include requiring the creditor to pay back sums to the debtor that had previously been paid by the debtor to the creditor. These provisions of the Bill are intended to apply to all credit agreements regardless of when entered into.

                                  The Bill will also extend the ombudsman
                                  scheme under the Financial Services and
                                  Markets Act 2000 to licensees under the
                                  Consumer Credit Act. The extension of the ombudsman scheme will allow a cardholder who has a complaint to raise it with the ombudsman, provided that the complaint falls within the consumer credit jurisdiction conferred upon the ombudsman.

                                  The possible unenforceability of, or possible liabilities for misrepresentation or breach of contract, in relation to an underlying credit or charge card agreement may result in unrecoverable losses on accounts to which such agreements apply. If losses arise on these accounts, they will be written off and borne by the investor beneficiary and transferor beneficiary based on their interests in the receivables trust. Accordingly, if this were to occur, you could suffer a loss on your notes or an early redemption on your notes.

PROPOSAL FOR A SECOND EU          The European Commission made a proposal for a
DIRECTIVE RELATING TO CONSUMER    new consumer credit directive in September
CREDIT                            2002. The existing directive (87 102/EEC) is
                                  now regarded by the European Commission as out of date. Progress on agreeing a new directive has been slow. On 7 October 2005, the Commission produced a second modified proposal. The timetable for further developments is unclear.

EU DIRECTIVE CONCERNING UNFAIR    Directive 2005/29/EC concerning unfair
COMMERCIAL PRACTICES              business to consumer commercial practices was
                                  made on 11 May 2005. This is a directive of general application and is not confined to consumer credit or other financial services.
                                  It is anticipated that the DTI will lead implementation of this directive into UK law.
                                  The directive is due to be implemented by 12
                                  June 2007, coming into force (with some
                                  transitional provisions) no later than 12
                                  December 2007. The directive is intended to achieve a high level of consumer protection across the EU through harmonization of relevant EU laws. The directive has a substantial focus on advertising and sales promotion practices. Whether its implementation would require changes to, for example, the Advertisements Regulations remains to be determined. Any such changes might have an adverse impact on the ability of credit and charge card issuers, such as Barclaycard, to promote their products and services.

                                  The possible unenforceability of, or possible
                                  liabilities for misrepresentation or breach
                                  of contract, in relation to an underlying
                                  credit or charge card agreement may result in
                                  unrecoverable losses on accounts to which
                                  such agreements apply. If losses arise on
                                  these accounts, they will be written off and
                                  borne by the investor beneficiary and
                                  transferor beneficiary based on their
                                  interests in the receivables trust.
                                  Accordingly, if this were to occur, you could
                                  suffer a loss on your notes or an early
                                  redemption on your notes.
FAILURE TO NOTIFY CARDHOLDERS OF  the transfer by the transferor to the
THE TRANSFER OF RECEIVABLES       receivables trustee of the benefit of the
COULD DELAY OR REDUCE PAYMENTS    receivables is governed by English law and
ON YOUR NOTES                     does not give the receivables trustee full
                                  legal title to the receivables. Notice to the card holders of the transfer would perfect the legal title of the receivables trustee to the receivables. The receivables trustee has agreed that notice of the transfer will not be given to cardholders unless the transferor's long-term senior unsecured indebtedness as rated by Moody's, Standard &
                                  Poor's or Fitch were to fall below Baa2, BBB or BBB, respectively. The lack of notice has several legal consequences that could delay or reduce payments on your notes.

                                  Until notice is given to a cardholder, the cardholder will discharge his or her obligation under the designated account by making payment to the transferor.

                                  Prior to the insolvency of the transferor, unless notice was given to a cardholder who is a depositor or other creditor of the transferor, equitable set-offs may accrue in favour of the cardholder against his or her obligation to make payments to the transferor under the designated account. These rights may result in the receivables trustee receiving reduced payments on the receivables. The transfer of the benefit of any receivables to the receivables trustee will continue to be subject both to any prior equities that a cardholder had and to any equities the cardholder may become entitled to after the transfer. Where notice of the transfer is given to a cardholder, however, some rights of set-off may not arise after the date notice is given.

                                  Failure to give notice to the cardholder means that the receivables trustee would not take priority over any interest of a later encumbrancer or transferee of the transferor's rights who has no notice of the transfer to the receivables trustee. This could lead to a loss on your notes.

                                  Failure to give notice to the cardholder also means that the transferor or the cardholder can amend the card agreement without obtaining the receivables trustee's consent. This could adversely affect the receivables trustee's interest in the receivables, which could lead to a loss on your notes.

COMPETITION IN THE UK CREDIT      The credit and charge card industry in the
CARD INDUSTRY COULD LEAD TO       United Kingdom is highly competitive. There
EARLY REDEMPTION OF YOUR NOTES    is increased competitive use of advertising,
                                  target marketing and pricing competition in interest rates and cardholder fees as both traditional and new card issuers seek to expand or enter the UK market and compete for customers.

                                  New card issuers may rely on customer loyalty and may have particular ways of reaching and attracting customers. For example, major supermarket retailers are promoting the use of their own cards through extensive in-store campaigns and low introductory interest rates. Also, in the last few years a number of new card issuers have entered the UK market from the United States and have sought to build market share primarily through aggressive pricing. As a result of this competition, certain competitors offer cards to selected customers at lower interest rates than those offered by Barclaycard.

                                  This competitive environment may affect the originator's ability to originate new accounts and generate new receivables. If the rate at which new receivables are generated declines significantly and if the transferor is unable to nominate additional accounts or product lines for the receivables trust, a series 05-4 pay out event could occur. A series 05-4 pay out event could result in an early redemption of your notes.

SOCIAL, LEGAL, POLITICAL AND      Changes in card use, payment patterns,
ECONOMIC FACTORS AFFECT CARD      amounts of yield on the card portfolio
PAYMENTS AND ARE UNPREDICTABLE    generally and the rate of defaults by
                                  cardholders may result from a variety of social, legal, political and economic factors in the United Kingdom. Social factors include changes in public confidence levels, attitudes toward incurring debt and perception of the use of credit and charge cards. Economic factors include the rate of inflation, the unemployment rate and relative interest rates offered for various types of loans. Political factors include lobbying from interest groups, such as consumers and retailers, and government initiatives in consumer and related affairs. There is currently significant political interest in the consumer credit market and, in particular, credit cards. For example, a recent report by the Treasury Select
                                  Committee in credit card charges is placing significant public pressure on credit card issuers to increase disclosure of charges. It is also calling for the introduction of a standardised approach to the calculation of interest rates. Since October 2003, the OFT has been investigating the level of default charges applied by the credit card industry.
                                  These are fees charged when a customer pays late or goes over their credit limit.
                                  Barclaycard, along with other credit card issuers, has been cooperating with the investigation. The OFT issued a press release on 26th July 2005 stating that their provisional conclusion was that these fees are excessive and need to be reduced to be fair. The OFT gave Barclaycard, and seven other credit card companies, three months to provide suitable undertakings regarding the basis of future default charges or otherwise to address the concerns of the OFT.
                                  Barclaycard responded to the OFT on 25th
                                  October 2005 further explaining the position
                                  Barclaycard takes in respect of default fees.
                                  Over the next months, it is anticipated that Barclays will continue to work with the OFT to address its concerns. We are unable to determine and have no basis on which to predict accurately whether, or to what extent, social, legal, political or economic factors, including the above-noted OFT investigation and correspondence, will affect the future use of credit, default rates, the yield on the card portfolio generally or cardholder repayment patterns. In addition, the Citizens Advice Bureau has recently asked the OFT to consider launching an investigation in respect of the market for payment protection insurance. We are unable to determine and have no basis on which to predict accurately whether, or to what extent, any potential OFT investigation in respect of payment protection insurance would affect the yield on the card portfolio generally or cardholder repayment patterns.

REDUCTION IN THE RATE OF          Barclaycard receives fees called
INTERCHANGE CAUSED BY POTENTIAL   "interchange" from the banks that clear
ADVERSE REGULATORY RULINGS MAY    transactions for merchants as partial
ADVERSELY AFFECT PAYMENTS ON      compensation for amongst other things, taking
YOUR NOTES                        credit risk and absorbing fraud losses. See
                                  "The Receivables." The OFT have been
                                  conducting an examination of whether the rates of interchange paid by retailers in respect of MasterCard credit and charge cards in the United Kingdom are too high. In connection with this investigation, the OFT have recently announced a decision with respect to an agreement (which agreement is no longer in effect) regarding the rate of interchange for MasterCard credit and charge cards. The decision indicated that the agreement constituted a collective agreement on price with respect to the level of interchange fees, and also stated that the agreement resulted in the unjustified recovery of certain costs. The OFT have indicated that its examination will consider the agreement currently in effect with respect to rates of interchange to be paid in respect of MasterCard credit and charge cards. If an OFT decision similar to that reached regarding the old agreement is reached with respect to the current agreement, or if agreement is reached on a lower rate of interchange, such decision or agreement will adversely affect the yield on UK credit card portfolios. The OFT, following their announcement that they were investigating the rates of interchange in respect of VISA cards, issued a statement of objections on 19th October 2005 against VISA and VISA members. According to the statement of objections, the OFT believes that, in a similar way to the Mastercard interchange fees, the VISA interchange fees restrict competition and breach competition law. VISA and VISA members can now make oral and written representations to the OFT. The European Commission issued a decision on 24 July 2002 concluding that an examination of the level of cross-border interchange within the European Union in respect of VISA credit and charge cards was too high and required VISA to undertake a phased reduction in the rate of interchange to be paid by retailers in the future. We note that the European Commission will be free to re-examine this issue after 31
                                  December 2007. In addition, the European
                                  Commission is presently investigating
                                  MasterCard's rules and agreement, in
                                  particular on the interchange fees. A
                                  reduction in the rate of interchange as a result of these findings could affect the future yield on the card portfolio and adversely affect payment on your notes.

ELECTRONIC COMMERCE DIRECTIVE     With effect from (for the most part) 21
                                  August 2002, the E-Commerce Directive (the
                                  "ECD") has been effected in the United
                                  Kingdom by a number of statutory instruments and implementing rules including, but not limited to, the Electronic Commerce (EC
                                  Directive) Regulations 2002 (which apply to non-FSA regulated entities), the Electronic
                                  Commerce Directive (Financial Services and
                                  Markets) Regulations 2002, as amended (which apply to FSA regulated entities) and the creation of the Electronic Commerce Directive sourcebook ("ECO") in the FSA Handbook.

                                  In essence the ECD aims to free up
                                  cross-border "information society services" by requiring Member States to apply the principle of "country of origin" regulation to services provided using electronic means. "Information society services" are defined as "any service normally provided for remuneration, at a distance by means of electronic equipment for the processing (including digital compression) and storage of data, and at the individual request of a recipient of a service" and will therefore include (but are not limited to) web-based online information. Under the principle of "country of origin", a firm providing cross-border "information society services" must comply with the applicable rules in the country from which it is providing the services and the country into which it is providing the services cannot impose additional restrictions. As such, in providing "information society services" (whether in the UK or in another EEA state), the Seller will be required to comply with applicable rules in the United Kingdom (including, but not limited to, the United Kingdom financial promotions regime).

                                  The ECD also requires Member States to impose disclosure and other rules on firms offering "information society services" before any contract is entered into. The information to be disclosed includes, but is not limited to, contact details and background information in respect of the service provider, a variety of information which is required to be provided in a clear and unambiguous manner and disclosure of information to the recipient on how to conclude contractual arrangements.

                                  Failure to comply with the ECO rules could result in, amongst other things, disciplinary action by the FSA and possible claims under section 150 of FSMA for breach of FSA rules.
                                  Under the Electronic Commerce (EC Directive)
                                  Regulations 2002 the information disclosure requirements are enforceable, at the suit of any recipient of a service, by an action against the service provider for damages for breach of statutory duty. In addition,

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

                                  where a person has entered into a contract to which the Electronic Commerce (EC Directive) Regulations 2002 apply and the service provider has not made available means of allowing him to identify and correct input errors prior to concluding the contract, the recipient will be entitled to rescind the contract unless a court having jurisdiction in respect of the particular contract orders otherwise on the application of the service provider. The Electronic Commerce (EC Directive) Regulations 2002 also enable an application to be made for a court order to stop an infringement of the information disclosure requirements which harms the collective interests of consumers.

A CHANGE IN THE TERMS OF THE      Only the receivables arising under the
RECEIVABLES MAY ADVERSELY AFFECT  designated accounts are transferred to the
THE AMOUNT OR TIMING OF           receivables trustee. The originator will
COLLECTIONS AND MAY CAUSE AN      continue to own those accounts. As the owner
EARLY REDEMPTION OF YOUR NOTES    of the accounts, the originator retains the
OR A DOWNGRADE OF YOUR NOTES      right to change the terms of the accounts.
                                  For example, the originator could change the monthly interest rate, increase or reduce the credit limits on the accounts, reduce or eliminate fees on the accounts or reduce the required minimum monthly payment.

                                  The originator may change the terms of the accounts to maintain its competitive position in the UK credit and charge card industry. Changes in interest and fees could lower the amount of finance charge receivables generated by those accounts. This could cause a pay out event to occur, which might cause an early redemption of your notes. This could also cause a reduction in the credit ratings on your notes.

PRINCIPAL ON YOUR NOTES MAY BE    The receivables in the receivables trust may
PAID EARLIER THAN EXPECTED -      be paid at any time and we cannot assure you
CREATING A REINVESTMENT RISK TO   that new receivables will be generated or
YOU - OR LATER THAN EXPECTED      will be generated at levels needed to
                                  maintain the receivables trust. To prevent the early redemption of the notes, new receivables must be generated and added to the receivables trust or new accounts must be nominated for the receivables trust. The receivables trust is required to maintain a minimum amount of receivables. The generation of new receivables or receivables in new accounts is affected by the originator's ability to compete in the current industry environment and by customers changing borrowing and payment patterns. If there is a decline in the generation of new receivables or new accounts, you may be repaid your principal before the expected date.

                                  One factor that affects the level of finance charges and principal collections is the extent of convenience usage. Convenience use means that the cardholders pay their account balances in full on or prior to the due date. The cardholder, therefore, avoids all finance charges on his or her account. An increase in the convenience usage by cardholders would decrease the effective yield on the accounts and could cause a pay out event and therefore possibly an early redemption of your notes.

                                  No premium will be paid upon an early
                                  redemption of your notes. If you receive principal on your notes earlier than expected, you may not be able to reinvest the principal at a similar rate of return.

                                  Alternatively, a decrease in convenience usage may reduce the principal payment rate on the accounts. This could result in you receiving the principal on your notes later than expected.

CREDIT ENHANCEMENT MAY BE         Credit enhancement for your notes is limited.
INSUFFICIENT TO PREVENT A LOSS    The only assets that will be available to
ON YOUR NOTES                     make payment on your notes are the assets of
                                  the issuer pledged to secure payment of your notes. If problems develop with the receivables, such as an increase in losses on the receivables, or if there are problems in the collection and transfer of the receivables to the trust, or if the swap counterparty fails to make payments on the swap agreement, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

ISSUANCE OF ADDITIONAL SERIES BY  Series 05-4 is the eleventh series (of which
THE RECEIVABLES TRUSTEE ON        only ten (including series 05-4) are
BEHALF OF THE RECEIVABLES TRUST   outstanding) created within the receivables
MAY ADVERSELY AFFECT PAYMENTS ON  trust.Additional series may from time to time
YOUR NOTES                        be created within the receivables trust. Any
                                  new series of investor certificates - and medium term notes or certificates and notes - will also be payable from the receivables in the receivables trust. The principal terms of any new series of investor certificates will be contained in a new series supplement to the declaration of trust and trust cash management agreement. The terms of a new series contained in the new supplement to the declaration of trust and trust cash management will not be subject to your prior review or consent.

                                  The principal terms of a new series may
                                  include methods for determining investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement for the new series, provisions subordinating the new series to other series, and other amendments or supplements to the declaration of trust and trust cash management agreement that apply only to the new series. It is a condition to the issuance of a new series that each rating agency that has rated any debt ultimately payable from a prior series of investor certificates that is outstanding
                                  - including your notes -confirms in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating.

                                  However, the terms of a new series could adversely affect the timing and amounts of payments on any other outstanding series, including series of which your notes are a part.

CREDIT QUALITY OF THE             The transferor may designate additional
RECEIVABLES TRUST'S ASSETS MAY    credit or charge card accounts as designated
BE ERODED BY THE ADDITION OF NEW  accounts and offer the receivables trustee an
ACCOUNTS WHICH COULD ADVERSELY    assignment of the receivables arising under
AFFECT COLLECTIONS OF             the additional accounts. The transferor may
RECEIVABLES                       be required at times to nominate additional
                                  accounts as designated accounts. These
                                  accounts may include accounts that were
                                  originated or acquired using criteria that are different from those applicable to the accounts from which receivables were originally assigned to the receivables trustee. For example, they could be originated at a different date with different underwriting standards, or they could be acquired from another institution that used different underwriting standards.
                                  Consequently, there can be no assurance that accounts that become designated accounts in the future will have the same credit quality as the designated accounts on the closing date. This could adversely affect collections on the receivables. If this occurred you could suffer a loss on your notes.

INTEREST RATE PAYABLE ON THE      In line with the rest of the UK market,
SERIES 05-4 MEDIUM TERM NOTE      Barclaycard may apply differential interest
CERTIFICATE MAY INCREASE WITHOUT  rates to each product offering, some of which
A CORRESPONDING CHANGE IN CARD    may be fixed for predetermined periods. The
RATES POTENTIALLY CAUSING A LOSS  majority of the designated accounts have
ON YOUR NOTES OR EARLY            monthly interest rates that are constant,
REDEMPTION OF YOUR NOTES          except for Barclaycard's ability to change
                                  the interest rate at its discretion. The interest rate paid on the series 05-4 medium term note certificate will be based on the London interbank offered rate for deposits in sterling, which changes from time to time.
                                  Accordingly, the interest payable on the series 05-4 medium term note certificate could increase without a corresponding increase in the amount of finance charge collections. If this occurred, you could suffer a loss on your notes or a pay out event could occur causing an early redemption of your notes.

COMMINGLING OF COLLECTIONS WITH   Collections from cardholders for the
TRANSFEROR MAY DELAY OR REDUCE    designated accounts and other Barclaycard
PAYMENTS ON YOUR NOTES            cardholders will initially be paid to an
                                  operating account of the transferor. The transferor has declared a trust over the operating account in favour of the receivables trustee for collections that are deposited in it. Collections on the designated accounts will be transferred to the trustee collection account within two business days of being identified.

                                  For the limited time that collections on the designated accounts are in the operating account, they may be commingled with other funds of the transferor or future beneficiaries and they may be untraceable. Consequently, if the transferor were to become insolvent, there may be a delay in the transfer of collections to the receivables trustee if the transferor - or a liquidator or administrator of the transferor - attempted to freeze the operation of the operating account pending completion of any rights of tracing. This could ultimately cause a delay or reduction in the payments you receive on your notes.

IF THE TRANSFEROR OPTS TO TREAT   The transferor may opt to cause a percentage
A PORTION OF PRINCIPAL            of receivables that would otherwise be
RECEIVABLES AS FINANCE CHARGE     treated as principal receivables to be
RECEIVABLES, AN EARLY REDEMPTION  treated as finance charge receivables. If the
OF YOUR NOTES COULD OCCUR OR      transferor were to exercise this option, it
COULD BE DELAYED                  could prevent a pay out event from occurring
                                  because of a reduction of the portfolio
                                  yield, which could delay an early redemption of your notes at a time when the performance of the receivables is deteriorating. Once this option is exercised, the transferor may also reduce the percentage or stop using the percentage at any time. However, this option, if exercised, will reduce the aggregate amount of principal receivables, which may increase the likelihood that the transferor will be required to designate additional accounts from which receivables will be assigned to the receivables trustee. If the transferor were unable to designate additional accounts, a pay out event could occur and you could receive payments of principal on your notes before you expect them.

EXERCISE OF REGULATORY CALL       In the event of the occurrence of a
OPTION WILL RESULT IN MANDATORY   regulatory call event (as defined below), the
CALL ON CLASS B NOTES AND CLASS   regulatory call option (as defined below) is
C NOTES                           required to be mandatorily exercised. If a
                                  regulatory call event occurs, the issuer shall as soon as practicable following the occurrence of such regulatory call event by not less than thirty and not more than sixty days prior notice to the note trustee and noteholders call all, but not some only, of the class B notes and the class C notes, such call to be exercisable on the interest payment date following any such notice. On such interest payment date following any such notice, if you are a holder of class B notes and/or class C notes, you are required to sell all of your class B notes and/or class C notes (as applicable) to the issuer (or any assignee of the regulatory call option), pursuant to the option granted to the issuer by the note trustee on your behalf (see condition number 6 of the notes). Such notice must confirm that there will be sufficient funds available to satisfy all obligations in connection with the exercise of such call option. The regulatory call option is granted to acquire all, but not some only, of the then outstanding class B notes and class C notes, plus accrued interest (if any) on them, for a purchase price equal to the then par value of the class B notes and class C notes. This is called the "REGULATORY CALL OPTION". A
                                  "REGULATORY CALL EVENT" means the delivery to the issuer and the note trustee of a notice from Barclays Bank PLC which states that the regulatory capital treatment for Barclays
                                  Bank PLC applicable in respect of the
                                  transaction to which the issuance of the class B notes and class C notes relates has become materially impaired by the implementation of the reform of the 1988
                                  Capital Accord (in conjunction with proposals put forward by the Basel Committee on Banking
                                  Supervision and to be implemented for credit institutions pursuant to the EU Capital
                                  Adequacy Directive). Immediately following the issuance of the notes, the issuer intends to irrevocably novate its rights and obligations under the regulatory call option to Barclays Bank PLC and accordingly in the event of such assignment the exercise of the regulatory call option will require you to sell your class B notes and/or class C notes
                                  (as applicable) to Barclays Bank PLC.

IF OPTIONAL EARLY REDEMPTION When the total principal balance of the notes OCCURS, IT WILL RESULT IN AN is reduced to less than 10 per cent. of their
EARLY REDEMPTION OF YOUR NOTES    original principal balance, the issuer has
CREATING A REINVESTMENT RISK      the option to redeem the notes in full. This
                                  early redemption may result in an early
                                  return of your investment. No premium will be paid in the event of an exercise of the early redemption option. If you receive principal on your notes earlier than expected, you may not be able to reinvest the principal at a rate of return similar to that on your notes.

IF CARDHOLDERS ARE CONCENTRATED   If the receivables trust has a high
IN A GEOGRAPHIC REGION, ECONOMIC  concentration of receivables from cardholders
DOWNTURN IN THAT REGION MAY       located in a single region, an economic
ADVERSELY AFFECT COLLECTIONS OF   downturn in that region may have a magnified
RECEIVABLES                       adverse effect on the receivables trust
                                  because of that concentration. This
                                  prospectus contains a geographic breakdown of accounts and the amount of receivables generated in the regions of the United
                                  Kingdom. See "The Receivables: Geographic
                                  Distribution of Accounts - Securitised
                                  Portfolio".

                                  As determined from postcode information for the location of cardholders as of 30 September 2005, the three largest concentrations of cardholders as at 30 September 2005 were London representing 19.1 per cent. of total outstanding balances, the South East of England with 16.5 per cent. of total outstanding balances and the East of England with 11.3 per cent. of total outstanding balances. No other region currently accounts for more than 8.9 per cent. of the outstanding balance of the receivables. These concentration levels may change in the future.

                                  Future adverse economic conditions affecting any of these regions or any of the other regions, however, could adversely affect the performance of the receivables which could result in a loss on your notes.

ADOPTION OF THE EURO BY THE       Before your notes have matured, the euro
UNITED KINGDOM WOULD HAVE         could become the lawful currency of the
UNCERTAIN EFFECTS ON YOUR NOTES   United Kingdom. If that were to happen, all
                                  amounts payable on the series 05-4 medium term note certificate - including the sterling payments owed to the swap counterparty on the swap agreements but not any dollar payments made by the swap counterparty to the issuer - may become payable in euro. If the series 05-4 medium term note certificate is outstanding when the euro becomes the lawful currency of the United Kingdom, we intend to make payments on the series 05-4 medium term note certificate and the swap agreements according to the then market practice of payment on debts or, as the case may be, swaps. We are uncertain what effect, if any, the adoption of the euro by the United Kingdom may have on your notes.

TAXABLE NATURE OF THE MTN         As explained in "Prospectus Summary: United
ISSUER OR THE ISSUER COULD CAUSE  Kingdom Tax Status" above, the MTN Issuer and
A LOSS ON YOUR NOTES              the issuer will be liable to UK corporation
                                  tax at the maximum rate of currently 30 per cent. on the profit reflected in their respective profit and loss accounts as prepared (for tax purposes) in accordance with generally accepted accounting practice as applicable in the UK for the accounting periods ending on 31 December 2004 as increased to take account of any non-deductible expenses or losses; which profit before any such increase is not expected to exceed 1 basis point of the principal amount outstanding on the medium term notes and certificates and the notes respectively.

                                  As also explained above, the United Kingdom tax authorities are currently engaged in consultations with the securitisation industry regarding changes to the tax rules that are applicable to "securitisation companies" such as the MTN Issuer and the issuer, with those changes being expected to take effect in relation to the MTN Issuer and the issuer as of the commencement of 2007. This is part of a wider review of the UK tax legislation, the purpose of which is to ensure that UK taxpayers do not suffer unsustainable tax anomalies as a result of the transition to accounting under International Financial Reporting Standards ("IFRS") (or under new UK accounting standards based on IFRS). The UK tax authorities have indicated over a considerable period that their general policy is to preserve the tax neutrality of securitisation companies such as the MTN Issuer and the issuer. However, if the relevant revised tax rules, when introduced, do not maintain such tax neutrality, the MTN Issuer or the issuer, as the case may be, may in consequence be subject to corporation tax on a greater amount, and you could suffer losses on your notes as a result.

                                  If the taxable profits of the MTN Issuer or the issuer are greater than expected, because either the profit shown in the profit and loss account as prepared (for tax purposes) in accordance with generally accepted accounting practice as applicable in the UK for the accounting periods ending on 31 December 2004 is greater than 1 basis point of the principal amount outstanding, or non-deductible expenses or losses are greater than expected, the MTN Issuer or the issuer, as the case may be, will be subject to corporation tax on the greater amount at the maximum rate of currently 30 per cent. and you could suffer losses on your notes as a result.

                                  In order for the closing of the sale of the notes to occur, an opinion must be obtained from UK tax advisers covering the matters described under the heading "Prospectus
                                  Summary: United Kingdom Tax Status" above, and in particular confirming the expected tax treatment of the MTN Issuer and the issuer and analysing in detail the sorts of expenses which either entity can incur which may not be deductible. Subject to finalisation of documents including those which are exhibits to the registration statement of which this prospectus forms a part in a form which is satisfactory to them and not inconsistent with the descriptions set out in the body of this prospectus, Clifford Chance Limited Liability Partnership, as special UK tax advisers, expect to deliver this tax opinion which will allow the notes to be assigned the appropriate rating.

                                  The structure of the issue of the notes and the ratings which are to be assigned to them are based on English law, regulatory, accounting and administrative practice in effect as at the date of this prospectus, and having due regard to the expected tax treatment of the issuer and the MTN Issuer under United Kingdom tax law and the published practice of HMRC in force or applied in the United Kingdom as at the date of this prospectus. No assurance can be given as to the impact of any possible change to English law, regulatory, accounting or administrative practice in the United Kingdom or to United Kingdom tax law, or the interpretation or administration thereof, or to the published practice of HMRC, as applied in the United Kingdom after the date of this prospectus.

CHANGE IN THE TAXABLE NATURE OR   If there is a relevant change of law in the
BASIS OF TAXATION OF THE          United Kingdom or Jersey, or change of
RECEIVABLES TRUSTEE, MTN ISSUER   practice of HMRC, or change in the
OR ISSUER COULD CAUSE A LOSS ON   accounting treatment of the MTN Issuer or the
YOUR NOTES                        issuer, this could result in the taxable
                                  profits of the MTN Issuer or the issuer being greater than expected and you could suffer losses on your notes as a result.

                                  An opinion of UK tax advisers, however, is not binding on HMRC or the courts, and no specific transaction rulings on this issue will be obtained from HMRC. In addition, there is no case law authority on a number of features of the transactions that raise difficult questions.

LIMITED NATURE OF CREDIT RATINGS  Each credit rating assigned to your notes
ASSIGNED TO YOUR NOTES            reflects the rating agency's assessment only
                                  of the likelihood that interest and principal will be paid to you by the final redemption date, not that it will be paid when expected or scheduled. These ratings are based on the rating agencies' determination of the value of the receivables, the reliability of the payments on the receivables, the creditworthiness of the swap counterparty and the availability of credit enhancement.

                                  The ratings do not address the following:

                                  *   the likelihood that the principal or
                                      interest on your notes will be redeemed
                                      or paid, as expected, on the
                                      scheduledredemption dates;

                                  *   the possibility of the imposition of
                                      United Kingdom or European withholding
                                      tax;

                                  *   the marketability of the notes, or any
                                      market price; or

                                  *   that an investment in the notes is a
                                      suitable investment for you.

                                  A rating is not a recommendation to purchase, hold or sell notes.

RATINGS CAN BE LOWERED OR         Any rating agency may lower its rating or
WITHDRAWN AFTER YOU PURCHASE      withdraw its rating if, in the sole judgement
YOUR NOTES                        of the rating agency, the credit quality of
                                  the notes has declined or is in question or for other tangible and intangible reasons. If any rating assigned to your notes is lowered or withdrawn, the market value of your notes may be reduced.

                                  Pursuant to the swap agreements the swap counterparty may assign the swap agreements to a replacement swap counterparty if the long-term credit rating of the swap counterparty is withdrawn or reduced below "A1" by Moody's or its short-term credit rating is withdrawn or reduced below "P-1" by Moody's or its short-term credit rating is reduced below "A-1+" by Standard & Poor's and the swap counterparty has not remedied the event or conducted such other actions (such as collateralisation or the obtaining of a guarantor) set out under the terms of the swap agreements. We cannot assure you, however, that the swap

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

                                  counterparty will be able to find a
                                  replacement counterparty and assign the swap agreements in this event or that the ratings of your notes will not be withdrawn or reduced in this event.

TERMINATION OF THE SWAP           A swap agreement may be terminated, but only
AGREEMENTS COULD RESULT IN AN     if the issuer has been directed to do so by
EARLY REDEMPTION OF YOUR NOTES    the relevant noteholders, if as a result of a
                                  change in applicable law, withholding taxes would be imposed - by any jurisdiction - on payments to the issuer under the series 05-4 medium term note certificate or on any payments made or required to be made to the issuer by the swap counterparty or by the issuer to the swap counterparty under the swap agreement and there are not any reasonable measures that the swap counterparty or the issuer can take to avoid their imposition. In addition, a swap agreement may be terminated, but only if the issuer has been directed to do so by the relevant noteholders, if as a result of a change in applicable law, the issuer or any paying agent has or will become obligated to deduct or withhold amounts from payments on the related class of notes to be made to any of the related noteholders on the next interest payment date, for any tax, assessment or other governmental charge imposed by the United Kingdom or any political subdivision or taxing authority of the United Kingdom on the payments and there are no reasonable measures the issuer can take to avoid the tax or assessment.

                                  A payment default by the swap counterparty or a default in the payment in respect of interest by the issuer to the swap counterparty, if funds are available to the issuer to make that payment, will result in a termination of a swap agreement. The swap agreements may also terminate following a material breach of a representation or covenant by the swap counterparty, the insolvency of the issuer or the swap counterparty or changes in law resulting in illegality.

                                  The swap agreement may also be terminated if certain other events described under "The Swap Agreements: Common Provisions of the Swap Agreements" occur.

                                  The termination without replacement of any of the swap agreements will result in an event of default under the notes and a pay out event that results in a rapid amortisation period. We cannot assure you that any of the swap agreements will not terminate prior to the payment in full of the principal balance of your notes. If any of the swap agreements terminates prior to the payment in full of the principal balance of your notes, you could receive payments of principal on your notes before you expect them.

CHANGE IN LAW MAY RESULT IN       The issuer and the swap counterparty will
WITHHOLDING TAXES ON SWAP         each represent and warrant in each swap
PAYMENTS OR THE SERIES 05-4       agreement that, under current applicable law,
MEDIUM TERM NOTE                  each of them is entitled to make all payments
CERTIFICATE AND THIS MAY REDUCE   required to be made by them under the swap
THE AMOUNT YOU ARE PAID ON        agreement free and clear of, and
YOUR NOTES                        without deduction for or on account of, any
                                  taxes, assessments or other governmental charges - which we refer to as withholding taxes. However, neither the issuer nor the swap counterparty will be required to indemnify the other party for any with holding taxes imposed on payments under a swap agreement as a result of a change in applicable law.

                                  If any withholding taxes would be imposed - by any jurisdiction - on payments to the issuer under the series 05-4 medium term note as a result of a change in applicable law, then the MTN Issuer additional interest payments, to the extent available, will be converted at the spot exchange rate in US dollars to cover the shortfall in the amounts available for payment to the noteholders caused by the amount withheld. If the MTN Issuer additional interest payments are not sufficient to cover the shortfall, then payments to first the class C noteholders, second the class B noteholders and finally the class A noteholders will be reduced by the amount withheld that is not covered by the MTN Issuer additional interest payments.

                                  If any withholding tax would be imposed - by any jurisdiction - on any payments made or required to be made by the swap counterparty to the issuer or by the issuer to the swap counterparty under a swap agreement as a result of a change in applicable law and the obligation to deduct or withhold cannot be avoided by the swap counterparty or the issuer, then the amount to be paid by the other party will be reduced also pro rata by any amount withheld for any withholding taxes. In that event the MTN Issuer additional interest payments, to the extent available, will be converted at the spot exchange rate in US dollars to cover the shortfall in the amounts available for payment to the noteholders caused by the amount withheld. If the MTN Issuer additional interest payments are not sufficient to cover the shortfall, then payments to first the class C noteholders, second the class B noteholders and finally the class A noteholders will be reduced by the amount withheld that is not covered by the MTN Issuer additional interest payments. See "The Swap Agreements -Taxation".

                                  Alternatively, the issuer may terminate the swap agreement but only if it has been directed to do so by the relevant noteholders. See "The Swap Agreements".

CHANGE IN LAW MAY RESULT IN       If any UK withholding taxes are imposed on
WITHHOLDING TAXES ON YOUR NOTES   any payments made
AND THIS MAY REDUCE THE AMOUNT    or required to be made by the issuer or any
YOU ARE PAID ON YOUR NOTES        paying agent on any class of notes, then
                                  payments to that class of noteholders will be reduced pro rata by any amount withheld for any withholding taxes, and in addition, if the relevant noteholders so elect to direct the issuer, the issuer will terminate the swap. See "The Swap Agreements."

PAYMENT OF AN EARLY TERMINATION   If a swap agreement is terminated before its
PAYMENT TO THE SWAP               scheduled termination date, the issuer or the
COUNTERPARTY MAY REDUCE           swap counterparty may be liable to make an
PAYMENTS ON YOUR NOTES            early termination payment to the other party.
                                  The amount of any early termination payment will be based on the market value of the terminated swap agreement. This market value will be computed on the basis of market quotations of the cost of entering into a swap transaction with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties. Any early termination payment could, if the sterling/dollar exchange rate has changed significantly, be substantial.

                                  Any early termination payment made by the issuer to the swap counterparty under a swap agreement will be made first from MTN Issuer additional interest payments and second from repayments of principal on the series 05-4 medium term note certificate equal to the amount of principal repayments received by the issuer on the series 05-4 medium term note certificate. That could cause the sterling amounts available for conversion to dollars, and possibly your payments, to be reduced - perhaps substantially. If the amount of available MTN Issuer additional interest payments and repayments of principal on the series 05-4 medium term note certificate is insufficient to pay the early termination payment under the relevant swap agreement, the balance of the early termination payment will be paid to the extent that such amounts are available on the next interest payment date together with interest. See "The Swap Agreements".

YOU WILL NOT RECEIVE PHYSICAL     Unless the global note certificates are
NOTES, WHICH MAY CAUSE DELAYS     exchanged for individual note certificates,
IN DISTRIBUTIONS AND HAMPER YOUR  which will only occur under a limited set of
ABILITY TO PLEDGE OR RESELL THE   circumstances, your beneficial ownership of
NOTES                             the notes will only be registered in
                                  book-entry form with DTC, Euroclear or
                                  Clearstream, Luxembourg. The lack of physical notes could, among other things:

                                  *   result in payment delays on the notes
                                      because we will be sending distributions on the notes to DTC, Euroclear or Clearstream, Luxembourg instead of directly to you;

                                  *   make it difficult for you to pledge or
                                      otherwise grant security over the notes
                                      if physical notes are required by the
                                      party demanding the pledge or other
                                      security; and

                                  *   hinder your ability to resell the notes
                                      because some investors may be unwilling
                                      to buy notes that are not in physical
                                      form.

                                 INTRODUCTION

You can find a listing of the pages where terms used in this prospectus are defined under the caption "Index Of Terms For Prospectus" beginning on page 169.

                           U.S. DOLLAR PRESENTATION

Unless this prospectus provides a different rate, the translations of dollars into pounds sterling have been made at the rate of 0.5664, which is the closing price on 1 November 2005 for the dollar/ sterling exchange rate as displayed on the Bloomberg Service under USD-GBP Currency HP. Using this rate does not mean that pound sterling amounts actually represent those U.S. dollar amounts or could be converted into U.S. dollars at that rate.

References throughout this document to "[POUND]", "pounds", "sterling" or "pounds sterling" are to the lawful currency of the United Kingdom of Great Britain and Northern Ireland. References in this document to "U.S.$", "$" "U.S. dollars" or "dollars" are to the lawful currency of the United States of America. References in this document to "euro" or "[EURO]" are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended by the Treaty on European Union.

The following table sets forth the history of the dollar/sterling exchange rates for the six most recent months and for the five most recent years.

                   DOLLAR/STERLING EXCHANGE RATE HISTORY (1)

                 October    September    August      July      June        May
                    2005         2005      2005      2005      2005       2005

Last (2)          0.5651       0.5665    0.5543    0.5689    0.5582     0.5503
Average (3)       0.5666       0.5533    0.5572    0.5709    0.5500     0.5395
High              0.5726       0.5678    0.5656    0.5756    0.5582     0.5503
Low               0.5604       0.5422    0.5510    0.5624    0.5449     0.5244

                                          Year ended 31 December
                                 2004       2003     2002      2001       2000

Last (2)                       0.5182     0.5600   0.6209    0.6875     0.6698
Average (3)                    0.5460     0.6120   0.6661    0.6943     0.6609
High                           0.5460     0.6434   0.7101    0.7282     0.7153
Low                            0.5182     0.5600   0.6209    0.6650     0.6047

Notes

(1) Data obtained from Bloomberg USD-GBP "CRNCY" HP screen (Mid London
    Composite).

(2) Last is the closing exchange rate on the last business day of each of the periods indicated.

(3) Average is the average daily exchange rate during the periods indicated.

                                  THE ISSUER

The issuer was formed in England and Wales on 7 September 2005 under the name of Purpleway PLC with registered number 5555762 as a public company with limited liability under the Companies Acts 1985 and 1989, which is also the primary legislation under which the issuer operates. It passed a special resolution to change its name to Gracechurch Card Funding (No. 11) PLC on 31 October 2005. Its registered office and principal place of business are located at 1 Churchill Place, London El 4 5HP, United Kingdom (tel: 0207 1161000). The issuer has no subsidiaries.

The issuer was incorporated with an authorised share capital of [POUND]50,000, comprising 50,000 ordinary shares of [POUND]1 each. Two ordinary shares were allotted for cash, and fully paid, on incorporation. On 31 October 2005, 49,998 ordinary shares were resolved to be allotted and on 31 October 2005 were each quarter paid. 49,999 shares are held by Gracechurch Card (Holdings) Limited and one share is held by a share trustee under the terms of a share declaration of trust. It has a fiscal year end date of 31 December. There is no loan capital, borrowing, other indebtedness, contingent liabilities or guarantees as at the date of this prospectus in respect of this company. There has been no material change in the capitalisation, indebtedness, guarantees and contingent liabilities and the issuer has not traded since 7 September 2005.

The issuer was formed principally to:

*     issue the notes;

*     enter into all financial arrangements in order to issue the notes;

*     purchase the series 05-4 medium term note certificate; and

* enter into all the documents necessary to purchase the series 05-4 medium term note certificate.

DIRECTORS AND SECRETARY

The following sets out the directors of the issuer and their business addresses and principal activities. Because the issuer is organised as a special purpose company and will be largely passive, it is expected that the directors of the issuer in that capacity will participate in its management to a limited extent.

Name                    Nationality   Business Address        Principal
                                                              Activities

Paul Gerard Turner      British       1234 Pavilion Drive,    Finance Director,
                                      Northampton NN4 7SG     Barclaycard
SFM Directors Limited   British       35 Great St. Helen's,   Director of
                                                              special
                                      London EC3A 6AP         purpose companies
SFM Directors (No. 2)   British       35 Great St. Helen's,   Director of
Limited                                                       special
                                      London EC3A 6AP         purpose companies

John Llewellyn-Jones is an alternate director to Paul Gerard Turner. His principal activity is Financial Controller, Barclaycard. His business address is 1234 Pavilion Drive, Northampton NN4 7SG.

The directors of SFM Directors Limited and SFM Directors (No. 2) Limited are Jonathan Keighley, James Macdonald and Robert Berry. Their principal activities include the provision of directors and corporate management services to structured finance transactions as directors on the boards of SFM Directors Limited and SFM Directors (No. 2) Limited. The business address of the directors of SFM Directors Limited and SFM Directors (No. 2) Limited is 35 Great St. Helen's, London EC3A 6AP.

Barcosec Limited will provide the issuer with general secretarial, registrar and company administration services. The fees of Barcosec Limited for providing such services will be included in the MTN Issuer Costs Amounts. See "Series 05-4: Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuer".

The secretary of the issuer:

Name                 Business Address
Barcosec Limited     1 Churchill Place, London E14 5HP

The net proceeds of the sale of the notes converted into sterling under the swap agreement together with a drawing under the expenses loan agreement will be used by the issuer to purchase the series 05-4 medium term note certificate. The issuer will be prohibited by the trust deed and the terms and conditions of the notes from engaging in business other than:

*     the business described in this prospectus;

* preserving and exercising its rights under the notes, the deed of charge, the paying agency and agent bank agreement, the trust deed, the expenses loan agreement, the swap agreements, the corporate services agreement and the underwriting agreements for the notes; and

*     purchasing the series 05-4 medium term note certificate.

The issuer's ability to incur, assume or guarantee debt will also be restricted by the trust deed and the terms and conditions of the notes.

Barclays does not own, directly or indirectly, any of the share capital of the issuer.

CAPITALISATION AND INDEBTEDNESS

As at the date of this prospectus, the issuer has no loan capital outstanding or created but unissued, no term loans outstanding and no other borrowings or indebtedness in the nature of borrowings guaranteed or unguaranteed, secured or unsecured nor any contingent liabilities.

Two ordinary shares were allotted for cash, and fully paid, on incorporation. On 31 October 2005, 49,998 ordinary shares were resolved to be allotted, and on 31 October 2005 were each quarter paid.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Sources of Capital and Liquidity

The issuer's source of capital will be the net proceeds of the offering of the notes.

The issuer's primary sources of liquidity will be payments of interest and principal on the series 05-4 medium term note certificate and borrowings under the expenses loan agreement.

Results of Operations

As of the date of this prospectus, the issuer does not have an operating history. The Issuer has not traded since its date of incorporation being 7 September 2005. Because the issuer does not have an operating history, we have not included in this prospectus any historical or pro forma ratio of earnings to fixed charges. The earnings on the series 05-4 medium term note certificate, the interest costs of the notes and the related operating expenses will determine the issuer's results of operations in the future. The income generated on the series 05-4 medium term note certificate will be used to pay principal and interest on the notes.

Litigation

There are no, nor since the issuer's incorporation on 7 September 2005 have there been any, governmental, legal or arbitration proceedings, including any proceedings that are pending or threatened of which the issuer is aware, which may have, or have had in the recent past, a significant effect on the issuer's financial position or profitability.

USE OF PROCEEDS

The net proceeds of the issue of the notes will be $998,175,000. The fees and commissions payable on the issue of the notes in an amount equal to $1,825,000 will be deducted from the gross proceeds of the issue. The issuer will use its reasonable endeavours to make a drawing under the expenses loan agreement of at least an amount equal to the fees and commissions payable on the notes, such that the net proceeds and such expenses loan drawing will in aggregate be equal to $1,000,000,000. The issuer will use the net proceeds of the issue of the notes converted into sterling under the swap agreements together with the drawing under the expenses loan agreement to purchase the series 05-4 medium term note certificate from the MTN Issuer on or about 28 November 2005 - called the "closing date".

EXPENSES LOAN AGREEMENT

On the closing date, the issuer - as borrower - will enter into a loan agreement with Barclays - as lender - under which Barclays will lend to the issuer up to a maximum amount of [POUND]2,400,000 to be used by the issuer to meet its costs and expenses relating to issuing the notes. This loan agreement is called the "EXPENSES LOAN AGREEMENT". The amount outstanding under the expenses loan agreement will bear interest at the rate of one-month sterling LIBOR plus a margin of 1.35 per cent. per annum. The payment of interest under the expenses loan agreement will be paid monthly on each distribution date. To the extent the issuer has insufficient funds left after making all payments of principal and interest on the notes, the amount of that interest will be deferred until the next distribution date. The principal amount outstanding under the expenses loan agreement will not fall due for repayment until all principal, interest and other amounts due on the notes have been paid in full. The principal amount outstanding under the expenses loan agreement will be repaid out of amounts received by the issuer on the series 05-4 medium term note certificate, which will include MTN Issuer additional interest amounts.

                                THE MTN ISSUER

The MTN Issuer was formed in England and Wales on 13 August 1990 as Barshelfco (No. 28) Limited, with registered number 2530163, as a company with limited liability under the Companies Acts 1985 and 1989, which is the primary legislation under which the MTN Issuer operates. It reregistered as a public limited company and changed its name to Barclaycard Funding PLC on 19 October 1999. Its registered office and principal place of business are located at 1 Churchill Place, London El 4 5HP, United Kingdom (tel: 0207 1161000). The MTN Issuer has an interest in a nonqualifying special purpose entity the results of which are included in the financial statements of the MTN Issuer.

The MTN Issuer has a fiscal year end of 31 December. The board of directors approved a change in the fiscal year end from 14 December to 31 December to align the fiscal year end with that of Barclays Bank PLC. All reports after 14 December 2002 have been and will be prepared on the basis of the new fiscal year. The period from 15 December 2002 to 31 December 2002 is less than one month and is covered in the annual report for the period ended 31 December 2003.

The comparability of the 2004 information with the prior period, as presented, has been impacted by the factors noted below that are not attributable to the transition period arising on change in the fiscal year end.

On 15 November 2002 the $1bn series 99-1 asset backed notes that were consolidated in the financial statements of Barclaycard Funding PLC were redeemed in full.

When compared to the corresponding prior periods, the financial information for 2003 therefore excludes interest and other fees in respect of series 99-1 together with foreign exchange differences on the series 99-1 asset backed notes in issue and the gains and losses on derivative instruments that matured on the redemption of the series 99-1 notes.

The series 02-1, series 03-1, series 03-2, series 03-3, series 04-1 and series 04-2 issued after 14 December 2002 and that are still in issue as at 31 December 2004 are not consolidated in the financial statements of the MTN Issuer.

The MTN Issuer was formed principally to:

*     issue medium term notes or certificates from time to time in series;

* enter into the financial arrangements to issue the medium term notes or certificates;

* purchase series of investor certificates from time to time representing a beneficial interest in the receivables trust; and

*     enter into the documents and exercise its powers connected to the above.

The MTN Issuer has not engaged in any activities since its incorporation other than the above.

The [POUND]12,502 called up share capital of the MTN Issuer comprises 49,998 ordinary [POUND]1 shares that have been authorised, issued and quarter called and paid and 2 ordinary [POUND]1 shares that have been authorised, issued and fully paid up.

Barclays holds 75 per cent. of the issued share capital of the MTN Issuer, representing 51 per cent. of the issued voting share capital and a 49 per cent. entitlement to distributable profits. The remaining share capital is held by Structured Finance Management Limited.

The annual accounts of the MTN Issuer for the last three financial years have been audited.

CAPITALISATION AND INDEBTEDNESS

Set out below is the unaudited capitalisation and indebtedness statement of the MTN Issuer as at the date of this prospectus extracted without material adjustment from its audited financial statements as at 31 December 2004 under UK GAAP adjusted for the series 05-1 medium term note certificate issued on 21 June 2005, series 05-2 medium term note certificate issued on 20 September 2005, series 05-3 medium term note certificate issued on 20 October 2005 and series 05-4 medium term note certificate to be issued on 28 November 2005.

Share Capital
Total authorised and issued share capital (being 2 fully paid shares and 37,498 quarter
paid A ordinary shares and 12,500 quarter paid B ordinary shares)                                  [POUND]12,502
LOAN NOTE CERTIFICATE (ISSUED 18 OCTOBER 2002)***
[POUND]643,624,895 series 02-1 floating rate medium term note certificate due 2007            [POUND]643,624,895
LOAN NOTE CERTIFICATE (ISSUED 8 APRIL 2003)***
[POUND]637,064,407 series 03-1 floating rate medium term note certificate due 2008            [POUND]637,064,407
LOAN NOTE CERTIFICATE (ISSUED 19 JUNE 2003)***
[POUND]599,448,507 series 03-2 floating rate medium term note certificate due 2006            [POUND]599,448,507
LOAN NOTE CERTIFICATE (ISSUED 18 SEPTEMBER 2003)***
[POUND]628,140,704 series 03-3 floating rate medium term note certificate due 2006            [POUND]628,140,704
LOAN NOTE CERTIFICATE (ISSUED 11 MARCH 2004)***
[POUND]404,312,668 series 04-1 floating rate medium term note certificate due 2007            [POUND]404,312,668
LOAN NOTE CERTIFICATE (ISSUED 23 NOVEMBER 2004)***
[POUND]405,405,405 series 04-2 floating rate medium term note certificate due 2007            [POUND]405,405,405
Accrued fees and charges                                                                                 264,492
Interest payable                                                                                       8,490,511
                                                                                            --------------------
Capitalisation and indebtedness as at 31 December 2004                                             3,326,764,091
                                                                                            --------------------
LOAN NOTE CERTIFICATE (ISSUED 21 JUNE 2005)***
[POUND]824,764,942 series 05-1 floating rate medium term note certificate due 2008            [POUND]824,764,942
LOAN NOTE CERTIFICATE (ISSUED 20 SEPTEMBER 2005)***
[POUND]815,239,545* series 05-2 floating rate medium term note certificate due 2008           [POUND]815,239,545
LOAN NOTE CERTIFICATE (ISSUED 20 OCTOBER 2005)***
[POUND]1,273,702,000 series 05-3 floating rate medium term note certificate due 2010        [POUND]1,273,702,000
LOAN NOTE CERTIFICATE (NOW BEING ISSUED)***
[POUND]583,600,817* series 05-4 floating rate medium term note certificate due 2008           [POUND]583,600,817
                                                                                            --------------------
TOTAL CAPITALISATION AND INDEBTEDNESS                                                       [POUND]6,824,071,395
                                                                                            ====================

* This amount is the sterling equivalent, converted using the exchange rate referred to under "US. Dollar Presentation". The actual sterling principal amount of the series 05-4 medium term note certificate will be the sterling equivalent of $1,000,000,000, using the fixed exchange rate in the swap agreements.

*** Under US GAAP, the Loan Note Certificates described above (Series 02-1, Series 03-1, Series 03-2, Series 03-3, Series 04-1, Series 04-2, Series 05-1, Series 05-2, Series 05-3 and Series 05-4) have been derecognised in the balance sheet of the MTN Issuer. Each of the Loan Notes is issued on a secured basis.

There are no other outstanding loans or subscriptions, allotments or options in respect of the MTN Issuer. Save as disclosed herein, as at the date of this prospectus, the MTN Issuer has no loan capital outstanding. There are no guarantees, other borrowings or indebtedness in the nature of borrowings guaranteed or unguaranteed, secured or unsecured, no unsecured or guaranteed issued loan capital or contingent liabilities in respect of the MTN Issuer.

There is no goodwill in the balance sheet of the MTN Issuer, nor will any goodwill need to be written off upon the issue of the series 05-4 medium term note certificate.

CRITICAL ACCOUNTING POLICIES

The accounting policies of Barclaycard Funding PLC and its subsidiary (together the "Group") are fundamental to understanding management's discussion and analysis of results of operations and financial conditions. The Group has identified two policies as being significant because they require management to make subjective and/or complex judgements about matters that are inherently uncertain.

(a)   Derivatives

The fair value of cross currency swaps used by the Group is determined using a discounted cash flow model as quoted marked prices are not available. Since these swaps do not qualify for hedge accounting under SFAS No. 133 due to the lack of underlying documentation, the derivatives are recorded on the balance sheet at fair value with changes reflected in the income statement. The main areas of judgement in applying this model are estimating future cash flows and choosing an appropriate discount rate for the instrument. The use of different pricing models and assumptions could produce materially different estimates of fair value. This will result in changes in the carrying value of the derivative on the balance sheet and therefore a different amount reported in the income statement.

(b)   Derecognition of financial assets

Where Barclaycard Funding PLC is a transferor of financial assets to an SPE, the assets sold are derecognised and the SPE is not consolidated on its balance sheet when the assets are: (1) legally isolated from the Company's creditors,
(2) the accounting criteria for a sale are met, and (3) the SPE is a qualifying special-purpose entity (QSPE) under SFAS 140. When an SPE does not meet the formal definition of a QSPE, the decision whether or not to consolidate depends on the applicable accounting principles for non-QSPEs, including a judgmental determination regarding the nature and amount of investment made by third parties in the SPE.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The MTN Issuer was formed principally to issue medium term notes or certificates in series (and to enter into the financial arrangements for such issue) and to purchase series of investor certificates from time to time representing a beneficial interest in the receivables trust (and to enter into documentation and exercise powers in relation to such issue and purchase). The MTN Issuer has not engaged in any activities since its incorporation other than the above.

Unless otherwise specified, the selected financial statistics and the results presented and discussed below in relation to the MTN Issuer are both presented on a consolidated basis under US GAAP. The MTN Issuer had no operations prior to the issuance of the series 99-1 medium term notes in November 1999 and accordingly all selected financial statistics and results presented and discussed below are from this date.

The earnings on its interest in the receivables trust property, the interest costs of the issued term advances it pays to the issuer pursuant to the series 05-4 medium term note certificate and the interest costs of the previous term advances it pays to the previous issuers pursuant to the series 02-1, 03-1, 03-2, 03-3, 04-1, 04-2, 05-1, 05-2 and 05-3 medium term notes and the related operating expenses are the principal components of the MTN Issuer's results of operations. The income generated on its interest in the trust property will be used to pay interest and repay principal on the series 05-4 medium term note certificate to the issuer and on the series 02-1, 03-1, 03-2, 03-3, 04-1, 04-2, 05-1, 05-2 and 05-3 medium term note certificates to the previous issuers.

The following are selected financial data in relation to the MTN Issuer. Other than the dollar/sterling exchange rate information, the financial data has been extracted, without material adjustment, from its audited financial statements for the year ended 14 December 2002, the audited financial statements for the period ended 31 December 2003, the audited financial statements for the year ended 31 December 2004 and from its unaudited interim financial statements for the period ended 30 June 2005. The dollar/sterling exchange rates have been extracted from Bloomberg Service under USD-GBP Currency HP.

                                              Period         Year       Period         Year
                                               ended     ended 31     ended 31     ended 14
                                             30 June     December     December     December
                                                2005         2004         2003         2002
Net income                                    83,268      146,437       94,940       16,717
Common stock                                  12,502       12,502       12,502       12,502
Number of shares                              50,000       50,000       50,000       50,000
Dividend per share                                 -          2.8          2.0          Nil
Shareholders' equity                         118,773       35,505       29,068       34,128
Average shareholders' equity                  77,141       32,287       31,598       32,020
Total assets                                 389,020      313,573      619,186      169,626
Average total assets                         351,297      466,380      394,406  345,706,924
Net income as a percentage of
- Average total assets                           24%          31%          24%       0.005%
- Average shareholdes' equity                   108%         454%         300%          52%
Average shareholders' equity as a
percentage of average total assets               22%           7%           8%       0.009%
Average US dollar exchange rate used in
  preparing the accounts (being the
  average daily exchange rate during the
  year ended 31 December (or, with
  regard to the period ended 30 June 2005,
  from
  1 January 2005 to 30 June 2005))            0.5340       0.5460       0.6120       0.6661
Closing US dollar exchange rate at 31
  December (or, with regard to the
  period ended 30 June 2005,
  at 30 June 2005)                            0.5576       0.5182       0.5600       0.6209
High US dollar exchange rate during the
  year ended 31 December (or, with
  regard to the period ended 30 June 2005,
  from 1 January
  2005 to 30 June 2005)                       0.5576       0.5640       0.6434       0.7101
Low US dollar exchange rate during the
  year ended 31 December (or, with
  regard to the period ended 30 June 2005,
  from 1 January
  2005 to 30 June 2005)                       0.5188       0.5182       0.5600       0.6209

(1) Average shareholders' equity is calculated as the average of the opening and closing shareholders' equity for the period.

(2) Average total assets is calculated as the average of the opening and closing assets for the period.

The ratio of earnings to fixed charges for the MTN Issuer is as follows: (a) for the period ended 30 June 2005, 101.46%; (b) for the year ended 31 December 2004, 101.25%; (c) for the period ended 31 December 2003, 102.21%; (d) for the year ended 14 December 2002, 292.50%; (e) for the year ended 14 December 2001, 147.11%; (f) for the year ended 14 December 2000, 220.79%. The ratio of earnings to fixed charges is calculated as the ratio of total revenue to servicing fees and interest payable for the period.

The changes in net income, shareholders' equity and total assets (and hence to average shareholders' equity and average total assets) between 2001 and 2002 were predominately attributable to (a) the redemption of the Series 99-1 Loan Capital on 15 November 2002 and (b) the issue of the Series 02-1 Loan Note Certificates on 24 October 2002 (driving increases in net income but with the Loan Note Certificate being derecognised in the balance sheet of the MTN issuer).

The changes in net income, shareholders' equity and total assets (and hence to average shareholders' equity and average total assets) between the year ended 14 December 2004 and the period ended 31 December 2003 were predominantly attributable to (a) the redemption of the Series 99-1 Loan Capital on 15 November 2002; (b) the issue of the Series 02-1 Loan Note Certificate on 24 October 2002 (driving increases in net income for the full period in 2003); and
(c) the issue of the Series 03-1, Series 03-2 and Series 03-3 Loan Note Certificates on 8 April 2003, 19 June 2003 and 18 September 2003 respectively (driving increases in net income during 2003). The Series 02-1, Series 03-1, Series 03-2 and Series 03-3 Loan Note Certificates have been derecognised in the balance sheet of the MTN Issuer.

The changes in net income, shareholders' equity and total assets (and hence to average shareholders' equity and average total assets) between the period ended 31 December 2003 and the year ended 31 December 2004 were predominately attributable to the issue of the Series 03-1, Series 03-2, Series 03-3, Series 04-1 and Series 04-2 Loan Note Certificates on 8 April 2003, 19 June 2003, 18 September 2003, 11 March 2004 and 23 November 2004 respectively (driving increases in net income during 2004). The Series 02-1, Series 03-1, Series 03-2, Series 03-3, Series 04-1 and Series 04-2 Loan Note Certificates have been derecognised in the balance sheet of the MTN Issuer).

For the [POUND]643,624,895 series 02-1, the [POUND]637,064,407 series 03-1, the
[POUND]599,448,507 series 03-2, the [POUND]628,140,704 series 03-3, the
[POUND]404,312,668 series 04-1, the [POUND]405,405,405 series 04-2, the
[POUND]824,764,941.99 series 05-1, the [POUND]815,239,545 series 05-2 and the
[POUND]1,273,702,000 series 05-3 limited recourse medium term note certificates following the accumulation period of principal collections due in 2007, 2008, 2006, 2006, 2007, 2007, 2008, 2008 and 2010 respectively, the MTN Issuer will pass the amounts received on repayment of its share of the investor interests in respect of series 02-1, series 03-1, series 03-2, series 03-3, series 04-1, series 04-2, series 05-1, series 05-2 and series 05-3 from the receivables trustee to the relevant issuer of the 02-1, 03-1, 03-2, 03-3, 04-1, 04-2, 05-1,
05-2 and 05-3 series respectively.

In the periods up until 2007, up until 2008, up until 2006, up until 2006, up until 2007, up until 2007, up until 2008, up until 2008, and up until 2010 the MTN Issuer passes amounts received from the receivable trustee in connection with the investor interest to the series 02-1, the series 03-1, the series 03-2, the series 03-3, the series 04-1, the series 04-2 the series 05-1, the series 05-2 and the series 05-3 issuers, respectively, the rate of return on which is at a variable rate of interest, as outlined below. The payment of interest and repayment of principal on the advance to the investor certificates is dependent upon payment of interest and repayment of principal due under the credit card receivables held pursuant to the receivables trust, and is therefore subject to the risk of non-payment of the credit card receivables. Certain events could alter the exposure and change the payment profile or any other financial positions including the rapid amortisation period as triggered by a pay-out event see "Risk factors".

The [POUND]643,624,895 series 02-1 medium term note certificate has the following interest rates:

* for the first interest period from 24 October 2002 to 15 December 2002, the interest rate applicable was an interpolation between one and two month sterling LIBOR - plus 0.19345%.

* for the second interest period, from 15 December 2002 to 15 January 2003, the interest rate applicable was one month sterling LIBOR - plus 0.19345%.

* for the third and subsequent monthly interest periods, the interest rate applicable is three month sterling LIBOR - plus 0.19345%.

The [POUND]637,064,407 series 03-1 medium term note certificate has the following interest rates:

* for the first interest period from 8 April 2003 to 15 June 2003, the interest rate applicable was an interpolation between two and three month sterling LIBOR - plus 0.20214%.

* for the second and subsequent monthly interest periods, the interest rate applicable is three month sterling LIBOR - plus 0.20214%.

The [POUND]599,448,507 series 03-2 medium term note certificate has the following interest rates:

* for the first interest period from 19 June 2003 to 15 August 2003, the interest rate applicable was an interpolation between one and two month sterling LIBOR - plus 0.14069%.

* for the second interest period from 15 August 2003 to 15 September 2003, the interest rate applicable was one month sterling LIBOR - plus 0.14069%.

* for the third and subsequent monthly interest periods, the interest rate applicable is three month sterling LIBOR - plus 0.14069%.

The [POUND]628,140,704 series 03-3 medium term note certificate has the following interest rates:

* for the first interest period from 18 September 2003 to 15 November 2003, the interest rate applicable was an interpolation between one and two month sterling LIBOR - plus 0.1129%.

* for the second and subsequent monthly interest periods, the interest rate applicable is three month sterling LIBOR - plus 0.1129%.

The [POUND]404,312,668 series 04-1 medium term note certificate has the following interest rates:

* for the first interest period from 11 March 2004 to 17 May 2004, the interest rate applicable was an interpolation between two and three month sterling LIBOR - plus 0.1076%.

* for the second and subsequent monthly interest periods, the interest rate applicable is three month sterling LIBOR - plus 0.1076%.

The [POUND]405,405,405 series 04-2 medium term note certificate has the following interest rates:

* for the first interest period from 23 November 2004 to 18 January 2005, the interest rate applicable was an interpolation between one and two month sterling LIBOR - plus 0.0647%.

* For the second and subsequent monthly interest periods, the interest rate applicable was three month sterling LIBOR plus - 0.0647%.

The [POUND]824,764,942 series 05-1 medium term note certificate has the following interest rates:

* for the first interest period from 21 June 2005 to 15 August 2005, the interest rate applicable will be an interpolation between one and two month sterling LIBOR - plus 0.0530%.

* for the second interest period from 15 August 2005 to 15 September 2005, the interest rate applicable will be one month sterling LIBOR - plus 0.0530%.

* for the third and subsequent monthly interest periods, the interest rate applicable will be three month sterling LIBOR - plus 0.0530%.

The [POUND]815,239,545 series 05-2 medium term note certificate has the following interest rates:

* for the first interest period from 20 September 2005 to 15 November 2005, and for each ofthe 15 December 2005 and the 17 January 2006 interest payment dates, the interest rate applicable will be an interpolation between three and four month sterling LIBOR - plus 0.0551%;

* for the fourth and subsequent monthly interest periods up to and including July 2008, the interest rate applicable will be three month sterling LIBOR - plus 0.0551%.

* for the interest period commencing in July 2008, the interest rate applicable will be two month sterling LIBOR - plus 0.0551%

The [POUND]1,273,702,000 series 05-3 medium term note certificate has the following interest rates:

* for the first interest period from 20 October 2005 to 15 December 2005, the interest rate applicable will be an interpolation between two and three month sterling LIBOR - plus 0.1228%.

* for the second interest period from 15 December 2005 to 16 January 2005, the interest rate applicable will be an interpolation between two and three month sterling LIBOR - plus0.1228%.

* for each subsequent monthly interest periods, the interest rate applicable will be three month sterling LIBOR - plus 0.1228%.

The [POUND]583,600,817 series 05-4 medium term note certificate will have the following interest rates:

* for the first and second interest periods from the closing date to 15 February 2006, the interest rate applicable will be an interpolation between two and three month sterling LIBOR - plus 0.0556%;

* for each subsequent monthly interest periods, the interest rate applicable will be three month sterling LIBOR - plus 0.0556%.

The trend in payments passed from the MTN Issuer to the relevant issuers in relation to the series 02-1, series 03-1, series 03-2, series 03-3, series 04-1, series 04-2, series 05-1, series 05-2 and series 05-3 medium term note certificates and subsequent issuances are related to fluctuations in LIBOR.

The MTN Issuer considers related parties to be entities which the MTN Issuer can significantly influence or has an ownership interest in that allows it influence to an extent that the other party might be prevented from fully pursuing its own separate interests. Examples of related parties include affiliates of the company; entities for which investments are accounted for by the equity method by the MTN Issuer; trusts for the benefit of employees, principal owners of the enterprise; its management; and members of the immediate families of principal owners of the enterprise and its management.

Parties are considered to be related if one party, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with an enterprise.

The related party transactions of the MTN Issuer comprise some transfers in relation to the investor interest; derivative transactions; bank accounts; and loan arrangements.

The MTN Issuer's primary source of liquidity are payments of principal and interest on the series of investor certificates.

RECENT ACCOUNTING DEVELOPMENTS

1.    CONSOLIDATION OF VARIABLE INTEREST ENTITIES

In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities - An interpretation of ARB No. 51" ("FIN 46"). The pronouncement was revised in December 2003 and re-issued as FIN 46-R. This pronouncement modifies the framework for determining consolidation of certain entities that meet the definition of a variable interest entity ("VIE"). This is met where the entity either does not have sufficient equity of the appropriate nature to support its expected losses, or its equity investors lack certain characteristics which would be expected to be present within a controlling financial interest. Entities which do not meet this definition would continue to apply the voting interest model.

The provisions of FIN 46-R are immediately effective for VIEs created or acquired after 31 January 2003. The Group originally adopted FIN 46 for all VIEs created or acquired after 31 January 2003 during the year ended 31 December 2003. The Group has adopted FIN 46-R for all VIEs, including those created or acquired prior to 31 January 2003 from 1 January 2004. The adoption of FIN 46-R did not have a material effect on the Group's financial position or result of operations.

FIN 46-R requires transitional disclosure which includes the maximum risk of loss an entity can incur in relation to VIEs that it has a significant interest in. The maximum exposure to loss represents a "worst case" scenario in the event that all such vehicles simultaneously fail. It does not provide an indication of ongoing exposure which is managed within the company's risk management framework.

The variable interest entities that the Group is involved with, provide financing to the company via the issuance of asset backed debt. The proceeds of the debt issuance from the series 99-1 issuer were used to purchase intercompany notes. The Group used the proceeds of the debt issuance from the series 02-1 issuer, the series 03-1 issuer, the series 03-2 issuer, the series 03-3 issuer, the series 04-1 issuer, the series 04-2 issuer, the series 05-1 issuer, the series 05-2 issuer and the series 05-3 issuer to purchase beneficial interests in pools of credit card receivables.

The proceeds of the series 99-1 notes were used by the 99-1 issuer to purchase, respectively, corresponding series of medium term notes issued by the MTN Issuer. The purchase was deemed a financing transaction between the two parties and consequently the accounts of series 99-1 issuer were consolidated into those of the MTN Issuer.

The proceeds of the series 02-1 notes were used by the 02-1 issuer to purchase from the MTN Issuer one limited recourse medium term note certificate. The structure of this transaction achieved QSPE status under US GAAP.

The proceeds of the series 03-1 notes were used by the 03-1 issuer to purchase from the MTN Issuer one limited recourse medium term note certificate. The structure of this transaction achieved QSPE status under US GAAP.

The proceeds of the series 03-2 notes were used by the 03-2 issuer to purchase from the MTN Issuer one limited recourse medium term note certificate. The structure of this transaction achieved QSPE status under US GAAP.

The proceeds of the series 03-3 notes issued on 18 September 2003 were used by the 03-3 issuer to purchase from the MTN Issuer one limited recourse medium term note certificate. The structure of this transaction achieved QSPE status under US GAAP.

The proceeds of the series 04-1 notes were used by the 04-1 issuer to purchase from the MTN Issuer one limited recourse medium term note certificate. The structure of this transaction achieved QSPE status under US GAAP.

The proceeds of the series 04-2 notes were used by the 04-2 issuer to purchase from the MTN Issuer one limited recourse medium term note certificate. The structure of this transaction achieved QSPE status under US GAAP.

The proceeds of the series 05-1 notes were used by the 05-1 issuer to purchase from the MTN Issuer one limited recourse medium term note certificate. The structure of this transaction achieved QSPE status under US GAAP.

The proceeds of the series 05-2 notes were used by the 05-2 issuer to purchase from the MTN Issuer one limited recourse medium term note certificate. The structure of this transaction achieved QSPE status under US GAAP.

The proceeds of the series 05-3 notes were used by the 05-3 issuer to purchase from the MTN Issuer one limited recourse medium term note certificate. The structure of this transaction achieved QSPE status under US GAAP.

The total assets of these vehicles as at 31 December 2004 was [POUND]3,341,988,242 (31 December 2003: [POUND]2,524,067,873) of which
[POUND]13,519 (31 December 2003: [POUND]13,519) was already consolidated by the Group under US GAAP. As at 31 December 2004, maximum exposure to loss was [POUND]3,326,475,079 (31 December 2003: [POUND]2,512,778,653).

2. ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY

In May 2003, the FASB issued SFAS No. 150, Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity. The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity and requires that these instruments be classified as liabilities in statements of financial position. This Statement is effective prospectively for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This statement shall be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The impact of adopting this statement did not have a material effect on the financial position or results of operations.

DIRECTORS AND SECRETARY

The following sets out the directors of the MTN Issuer and their business addresses and principal activities. Because the MTN Issuer is organised as a special purpose company and will be largely passive, it is expected that the directors of the MTN Issuer in that capacity will participate in its management to a limited extent.

Name                    Nationality   Business Address        Principal
                                                              Activities

Paul Gerard Turner      British       1234 Pavilion Drive,    Finance Director,
                                      Northampton NN4 7SG     Barclaycard

John Llewellyn-Jones    British       1234 Pavilion Drive,    Financial
                                      Northampton NN4 7SG     Controller,
                                                              Barclaycard

SFM Directors Limited   British       35 Great St. Helen's,   Director of
                                      London EC3A 6AP         special purpose
                                                              companies

Jonathan Keighley, James Macdonald and Robert Berry are the directors of SFM Directors Limited. SFM Directors Limited is also a director of the issuer. Paul Gerard Turner is also a director of the issuer and John Llewellyn-Jones is an alternate director of the issuer.

The secretary of the MTN Issuer is:

Name                 Business Address
Barcosec Limited     1 Churchill Place, London E14 5HP

The directors of Barcosec Limited are Michelle Amey, Alison Bibby, Marie Smith, David Blizzard, Clare Carson, Patrick Gonsalves, Sarah Sanders, Kathryn Silverwood and Toby Vero. The business address of the directors of Barcosec Limited is 1 Churchill Place, London E14 5HP. Barcosec Limited will provide the MTN Issuer with general secretarial, registrar and company administration services. The fees of Barcosec Limited for providing such services will be included in the MTN Issuer Costs Amounts. The directors of SFM Directors Limited are Jonathan Keighley, James Macdonald and Robert Berry. The business address of the directors of SFM Directors Limited is 35 Great St. Helen's, London EC3A 6AP. See "Series 05-4: Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuer".

The initial subscription proceeds of the sale of the series 05-4 medium term note certificate will be used by the MTN Issuer to acquire a certificate representing a beneficial interest in series 05-4 of the receivables trust - called the "investor certificate". The deferred subscription price payable for the series 05-4 medium term note certificate will be used by the MTN Issuer to pay deferred consideration to Barclaycard for the transfer of its entitlement to receive excess interest attributable to series 05-4.

LITIGATION

There are no, nor since the MTN Issuer's incorporation on 13 August 1990 have there been any, governmental, legal or arbitration proceedings, including any proceedings that are pending or threatened of which the MTN Issuer is aware, which may have, or have had in the recent past, covering at least the previous 12 months, a significant effect on the MTN Issuer's financial position or profitability.

                            THE RECEIVABLES TRUSTEE

The receivables trustee was formed under the laws of Jersey, Channel Islands on 29 September 1999. Its registered office is at 26 New Street, St Helier, Jersey JE2 3RA and you can inspect its memorandum and articles of association at the offices of Clifford Chance Limited Liability Partnership at 10 Upper Bank Street, London E14 5JJ, United Kingdom.

All of the issued share capital of the receivables trustee is held by a trust company formed in Jersey, Bedell Trustees Limited, on the terms of a general charitable trust.

The receivables trustee was formed principally to:

*     act as a trustee of the receivables trust;

*     purchase and accept transfer of the receivables from the transferor;

* issue series of investor certificates from time to time on behalf of the receivables trust; and

* enter into transaction documents incidental to or relating to those activities.

DIRECTORS AND SECRETARY

Bedell Trust Company Limited, a company formed under the laws of Jersey, provides the receivables trustee with company secretarial, registrar and company administration services. Its fees for providing these services are included in the fees paid to the receivables trustee. See the section "The Receivables Trust: Trustee Payment Amount". The company secretary is Bedell Secretaries Limited, a company formed under the laws of Jersey.

The following sets out the directors of the receivables trustee and their business addresses and principal activities. The receivables trustee is organised as a special purpose company and is largely passive, engaging only in the types of transactions described in this prospectus. The receivables trustee is managed and controlled by its directors in Jersey; however it is expected that it will require only a small amount of active management.

Name                     Nationality   Business Address        Principal
                                                               Activities

Paul Gerard Turner       British       1234 Pavilion Drive,    Finance Director
                                       Northampton NN4 7SG

Shane Michael Hollywood  British       26 New Street, St.      Advocate of the
                                       Helier, Jersey JE2 3RA  Royal Court of
                                                               Jersey

Richard Charles Gerwat   British       26 New Street, St.      Advocate of the
                                       Helier, Jersey JE2 3RA  Royal Court of
                                                               Jersey

Shane Michael Hollywood and Richard Charles Gerwat are also directors of Bedell Trustees Limited, Bedell Secretaries Limited and Bedell Trust Company Limited, partners in the Bedell Group Partnership (which ultimately owns the aforesaid companies) and partners in the law firm Bedell Cristin.

The directors of the receivables trustee do not have a specific term of office but each may be removed by a resolution passed at a shareholders' meeting.

Barclays Bank PLC does not own, directly or indirectly, any of the share capital of the receivables trustee.

MANAGEMENT AND ACTIVITIES

The receivables trustee has been established specifically to act as trustee of the receivables trust. Its activities are restricted by the declaration of trust and trust cash management agreement and the related supplements.

Since it was formed, the receivables trustee has:

* engaged in activities incidental to the declaration of the receivables trust;

* obtained the necessary consumer credit licence and data protection registrations in the United Kingdom and/or Jersey;

* authorised and executed the documents that it is a party to in order to establish the receivables trust;

*     purchased and accepted transfers of the receivables from the transferors;

* issued certificates to beneficiaries in respect of their interests in the receivables trust;

* established and maintained a register of the entitlements of beneficiaries under the receivables trust;

* engaged in activities incidental to the transfer to it of receivables under the designated accounts; and

*     authorised and executed the other documents to which it is party.

The receivables trustee has not engaged in any activities since its incorporation other than the above and matters incidental to the above.

The receivables trustee has made a number of covenants in the declaration of trust and trust cash management agreement, including that it will not without the prior written consent of each of the beneficiaries of the receivables trust:

* carry on any business other than as trustee of the receivables trust and will not engage in any activity or do anything at all except:

      (1) hold and exercise its rights in the trust property of the receivables trust and perform its obligations for the receivables trust's property;

      (2) preserve, exercise and enforce any of its rights and perform and observe its obligations under the declaration of trust and trust cash management agreement, the receivables sale agreement, the master definitions schedule, each supplement and each other related document, including any documents secured directly or indirectly by a series of investor certificates issued under the receivables trust, any mandate and other agreement about a Trust Account or a bank account in which the receivables trustee has a beneficial interest, the trust section 75 indemnity, and any other document contemplated by and executed in connection with any of the preceding documents. We refer to these documents collectively as "relevant documents";

      (3) pay dividends or make other distributions to the extent required by applicable law;

      (4) use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the relevant documents; and

      (5) perform any and all acts incidental to or otherwise necessary in connection with (1), (2),(3) or (4) above;

* incur any debt other than debt that is described by this prospectus or a supplement or contemplated by the relevant documents;

*     give any guarantee or indemnity in respect of any debt;

* create any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or other type of preferential arrangement having similar effect, over any of its assets, or use, invest, sell or otherwise dispose of any part of its assets, including any uncalled capital, or undertaking, present or future, other than as expressly contemplated by the relevant documents;

* consolidate or merge with any other person or convey or transfer its properties or assets to any person;

* permit the validity or effectiveness of the receivables trust to be supplemented, amended, varied, terminated, postponed or discharged - other than as expressly contemplated in the declaration of trust and trust cash management agreement or in any supplement; or

* have an interest in any bank account other than a Trust Account and its own bank account opened for the purpose of receiving and making payments to be made otherwise than in its capacity as receivables trustee - including paying the servicing fee to the servicer or cash management fee to the trust cash manager and the annual fee due to Bedell Trust Company Limited for the provision of corporate services to the receivables trustee.

LITIGATION

There are no, nor since the receivables trustee's incorporation on 29 September 1999 have there been any, governmental, legal or arbitration proceedings, including any proceedings that are pending or threatened of which the receivables trustee is aware, which may have, or have had in the recent past, covering at least the previous 12 months, a significant effect on the receivables trustee's financial position or profitability.

                               BARCLAYS BANK PLC

Barclays Bank PLC will perform the following roles in connection with the issuance of the notes:

*     initial transferor;

*     servicer;

* cash manager for the receivables trust and the medium term notes and certificates;

*     transferor beneficiary and excess interest beneficiary;

*     swap counterparty;

*     lender under expenses loan agreement; and

*     an underwriter.

BUSINESS

Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered and head office at 1 Churchill Place, London E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Acts 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank PLC was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

Barclays Bank PLC and its subsidiary undertakings (taken together, the "Barclays Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Barclays Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC which is the ultimate holding company of the Barclays Group and one of the largest financial services companies in the world by market capitalisation.

The short-term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard and Poor's, P-1 by Moody's and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor's, Aa1 by Moody's and AA+ by Fitch Ratings Limited.

From 2005, the Barclays Group will prepare financial statements on the basis of IFRS. Based on the unaudited interim financial information as at and for the period ended 30 June 2005, prepared in accordance with IFRS, the Barclays Group had total assets of [POUND]850,388 million, total net loans and advances of [POUND]272,348 million, total deposits of [POUND]302,253 million, and total shareholders' equity of [POUND]22,050 million (including minority interests of [POUND]200 million). The profit before taxation of the Barclays Group for the period ended 30 June 2005 was [POUND]2,690 million after charging an impairment loss on loans and advances and other credit risk provisions of [POUND]706 million.

The Barclays Group's audited financial statements for the year ended 31 December 2004 were prepared in accordance with UK Generally Accepted Accounting Principles (UK GAAP). On this basis, as at 31 December 2004, the Group had total assets of [POUND]522,253 million, total net loans and advances of [POUND]330,077 million, total deposits of [POUND]328,742 million and shareholders' funds of [POUND]18,271 million (including [POUND]690 million of non-equity funds). The profit before tax under UK GAAP for the year ended 31 December 2004 was [POUND]4,612 million after charging net provisions for bad and doubtful debts of [POUND]1,091 million.

The annual report on Form 20-F for the year ended 31 December 2004 of Barclays PLC and Barclays Bank PLC is on file with the Securities and Exchange Commission, and the Securities and Exchange Commission has been furnished with the interim report on Form 6-K for the semi-annual period ended 30 June 2005 of Barclays PLC and Barclays Bank PLC. Barclays will provide, without charge to each person to whom this prospectus is delivered, on the request of that person, a copy of the Form 20-F and Form 6-K referred to in the previous sentence. Written requests should be directed to: Barclays Bank PLC, 1 Churchill Place, London El 4 5HP, England, Attention: Barclays Group Corporate Secretariat.

None of the class A notes, the class B Notes or the class C notes will be obligations of Barclays Bank PLC or any of its affiliates.

                    CREDIT CARD USAGE IN THE UNITED KINGDOM

The United Kingdom credit card market is the largest and most developed in Europe. The total population of the United Kingdom is approximately 58 million with the adult population accounting for about 60 per cent. of this. It is estimated that approximately two thirds of the adult British population holds at least one credit card.

The number of cards issued has grown by 38 million since 1993 to about 72.5 million today. Of these, about 64 per cent. carried the VISA service mark and 36 per cent. the MasterCard service mark.

Credit and charge card purchases in the UK, in the twelve months to June 2005, totalled almost [POUND]154 billion. UK credit card borrowings have more than doubled since 1994, and were approximately [POUND]66 billion in June 2005.

                BARCLAYCARD AND THE BARCLAYCARD CARD PORTFOLIO

GENERAL

Barclaycard, a division of Barclays Bank PLC, is one of the leading credit card businesses in Europe. In addition to its operations in the United Kingdom, Barclaycard is active in Germany, Spain, USA, Greece, France, Italy, Portugal, Ireland and across Africa. Barclaycard offers a full range of credit card services to individual and corporate customers, together with card payment facilities to retailers and other businesses. Barclaycard now incorporates all of the Group's UK unsecured and card lending products and expertise. Barclaycard is based in Northampton, England and has in excess of 6000 employees. In 1966, Barclaycard issued the UK's first credit card and as of 30 June 2005 Barclaycard, on a managed basis, had [POUND]24,802 million of gross customer receivables in the UK and the rest of Europe, including consumer loans. Of this amount, [POUND]9,280 million were MasterCard and VISA credit and charge card receivables originated in the UK and included in the receivables trust. Barclaycard offers over 30 credit card products and services to individual and corporate customers. The average UK customer has had a Barclaycard for approximately 9 years.

The receivables being securitised come from transactions made by MasterCard and VISA card accountholders.

A cardholder may use his or her card for both purchases and cash advances. A purchase is when cardholders use their cards to acquire goods or services. A cash advance is when cardholders use their cards to get cash from a financial institution or automated teller machine or use credit card cheques issued by Barclaycard drawn against their credit lines.

See "Servicing of Receivables and Trust Cash Management" for a description of how Barclaycard services receivables included in the securitisation. Barclaycard undertakes all the processing and administering of accounts making use of external suppliers as appropriate. In particular, initial datacapture of applicants is undertaken by ASTRON (Business Processing Solutions), an outsource partner of Barclaycard, and cardholder postal payment processing is also undertaken for Barclaycard by ASTRON (Business Processing Solutions).

ACQUISITION AND USE OF CREDIT CARD ACCOUNTS

Barclaycard uses a brand led, value driven marketing strategy to focus new origination campaigns. This process is assisted by the use of financial forecasting models for each method it uses to solicit cardholders. Barclaycard recruits a significant proportion of its customers by introductions from Barclays branches. It also uses, among others, targeted mailing, media inserts and the internet.

When received, credit application details are screened by a combination of system based checking, external credit bureau data and manual verification, where appropriate.

Barclaycard uses a range of application scorecards to assess the credit quality of new account applications. Scorecards are derived using a combination of factors including their Barclays account history, annual income, time at and place of residence, current employment and credit bureau data. A proprietary cash flow model is used to help determine the acceptance score levels for each scorecard.

The initial limit of an account is determined using credit score and other applicant characteristics including income matrices. Initial limits are set at comparatively low levels. Limits are increased in a controlled and regular manner using behaviour score and credit bureau data. Behaviour scoring was introduced in 1989 and is one of the key tools used by Barclaycard in risk management and underpins all risk decisions applied to accounts once they have been opened.

Credit limits are adjusted based upon Barclaycard's continuing evaluation of an account holder's credit behaviour and suitability using a range of statistical models.

Each cardholder has a card agreement with Barclaycard governing the terms and conditions of their MasterCard or VISA account. Under each card agreement, Barclaycard is able, if it gives advance notice to the cardholder, to add or change any terms, conditions, services or features of the MasterCard or VISA accounts at any time. This includes increasing or decreasing periodic finance charges, or minimum payment terms. Each card agreement enables Barclaycard to apply charges to current outstanding balances as well as to future transactions.

Barclaycard regularly reviews its credit and charge card agreement forms to determine their compliance with applicable law and the suitability of their terms and conditions. If they need to be updated or amended, this will be done on a timetable consistent with the issues identified.

DESCRIPTION OF PROCESSING

Barclaycard settlement systems have links to VISA and MasterCard to enable cardholder transactions to be transferred. Barclaycard also acquires transactions from merchants. Transactions acquired in this way relating to Barclaycard cardholders are passed to the card account processing systems directly rather than via VISA or MasterCard.

BILLING AND PAYMENT

Barclaycard generates and mails monthly statements to cardholders which give details of the transactions for that account.

Cardholders receive up to 56 days interest free on purchases before they are required to make a payment.

At the moment, cardholders must make a monthly minimum payment which is at least equal to the greater of:

* 2 per cent. - on platinum and gold, 2.5 per cent. - on classic, 3 per cent. - on initial, student, graduate and choice - of the statement balance; and

*     the stated minimum payment, which is currently [POUND]5.

Notwithstanding the above, in the case of the Premier Card, Barclaycard's charge card product, cardholders must pay the statement balance in full, which is collected via direct debit 14 days after the date of the statement.

Certain eligible cardholders may be given the option to take a payment holiday.

Barclaycard charges late and over-limit fees as well as charges for returned cheques and returned direct debits. Charges may also be made, to a lesser extent, for copy statements and copy vouchers. Whilst Barclaycard does not charge an annual fee on all products, annual fees can be up to [POUND]150 on those products on which an annual fee is charged. Barclaycard also assesses a cash advance fee which ranges from 1.5 per cent, to 2.5 per cent, with minimum charges of [POUND]5.

The finance charges on purchases assessed monthly are calculated by multiplying the account's average daily purchase balance over the billing period by the applicable monthly rate. Finance charges are calculated on purchases from the date of the transaction. Monthly periodic finance charges are not assessed on purchases if all balances shown in the billing statement are paid by the date they are due. This is usually 25 days after the billing date.

The finance charges on cash advances assessed monthly are calculated by multiplying the account's average daily balance of cash advances over the billing period by the applicable monthly rate. Finance charges are calculated on cash advances from the date of the transaction - except for cash advances by use of credit card cheques, where finance charges are usually calculated from the date the transaction is debited to the relevant account.

The interest rates on Barclaycard's credit card accounts may be changed by Barclaycard and are not currently linked to any index. This is market practice in the United Kingdom. At the moment, the standard annual percentage rate of charge for purchases on accounts ranges from 8.9 to 25.9 per cent. (excluding introductory offers). Barclaycard may sometimes offer temporary promotional rates. Barclaycard also offers activation programs and other incentives.

Pricing decisions are based upon:

*     actual and anticipated movements in underlying interest rates;

*     marketing strategies and recruitment campaigns; and

*     competitive environment.

English law does not prescribe a maximum rate that may be charged as interest for a debt. However, the obligation to make interest payments will not be enforceable to the extent that the interest rate is extortionate. An interest rate will be extortionate if it requires the debtor or a relative of the debtor to make payments - whether unconditionally or on certain contingencies -which are grossly exorbitant, or which otherwise grossly contravene ordinary principles of fair dealing. Barclaycard believes that the interest rates charged on its cards do not contravene any laws relating to extortionate credit agreements.

DELINQUENCY AND LOSS EXPERIENCE

An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. An account does not actually become delinquent until a new customer statement is sent following a missed payment on the account. Once an account is recognised as delinquent, the account is electronically flagged as delinquent. The basis upon which the account is transferred to a collections team within Barclaycard may include the product type, the age of the account, the amount outstanding, the past performance and behaviour score, and any information that is available from external credit bureaus or Barclays Bank. The collections team utilise a strategic decision making process to determine the timing and type of contact that will be made to the customer in respect of the delinquency.

Efforts to deal with delinquent receivables occur at each stage of delinquency. Activities include statement messages, telephone calls, formal letters, SMS Text Messages, calling cards and tele-messages. Accounts are automatically charged off at 180 days of delinquency unless there is specialist activity in place. An account may be charged off before it is 180 days delinquent. This decision is based upon an assessment of the likelihood of recovery and rehabilitation of the individual account and may occur at any point in the process. In certain circumstances, in particular bankruptcies are charged off on notification and deaths are charged off 90 days after notification. In addition, there are instances where accounts are not charged-off after 180 days of delinquency because of the presence of "SPECIALIST ACTIVITIES". Specialist activities include insurance claims, authorised user disputes, voucher disputes and complaints. Barclaycard may reduce the minimum repayment terms for an account and place the account on a repayment program if it is believed that this would improve the likelihood of returning the account to performing status.

As part of any recovery activity, accounts may be passed to external debt collection agencies to seek recovery.

Once charged-off, a portion of the receivables are typically sold to debt collection agencies to maximise recoveries. Post charge-off account rehabilitation may occur where improved credit circumstances and significant recovery occurs. However, charging privileges can only be re-instated once the cardholder has been accepted for a new account.

The following tables set forth the delinquency and loss experience of Barclaycard's securitised portfolio of VISA and MasterCard credit and charge card accounts denominated in pounds sterling - called the "SECURITISED PORTFOLIO" - for each of the periods shown. The securitised portfolioincludes platinum, gold and classic VISA and MasterCard credit cards and the Premier VISA chargecard. The securitised portfolio currently does not include the portfolio of credit card accountsacquired by Barclaycard with Barclays PLC's purchase of Woolwich in October 2000 or the portfolioof credit card accounts purchased from Providian's UK operations in April 2002 or the portfolio ofstore card accounts purchased from Clydesdale Financial Services in May 2003. Because theeconomic environment may change, we cannot assure you that the delinquency and loss experienceof the securitised portfolio will be the same as the historical experience set forth below.

The delinquency statistics are obtained from billing cycle information as opposed to month end positions.

                                          DELINQUENCY EXPERIENCE SECURITISED PORTFOLIO

                   As at 30 September 2005      As at 31 December 2004       As at 31 December 2003      As at 31 December 2002
                                 Percentage                   Percentage                   Percentage                   Percentage
Table Currency           Total     of Total           Total     of Total           Total     of Total           Total     of Total
-GBP               Receivables  Receivables     Receivables  Receivables     Receivables  Receivables     Receivables  Receivables
Receivables
Outstanding      9,015,953,195                9,570,542,329                8,809,951,299                8,134,903,782

Receivables
Delinquent:
30-59 Days         226,786,919        2.51%     198,840,674        2.08%     207,010,453        2.35%     155,461,496        1.91%
60-89 Days         111,508,539        1.24%      95,983,432        1.00%      91,920,270        1.04%      66,573,436        0.82%
90-119 Days         79,371,071        0.88%      64,996,729        0.68%      60,220,345        0.68%      41,953,754        0.52%
120-149 Days        64,596,662        0.72%      51,264,718        0.54%      47,130,304        0.53%      26,300,258        0.32%
150 Days or
  more              64,761,886        0.72%      49,072,167        0.51%      37,899,670        0.43%      44,022,007        0.54%
                 -------------  -----------   -------------  -----------   -------------  -----------   -------------  -----------
Total              547,025,077        6.07%     460,157,720        4.81%     444,181,042        5.04%     334,310,951        4.11%
                 =============  ===========   =============  ===========   =============  ===========   =============  ===========

                   As at 31 December 2001        As at 31 December 2000
                                 Percentage                   Percentage
Table Currency           Total     of Total           Total     of Total
-GBP               Receivables  Receivables     Receivables  Receivables
Receivables
Outstanding      7,486,117,963                7,502,452,285

Receivables
Delinquent:
30-59 Days         164,292,364         2.19%    189,371,628        2.52%
60-89 Days          83,167,801         1.11%     87,542,594        1.17%
90-119 Days         49,797,514         0.67%     47,189,100        0.63%
120-149 Days        30,585,515         0.41%     32,390,920        0.43%
150 Days or
  more              50,072,686         0.67%     38,501,570        0.51%
                 -------------  -----------   -------------  -----------
Total              377,915,880         5.05%    394,995,812        5.26%
                 =============  ===========   =============  ===========

Notes
(1) Receivable delinquent balances are as at the latest billing date before the dates shown. The percentages are computed as a percentage of total receivables as at the date shown.
(2)  Includes accounts on repayment programmes.

                                      LOSS EXPERIENCE SECURITISED PORTFOLIO

Table Currency GBP         9 months ended
                             30 September   Year ended 31   Year Ended 31   Year Ended 31   Year Ended 31   Year Ended 31
                                     2005   December 2004   December 2003   December 2002   December 2001   December 2000
Average Receivables         9,249,267,853   8,789,036,883   8,274,226,639   7,466,182,635   7,230,221,277   6,835,091,131
Outstanding
Total Gross charge-offs       421,316,051     478,032,471     419,075,172     413,019,402     275,553,687     303,082,666
Recoveries                     91,045,405     119,717,964      94,921,378      83,583,630      67,564,936      64,702,065
Total net charge-offs         330,270,646     358,314,507     324,153,794     329,435,772     207,988,751     238,380,601
Total net charge-offs as
  percentage of average
  receivables outstanding           4.76%           4.08%           3.92%           4.41%           2.88%           3.49%

Notes
(1) Average receivables outstanding is the average monthly receivable balance during the periods indicated.
(2) Receivables are total receivables generated from the portfolio, including finance charges and principal.

                                THE RECEIVABLES

ASSIGNMENT OF RECEIVABLES TO THE RECEIVABLES TRUSTEE

Under the terms of a receivables securitisation agreement dated 23 November 1999 and amended and restated on 7 July 2000 - which we will call the "RECEIVABLES SECURITISATION AGREEMENT" -Barclaycard as the initial transferor offered on 23 November 1999 - called the "INITIAL CLOSING DATE" - to the receivables trustee an assignment of all receivables that had arisen or would arise inaccounts originated under the designated product lines, where such accounts were in existence onor before October 1999 - called the "POOL SELECTION DATE". Under the terms of a deed ofassignment of receivables dated 7 July 2000, called the "FUTURE RECEIVABLES TRANSFER", Barclaycardas initial transferor assigned to the receivables trustee all receivables that would arise on allaccounts opened on or after 1 August 2000 on certain product lines designated in the FutureReceivables Transfer. An account of the initial transferor will be designated as a "DESIGNATEDACCOUNT" if the account has been originated under and continues to conform to the credit cardand charge card products described in this prospectus, comes within a product line named in anaccepted offer or transfer and has not been identified on the initial transferor's system as beingexcluded from such accepted offer or transfer. Only credit and charge card products available tothe transferor's individual account holders may be designated.

Under the terms of the Future Receivables Transfer whenever Barclays creates a new product line, Barclays will be able, if it so chooses, to allocate to that product line one of the codes referred to in the Future Receivables Transfer, being a code which has not previously been allocated to any product line. By allocating, or not allocating, one of those codes to the new product line, Barclays will be able to choose whether or not to nominate the receivables on that product line as being included in the sale to the receivables trustee. If Barclays chooses to make a nomination, it will be able to do so by allocating one of the relevant product line codes to the product line in question. Once one of the relevant product line codes has been attached to a particular product line, all receivables arising thereafter on all accounts opened thereafter on that product line will be included in the sale to the receivables trustee in accordance with the terms of the receivables securitisation agreement. Further, where Barclaycard acquires new portfolios of credit card accounts, it can elect to transfer those portfolios onto one of the product codes referred to in the Future Receivables Transfer, and if those accounts are eligible, to designate those accounts and to include the receivables arising on those accounts in the sale to the receivables trustee.

If for any reason there are receivables from designated accounts that cannot be assigned to the receivables trustee, the transferor will hold those receivables, and any collections on those receivables, on trust for the receivables trustee. These collections will be treated as if the receivables had been properly assigned.

Under the terms of the receivables securitisation agreement, the transferor also has the right to select accounts that conform to the conditions in the first paragraph above and that are not designated and nominate them to be designated accounts by offering the receivables trustee an assignment of all future and existing receivables in these accounts. These accounts are called "ADDITIONAL ACCOUNTS". An additional account will be treated as a designated account from the date on which its receivables are offered to the receivables trustee, assuming that such offer is accepted. This date is called the "ADDITION DATE". When additional accounts are nominated the transferor must, amongst other things:

* provide the receivables trustee with a certificate stating that it is solvent;

* confirm, in the document that offers to assign the receivables in the additional accounts to the receivables trustee, that:

      (1) the offer of the receivables in the additional accounts meets the Maximum Addition Amount criteria; or

      (2) if the offer does not meet the Maximum Addition Amount criteria, the rating agencies have confirmed that the designation of additional accounts will not result in a reduction or withdrawal of the current rating of any outstanding debt that is secured directly or indirectly by the receivables in the receivables trust, including your notes;

* obtain a legal opinion addressed to the receivables trustee about any receivables from a jurisdiction outside of the United Kingdom;

* in relation to a nomination made in accordance with the terms of the Future Receivables Transfer, obtain a legal opinion addressed to the receivables trustee in respect of the Future Receivables Transfer in a form satisfactory to the receivables trustee.

Any of these preconditions may be waived by the receivables trustee if the rating agencies confirm in writing that the waiver will not result in the reduction or withdrawal of their rating on any related beneficiary debt. At the time that it is nominated, each additional account must also meet the eligibility criteria as at the time of its designation. These criteria are explained in "-Representations" below. Additional accounts may have been originated or purchased using underwriting standards that are different from the underwriting standards used by Barclaycard in selecting the original designated accounts. As a result, additional accounts that are selected in future may not have the same credit quality.

"MAXIMUM ADDITION AMOUNT" means, for any addition date, the number of additional accounts originated by the transferor after the pool selection date and nominated as additional accounts without prior rating agency confirmation that would either:

* for any three consecutive monthly periods starting with the monthly period beginning on the first day of the month before the pool selection date, exceed 15 per cent, of the number of designated accounts at the end of the ninth monthly period before the start of such three monthly periods;

* for any twelve-month period, be equal to 20 per cent, of the designated accounts as of the first day of the twelve-month period, or if later, as of the pool selection date.

Notwithstanding what we just said, if the total principal balance of receivables in the additional accounts described in either of the two prior bullet points is more than either:

(1) 15 per cent, of the total amount of eligible principal receivables determined as of the later of the pool selection date and the first day of the third preceding monthly period, minus the amount of eligible principal receivables in each additional account that was nominated since the later of the initial closing date and the first day of the third preceding monthly period - calculated for each additional account on its addition date; or

(2) 20 per cent, of the total amount of eligible principal receivables as of the later of the initial closing date and the first day of the calendar year in which the addition date occurs, minus the total amount of eligible principal receivables in each additional account that was nominated since the later of the initial closing date and the first day of the calendar year, calculated for each additional account as of its addition date, then the Maximum Addition Amount will be the lesser of (1) or (2) above.

Every offer of receivables to the receivables trustee under the receivables securitisation agreement will comprise offers of the following:

*     all existing receivables in the designated accounts;

* all future principal receivables under the designated accounts, until the first to occur of (1) the time a designated account becomes a redesignated account, (2) the receivables trust is terminated or (3) an Insolvency Event occurs;

* all future finance charge receivables under those designated accounts that have accrued on receivables that have been assigned to the receivables trustee as described in the two prior bullet points;

* if capable of being assigned, the benefit of any guarantee or insurance policy obtained by the transferor for any obligations owed by a cardholder on a designated account; and

* the benefit of all amounts representing Acquired Interchange for the relevant monthly period.

The transferor will ensure that each redesignated account is identified on the transferor's computer system on the date that a designated account becomes a redesignated account.

Throughout the term of the receivables trust, the designated accounts from which the receivables will arise will be the designated accounts plus any additional accounts designated by the transferor from time to time, minus any redesignated accounts.

Existing receivables and future receivables arising under the designated accounts are either principal receivables or finance charge receivables. "PRINCIPAL RECEIVABLES" are receivables that are not finance charge receivables. Principal receivables are amounts owing by cardholders for the purchase of merchandise or services and from cash advances, including foreign exchange commissions charged for merchandise and services payable, or cash advances denominated in, a currency other than sterling. They are reduced by any credit balance on the designated account on that day.

"FINANCE CHARGE RECEIVABLES" are amounts owing from cardholders for transaction fees, periodic finance charges, special fees and annual fees - see "- Special Fees and Annual Fees" below - and any interchange and Discount Option Receivables.

Under the receivables securitisation agreement, each offer of receivables made by the transferor may be accepted by paying the purchase price for the offered receivables. If the receivables trustee chooses to accept the offer, payment for existing receivables has to be made no later than the business day following the date on which the offer is made. Alternatively, the parties can agree to a longer period of time for payment. Payment for future receivables that become existing receivables must be made no later than two business days after the date of processing for those receivables. Alternatively, the parties can agree to a longer period if the rating agencies consent. Payment is made monthly for the assignment of the benefit of Acquired Interchange to the receivables trustee.

A "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banking institutions in London, England, or New York, New York are authorised or obliged by law or executive order to be closed.

It was agreed between the transferor and the receivables trustee that, for the purposes of the offer made on the initial closing date:

(1) the receivables trustee was entitled to use the collections in the designated accounts before the date that the offer was accepted as if the offer had been accepted on the initial closing date;

(2) the amount paid on the initial closing date for the designated accounts equalled the outstanding face amount of all existing principal receivables, together with an obligation of the receivables trustee to pay for all future receivables generated on the designated accounts that were part of the offer on an ongoing, daily basis when those future receivables are generated.

The payments in (2) are net of any payments made in (1), subject to a minimum of [POUND]1.

The amount payable by the receivables trustee to the transferor if it chooses to accept an offer or to make payment for any future receivables will be reduced by the amount of any shortfall in the amount funded by the transferor as a beneficiary, providing that the Transferor Interest is increased accordingly.

REDESIGNATION AND REMOVAL OF ACCOUNTS

Each designated account will continue to be a designated account until such time as the transferor reclassifies it as being no longer a designated account
- called a "REDESIGNATED ACCOUNT".

A designated account becomes a redesignated account on the date specified by the transferor. No designated account will become a redesignated account this way unless (1) it has become a cancelled account, a defaulted account or a zero balance account or (2) the transferor delivers an officer's certificate confirming the following conditions are satisfied:

*     the redesignation will not cause a Pay Out Event to occur;

* the transferor has represented that its selection procedures for the selection of designated accounts for redesignation are not believed to have any material adverse effect on any investor beneficiary;

* the rating agencies have confirmed that the action will not result in a downgrade in rating of any outstanding debt that is secured directly or indirectly by the receivables in the receivables trust; and

* the transferor and the servicer can certify that collections equal to the outstanding face amount of each principal receivable and the outstanding balance of each finance charge receivable have been received by the receivables trustee on all receivables assigned for that account other than any receivables charged off as uncollectable.

A "CANCELLED ACCOUNT" is a designated account that has had its charging privileges permanently withdrawn. A "DEFAULTED ACCOUNT" is a designated account where the receivables have been charged off by the servicer as uncollectable in line with the credit and charge card guidelines or the usual servicing procedures of the servicer for similar credit and charge card accounts. A "ZERO BALANCE ACCOUNT" is a designated account that has had a nil balance of receivables for a considerable period of time and has been identified by the servicer as a zero balance account under the credit and charge card guidelines or the usual servicing procedures of the servicer.

Redesignated accounts include all accounts that become cancelled accounts, defaulted accounts and zero balance accounts from the date on which they are redesignated in any of these ways. The principal receivables that exist before the date of redesignation will be paid for by the receivables trustee. Any future receivables that come into existence after that time will not be assigned to the receivables trustee as set out in the receivables securitisation agreement. No receivable that has been assigned to the receivables trustee will be reassigned to the transferor except in the limited circumstances described under the heading "- Representations".

Until money has been received for the assigned receivables that have not been charged off, a redesignated account will not be identified as having been removed. The amount identified will be equal to the outstanding face amount of each principal receivable and finance charge receivable. Once these payments have been received or any reassignment has occurred, the account will be identified to indicate that it has become a redesignated account.

DISCOUNT OPTION RECEIVABLES

The transferor may, by giving at least thirty days' prior notice to the servicer, the receivables trustee and the rating agencies, nominate a fixed or variable percentage - called the "DISCOUNT PERCENTAGE" - of principal receivables in the designated accounts. If a Discount Percentage has been nominated previously, an extension to the period for which it applies can be applied for in the same way. From the date and for the length of time stated in the notice:

* the amount payable by the receivables trustee to accept an offer of receivables will be reduced by a percentage amount equal to the Discount Percentage; and

* a percentage of the principal receivables equal to the Discount Percentage will be treated by the receivables trustee as finance charge receivables. These are called "DISCOUNT OPTION RECEIVABLES".

The nomination of a Discount Percentage or increase in the time it is in place will be effective only if the rating agencies consent to the proposed nomination or increase and confirm that it will not result in the downgrade or withdrawal of the current rating of any debt that is secured directly or indirectly by the receivables in the receivables trust, including your notes. The transferor must also provide the receivables trustee with a certificate confirming:

* that the performance of the portfolio of designated accounts, in their reasonable opinion, is not generating adequate cash flows for the beneficiaries of the receivables trust and the size of the Discount Percentage is not intended solely to accelerate distributions to the excess interest beneficiary; and

* that the transferor is solvent and will remain so following the nomination or increase.

The transferor may have different reasons to designate a Discount Percentage. The finance charge collections on the designated accounts may decline for various reasons or may stay constant. The notes have interest rates that are variable and that could increase. Any of these variables could cause a Series 05-4 Pay Out Event to occur based in part on the amount of finance charge collections and the interest rate on the notes. The transferor could avoid the occurrence of this Series 05-4 Pay Out Event by designating a Discount Percentage, causing an increase in the amount of finance charge collections. The transferor, however, is under no obligation to designate a Discount Percentage and we cannot assure you that the transferor would designate a Discount Percentage to avoid a Series 05-4 Pay Out Event.

SPECIAL FEES AND ANNUAL FEES

The transferor charges special fees - currently late and over limit fees - on its credit or charge card accounts. These special fees as well as additional special fees may be assessed at one time or on an ongoing basis. Certain of the receivables assigned or to be assigned to the receivables trustee include annual fees on a small number of the designated accounts. Any special fees and annual fees that are charged on designated accounts are regarded as finance charge receivables and collections of these special fees are treated as finance charge collections. The transferor may, however, decide that these special fees or annual fees will be viewed as principal receivables and collections on them will be allocated accordingly. This can be done only if the transferor certifies that it has an opinion from legal counsel that the special fees or annual fees amount to repayment, for United Kingdom tax purposes, in whole or in part of an advance to a cardholder.

INTERCHANGE

Members participating in the VISA and MasterCard associations receive fees called "INTERCHANGE" as partial compensation, for amongst other things, taking credit risk and absorbing fraud losses. Under the VISA and MasterCard systems, interchange is passed from the banks that clear the transactions for merchants to card issuing banks. Interchange fees are calculated as a percentage of the amount of a credit or charge card transaction for the purchase of goods or services. This percentage varies from time to time.

On each transfer date the transferor will deposit into the Trustee Collection Account an amount equal to the interchange received for the preceding monthly period. This amount is called the "ACQUIRED INTERCHANGE". Interchange is received by Barclaycard on a daily basis and is posted to the general ledger with a flag identifying the product to which it relates. The amount of Acquired Interchange applicable to the receivables in the trust is arrived at monthly by interrogation of the general ledger. All interchange relating to products included in the trust is extracted and posted to the Trustee Collection Account.

REDUCTIONS IN RECEIVABLES, EARLY COLLECTIONS AND CREDIT ADJUSTMENTS

If a principal receivable that has been assigned to the receivables trustee is reduced - for reasons other than because of Section 75 of the Consumer Credit Act or a credit adjustment - after the offer date because of set-off, counterclaim or any other matter between the cardholder and the transferor, and the transferor has received a benefit, then the transferor will pay an amount equal to that reduction to the receivables trustee. Similarly, if an existing receivable has already been assigned and the transferor has received full or partial payment of that receivable before the date that the receivable was purportedly assigned, then the transferor will pay the amount of that collection to the receivables trustee.

If any principal receivable assigned to the receivables trustee is reduced for credit adjustment reasons after the offer date, then the transferor will pay that amount to the receivables trustee. A credit adjustment is the outstanding face amount of a principal receivable that:

* was created by virtue of a sale of merchandise that was subsequently refused or returned by a cardholder or against which the cardholder has asserted any defence, dispute, set-off or counterclaim;

* is reduced because the cardholder had received a rebate, refund, charge-back or adjustment;or

*     is fraudulent or counterfeit.

Alternatively, instead of paying these amounts to the receivables trustee, the transferor can reduce the Transferor Interest by the amount of the credit adjustment, but not below zero.

REPRESENTATIONS

Each offer of receivables to the receivables trustee under the receivables securitisation agreement and the Future Receivables Transfer includes representations by the transferor about the offer or transfer of the existing receivables and the future receivables. The representations for the existing receivables were or will be given as of the pool selection date or an addition date, as applicable, and the representations for the future receivables are given on the date they are processed, and include, in each case, that:

* unless identified as an ineligible receivable, the receivable is an eligible receivable and has arisen from an eligible account in the amount specified in the offer or daily activity report, as applicable;

* each assignment passes good and marketable title for that receivable to the receivables trustee, together with the benefit of all collections and other rights in connection with it, free from encumbrances of any person claiming on it through the transferor to the receivables and, unless such receivable does not comply with the Consumer Credit Act, nothing further needs to be done to enforce these rights in the courts of England and Wales, Scotland or Northern Ireland, or any permitted additional jurisdiction, without the participation of the transferor, except for payment of any United Kingdom stamp duty and giving a notice of assignment to the cardholders and subject to any limitations arising on enforcement in the jurisdiction of the relevant cardholder; and

* the assignment complies with all applicable laws on the date of assignment.

If a representation relating to the eligibility criteria given in connection with any principal receivable proves to be incorrect when made, then the transferor is obliged to pay the receivables trustee an amount equal to the face value of that receivable on the following business day. A receivable of this type will afterwards be treated as an ineligible receivable.

The transferor's obligation to pay amounts due as a result of any breach of a representation can be fulfilled, in whole or in part, by a reduction in the amount of the Transferor Interest. The Transferor Interest, however, may not be reduced below zero. If the transferor meets a payment obligation in this way, the receivables trustee will have no further claim against the transferor for the breached representation. However, a breach of a representation may result in a Series 05-4 Pay Out Event.

If:

* all principal receivables arising under a designated account become ineligible as a result of incorrect representations;

*     that account has become a redesignated account; and

* the transferor has complied with the payment obligations for the principal receivables;

then the transferor can require the receivables trustee to reassign all those receivables to the transferor.

The receivables trustee has not made and will not make any initial or periodic examination of the receivables to determine if they are eligible receivables or if the transferor's representations and warranties are true.

The term "ELIGIBLE ACCOUNT" means, as of the pool selection date, an addition date or date on which the account is opened, as applicable, a credit or charge card account:

*     where the cardholder is not a company or partnership for the purposes of
      Section 349(2) of the Income and Corporation Taxes Act 1988;

* which, except in the case of a future designated account as defined in any offer or a relevant account as defined in the Future Receivables Transfer, was in existence and maintained with the transferor before it became a designated account;

* which is payable in pounds sterling or the currency of the permitted additional jurisdiction where the account is in a permitted additional jurisdiction, as applicable;

* which is governed by one of the transferor's standard form card agreements or, if it was acquired by the transferor, it is originated on contractual terms not materially different from that standard form;

* which is governed in whole or in part by the Consumer Credit Act and creates legal, valid and binding obligations between the transferor and the cardholder which, except in the case of an account on which restricted eligible receivables arise, is enforceable against the cardholder in accordance with the relevant card agreement and the Consumer Credit Act, subject to bankruptcy laws, general principles of equity and limitations on enforcement in any cardholder jurisdiction and was otherwise created and complies with all other applicable laws;

* where the cardholder's most recent billing address is located in England, Wales, Scotland, Northern Ireland, or a permitted additional jurisdiction or a restricted additional jurisdiction;

* which has not been classified by the transferor as counterfeit, cancelled, fraudulent, stolen or lost;

*     which has been originated or purchased by the transferor;

* which has been operated in all material respects in accordance with the transferor's policiesand procedures and usual practices for the operation of its credit and charge card business;and

* the receivables in respect of which have not been charged off by the transferor on the date the account is specified as a designated account.

If all these conditions have not been satisfied, then an account may still be an eligible account if each rating agency gives their approval.

A "RESTRICTED ELIGIBLE RECEIVABLE" is a receivable arising on an eligible account, the terms of which fail to comply with the Consumer Credit Act, such that a court would have no discretion to grant a court order.

A "DEFAULTED RECEIVABLE" is any receivable in a defaulted account.

A "PERMITTED ADDITIONAL JURISDICTION" is a jurisdiction - other than England, Wales, Scotland and Northern Ireland - agreed by the transferor and the receivables trustee, and which each rating agency has confirmed in writing that its inclusion as a permitted additional jurisdiction will not result in its withdrawing or reducing its rating on any related beneficiary debt.

A "RESTRICTED ADDITIONAL JURISDICTION" is a jurisdiction - other than England, Wales, Scotland and Northern Ireland or a permitted additional jurisdiction - which together with each other account with a billing address in that jurisdiction and any other jurisdiction other than England, Wales, Scotland, Northern Ireland or a permitted additional jurisdiction represent less than 5 per cent. by outstanding receivables balance.

A "NOTICE OF ASSIGNMENT" means a notice given to a cardholder of the assignment of the receivables - and the benefit of any guarantees - to the receivables trustee.

An "ELIGIBLE RECEIVABLE" means a receivable that:

*     has arisen under an eligible account;

* was originated under one of the transferor's standard form credit or charge card agreements and is governed, in whole or in part, by the Consumer Credit Act, or else, if the related account was acquired by the transferor, contractual terms that are materially the same as the standard form credit or charge card agreements and are governed, in whole or in part, by the Consumer Credit Act;

*     was otherwise created in compliance with all other applicable laws;

* was originated in accordance with the transferor's policies and procedures and usual practices for its credit and charge card business;

* is not a defaulted receivable as at the offer date or addition date, as applicable;

* is free of any encumbrances exercisable against the transferor arising under or through the transferor or any of its affiliates;

*     to which the transferor has good and marketable title;

* is the legal obligation of the cardholder, enforceable - except in the case of restricted eligible receivables - in accordance with the terms of the credit or charge card agreement, subject to bankruptcy, general principles of equity and limitations on enforcement in any cardholder jurisdiction; and

* is not currently subject to any defence, dispute, event, set-off, counterclaim or enforcement order.

As is market practice in the United Kingdom for credit and charge card securitisation transactions, principal receivables that are delinquent will still constitute eligible receivables if they comply with the eligibility requirements. See the table captioned "Delinquency Experience - Securitised Portfolio" in "Barclaycard and the Barclaycard Card Portfolio - Delinquency and Loss Experience" above for data showing the percentage of delinquent receivables.

"INELIGIBLE RECEIVABLES" means principal receivables which arise under a designated account but which do not comply with all the criteria set out in the definition of eligible receivables as at the pool selection date or an addition date, as applicable.

AMENDMENTS TO CARD AGREEMENTS AND CARD GUIDELINES

The transferor may amend the terms and conditions of its standard form card agreements or change its policies and procedures and usual practices for its general card business. These amendments may include reducing or increasing the amount of monthly minimum required payments required or may involve changes to periodic finance charges or other charges that would apply to the designated accounts. See "Risk Factors: A Change in the Terms of the Receivables May Adversely Affect the Amount or Timing of Collections and May Cause an Early Redemption of Your Notes or a Downgrade of Your Notes".

SUMMARY OF SECURITISED PORTFOLIO

The tables that follow summarise the securitised portfolio by various criteria as of the billing dates of accounts in the month ending on 30 September 2005. Because the future composition of the securitised portfolio may change over time, these tables are not necessarily indicative of the composition of the securitised portfolio at any time after 30 September 2005.

                                       COMPOSITION BY ACCOUNT BALANCE
                                           SECURITISED PORTFOLIO

                                                     Percentage
                                                             of                             Percentage
                                              Total       Total                                     of
                                          Number of   Number of                                  Total
Balance Banding                            Accounts    Accounts             Receivables    Receivables
Credit Balance                             448,59 7        4.6%      -[POUND]20,395,952          -0.2%
Nil Balance                               3,563,144       36.4%                [POUND]0           0.0%
[POUND]0.01 to [POUND]5,000.00            5,357,826       54.7%    [POUND]5,816,879,460          65.3%
[POUND]5,000.01 to [POUND]10,000.00         373,528        3.8%    [POUND]2,567,940,158          28.8%
[POUND]10,000.01 to [POUND]15,000.00         38,348        0.4%      [POUND]438,058,428           4.9%
[POUND]15,000.01 to [POUND]20,000.00          4,022        0.0%       [POUND]68,079,687           0.8%
[POUND]20,000.01 to  [POUND]25,000.00         1,145        0.0%       [POUND]25,447,325           0.3%
[POUND]25,000.01 and over                       513        0.0%       [POUND]17,287,383           0.2%
                                       ------------   ---------    --------------------   ------------
Grand Total                               9,787,123      100.0%    [POUND]8,913,296,489         100.0%
                                       ============   =========    ====================   ============

                                     COMPOSITION BY CREDIT LIMIT
                                        SECURITISED PORTFOLIO

                                                   Percentage
                                                           of                           Percentage
                                           Total        Total                                   of
                                       Number of    Number of                                Total
Credit Limit                            Accounts     Accounts            Receivables   Receivables
Up to [POUND]500.00                    1,025,404        10.5%     [POUND]171,376,116          1.9%
[POUND]500.01 to [POUND]1,000.00         955,676         9.8%     [POUND]254,655,850          2.9%
[POUND]1,000.01 to [POUND]1,500.00       789,124         8.1%     [POUND]265,321,921          3.0%
[POUND]1,500.01 to [POUND]2,000.00       602,951         6.2%     [POUND]312,084,476          3.5%
[POUND]2,000.01 to [POUND]2,500.00       661,871         6.8%     [POUND]328,476,792          3.7%
[POUND]2,500.01 to [POUND]3,000.00       779,481         8.0%     [POUND]387,056,956          4.3%
[POUND]3,000.01 to [POUND]3,500.00     1,021,340        10.4%     [POUND]634,443,335          7.1%
[POUND]3,500.01 to [POUND]4,000.00       649,068         6.6%     [POUND]468,380,312          5.3%
[POUND]4,000.01 to [POUND]4,500.00       443,746         4.5%     [POUND]403,382,609          4.5%
[POUND]4,500.01 to [POUND]5,000.00       469,386         4.8%     [POUND]469,158,545          5.3%
[POUND]5,000.01 to [POUND]10,000.00    2,042,836        20.9%   [POUND]3,923,226,193         44.0%
[POUND]10,000.01 to [POUND]15,000.00     289,195         3.0%   [POUND]1,059,672,800         11.9%
[POUND]15,000.01 to [POUND]20,000.00      42,086         0.4%     [POUND]151,027,535          1.7%
[POUND]20,000.01 to [POUND]25,000.00      11,225         0.1%      [POUND]58,973,759          0.7%
[POUND]25,000.01 and over                  3,734         0.0%      [POUND]26,059,290          0.3%
                                     -----------  -----------   --------------------   -----------
Grand Total                            9,787,123       100.0%   [POUND]8,913,296,489        100.0%
                                     ===========  ===========   ====================   ===========

                          COMPOSITION BY ACCOUNT AGE
                             SECURITISED PORTFOLIO

                               Percentage
                                       of                           Percentage
                       Total        Total                                   of
                   Number of    Number of                                Total
Account Age         Accounts     Accounts            Receivables   Receivables

0 to 3 Months         97,922         1.0%      [POUND]53,011,699          0.6%
3 to 6 months        134,021         1.4%     [POUND]115,936,886          1.3%
6 to 9 months        155,913         1.6%     [POUND]145,445,864          1.6%
9 to 12 months       189,830         1.9%     [POUND]134,401,799          1.5%
12 to 15 months      427,862         4.4%     [POUND]330,818,862          3.7%
15 to 18 months      210,431         2.2%     [POUND]161,027,153          1.8%
18 to 21 months      154,672         1.6%     [POUND]116,698,357          1.3%
21 to 24 months      274,835         2.8%     [POUND]219,256,423          2.5%
2 to 3 years         958,807         9.8%     [POUND]797,027,549          8.9%
3 to 4 years         751,025         7.7%     [POUND]620,570,945          7.0%
4 to 5 years         428,329         4.4%     [POUND]337,484,658          3.8%
5 to 10 years      1,952,105        19.9%   [POUND]2,011,560,972         22.6%
Over 10 years      4,051,371        41.4%   [POUND]3,870,055,322         43.4%

Grand Total        9,787,123       100.0%   [POUND]8,913,296,489        100.0%

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                             SECURITISED PORTFOLIO

                                Percentage
                                        Of
                        Total        Total                           Percentage
                       Number       Number                                   Of
                           Of           Of                                Total
Region               Accounts     Accounts            Receivables   Receivables

East                1,106,739        11.3%   [POUND]1,008,487,561         11.3%
East Midlands         582,540         5.9%     [POUND]528,124,138          5.9%
London              1,729,836        17.7%   [POUND]1,704,762,299         19.1%
North East            521,176         5.3%     [POUND]450,296,718          5.1%
North West            874,126         8.9%     [POUND]770,912,124          8.6%
Northern Ireland      124,670         1.3%     [POUND]106,502,093          1.2%
Rest of UK             38,438         0.4%      [POUND]38,190,614          0.4%
Scotland              362,838         3.7%     [POUND]355,186,509          4.0%
South East          1,542,845        15.8%   [POUND]1,471,917,582         16.5%
South West            790,889         8.1%     [POUND]698,300,506          7.8%
Wales                 438,563         4.5%     [POUND]356,702,223          4.0%
West Midlands         782,519         8.0%     [POUND]682,919,762          7.7%
Yorks & Humb          596,786         6.1%     [POUND]529,613,240          6.0%
Unknown Postcode       77,764         0.8%      [POUND]89,465,815          1.0%
Non-UK                217,394         2.2%     [POUND]121,915,304          1.4%
                    ---------   ----------   --------------------   -----------
Grand Total         9,787,123       100.0%   [POUND]8,913,296,489        100.0%
                    =========   ==========   ====================   ===========

                             MATURITY ASSUMPTIONS

On each transfer date during the Controlled Accumulation Period an amount equal to the Controlled Deposit Amount will be deposited in the Principal Funding Account until the balance of the Principal Funding Account equals the Investor Interest. Although it is anticipated that principal collections will be available on each transfer date during the Controlled Accumulation Period to make a deposit of the Controlled Deposit Amount and that the Investor Interest will be paid to the MTN Issuer on the series 05-4 scheduled redemption date, allowing the MTN Issuer to redeem the series 05-4 medium term note certificate fully, no assurance can be given that sufficient principal collections will be available. If the amount required to pay the Investor Interest in full is not available on the series 05-4 scheduled redemption date, a Series 05-4 Pay Out Event will occur and the Rapid Amortisation Period will begin.

If a Regulated Amortisation Trigger Event occurs during the Controlled Accumulation Period, the Regulated Amortisation Period will begin. If any other Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortisation Period will begin. In each case, any amount on deposit in the Principal Funding Account will be paid to the MTN Issuer for the Investor Interest on the first payment date relating to the Regulated Amortisation Period or the Rapid Amortisation Period. In addition, to the extent that the Investor Interest for each class has not been distributed in full, the MTN Issuer will be entitled to monthly distributions of principal collections during the Rapid Amortisation Period equal to the Available Investor Principal Collections until the Investor Interest has been distributed in full or, during the Regulated Amortisation Period, an amount equal to the Controlled Deposit Amount until the Investor Interest has been distributed in full. A Pay Out Event occurs, either automatically or after specified notice, after a Trust Pay Out Event or a Series 05-4 Pay Out Event occurs. See "The Receivables Trust:
Trust Pay Out Events" and "Series 05-4: Series 05-4 Pay Out Events". If a Series 05-4 Pay Out Event occurs, it will automatically trigger an early redemption event under the series 05-4 medium term note certificate.

The following table presents the highest and lowest cardholder monthly payment rates for the bank portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown. These are calculated as a percentage of total opening receivables balances during the periods shown. The payment rates are based on amounts which would be deemed payments of principal collections and finance charge collections for the related accounts.

                       Cardholder Monthly Payment Rates
                             Securitised Portfolio

Table Currency        9 months
                      ended 30
Table Currency       September               Year ended 31 December
                         2005      2004      2003      2002      2001      2000
Lowest Month           18.58%    20.10%    20.68%    19.61%    20.83%    21.16%
Highest Month          22.33%    25.50%    24.84%    26.26%    26.34%    26.09%
Monthly Average        20.39%    21.86%    22.79%    22.97%    23.42%    23.91%

Collections may vary from month to month due to:

*     seasonal variations;

*     promotional offerings - such as payment holidays;

*     general economic conditions; and

*     payment habits of individual cardholders.

There is no guarantee that the future monthly payment rates for the securitised portfolio will be similar to the historical experience set forth in the table above or that there will be enough principal collections to deposit the Controlled Deposit Amount into the Principal Funding Account each month to fully redeem your notes by the series 05-4 scheduled redemption date. If a Pay Out Event occurs, the average life and maturity of your notes could be significantly reduced, since you may start receiving principal distributions before the series 05-4 scheduled redemption date.

Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Deposit Amount or a Pay Out Event may occur which would start the Rapid Amortisation Period or the Regulated Amortisation Period, there is no guarantee that the actual number of months elapsed from the closing date to the final distribution date for your notes will equal the expected number of months. As described under "Series 05-4: Postponement of Controlled Accumulation Period", if the servicer shortens the Controlled Accumulation Period there is no guarantee that there will be enough time to accumulate all amounts necessary to fully pay the Investor Interest on the series 05-4 scheduled redemption date. See "Risk
Factors: Principal on your Notes May Be Paid Earlier Than Expected Creating a Reinvestment Risk to You or Later than Expected".

                       RECEIVABLES YIELD CONSIDERATIONS

The gross revenues from finance charges and fees billed to accounts in the portfolio of credit and charge card accounts for each of the six months ended June 2005, the calendar years ended 31 December, 2004, 31 December, 2003, 31 December, 2002, 31 December, 2001 and 31 December, 2000 are presented in the following table.

Prior to the creation of the receivables trust, Barclaycard recorded yield information on an accruals basis, which includes earned but not necessarily paid finance charges and fees. A system change to allocate cash in priority against finance charges ahead of principal was made in October 1999. This resulted in increased yield in 2000. Cash yields from 2000 onwards include principal and interest recovered on charged-off accounts, which typically results in higher cash yields than accrual yields. The yield on both an accrual and a cash basis will be affected by many factors, including the monthly periodic finance charges on the receivables, the amount of the annual fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. For example, the transferor could change the monthly interest rate applied to the accounts or reduce or eliminate fees on the accounts. See "Risk Factor: A Change in the Terms of the Receivables May Adversely Affect the Amount or Timing of Collections and May Cause an Early Redemption or a Downgrade of Your Notes".

The following table sets forth the revenue for the securitised portfolio of card accounts. The revenue is comprised of monthly periodic finance charges, card fees, special fees, annual fees and interchange. These revenues vary for each account based on the type and volume of activity for each account. See "Barclaycard and the Barclaycard Card Portfolio".

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
                                  CARDHOLDER MONTHLY ACCRUED YIELDS BANK PORTFOLIO

                                 9 months
                                 ended 30
                                September   Year ended 31   Year Ended 31   Year Ended 31   Year Ended 31          Year Ended 31
                                     2005   December 2004   December 2003   December 2002   December 2001          December 2000
Finance charges and
 fees 1,2                   1,096,453,645   1,356,642,484   1,314,105,516   1,243,628,614   1,247,138,637   [POUND]1,413,692,116

Average receivables
 outstanding 3              9,249,267,853   8,789,036,883   8,274,226,639   7,466,182,635   7,230,221,277   [POUND]6,835,091,131

Yield from finance
 charges and fees 4                15.81%          15.44%          15.88%          16.66%          17.25%                 20.68%

Interchange                   118,893,747     176,211,134     191,405,583     187,437,923     186,525,567     [POUND]183,408,157

Yield from Interchange 5            1.71%            2.00%          2.31%           2.51%           2.58%                  2.68%

Yield from finance
 charges, fees and
 interchange                       17.52%           17.44%         18.20%          19.17%           19.83%                23.37%

Revenues vary for each account based on type and volume of activity for each account. See "Barclaycard and the Barclaycard Portfolio".

1 Finance charges and fees are comprised of monthly periodic finance charges, annual fees and other card fees.

2 Accrued finance charges and fees are presented net of adjustments made pursuant to Barclaycard's normal servicing procedures.

3 Average receivables outstanding is the average monthly receivable balance during the periods indicated.

4 Yield from finance charges and fees is the result of dividing the annualised accrued finance charges and fees by the average receivables outstanding for the period.

5 Yield from interchange is the result of dividing annualised revenue attributable to interchange received during the period by the average receivables outstanding for the period.

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

                             THE RECEIVABLES TRUST

GENERAL LEGAL STRUCTURE

The receivables trust was constituted on 1 November 1999 and is a trust formed under English law by the receivables trustee as trustee and Barclays as trust cash manager, initial transferor, transferor beneficiary and excess interest beneficiary. The receivables trust was declared for the financings described in this prospectus. The terms and conditions of the receivables trust are contained in the declaration of trust dated 1 November 1999 as amended and restated by the declaration of trust and trust cash management agreement dated 23 November 1999, and supplemented by the series supplements to the declaration of trust and trust cash management agreement, which are governed by English law. This section will describe to you the material terms of the receivables trust and declaration of trust and trust cash management agreement. The terms of the declaration of trust and trust cash management agreement may be varied or added to by executing a supplement - but only for the series of investor certificates issued under the supplement. A precondition to the receivables trustee entering into a supplement is obtaining confirmation from the rating agencies that entering into the supplement will not result in any rating agency withdrawing or downgrading its rating of any debt that is ultimately secured by the receivables in the receivables trust. Under the declaration of trust and trust cash management agreement, the receivables trustee holds all of the receivables trust's property on trust for:

* the initial transferor beneficiary and the excess interest beneficiary as the initial beneficiaries of the trust; and

* for any other person who may become an additional transferor beneficiary or additional beneficiary of the trust as allowed by the declaration of trust and trust cash management agreement.

Other than the excess interest beneficiary and a transferor beneficiary, the two categories of beneficiary are:

* an investor beneficiary, which may include any investor beneficiary subordinate to another investor beneficiary as a provider of credit enhancement; or

* an enhancement provider for a series of investor certificates, if provided for in the supplement for that series.

The excess interest beneficiary and the initial transferor beneficiary are the initial beneficiaries of the receivables trust. Any subsidiary of the initial transferor that, with the prior written consent of all existing beneficiaries of the receivables trust, accedes to the receivables securitisation agreement as an additional transferor will upon its accession become an additional transferor beneficiary of the receivables trust.

By making payments to the receivables trustee as a contribution to the receivables trust's property, as set out in the declaration of trust and trust cash management agreement, other persons can form a series of the receivables trust. These persons are called additional beneficiaries. When payment is made, the additional beneficiaries will be given a certificate evidencing a beneficial interest in the receivables trust to show that they are an investor. This process is called an acquisition and the certificate is called an investor certificate. When an acquisition takes place a notice will be given that will list the parties to the acquisition and anyone who is providing credit enhancement for the series of investor certificates, called an enhancement provider. A new supplement to the declaration of trust and trust cash management agreement will govern each new series of the receivables trust that is created.

Two types of acquisition may be made:

* the transferor beneficiary may direct the receivables trustee, in exchange for tendering the certificate it holds showing its entitlement to the receivables trust's property - called the"TRANSFEROR CERTIFICATE"
      - to issue a new series of investor certificates and to reissue the transferor certificate evidencing the transferor's beneficial entitlement to the receivables trust's property. This is known as a "TRANSFEROR ACQUISITION". Series 05-4 will be the eleventh series of investor certificates issued by the receivables trust and will be created by a transferor acquisition occurring on the closing date. The first series investor certificate (for series 99-1)is no longer in existence as series 99-1 was fully paid out in November 2002.

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

* the second type of acquisition which may be made is an investor acquisition where, if the supplement permits, an investor beneficiary together with the transferor beneficiary may direct the receivables trustee, in exchange for tendering their investor certificates and the transferor certificate to issue one or more new investor certificates and a reissued transferor certificate. The supplement for series 05-4 does not provide for an investor acquisition.

The receivables trustee will authenticate and deliver a series of investor certificates only when it has first received:

* a supplement signed by the parties to the new series, including the receivables trustee and the transferor beneficiary, specifying the principal terms of the series;

* the credit enhancement, if any, and any agreement by which an enhancement provider agrees to provide credit enhancement - series 05-4 has subordination and the Spread Account as credit enhancement and will not have an enhancement provider or an enhancement agreement;

* a solvency certificate from the transferor and any additional transferors;

* written confirmation from the rating agencies that the proposed acquisition will not result in the reduction or withdrawal of their ratings on any notes issued by the issuer or any other issuer of any series of notes that is ultimately secured by the receivables in the receivables trust - called "RELATED BENEFICIARY DEBT";

* written confirmation from each additional beneficiary and enhancement provider, if any, that:

      (1) its usual place of abode is in the United Kingdom and it will be within the charge to United Kingdom corporation tax for all amounts regarded as interest for UK tax purposes received by it under the transactions contemplated by the series of investor certificates;or

      (2) it is a bank, as defined for purposes of Section 349(3)(a) of the Income and Corporation Taxes Act 1988, and it will be within the charge to United Kingdom corporation tax for all amounts regarded as interest for UK tax purposes received by it under the series of investor certificates;

* the existing transferor certificate and, if it is an investor acquisition, the applicable investor certificates;

*     an officer's certificate provided by the transferor certifying either:

      (1)    that:

             * each class of related beneficiary debt issued as part of the acquisition and described in the related supplement will be rated in one of the three highest rating categories by at least one rating agency recognised in the United Kingdom;

             * each investor beneficiary - other than any enhancement provider - will have associated with it, either directly or indirectly, a class of related beneficiary debt;and

             * the enhancement for each series will be provided by any combination of subordination, a letter of credit, a cash collateral loan, a surety bond, an insurance policy, or a spread or reserve account funded from excess finance charge collections ultimately reverting to the excess interest beneficiary or transferor to the extent not utilised as enhancement, but through no other means; or

      (2) it has determined that, based on legal advice, the acquisition is in the best interests of the transferor beneficiary and its affiliates.

Each supplement to the declaration of trust and trust cash management agreement will specify the principal terms for its series of investor certificates, including the accumulation period or amortisation period for the payment of principal. For each series these may be of different lengths and begin on different dates. Enhancement is specific to each series and will be held and used by the receivables trustee only for the benefit of the relevant series. Certain series may be subordinated to other series, and classes within a series may have different priorities. Whether or not a series or class is subordinated will be set out in the related supplement. Series 05-4 will not be subordinate to any other series. There will be no limit on the number of acquisitions that may be performed.

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

The receivables trustee will not be able to arrange for additional supplements without obtaining the consent of all the beneficiaries constituting each existing series. Even if the receivables trustee receives all these consents, no acquisition will be effective unless the rating agencies confirm that the additional supplement will not result in the reduction or withdrawal of their rating of any related beneficiary debt.

THE RECEIVABLES TRUST'S PROPERTY

The property of the receivables trust will include all present and future receivables located on the Triumph accounting system or any other accounting system used by the transferor from time to time, arising under all MasterCard and VISA credit and charge card accounts of Barclaycard's individual cardholders on designated product lines that have not been identified as non-designated accounts and that are denominated in pounds sterling with a billing address within England, Wales, Scotland, Northern Ireland or a permitted additional jurisdiction or a restricted additional jurisdiction. We refer to these accounts as the "DESIGNATED ACCOUNTS". See "The Receivables:
Representations". The receivables have been and will continue to be assigned to the receivables trustee under the receivables securitisation agreement between Barclaycard as transferor and the receivables trustee. The receivables securitisation agreement is governed by English law. Occasionally some accounts may be removed from the pool of designated accounts. These accounts we refer to in this prospectus as the "REDESIGNATED ACCOUNTS".

The transferor is required to ensure that any of Barclaycard's credit and charge card accounts that are to be excluded from or otherwise outside the scope of the offer or transfer to the receivables trustee under the receivables securitisation agreement or that are to be removed from the pool of designated accounts are identified on its computer system prior to the date of offer or the date of transfer.

The property of the receivables trust will also include:

* all monies due in payment of the receivables under designated accounts from time to time;

* all proceeds of the receivables and proceeds of any guarantees and insurance policies for the receivables - to the extent that they are capable of assignment - including proceeds of disposals by the receivables trustee of charged-off receivables to Barclaycard;

*     the benefit of any Acquired Interchange; see "The Receivables:
      Interchange";

*     all monies on deposit in the Trust Accounts;

* any credit enhancement for the benefit of any series or class of beneficiary; and

* all monies provided by beneficiaries of the receivables trust to fund the purchase of receivables, until these monies are applied as intended.

The receivables are divided into eligible receivables and ineligible receivables. Each investor beneficiary, the excess interest beneficiary and the transferor beneficiary are beneficially entitled to interests in the pool of eligible receivables.

The transferor beneficiary is beneficially entitled to the entire pool of ineligible receivables and is solely entitled to all collections of ineligible receivables.

The total principal amount of the interest of the investor beneficiary in a series is called the "INVESTOR INTEREST" of that series and reflects that series' entitlement to principal receivables. The investor beneficiaries' aggregate entitlement under the receivables trust is called the "AGGREGATE INVESTOR INTEREST" and comprises the aggregate of each entitlement under each series supplement.

The total amount of the interest of the transferor beneficiary in the receivables trust is called the "TRANSFEROR INTEREST" and reflects the transferor beneficiary's entitlement to principal receivables not allocated to each outstanding series.

GENERAL ENTITLEMENT OF BENEFICIARIES TO TRUST PROPERTY

The transferor beneficiary and each investor beneficiary will acquire undivided interests in the receivables trust by making payments in favour of the receivables trustee. Some of the receivables trust's property that will constitute credit enhancement may be specified as being the beneficial entitlement of particular beneficiaries or particular series only. The beneficiaries of the receivables trust are each beneficially entitled to share in the receivables trust's property and each beneficiary, other than an enhancement provider, has or will acquire interests in the pool of eligible receivables - called the "ELIGIBLE RECEIVABLES POOL". See "Series 05-4" for a description of the beneficial entitlement of the issuer to receivables and for a description of the manner in which collections will be allocated to the issuer.

Under the receivables trust as originally created, the beneficial entitlement of Barclaycard as the excess interest beneficiary to the property of the receivables trust at any time was called the "EXCESS INTEREST". The Excess Interest consisted of a beneficial entitlement to the residue of the finance charge collections and Acquired Interchange for each monthly period after amounts have been allocated to each beneficiary forming part of that series or group of series, if applicable, and have been used to make payments to the enhancement provider, if it is not a beneficiary. These payments will include amounts deemed to represent finance charge collections as stated in the supplement for the series.

Because Barclaycard will transfer its entitlement to the portion of the excess interest attributable to series 05-4 to the MTN Issuer, the portion of the excess interest attributable to series 05-4 will be paid to the MTN Issuer.

To understand the beneficial entitlement of the transferor beneficiary and each additional transferor beneficiary you have to understand the definition of "Transferor Percentage". The Transferor Percentage is the percentage equal to 1OO per cent. less the sum of the applicable Investor Percentages of each outstanding series.

The aggregate beneficial entitlement of the transferor beneficiary at any time consists of the following:

* the Transferor Percentage of eligible principal receivables; the Transferor Percentage is calculated for this purpose using the Floating Investor Percentage for the Investor Percentage of each series;

* the Transferor Percentage of finance charge receivables; the Transferor Percentage is calculated for this purpose using the Floating Investor Percentage as the Investor Percentage for each series;

*     all ineligible receivables; and

* all monies held in the Trust Accounts that represent investment earnings on permitted investments made using monies deposited in those Trust Accounts, unless something else is provided for in the supplement; the supplement for series 05-4 does not provide for something else.

"PERMITTED INVESTMENTS" means the following:

* demand or time deposits, certificates of deposit and other short-term unsecured debt obligations at or of any institution that has unsecured and unguaranteed debt obligations of A-1+ and P-1 by Standard & Poor's and Moody's; and

* short-term unsecured debt obligations - including commercial paper - issued or guaranteed by any body corporate whose unsecured and unguaranteed debt obligations are A-1+ and P-1 by Standard & Poor's and Moody's.

The aggregate beneficial entitlement of the transferor beneficiary to any other trust property at any time is equal to the proportion that the Transferor Interest bears to the amount of eligible principal receivables at that time. The initial transferor beneficiary's and each additional transferor beneficiary's entitlement to the aggregate beneficial entitlement of the transferor beneficiary is equal to its proportionate share described in the transferor certificate.

ALLOCATION AND APPLICATION OF COLLECTIONS

The following accounts have been opened by the receivables trustee at 1234 Pavillion Drive, Northampton, NN4 7SG, England:

* a collection account called the "TRUSTEE COLLECTION ACCOUNT", which is where principal collections and finance charge collections are credited; and

* the acquisition account called the "TRUSTEE ACQUISITION ACCOUNT", which is where amounts are credited that can be used to purchase beneficial interests in receivables for the investor or transferor beneficiaries.

The Trustee Acquisition Account, the Trustee Collection Account and any additional bank accounts of the receivables trust that the receivables trustee may open for particular beneficiaries are

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

collectively called "TRUST ACCOUNTS". The receivables trustee will have legal title to the funds on deposit in each Trust Account.

Collections from cardholders for designated accounts and cardholders for other card accounts of Barclaycard are initially paid to Barclaycard's bank accounts before being cleared on a same-day basis to a bank account called the "BARCLAYCARD OPERATING ACCOUNT". The Barclaycard Operating Account is currently held by Barclaycard at its branch located at 1234 Pavillion Drive, Northampton NN4 7SG, England. The transferor has declared a trust over the Barclaycard Operating Account.

All money in the Barclaycard Operating Account will be held on trust for the receivables trustee and transferred to the Trustee Collection Account within two business days after processing. All money in the Trustee Collection Account will be treated as collections from receivables of designated accounts unless it has been incorrectly paid into the account. Incorrect payments will be deducted from the appropriate collections on the business day on which the error is notified to the receivables trustee.

Amounts incorrectly categorised as principal collections of eligible receivables but which are really collections of ineligible receivables will be given back to the transferor beneficiary, after making adjustments for errors but before allocating amounts of principal collections that are property of the receivables trust. The receivables trustee will treat all money deposited in the Trustee Collection Account as property of the receivables trust unless notified otherwise by the trust cash manager.

The Eligible Receivables Pool and the Transferor Interest are increased or decreased, as applicable, to account for the errors made.

Eligible principal receivables in defaulted accounts are allocated between the transferor beneficiary and each series of investor certificates in accordance with their respective beneficial entitlements to the property of the receivables trust at the time the account becomes a defaulted account. Credit adjustments for principal receivables are allocated to the transferor beneficiary as a reduction of the Transferor Interest until the Transferor Interest reaches zero. Ineligible principal receivables in defaulted accounts reduce the transferor's interest in ineligible receivables - called the "TRANSFEROR INELIGIBLE INTEREST" - until it reaches zero.

Collections that are property of the receivables trust are categorised as:

*     principal collections;

*     finance charge collections; or

*     ineligible collections.

If a Discount Percentage is nominated by the transferor, the Discount Percentage of principal collections will be treated as finance charge collections. The transferor has no current intention to nominate a Discount Percentage. See "The Receivables: Discount Option Receivables".

If the related supplement says so, each series will also be entitled to a portion of Acquired Interchange. Series 05-4 will be allocated a portion of Acquired Interchange as described in "Series 05-4". To the extent that any Acquired Interchange is not allocated to all those series, it will be allocated to the transferor beneficiary.

Each series will be entitled to receive varying percentages of principal collections, finance charge collections and receivables in defaulted accounts. Each of these percentages is called an "INVESTOR PERCENTAGE". The transferor beneficiary will be entitled to its applicable Transferor Percentage of principal collections and finance charge collections and receivables in defaulted accounts. The excess interest beneficiary is entitled to finance charge collections allocated to a series that are not allocated to:

*     any other beneficiary, whether or not a member of that series; or

* any enhancement provider, as set out in the supplement relating to that series.

Each supplement will set out, for its series, the entitlement of each investor beneficiary to principal collections, finance charge collections and Acquired Interchange.

The transferor may fulfil any obligation to make payments to the receivables trustee for principal receivables for which it has breached a warranty by:

*     reducing the Transferor Interest - but not below zero; and

*     increasing the Transferor Ineligible Interest.

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

However, if the Transferor Interest would be reduced below zero, the transferor must make a similar payment in immediately available funds to the receivables trustee under the declaration of trust and trust cash management agreement and the receivables securitisation agreement.

The receivables trustee will pay the trust cash management fee (which is inclusive of VAT) to the trust cash manager from payments made by the beneficiaries and this amount will be deducted from the transferor beneficiary's and each series' portion of the finance charge collections.

The receivables trustee will transfer money daily from the Trustee Collection Account in the following priority:

(1) the amount of any incorrect payments notified to the receivables trustee not previously allocated as collections, to the Barclaycard Operating Account, after which the transferor beneficiary will own the money absolutely;

(2) the amount of ineligible collections notified to the receivables trustee not previously allocated as principal collections, to a bank account opened in the name of the transferor to deposit the cash proceeds of the purchase price of the receivables, called the "BARCLAYCARD PROCEEDS ACCOUNT", after which the transferor beneficiary will own the money absolutely;

(3) the total amount of principal collections allocated to the investor interest of any outstanding series, minus the Investor Cash Available for Acquisition of that series from the Principal Collections Ledger to the account specified in the supplement for that series;

(4) the total amount of Investor Cash Available for Acquisition and Transferor Cash Available for Acquisition needed on that day from the ledger of the Trustee Collection Account for principal collections - called the "PRINCIPAL COLLECTIONS LEDGER" - to the Trustee
      Acquisition Account;

(5) the Transferor Percentage of finance charge collections and the amount of Acquired Interchange deposited in the Trustee Collection Account not allocated to the investor interest of any outstanding series, from the ledger of the Trustee Collection Account for finance charge collections - called the "FINANCE CHARGE COLLECTIONS LEDGER" - to the Barclaycard Proceeds Account, or as the transferor beneficiary may direct, after which the money will be owned by the transferor beneficiary absolutely; and

(6) each finance charge amount and all Acquired Interchange allocable to any outstanding series, from the Finance Charge Collections Ledger to any account that may be specified in the supplement for that series.

ACQUIRING ADDITIONAL ENTITLEMENTS TO TRUST PROPERTY AND PAYMENTS FOR
RECEIVABLES

To understand what a revolving period is, see "Series 05-4: Allocation, Calculation and Distribution of Principal Collections to the MTN Issuer".

During the revolving period for a series, the receivables trustee will use the portion of principal collections allocated to the investor beneficiaries of that series and which is available to fund the acquisition of the beneficial entitlement to receivables to pay for the purchase of the beneficial entitlement to receivables that are eligible. These available principal collections are called "INVESTOR CASH AVAILABLE FOR ACQUISITION". No Investor Cash Available for Acquisition will be used to fund ineligible receivables.

On any day a series may be allocated more money for acquisitions than is needed to purchase existing or future receivables that are eligible and available for a series to fund. In that case, that series will use the excess Investor Cash Available for Acquisition to acquire available Transferor Interest from the transferor beneficiary and, if allowed under its supplement, investor interest from other designated series. Any money left over will be used to fund acquisitions on subsequent business days.

The transferor beneficiary will fund the amount payable by the receivables trustee for all the existing and future receivables that all series are unable to fund plus the amount of any ineligible receivables that need to be funded. Consequently, the amount payable by the receivables trustee to the transferor for all existing and future receivables it is purchasing on any business day will be funded first by the series to the extent of all of the Investor Cash Available for Acquisition and then by the transferor beneficiary to the extent of the Transferor Cash Available for Acquisition. "TRANSFEROR CASH AVAILABLE FOR ACQUISITION" for any day means an amount equal to the Transferor Percentage of principal collections processed on that day.

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On each business day after making all adjustments, the beneficial interest of each series in the Eligible Receivables Pool:

* will be decreased by the amount of principal collections allocated to that series that constitutes Investor Cash Available for Acquisition; and

* will be increased by the amount of Investor Cash Available for Acquisition used by the receivables trustee to pay for existing and future receivables and the amount of Investor Cash Available for Acquisition allocated to the Transferor Interest or the investor interest of other series to increase the proportion of the beneficial interest of that series.

These changes will not affect the beneficial entitlement of:

* any beneficiary to monies credited to any Trust Account to which it is beneficially entitled; or

* any series to monies credited to any Trust Account to which the beneficiaries constituting that series are together beneficially entitled.

On each business day after making all adjustments, the beneficial interest of the transferor beneficiary in the Eligible Receivables Pool:

* will be decreased by the amount of principal collections and Investor Cash Available for Acquisition allocated to the transferor beneficiary; and

* will be increased by the amount of Transferor Cash Available for Acquisition and the increase in the Transferor Interest resulting from the decrease described in the prior bullet point.

However, any change in the beneficial interest of the transferor beneficiary in the Eligible Receivables Pool will not affect the beneficial entitlement of the transferor beneficiary to money credited to any Trust Account to which it is beneficially entitled.

The investor interest of each series and the beneficial interest in the receivables trust of each additional beneficiary will increase or decrease as described in the related supplement.

On each business day, after making all adjustments, the Transferor Interest:

* will be decreased by the amount of Transferor Cash Available for Acquisition not used to pay for new receivables and Investor Cash Available for Acquisition transferred to the transferor beneficiary by credit to the Barclaycard Proceeds Account; and

* will be increased by the purchase price payable to the transferor by the receivables trustee to be funded by the transferor beneficiary.

These changes will not affect the beneficial entitlement of the transferor beneficiary to money credited to any Trust Account to which it is beneficially entitled.

Other adjustments to the Transferor Interest are explained in "The Receivables
Trust: Allocation and Application of Collections".

NON-PETITION UNDERTAKING OF BENEFICIARIES

Each beneficiary of the receivables trust, including Barclaycard as transferor beneficiary and excess interest beneficiary, the transferor, the trust cash manager and any successor trust cash manager, by entering into a supplement, will agree with the receivables trustee for itself and as trustee that it will not attempt to take any action or legal proceedings for the winding up, dissolution or reorganisation of, or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer for, any investor beneficiary, the receivables trustee or the receivables trust. These parties will also agree not to seek to enforce any judgments against any of those persons.

TRUST PAY OUT EVENTS

The following is a list of what we refer to in this prospectus as the "TRUST PAY OUT EVENTS":

(1) the transferor consents or takes any corporate action to appoint a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or over all or substantially all of its revenues and assets;

(2) proceedings are started against the transferor under any applicable liquidation, insolvency, composition or re-organisation or similar laws for its winding up, dissolution, administration or re-organisation and the proceedings are not discharged within 60 days, or a receiver,

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      administrator, administrative receiver, liquidator, trustee or similar officer of it or relating to all or substantially all of its revenues and assets is legally and validly appointed and is not discharged within 14 days;

(3) a duly authorised officer of the transferor admits in writing that the transferor beneficiary or excess interest beneficiary is unable to pay its debts when they fall due within the meaning of Section 123(1) of the Insolvency Act 1986 or the transferor makes a general assignment for the benefit of or a composition with its creditors or voluntarily suspends payment of its obligations to generally readjust or reschedule its debt;

(4) the transferor cannot transfer receivables in the designated accounts to the receivables trust in the manner described in the receivables securitisation agreement;

(5) the transferor stops being either a resident in the United Kingdom for tax purposes or liable for United Kingdom corporation tax; or

(6)   either:

      * a change in law or its interpretation or administration results in the receivables trustee becoming liable to make any payment on account of tax - other than stamp duty payable in the United Kingdom for the transfer of receivables under the receivables securitisation agreement; or

      * any tax authority asserts a tax liability or takes other actions against Barclays or any of its subsidiaries in relation to the transaction which would have an adverse affect on them which is more than trivial, if Barclays obtains an opinion of counsel stating that the tax liability would be due. This event will be treated as occurring when Barclays, as transferor beneficiary, gives written notice of it to the receivables trustee.

The Trust Pay Out Events in paragraphs (1), (2) and (3) are called "INSOLVENCY EVENTS". If an Insolvency Event occurs, a Pay Out Event will occur for each series, each beneficiary within a series and for the transferor beneficiary. If any other Trust Pay Out Event occurs, a Pay Out Event will occur for each series and each beneficiary within a series. Trust Pay Out Events will occur without any notice or other action on the part of the receivables trustee or any beneficiary, as soon as the event happens.

A "PAY OUT EVENT" for series 05-4 means a Trust Pay Out Event or one of the events listed in "Series 05-4: Series 05-4 Pay Out Events".

After an Insolvency Event, future receivables, other than finance charge receivables accruing for principal receivables that have been assigned to the receivables trustee, will no longer be assigned to the receivables trustee. The receivables trustee will not be entitled to accept any more offers of receivables after an Insolvency Event. Finance charge receivables accruing on principal receivables that have been assigned to the receivables trustee before the Insolvency Event will still be part of the receivables trust's property and finance charge collections from them will continue to be allocated and applied as set out in the declaration of trust and trust cash management agreement and each supplement.

The receivables trustee will notify each beneficiary if an Insolvency Event occurs and will dispose of the receivables on commercially reasonable terms, unless within 60 days of that notice beneficiaries representing more than 50 percent, of the investor interest of every series, both the transferor beneficiary and the excess interest beneficiary - in each case, if not subject to an Insolvency Event - and every other person identified in any supplement disapproves of the liquidation of the receivables and wishes to continue with the receivables trustee accepting offers and purchasing receivables under the receivables securitisation agreement. Money from this sale will be treated as collections on the receivables and will be distributed in accordance with the provisions of the declaration of trust and trust cash management agreement and each supplement. See "Series 05-4".

TERMINATION OF THE RECEIVABLES TRUST

If the receivables trust has not already been dissolved after an Insolvency Event, then the transferor beneficiary can instruct the receivables trustee to dissolve the receivables trust when:

*     the total amount of all of the investor interests is reduced to zero;

* there are no finance charge collections or other trust property allocated to any beneficiaries other than the transferor beneficiary or the excess interest beneficiary; and

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*     no beneficiary is committed to fund payments to the transferor for purchases of receivables by the receivables trust.

After the receivables trust is dissolved, all of the receivables trust's property will be controlled by the transferor beneficiary as residual beneficiary, and the receivables securitisation agreement will be terminated.

For the purposes of Section 1 of the Perpetuities and Accumulations Act 1964, the duration of the perpetuity period for the receivables trust's property will be a period ending not later than 80 years from the date of execution of the declaration of trust and cash management agreement. Any property of the receivables trust after this period will vest in the current beneficiaries in accordance with their entitlements to the receivables trust's property at that date.

AMENDMENTS TO THE DECLARATION OF TRUST AND TRUST CASH MANAGEMENT AGREEMENT

The declaration of trust and trust cash management agreement may be amended with the prior consent of each related beneficiary. No amendment will be effective unless each rating agency has confirmed that the amendment will not result in a reduction or withdrawal of its then current rating of any outstanding related beneficiary debt.

No investor beneficiary will consent to any proposed amendment unless instructed to do so by noteholders holding in total not less than two thirds of the medium term notes or certificates then outstanding of each outstanding series adversely affected. The investor beneficiary may not consent to any proposed amendment that would:

* reduce or delay required distributions to any investor beneficiary for the affected series;

* change the definition or the manner of calculating the investor interest, the Investor Percentage or the investor default amount of the affected series or any class of the affected series; or

* reduce the percentage required to consent to any amendment, unless instructed to do so by all the noteholders of the medium term notes or certificates then outstanding of the affected series.

DISPOSALS

Beneficiaries may not transfer or dispose of their beneficial entitlements in the receivables trust or create any encumbrance over its beneficial entitlement, except that:

* the transferor beneficiary or the Excess Interest beneficiary may dispose of the Transferor Interest or the Excess Interest by transferring all or substantially all of its properties and assets to any person, if that person also expressly assumes the duties and obligations of the transferor, the transferor beneficiary and the excess interest beneficiary under the relevant documents; after the transfer, the new person will be the person used to determine if an Insolvency Event has occurred;

* the transferor beneficiary or the excess interest beneficiary may transfer or create any encumbrance over the whole or any part of the Transferor Interest or the Excess Interest with the consent of investor beneficiaries representing in total more than one-half of the total investor interest of each series; however, the rating agencies must first confirm that the transfer or encumbrance will not result in a downgrade or withdrawal of its rating of any outstanding related beneficiary debt; and

* any beneficiary - except for the transferor beneficiary or the excess interest beneficiary - may transfer all or any part of their beneficial entitlement or grant an encumbrance over their beneficial entitlement with the prior written consent of the transferor beneficiary, which consent will not be unreasonably withheld; however, the receivables trustee must first receive confirmation in writing from the person to whom the transfer will be made or for whom the encumbrance will be granted or created, that it complies with the criteria referred to in the fifth and sixth prerequisite to the completion of an issuance as referred to on page 70 in "- General Legal Structure" above.

The receivables trustee will, upon the direction of all of the beneficiaries, be authorised to reassign to Barclaycard the beneficial interest in defaulted receivables for a purchase price equal to the amount received or recovered, if any, by Barclaycard from those defaulted receivables less the fees, costs and expenses incurred by Barclaycard in the recovery of that amount.

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TRUSTEE PAYMENT AMOUNT

The receivables trustee will be paid its remuneration, which is inclusive of VAT (if any), and reimbursed and indemnified (under the terms of the declaration of trust and trust cash management agreement) for any costs and expenses incurred by it in connection with its duties and activities as receivables trustee, including the part of these costs and expenses that represents VAT (if any) out of the property of the receivables trust allocated to the investor beneficiaries. The receivables trustee will be paid monthly in arrears on each transfer date the amounts certified by the trust cash manager to the receivables trustee by the end of any monthly period as being due to it for that monthly period. This payment is called the "Trustee Payment Amount". The proportion of the Trustee Payment Amount to be paid by series 05-4 and the MTN Issuer is described in "Series 05-4: Trustee Payment Amount".

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              SERVICING OF RECEIVABLES AND TRUST CASH MANAGEMENT

GENERAL - SERVICING

Barclaycard was appointed on the initial closing date by the beneficiaries of the receivables trust as initial servicer under the terms of the beneficiaries servicing agreement. Any additional transferor beneficiary or beneficiary must accede to the beneficiaries servicing agreement. The servicer will service, administer and manage the receivables and request and receive payments on the receivables using its usual procedures and normal market practices for servicing credit and charge card receivables comparable to the receivables in the designated accounts. The servicer has full power and authority, acting alone or through any other party properly designated, to undertake all actions concerning the servicing, administration and management of the receivables it considers necessary or desirable.

The servicer's duties include carrying out all servicing, administration and management functions in relation to the receivables and, insofar as the interests of the beneficiaries are affected, the designated accounts in accordance with Barclaycard's policies and procedures from time to time and in accordance with normal market practice, insofar as consistent with Barclaycard's policy and procedures. These functions include:

* carrying out valuations of receivables on designated accounts for the purpose of determining whether any receivables should be charged off in accordance with Barclaycard's credit and charge card guidelines;

* ensuring that the interests of the beneficiaries are taken into account in making decisions regarding the granting of credit to obligors;

* on its own behalf, preparing and keeping its own records as regards all of these matters, including in particular but without limitation, the matters referred to in the first two bullet points above;

* monitoring payments by obligors and notifying obligors of overdue payments; and

*     crediting and debiting obligors' accounts as appropriate.

The servicer will at all times be required to take all practicable steps to:

* ensure that payments made to the transferor by obligors are received into the Barclaycard Operating Account;

* identify any funds in the Barclaycard Operating Account which are required to be transferred to the trustee collection account for the benefit of the beneficiaries; and

*     ensure that such funds are so transferred when required.

The servicer will not resign from its obligations and duties as servicer under the beneficiaries servicing agreement unless its performance is no longer permitted under applicable law and there is no reasonable action that it could take to make it permissible. The servicer's resignation will not be effective until a successor servicer has been properly appointed. Barclaycard, as initial servicer, performs account processing and administration in-house, but has subcontracted some cardholder payment processing services, which are undertaken on Barclaycard's behalf by ASTRON (Business Processing Solutions).

The servicer will indemnify each investor beneficiary against all reasonable loss, liability, expense, damage or injury caused by the servicer's fraud, wilful misconduct or negligence in performing its servicing functions. However, the servicer will not indemnify any investor beneficiary:

* if any acts or omissions are caused by the negligence, fraud or wilful misconduct of that investor beneficiary or its agents;

* for any liabilities, costs or expenses of the receivables trust for any action taken by the receivables trustee at the request of any investor beneficiary of any series to which that investor beneficiary belongs;

* for any loss, claims or damages that are incurred by any of them acting in their capacity as beneficiaries, including those resulting from defaulted accounts; or

* for any liabilities, costs or expenses arising under any tax law, or any penalties or interest caused by a failure to comply with any tax law, payable by it in connection with the beneficiaries servicing agreement to any tax authority.

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The directors, officers, employees or agents of the servicer and the servicer itself will not be under any liability to the receivables trustee, the receivables trust, the investor beneficiaries, any enhancement provider or any other person under the beneficiaries servicing agreement or any related provider except in the case of intentional wrongdoing, bad faith or gross negligence in performing its duties under the beneficiaries servicing agreement.

Any person into which the servicer may be merged or consolidated, or any person succeeding to or acquiring the business of the servicer in whole or in part, after executing a supplemental agreement to the beneficiaries servicing agreement and the delivery of a legal opinion, will become the successor to the servicer or co-servicer with the servicer under the beneficiaries servicing agreement.

GENERAL - TRUST CASH MANAGEMENT

Barclaycard was appointed on the initial closing date by the receivables trustee as initial trust cash manager under the terms of the declaration of trust and trust cash management agreement. The trust cash manager will carry out cash management functions in relation to the receivables on behalf of the receivables trustee.

The trust cash manager's duties include but are not confined to:

*     making calculations on the allocations of receivables; and

* advising the receivables trustee to transfer money between the Trust Accounts and to make withdrawals and payments from the Trust Accounts as set forth in the declaration of trust and trust cash management agreement.

The trust cash manager will not resign from its obligations and duties as trust cash manager under the declaration of trust and trust cash management agreement unless its performance is no longer permitted under applicable law and there is no reasonable action that it can take to remedy the situation. The trust cash manager's resignation will not be effective until a successor trust cash manager has been properly appointed.

The trust cash manager will indemnify the receivables trustee and the receivables trust against all reasonable loss, liability, expense, damage or injury, in each case including VAT, if any, caused by its fraud, wilful misconduct or negligence in performing its cash management functions. However, the trust cash manager will not indemnify the receivables trustee:

* if any acts or omissions are caused by the negligence, fraud or wilful misconduct of the receivables trustee or its agents;

* for any liabilities, costs or other expenses of the receivables trust for any action taken by the receivables trustee at the request of any investor beneficiary of any series to which that investor beneficiary belongs;

* for any losses, claims or damages incurred by the receivables trustee in its capacity as a beneficiary of the receivables trust; or

* for any liabilities or other costs of it or the receivables trust arising under any tax law or any penalties or interest caused by a failure to comply with any tax law, payable by it or the receivables trust in connection with the declaration of trust and trust cash managementagreement to any tax authority.

The directors, officers and other employees and agents of the trust cash manager and the trust cash manager itself will not be under any liability to the receivables trustee or the receivables trust or any other person under the declaration of trust and trust cash management agreement except in the case of intentional wrongdoing, bad faith or negligence in performing its duties under the declaration of trust and trust cash management agreement.

Any person into which the trust cash manager may be merged or consolidated, or any person succeeding to or acquiring the business of the trust cash manager in whole or in part, after executing a supplemental agreement to the declaration of trust and trust cash management agreement and the delivery of a legal opinion, will become the successor to the trust cash manager or co-trust cash manager under the declaration of trust and trust cash management agreement.

SERVICING AND TRUST CASH MANAGER COMPENSATION

The servicer is entitled to receive an annual fee from the beneficiaries for each monthly period. This fee is called the "SERVICING FEE" and is payable monthly on each transfer date, to the extent

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that those monies are available. Any amounts payable in respect of the servicing fee will be inclusive of VAT, if any. The servicing fee will be equal to one-twelfth of the product of:

* 0.75 per cent., or if Barclays Bank PLC is the servicer, such other percentage which the rating agencies have confirmed will not result in a downgrade or withdrawal of the rating of the notes or any related beneficiary debt and legal counsel has confirmed that such percentage will not prejudice tax treatment of the receivables trust or the beneficiaries; and

* the average daily total outstanding face amount of principal receivables during that monthly period.

The share of the servicing fee payable by the receivables trustee to the servicer for series 05-4 on any transfer date is called the "INVESTOR SERVICING FEE" and will be equal to

*     one-twelfth of the product of:

      (1)    0.75 per cent; or

      (2) another percentage agreed with the investor beneficiaries as long as Barclaycard is the servicer provided that the rating agencies confirm in writing that the new percentage will not cause them to reduce or withdraw their then current rating on any related beneficiary debt; and

* the Adjusted Investor Interest as at the last day of the monthly period before that transfer date.

On the first transfer date after the closing date the investor servicing fee will be [POUND]407,721.

The balance of the servicing fee not payable in respect of series 05-4 or any other series will be payable by the transferor and is called the "TRANSFEROR SERVICING FEE". If the servicer is also the transferor beneficiary in any monthly period, the transferor servicing fee for that monthly period will not be payable.

The trust cash manager is entitled to receive a VAT inclusive fee from the receivables trustee for each monthly period. This fee is called the "TRUST CASH MANAGEMENT FEE" and is payable monthly on each transfer date. The trust cash management fee will be equal to one-twelfth of the product of the sum of the annual fees in each supplement as being the investor trust cash management fees for each series.

The share of the trust cash management fee payable by the receivables trustee to the trust cash manager for series 05-4 on any transfer date for which series 05-4 agrees to indemnify the receivables trustee is called the "INVESTOR TRUST CASH MANAGEMENT FEE" and will be equal to one-twelfth of [POUND]6,000. The trust cash management fee can be any other amount that the receivables trustee may agree to as long as Barclaycard is the trust cash manager provided that the rating agencies confirm in writing that the new amount will not cause them to reduce or withdraw their then current rating on any related beneficiary debt.

On the first transfer date after the closing date the investor trust cash management fee will be [POUND]559.

The balance of the trust cash management fee, in respect of which the receivables trustee is not indemnified by series 05-4 or any other series, will be payable by the transferor and is called the "TRANSFEROR TRUST CASH MANAGEMENT FEE". If the trust cash manager is also the transferor beneficiary in any monthly period, the transferor trust cash management fee for that monthly period will not be paid.

TERMINATION OF APPOINTMENT OF SERVICER

The appointment of a transferor as servicer under the beneficiaries servicing agreement and the appointment of any person as joint servicer to replace anyone then acting as the servicer - called a "SUCCESSOR SERVICER" - will terminate when a servicer default occurs and is continuing.

"SERVICER DEFAULT" means any one of the following events:

(1) failure on the part of the servicer duly to observe or perform in any respect any other covenant or agreement of the servicer contained in the beneficiaries servicing agreement, or any other relevant document, that has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will constitute a servicer default only if it remains unremedied and continues to have an adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given by the investor beneficiaries to the servicer; if the notice is given by the investor beneficiaries it will

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      be on the instruction of a group of holders of medium term notes or certificates representing more than fifty per cent, of the total face value of the medium term notes or certificates outstanding of any outstanding series adversely affected;

(2) delegation by the servicer of its duties under the beneficiaries servicing agreement to anyother entity, except as permitted by the beneficiaries servicing agreement;

(3) any relevant representation, warranty or certification made by the servicer in the beneficiaries servicing agreement or in any certificate delivered under the beneficiaries servicing agreement was incorrect when made, which has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will only be a servicer default if it remains unremedied and continues to have an adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the servicer, or (2) the investor beneficiaries to the receivables trustee and the servicer; if the notice is given by the investor beneficiaries it will be on the instruction of holders of the series 05-4 medium term note certificate representing more than fifty per cent, of the total face value of the series 05-4 medium term note certificate outstanding of any outstanding series adversely affected;

(4)   any of the following:

      * the servicer agrees to or takes any corporate action to appoint a receiver, administrator, administrative receiver, trustee or similar officer of it or of all of its revenues and assets;or

      * an order of the court is made for its winding-up, dissolution, administration or reorganisation that has remained in force undischarged or unstayed for 60 days; or

      * a receiver, administrator, administrative receiver, trustee or similar officer of it or all of its revenues and assets, is appointed; and

(5)   any of the following:

      * a duly authorised officer of the servicer admits in writing that the servicer is unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act 1986; or

      * the servicer makes a general assignment for the benefit of or a composition with its creditors or it voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.

In the case of (1), (2) or (3) above the grace period will be 60 business days. The grace period is the extra number of days before a servicer default can be called, allowing the servicer to remedy a servicer default that has been caused by so-called acts of God or uncontrollable circumstances. These circumstances are called force majeure events and are listed in the beneficiaries servicing agreement.

Within two business days after the servicer becomes aware of any servicer default, the servicer must notify the beneficiaries, each rating agency, the security trustee and any enhancement provider as soon as possible in writing. The beneficiaries must give each rating agency notice of any removal of the servicer or appointment of a successor servicer.

Investor beneficiaries acting on the instructions of holders of medium term notes or certificates representing in total more than two-thirds of the total face value of medium term notes or certificates then outstanding of each series adversely affected by any default by the servicer or the transferor in the performance of its obligations under the beneficiaries servicing agreement and any other relevant documents, may waive the default unless it is a failure to make any required deposits, or payments of interest or principal for the adversely affected series.

After the servicer receives a termination notice and a successor servicer is appointed, the duties of acting as servicer of the receivables under the beneficiaries servicing agreement will pass from the then servicer to the successor servicer. The beneficiaries servicing agreement contains the requirements for the transfer of the servicing role, including the transfer of authority over collections, the transfer of electronic records and the disclosure of information.

After it receives a termination notice, the servicer will continue to act as servicer until agreed by it and the beneficiaries. The beneficiaries must try to appoint a successor servicer that is an eligible servicer.

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If the receivables trustee cannot appoint a successor servicer and the servicer delivers a certificate that says it cannot in good faith cure the servicer default, then the receivables trustee will start the process of selling the receivables. The beneficiaries will notify any enhancement providers of the proposed sale of the receivables by the receivables trustee to a third party and will provide each enhancement provider an opportunity to bid on purchasing the receivables.

The proceeds of the sale will be deposited in the Trust Accounts for distribution to the beneficiaries as set out in the declaration of trust and trust cash management agreement and the series supplements.

An "ELIGIBLE SERVICER" means an entity that, when it is servicer:

* is servicing a portfolio of consumer revolving credit or charge card accounts or other consumer credit accounts;

* is legally qualified and has the capacity to service the designated accounts;

* is qualified or licensed to use the software that the servicer is then currently using to service the designated accounts or obtains the right to use, or has its own, software that is adequate to perform its duties under the beneficiaries servicing agreement; and

* has, in the opinion of each rating agency, demonstrated the ability to service, professionally and competently, a portfolio of similar accounts in accordance with customary standards of skill and care.

TERMINATION OF APPOINTMENT OF TRUST CASH MANAGER

The appointment of the transferor as trust cash manager under the declaration of trust and trust cash management agreement and the appointment of any person as joint trust cash manager or to replace anyone then acting as the trust cash manager - called a "SUCCESSOR TRUST CASH MANAGER" -will terminate when a trust cash manager default occurs.

"TRUST CASH MANAGER DEFAULT" means any one of the following events:

(1) any failure by the trust cash manager to direct the making of any payment, transfer or deposit or to give instructions or notice to the receivables trustee pursuant to an agreed schedule of collections and allocations; any failure by the trust cash manager to advise the receivables trustee to make any required drawing, withdrawal, or payment under any credit enhancement; these events will be considered failures if they do not happen within five business days after the date that they were supposed to happen under the terms of the declaration of trust and trust cash management agreement or any other relevant document;

(2) failure on the part of the trust cash manager duly to observe or perform in any respect any other covenant or agreement of the trust cash manager contained in the declaration of trust and trust cash management agreement, or any other relevant document, that has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will constitute a servicer default only if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the trust cash manager, or (2) the investor beneficiaries to the receivables trustee and the trust cash manager; if the notice is given by the investor beneficiaries it will be on the instruction of a group of holders of medium term notes or certificates representing more than fifty per cent, of the total face value of the medium term notes or certificates outstanding of any outstanding series adversely affected;

(3) delegation by the trust cash manager of its duties under the declaration of trust and trust cash management agreement to any other entity, except as permitted by the declaration of trust and trust cash management agreement;

(4) any relevant representation, warranty or certification made by the trust cash manager in the declaration of trust and trust cash management agreement or in any certificate delivered under the declaration of trust and trust cash management agreement was incorrect when made, which has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will be a trust cash manager default only if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the trust cash manager, or (2) the investor beneficiaries to the receivables trustee and the trust cash manager; if the notice is

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      given by the investor beneficiaries it will be on the instruction of holders of medium term notes or certificates representing more than fifty per cent, of the total face value of the medium term notes or certificates outstanding of any outstanding series adversely affected;

(5)   any of the following:

      * the trust cash manager agrees to or takes any corporate action to appoint a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or of all of its revenues and assets; or

      * an order of the court is made for its winding-up, dissolution, administration or reorganisation that has remained in force undischarged or unstayed for 60 days; or

      * a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or all of its revenues and assets is appointed; and

(6)   any of the following:

      * a duly authorised officer of the trust cash manager admits in writing that the trust cash manager is unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act 1986; or

      * the trust cash manager makes a general assignment for the benefit of or a composition with its creditors or it voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.

In the case of (1) above the grace period will be 10 business days and in the case of (2), (3) or (4) above it will be 60 business days. The grace period is the extra number of days before a trust cash manager default will be effective allowing the trust cash manager to remedy a trust cash manager default that has been caused by so-called acts of God or uncontrollable circumstances. These circumstances are called force majeure events and are listed in the declaration of trust and trust cash management agreement.

Within two business days after the trust cash manager becomes aware of any trust cash manager default, the trust cash manager must notify the receivables trustee, each rating agency, each investor beneficiary and any enhancement provider as soon as possible in writing. The receivables trustee must give each investor beneficiary and rating agency notice of any removal of the trust cash manager or appointment of a successor trust cash manager. The receivables trustee must give each rating agency notice of any removal of the trust cash manager.

Investor beneficiaries acting on the instructions of holders of medium term notes or certificates representing in total more than two-thirds of the total face value of medium term notes or certificates then outstanding of each series adversely affected by any default by the trust cash manager or the transferor in the performance of its obligations under the declaration of trust and trust cash management agreement and any other relevant documents, may waive the default unless it is a failure to make any required deposits, or payments of interest or principal, for the adversely affected series.

After the trust cash manager receives a termination notice and a successor trust cash manager is appointed, the duties of acting as trust cash manager of the receivables under the declaration trust and trust cash management agreement will pass from the then trust cash manager to the successor trust cash manager. The declaration of trust and trust cash management agreement contains the requirements for the transfer of the trust cash management role, including the transfer of authority over collections, the transfer of electronic records and the disclosure of information.

After it receives a termination notice, the trust cash manager will continue to act as trust cash manager until a date agreed by the receivables trustee and the trust cash manager. The receivables trustee must try to appoint a successor trust cash manager that is an eligible trust cash manager.

If the receivables trustee cannot appoint a successor trust cash manager and the trust cash manager delivers a certificate that says it cannot in good faith cure the trust cash manager default, then the receivables trustee will start the process of selling the receivables. The receivables trustee will notify each enhancement provider of the proposed sale of the receivables by the receivables trustee to a third party and will provide each enhancement provider an opportunity to bid on purchasing the receivables.

The proceeds of the sale will be deposited in the Trust Accounts for distribution to the beneficiaries as set out in the declaration of trust and trust cash management agreement and the series supplements.

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An "ELIGIBLE TRUST CASH MANAGER" means an entity that, when it is trust cash manager:

* is legally qualified and has the capacity to carry out the trust cash management functions as set forth in the declaration of trust and trust cash management agreement;

* is qualified or licensed to use the software that the trust cash manager is then currently using to carry out cash management of the receivables or obtains the right to use, or has its own, software that is adequate to perform its duties under the declaration of trust and trust cash management agreement; and

* has, in the opinion of each rating agency, demonstrated the ability to professionally and competently act as a trust cash manager in accordance with customary standards of skill and care.

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                                  SERIES 05-4

GENERAL
The MTN Issuer is an investor beneficiary of the receivables trust. Its initial beneficial interest was conferred under a series supplement called the series 99-1 supplement (series 99-1 was fully repaid in November 2002) and subsequent beneficial interests were conferred under series supplements called the series 02-1, series 03-1, series 03-2, series 03-3, series 04-1, series 04-2, series 05-1, series 05-2 and series 05-3 supplements. The MTN Issuer will increase its entitlement under the receivables trust under a series supplement called the "SERIES 05-4 SUPPLEMENT". The parties to the Series 05-4 Supplement are the receivables trustee and Barclaycard as the transferor beneficiary, the excess interest beneficiary, servicer, the trust cash manager and the transferor and the MTN Issuer as the investor beneficiary.

The MTN Issuer will increase its beneficial entitlement as investor beneficiary by paying a sterling amount equivalent to $1,000,000,000 using the fixed exchange rate contained in the swap agreements to the receivables trustee on the closing date; we call this amount the "INITIAL INVESTOR INTEREST". For purposes of making calculations about the performance of the undivided beneficial interest of series 05-4 in the receivables trust, the Investor Interest will be referable to notional classes called "CLASS A", "CLASS B" and "CLASS C".

The MTN Issuer will receive an investor certificate. This investor certificate will be evidence of the initial investor beneficial interest for series 05-4 in the receivables trust, calculated as referable to Class A, Class B and Class C, and will be governed by English law.

The MTN Issuer will confirm the following in the Series 05-4 Supplement:

* that its usual place of abode is within the United Kingdom for the purpose of Section 349 of the Income and Corporation Taxes Act 1988; and

* that it has a business establishment, for the purposes of Section 9 of the Value Added Tax Act 1994, in the United Kingdom which is either its sole business establishment, with no other fixed establishment anywhere else in the world, or is its business or other fixed establishment at which any services received by it as contemplated in the relevant documents are most directly used or to be used or, as the case may be, its business or other fixed establishment which is most directly concerned with any services supplied by it as contemplated in the relevant documents.

Series 05-4 will be included in group one, which included series 99-1 (now repaid) and which includes series 02-1, series 03-1, series 03-2, series 03-3, series 04-1, series 04-2, series 05-1, series 05-2, series 05-3 and will not be subordinated to any other investor beneficiary or series. See "-Shared Principal Collections" for the ramifications of series 05-4 being included in group one.

Following execution of the series 05-4 supplement the MTN Issuer will acquire from Barclays Bank PLC as excess interest beneficiary that part of the rights of Barclays Bank PLC to the excess interest attributable to series 05-4.

BENEFICIAL ENTITLEMENT OF THE MTN ISSUER TO TRUST PROPERTY OTHER THAN IN RESPECT OF THE EXCESS INTEREST

In order to understand the beneficial entitlement of the MTN Issuer to the property of the receivables trust you will need to understand the following definitions.

The "CLASS A FLOATING ALLOCATION", the "CLASS B FLOATING ALLOCATION" and the "CLASS C FLOATING ALLOCATION" will each be calculated the same way and will be equal to, for each notional class and for each monthly period (other than in respect of the first monthly period), the following fraction expressed as a percentage:

                      the Adjusted Investor Interest for
                          the relevant notional class
                 --------------------------------------------
                          Adjusted Investor Interest

where these amounts are calculated on the close of business on the last day of the monthly period prior to the transfer date.

The floating allocation for each notional class for the first monthly period will be calculated as follows:

                       the Initial Investor Interest for
                          the relevant notional class
                   ----------------------------------------
                           Initial Investor Interest

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"ADJUSTED INVESTOR INTEREST" means the sum of the Class A Adjusted Investor
Interest, the Class B Adjusted Investor Interest and the Class C Adjusted Investor Interest.

"CLASS A INITIAL INVESTOR INTEREST" means the sterling equivalent of $900,000,000 using the fixed exchange rate in the swap agreements.

"CLASS A INVESTOR INTEREST" means at any time an amount equal to:

(1)   the Class A Initial Investor Interest, minus

(2) the total principal payments made to the MTN Issuer for the purposes of calculation treated as referable to the Class A Investor Interest from the property of the receivables trust, minus

(3) the total amount of Class A Investor Charge-Offs for all prior transfer dates, plus

(4) the total amount of any reimbursements of Class A Investor Charge-Offs on all prior transferdates.

The Class A Investor Interest, however, may not be reduced below zero.

"CLASS A ADJUSTED INVESTOR INTEREST" means at any time an amount equal to the Class A Investor Interest minus the balance on deposit in the Principal Funding Account, but not more than the Class A Investor Interest.

"CLASS A INVESTOR CHARGE-OFF" means a reduction in the Class A Investor Interest on any transfer date by the amount, if any, by which the Class A Investor Default Amount exceeds the total amount of Class A Available Funds, Excess Spread, Reallocated Class B Principal Collections and Reallocated Class C Principal Collections, the Class C Investor Interest and the Class B Investor Interest, in each case available and allocated on that transfer date to fund the Class A Investor Default Amount.

"CLASS B INITIAL INVESTOR INTEREST" means the sterling equivalent of $50,000,000 using the fixed exchange rate in the swap agreements.

"CLASS B INVESTOR INTEREST" means, at any time, an amount equal to:

(1)   the Class B Initial Investor Interest, minus

(2) the total principal payments made to the MTN Issuer, for the purposes of calculation treated as referable to the Class B Investor Interest from the property of the receivables trust, minus

(3) the total amount of Class B Investor Charge-Offs for all prior transfer dates, minus

(4) the total amount of Reallocated Class B Principal Collections allocated on all prior transfer dates that have been used to fund the Class A Required Amount, excluding any Reallocated Class B Principal Collections that have resulted in a reduction in the Class C Investor Interest, minus

(5) an amount equal to any reductions in the Class B Investor Interest on all prior transfer dates to fund the Class A Investor Default Amount, plus

(6) the total amount of Excess Spread allocated and available on all prior transfer dates to reimburse amounts deducted under (3), (4) and (5) above.

The Class B Investor Interest, however, may not be reduced below zero.

"CLASS B ADJUSTED INVESTOR INTEREST" means, at any time, an amount equal to the Class B Investor Interest minus the balance on deposit in the Principal Funding Account in excess of the Class A Investor Interest, but not more than the Class B Investor Interest.

"CLASS B INVESTOR CHARGE-OFF" means a reduction in the Class B Investor Interest on any transfer date by the amount, if any, by which the Class B Investor Default Amount exceeds the total amount of Excess Spread, Reallocated Class C Principal Collections and the Class C Investor Interest, in each case available and allocated on that transfer date to fund the Class B Investor Default Amount.

"CLASS C INITIAL INVESTOR INTEREST" means the sterling equivalent of $50,000,000 using the fixed exchange rate in the swap agreements.

"CLASS C INVESTOR INTEREST" means at any time an amount equal to:

(1)   the Class C Initial Investor Interest, minus

(2) the total principal payments made to the MTN Issuer for the purposes of calculation treated as referable to the Class C Investor Interest from the property of the receivables trust, minus

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


(3) the total amount of Class C Investor Charge-Offs for all prior transfer dates, minus

(4) the total amount of Reallocated Class B Principal Collections allocable to the Class C Investor Interest and Reallocated Class C Principal Collections on all prior transfer dates that have been used to fund the Class A Required Amount or the Class B Required Amount, minus

(5) an amount equal to any reductions in the Class C Investor Interest on all prior transfer dates to fund the Class A Investor Default Amount and the Class B Investor Default Amount, plus

(6) the total amount of Excess Spread allocated and available on all prior transfer dates to reimburse amounts deducted under (3), (4) and (5) above.

The Class C Investor Interest, however, may not be reduced below zero.

"CLASS C ADJUSTED INVESTOR INTEREST" means, at any time, an amount equal to the Class C Investor Interest minus the balance on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest, but not more than the Class C Investor Interest.

"CLASS C INVESTOR CHARGE-OFF" means a reduction in the Class C Investor Interest on any transfer date by the amount, if any, by which the Class C Investor Default Amount exceeds the amount of Excess Spread available and allocated on that transfer date to fund the Class C Investor Default Amount.

"INITIAL INVESTOR INTEREST" means the sum of the Class A Initial Investor Interest, the Class B Initial Investor Interest and the Class C Initial Investor Interest.

"INVESTOR INTEREST" means the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest.

The beneficial entitlement of the MTN Issuer as the investor beneficiary for series 05-4 to eligible principal receivables - which includes principal collections that are the property of the receivables trust but excludes the amount on deposit in the Principal Funding Account - is equal to the proportion that the Adjusted Investor Interest bears to the amount of eligible principal receivables assigned or purported to be assigned to the receivables trust at any time. However, the beneficial entitlement for each notional class will not exceed the Class A Adjusted Investor Interest, the Class B Adjusted Investor Interest or the Class C Adjusted Investor Interest, as applicable, at any time.

The beneficial entitlement of the MTN Issuer as the investor beneficiary for series 05-4 to finance charge collections during any monthly period is equal to the proportion that the floating allocation for each notional class bears to the investor percentage of finance charge collections for such monthly period credited to the Finance Charge Collections Ledger from time to time during that monthly period. However, the beneficial entitlement will not exceed the sum of the monthly required expense amount, the investor servicing fee, the investor trust cash management fee and the Investor Default Amount for any notional class of series 05-4 during any monthly period.

The beneficial entitlement of the MTN Issuer as the investor beneficiary for series 05-4 at any time to any other property of the receivables trust not separately held or segregated for any other beneficiary or series will be equal to the proportion that the aggregate of the Class A Adjusted Investor Interest, the Class B Adjusted Investor Interest and the Class C Adjusted Investor Interest bears to the amount of eligible principal receivables from time to time assigned or purported to be assigned to the receivables trust. The MTN Issuer will not be entitled to the benefit of any credit enhancement for any notional class available only for any other beneficiary, series other than series 05-4 or classes within a series other than series 05-4, except to the extent it is an investor beneficiary for another series.

The MTN Issuer will be beneficially entitled to all monies held in any Trust Account other than:

* the Trustee Collection Account - except for the distribution ledger for each notional class; or

*     the Trustee Acquisition Account;

that are expressly segregated by separate account or by ledger entry or otherwise, as allocated to the MTN Issuer.

ALLOCATION, CALCULATION AND DISTRIBUTION OF FINANCE CHARGE COLLECTIONS TO THE MTN ISSUER

On each day on which collections are transferred to the Trustee Collection Account during the Revolving Period, the Controlled Accumulation Period and, if applicable, the Regulated Amortisation

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

Period or the Rapid Amortisation Period, the receivables trustee will credit to the Finance Charge Collections Ledger for series 05-4 an amount calculated as follows:

      A x B

      Where:

      A      =      the Floating Investor Percentage; and

      B      =      the total amount of finance charge collections processed on that date.

"FLOATING INVESTOR PERCENTAGE" means, for any monthly period, the following fraction expressed as a percentage

                                            A
                                  -----------------------
                                   the greater of B or C


      Where:

      A      =      the Adjusted Investor Interest;

      B      =      the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal
                    Collections standing to the credit of the Principal
                    Collections Ledger

      C      =      the sum of the numerators used to calculate the floating
                    investor percentages for all outstanding series.

These amounts will be calculated for any monthly period other than the first monthly period as of the last day of the prior monthly period. For the first monthly period, they will be calculated as of the closing date. The Floating Investor Percentage will never exceed 100 per cent.

Notwithstanding the above, for a monthly period in which an addition date occurs, B in the fraction used to calculate the Floating Investor Percentage will be:

* for the period from the first day of the monthly period to the addition date, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger at the close of business on the last day of the prior monthly period; and

* for the period from the addition date through the last day of the monthly period, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger on the addition date - taking into account the eligible principal receivables added to the receivables trust.

If, in any monthly period the Investor Interest would be zero if the payments to be made on the distribution date in that monthly period were made on the last day of the prior monthly period, the Floating Investor Percentage will be zero.

CLASS A INVESTOR INTEREST

To understand the calculations and information delivered by the receivables trustee regarding the amount of finance charge collections distributable to the MTN Issuer that for the purposes of calculation is treated as referable to Class A on any transfer date, you need to understand the following definitions and cash flows.

The "Class A Monthly Required Expense Amount" for any transfer date will be the sum of the following items:

* the Class A Trustee Payment Amount plus any unpaid Class A Trustee Payment Amount from previous transfer dates; see "- Trustee Payment Amount";

*     the MTN Issuer Costs Amount;

*     the Class A Monthly Finance Amount;

*     the Class A Deficiency Amount;

*     the Class A Additional Finance Amount; and

*     the Monthly Loan Expenses Amount.

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

CLASS A MONTHLY FINANCE AMOUNT" means the amount calculated as follows:

      Days in Calculation Period                                  The Class A
      -------------------------- x The Class A Finance Rate x Debt Amount 365 (366 in a leap year)

The "CLASS A FINANCE RATE" for any Calculation Period will be the screen rate, or the arithmetic mean calculated to replace the screen rate, (a) for the first and the second Calculation Periods, the linear interpolation of two-month and three-month deposits and (b) for any other interest period, for three-month deposits, in each case for pounds sterling in the London interbank market, plus
0.0329 per cent.

"CLASS A DEFICIENCY AMOUNT" is the excess, if any, of the Class A Monthly Required Expense Amount for the prior transfer date - disregarding for this purpose the Class A Trustee Payment Amount and the MTN Issuer Costs Amount - over the funds referable to Class A actually credited to the Class A Distribution Ledger for payment of the Class A Monthly Required Expense Amount on that transfer date.

"CLASS A ADDITIONAL FINANCE AMOUNT" means the amount calculated as follows:

                                                             Any unpaid Class A
      Days in Calculation Period       The Class A           Deficiency Amount
      --------------------------  x    Finance Rate      x     on the prior
      365 (366 in a leap year)       plus 2.0 per cent.        transfer date


The first "DISTRIBUTION DATE" or "INTEREST PAYMENT DATE" will be 17 January 2006 and each subsequent distribution date or interest payment date will be the 15th day of each calendar month, or if that day is not a business day, the next business day after the 15th.

"CALCULATION PERIOD" means, for any distribution date, the period from and including the previous distribution date or, in the case of the first distribution date, from and including the closing date, to but excluding 17 January 2006.

"CLASS A DEBT AMOUNT" means the Class A Initial Investor Interest minus the total principal payments made to the MTN Issuer referable to the Class A Investor Interest from the property of the receivables trust. On the series 05-4 termination date, the Class A Debt Amount will be zero.

"MONTHLY LOAN EXPENSE AMOUNT" means, for any transfer date, the amount equal to any monthly interest accrual which is due and payable, including any amount outstanding in respect of previous transfer dates, if any, under the expenses loan agreement.

"MTN ISSUER COSTS AMOUNT" means the amounts certified by the security trustee as being required to pay the fees, costs and expenses of the MTN Issuer accrued and due and payable on a transfer date. This amount includes the fees, costs and expenses of the security trustee and any receiver appointed pursuant to the security trust deed and MTN Issuer cash management agreement, plus, any fees, costs and expenses remaining unpaid from previous transfer dates including in each case, any part of such fees, costs and expenses as represents VAT (in any).

"Class A Available Funds" for any monthly period equals the sum of the following amounts credited to the Finance Charge Collections Ledger for that monthly period:

* the Class A Floating Allocation of finance charge collections allocated to series 05-4;

* the Class A Floating Allocation of Acquired Interchange allocated to series 05-4;

* for any monthly period during the Controlled Accumulation Period before payment in full of the Class A Investor Interest, the Principal Funding Investment Proceeds - up to a maximum amount equal to the Class A Covered Amount; see "- Principal Funding Account"; and

*     any amounts withdrawn from the Reserve Account; see "- Reserve Account"

The amount of Acquired Interchange allocated to series 05-4 for any monthly period will be the product of the Acquired Interchange and the Floating Investor Percentage. This allocated Acquired Interchange will be credited to the Finance Charge Collections Ledger.

On each transfer date, the receivables trustee will withdraw the Class A Available Funds from the Finance Charge Collections Ledger, and they will be distributed in the following order:

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

(1) Class A Trustee Payment Amount plus any unpaid Class A Trustee Payment Amounts from prior transfer dates will be used by the receivables trustee to satisfy the Trustee Payment Amounts;

(2) the MTN Issuer Costs Amounts will be credited to the Class A Distribution Ledger;

(3) the sum of the Class A Monthly Finance Amount, the Class A Deficiency Amount, the Class A Additional Finance Amount and the Monthly Loan Expense Amount will be credited to the Class A Distribution Ledger;

(4) the class A servicing fee and class A cash management fee and any due and unpaid class A servicing fees or class A cash management fees from prior transfer dates will be distributed to the servicer or trust cash manager, as applicable;

(5) an amount equal to the Class A Investor Default Amount will be allocated to Class A and treated as a portion of Investor Principal Collections referable to Class A and credited to the Principal Collections Ledger;

(6) the balance - called "CLASS A EXCESS SPREAD" - will be part of Excess Spread and will be allocated as described in "- Excess Spread."

On each distribution date, all amounts credited to the Class A Distribution Ledger for the amounts in (2) and (3) above will be deposited in the Series 05-4 Distribution Account,. The amount in (2) and (3) above is called the "CLASS A MONTHLY DISTRIBUTION AMOUNT".

The "SERIES 05-4 DISTRIBUTION ACCOUNT" is a bank account in the name of the MTN Issuer that will be used to deposit amounts distributed to the MTN Issuer for the series 05-4 investor certificates from the receivables trust.

The "CLASS A SERVICING FEE" is that portion of the servicing fee attributable to Class A (on a pro rata basis). The "CLASS A CASH MANAGEMENT FEE" is that portion of the trust cash management fee attributable to class A (on a pro rata basis).

The "CLASS A DISTRIBUTION LEDGER" is a ledger for Class A in the Trustee Collection Account. See "-Distribution Ledgers".

CLASS B INVESTOR INTEREST

To understand calculations and information delivered by the receivables trustee regarding the amount of finance charge collections distributable to the MTN Issuer that for the purposes of calculation is treated as referable to notional Class B on any transfer date, you need to understand the following definitions and cash flows.

The "CLASS B MONTHLY REQUIRED EXPENSE AMOUNT" for any transfer date will be the sum of the following items:

* the Class B Trustee Payment Amount plus any unpaid Class B Trustee Payment Amounts from previous transfer dates; See "- Trustee Payment Amount";

*     the Class B Monthly Finance Amount;

*     the Class B Deficiency Amount; and

*     the Class B Additional Finance Amount.

"CLASS B MONTHLY FINANCE AMOUNT" means the amount calculated as follows:

      Days in Calculation Period
      --------------------------  x  The Class B Finance Rate  x  The Class B
      365 (366 for a leap year)                                   Debt Amount

The "CLASS B FINANCE RATE" for any Calculation Period will be the screen rate, or the arithmetic mean calculated to replace the screen rate, (a) for the first and the second Calculation Periods, the linear interpolation of two-month and three-month deposits and (b) for any other interest period for three-month deposits in each case for pounds sterling in the London interbank market, plus
0.1881 per cent.

"CLASS B DEFICIENCY AMOUNT" is the excess, if any, of the Class B Monthly Required Expense Amount for the prior transfer date - disregarding for this purpose the Class B Trustee Payment Amount - over the funds referable to Class B actually credited to the Class B Distribution Ledger for payment of the Class B Monthly Required Expense Amount on that transfer date.

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

"CLASS B ADDITIONAL FINANCE AMOUNT" means the amount calculated as follows:

                                                             Any unpaid Class B
      Days in Calculation Period       The Class B           Deficiency Amount
      --------------------------  x    Finance Rate      x     on the prior
      365 (366 in a leap year)       plus 2.0 per cent.        transfer date

"CLASS B DEBT AMOUNT" means the Class B Initial Investor Interest minus the total principal payments made to the MTN Issuer referable to the Class B Investor Interest from the property of the receivables trust. On the series 05-4 termination date, the Class B Debt Amount will be zero.

"CLASS B AVAILABLE FUNDS" for any monthly period equals the sum of the following amounts credited to the Finance Charge Collections Ledger for that monthly period:

* the Class B Floating Allocation of finance charge collections allocated to series 05-4; and

* the Class B Floating Allocation of Acquired Interchange allocated to series 05-4.

On each transfer date, the receivables trustee will withdraw the Class B Available Funds from the Finance Charge Collections Ledger, and they will be distributed in the following order:

(1) the Class B Trustee Payment Amount plus any unpaid Class B Trustee Payment Amounts from prior transfer dates will be used by the receivables trustee to satisfy the Trustee Payment Amounts;

(2) the sum of the Class B Monthly Finance Amount, the Class B Deficiency Amount and the Class B Additional Finance Amount will be credited to the Class B Distribution Ledger;

(3) the class B servicing fee and class B cash management fee and any due and unpaid class B servicing fees and class B cash management fees from prior transfer dates will be distributed to the servicer or trust cash manager, as applicable; and

(4) the balance - called "CLASS B EXCESS SPREAD" - will be part of Excess Spread and will be allocated as described in "- Excess Spread".

On each distribution date, all amounts credited to the Class B Distribution Ledger for the amounts in (2) above - called the "CLASS B MONTHLY DISTRIBUTION AMOUNT" - will be deposited into the Series 05-4 Distribution Account.

The "CLASS B SERVICING FEE" is that portion of the servicing fee attributable to Class B (on a pro rata basis). The "CLASS B CASH MANAGEMENT FEE" is that portion of the trust cash management fee attributable to Class B (on a pro rata basis).

The "CLASS B DISTRIBUTION LEDGER" is a ledger for Class B in the Trustee Collection Account. See "- Distribution Ledgers".

CLASS C INVESTOR INTEREST

To understand the calculations and information delivered by the receivables trustee regarding the amount of finance charge collections distributable to the MTN Issuer that for the purposes of calculation is treated as referable to Class C on any transfer date, you need to understand the following definitions and cash flows.

The "CLASS C MONTHLY REQUIRED EXPENSE AMOUNT" will be the sum of the following items:

* the Class C Trustee Payment Amount plus any unpaid Class C Trustee Payment Amounts from previous transfer dates; see " - Trustee Payment Amount";

*     the Class C Monthly Finance Amount;

*     the Class C Deficiency Amount; and

*     the Class C Additional Finance Amount.

"CLASS C MONTHLY FINANCE AMOUNT" means the amount calculated as follows:

      Days in Calculation Period
      --------------------------  x  The Class C Finance Rate  x  The Class C
      365 (366 for a leap year)                                   Debt Amount

"CLASS C DEFICIENCY AMOUNT" is the excess, if any, of the Class C Monthly Required Expense Amount for the prior transfer date - disregarding for this purpose the Class C Trustee Payment

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

Amount - over the funds allocable to Class C actually credited to the Class C Distribution Ledger for payment of the Class C Monthly Required Expense Amount on that transfer date.

"CLASS C ADDITIONAL FINANCE AMOUNT" means the amount calculated as follows:

                                                             Any unpaid Class C
      Days in Calculation Period       The Class C           Deficiency Amount
      --------------------------  x    Finance Rate      x     on the prior
      365 (366 in a leap year)       plus 2.0 per cent.        transfer date

The "CLASS C FINANCE RATE" for any Calculation Period will be the screen rate, or the arithmetic mean calculated to replace the screen rate, (a) for the first and the second Calculation Periods, the linear interpolation of two-month and three-month deposits (b) for any other interest period, for three-month deposits, in each case for pounds sterling in the London interbank market, plus
0.3325 per cent.

"CLASS C DEBT AMOUNT" means the Class C Initial Investor Interest minus the total principal payments made to the MTN Issuer referable to the Class C Investor Interest from the property of the receivables trust. On the series 05-4 termination date, the Class C Debt Amount will be zero.

"CLASS C AVAILABLE FUNDS" for any monthly period equals the sum of the following amounts credited to the Finance Charge Collections Ledger for that monthly period:

* the Class C Floating Allocation of finance charge collections allocated to series 05-4; and

* the Class C Floating Allocation of Acquired Interchange allocated to series 05-4.

On each transfer date, the receivables trustee will withdraw the Class C Available Funds from the Finance Charge Collections Ledger, and they will be distributed in the following order:

(1) the Class C Trustee Payment Amount plus any unpaid Class C Trustee Payment Amounts from prior transfer dates will be used by the receivables trustee to satisfy the Trustee Payment Amounts;

(2) the class C servicing fee and class C cash management fee and any due and unpaid class C servicing fees or class C cash management fees from prior transfer dates will be distributed to the servicer or trust cash manager, as applicable; and

(3) the balance - called "CLASS C EXCESS SPREAD" - will be part of Excess Spread and will be allocated as described in " - Excess Spread".

On each distribution date, all amounts credited to the Class C Distribution Ledger for the Class C Monthly Distribution Amount, as described in "- Excess Spread", will be deposited into the Series 05-4 Distribution Account.

The "CLASS C SERVICING FEE" is that portion of the servicing fee attributable to Class C (on a pro rata basis). The "CLASS C CASH MANAGEMENT FEE" is that portion of the trust cash management fee attributable to Class C (on a pro rata basis).

The "CLASS C DISTRIBUTION LEDGER" is a ledger for Class C in the Trustee Collection Account. See "- Distribution Ledgers".

REVOLVING PERIOD

The "REVOLVING PERIOD" for series 05-4 is the period from the closing date to the start of the Controlled Accumulation Period or, if earlier, the start of the Rapid Amortisation Period or the Regulated Amortisation Period.

During the Revolving Period, principal collections calculated as referable daily to the Class A Investor Interest will be used by the receivables trustee as Shared Principal Collections and, to the extent not used as Shared Principal Collections, to make payments to the transferor:

* to accept new offers of receivables made by the transferor to the receivables trustee, and

* to make payments to the transferor for future receivables assigned by the transferor to the receivables trustee by offers that have already been made and accepted.

Principal collections calculated as referable to the Class B Investor Interest and the Class C Investor Interest will be used by the receivables trustee as described in the previous paragraph on the next following transfer date to the extent not required to fund shortfalls for the Class A Investor Interest and - for principal collections calculated as referable to the Class C Investor Interest - the Class B Investor Interest.

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CONTROLLED ACCUMULATION PERIOD

The "CONTROLLED ACCUMULATION PERIOD" for series 05-4 is the period scheduled to begin on the close of business on 31 October 2007 and ending when the Investor Interest is paid in full, unless a Pay Out Event occurs and the Regulated Amortisation Period or the Rapid Amortisation Period begins. If the Regulated Amortisation Period or Rapid Amortisation Period begins before the start of the Controlled Accumulation Period, there will not be a Controlled Accumulation Period for series 05-4. The start of the Controlled Accumulation Period may be delayed until no later than the close of business on 30 September 2008. See "- Postponement of Controlled Accumulation Period".

During the Controlled Accumulation Period the principal collections allocated to the Investor Interest for series 05-4, up to the Controlled Deposit Amount, will be accumulated by the receivables trustee in a trust account called the "PRINCIPAL FUNDING ACCOUNT" for distribution to the MTN Issuer as the investor beneficiary for series 05-4 on 17 November 2008 distribution date -called the "SERIES 05-4 SCHEDULED REDEMPTION DATE". Any principal collections allocated to the Investor Interest for series 05-4 over the amount that will be deposited in the Principal Funding Account will be used by the receivables trustee first as Shared Principal Collections and then to make payments to the transferor as described above under "- Revolving Period".

The "CONTROLLED DEPOSIT AMOUNT" for any transfer date for the Controlled Accumulation Period or the Regulated Amortisation Period will be the sterling equivalent of $83,333,333.33, using the fixed exchange rate in the swap agreements, which equals the Initial Investor Interest divided by 12, or for a Regulated Amortisation Period, if greater, may be an amount not exceeding 1/12 of the total sum of all investor interests of all series in group one - except Companion Series - that are scheduled to be in their revolving periods. If the start of the Controlled Accumulation Period is delayed as described in "- Postponement of Controlled Accumulation Period", the Controlled Deposit Amount will be greater than the sterling equivalent of $83,333,333.33. This higher amount will be determined by the servicer based on the principal payment rates on the designated accounts and on the investor interests of series in group one
- except Companion Series - that are scheduled to be in their revolving periods. In any case, during the Controlled Accumulation Period, the Controlled Deposit Amount will be the amount that, if deposited in the Principal Funding Account on each transfer date for the Controlled Accumulation Period, will cause the balance of the Principal Funding Account to equal the Investor Interest on the series 05-4 scheduled redemption date. The Controlled Deposit Amount for any transfer date will include the amount of any shortfall in payment of the Controlled Deposit Amount for the previous transfer date.

REGULATED AMORTISATION PERIOD

A "REGULATED AMORTISATION PERIOD" will start on the day, if there is one, that any of the following Series 05-4 Pay Out Events occur, each of which we refer to as a "REGULATED AMORTISATION TRIGGER EVENT":

* the average Portfolio Yield for any three consecutive monthly periods is less than the average Expense Rate for those periods or, on any determination date before the end of the third monthly period from the closing date, the Portfolio Yield is less than average Expense Rate for that period; or

*     either:

      (1) over any period of thirty consecutive days, the Transferor Interest averaged over that period is less than the Minimum Transferor Interest for that period and the Transferor Interest does not increase on or before the tenth business day following that thirty day period to an amount so that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such thirty day period, computed by assuming that the amount of the increase of the Transferor Interest by the last day of that ten business day period, as compared to the Transferor Interest on the last day of the thirty day period, would have existed in the receivables trust during each day of the thirty day period, is at least equal to the Minimum Transferor Interest; or

      (2) on the last day of any monthly period the total balance of eligible principal receivables is less than the Minimum Aggregate Principal Receivables, adjusted for any series having a Companion Series as described in the supplement for that series and the Companion Series, and the total balance of eligible principal receivables fails to increase to an amount equal to or greater than the Minimum Aggregate Principal Receivables on or before the tenth business day following that last day.

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A "DETERMINATION DATE" means the date falling two business days before a transfer date. The Regulated Amortisation Period will continue until the earlier of:

*     the start of the Rapid Amortisation Period; and

*     the series 05-4 termination date.

During the Regulated Amortisation Period the amount of principal collections allocated to the Investor Interest for series 05-4, up to the Controlled Deposit Amount, will be paid each month to the MTN Issuer first for the Class A Investor Interest, second for the Class B Investor Interest and third for the Class C Investor Interest until the series 05-4 termination date. Any principal collections allocated to the Investor Interest for series 05-4 over the Controlled Deposit Amount paid to the MTN Issuer will be used by the receivables trustee first as Shared Principal Collections and then to make payments to the transferor as described above under "- Revolving Period".

RAPID AMORTISATION PERIOD

A "RAPID AMORTISATION PERIOD" will start on the first day of the monthly period next following the day on which any Pay Out Event other than a Regulated Amortisation Trigger Event occurs.

The Rapid Amortisation Period will continue until the earlier of:

*     the series 05-4 termination date; or

* the dissolution of the receivables trust following the occurrence of an Insolvency Event; see "The Receivables Trust: Trust Pay Out Events".

During the Rapid Amortisation Period, principal collections allocable to the Investor Interest of series 05-4 will be paid each month to the MTN Issuer first for the Class A Investor Interest, second for the Class B Investor Interest and third for the Class C Investor Interest until the series 05-4 termination date.

The "SERIES 05-4 TERMINATION DATE" is the earlier of the distribution date on which the Investor Interest has been reduced to zero and the 15 November 2010 distribution date.

ALLOCATION, CALCULATION AND DISTRIBUTION OF PRINCIPAL COLLECTIONS TO THE MTN ISSUER

During the Revolving Period, principal collections will be allocated to the Investor Interest on the basis of the Floating Investor Percentage. During the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period, principal collections will be allocated to the Investor Interest on the basis of the Fixed Investor Percentage. The amount of principal collections allocated to the Investor Interest at any time will be credited to the Principal Collections Ledger for series 05-4. The principal collections credited to the Principal Collections Ledger from time to time that will be allocated to the MTN Issuer will be:

* during the Revolving Period, equal to the total of the floating allocations for each class;

* during the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period, equal to the total of the fixed allocations for each class.

"FIXED INVESTOR PERCENTAGE" means, for any monthly period, the following calculation expressed as a percentage:

                                             A
                                  -----------------------
                                   the greater of B or C

Where:

A     =      the Investor Interest calculated at close of business on the last day of the Revolving Period;

B     =      the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger; and

C     =      the sum of the numerators used to calculate the fixed investor percentages for all outstanding series.

Items B and C above will be calculated for any monthly period as of the last day of the prior monthly period. For the first monthly period, they will be calculated as of the closing date. The Fixed Investor Percentage will never exceed 100 per cent.

Notwithstanding the above, for a monthly period in which an addition date occurs, B in the fraction used to calculate the Fixed Allocation Percentage above will be:

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*     for the period from the first day of the monthly period to the addition date, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger at the close of business on the last day of the prior monthly period; and

* for the period from the addition date to the last day of the monthly period, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger on the addition date, taking into account the eligible principal receivables added to the receivables trust.

If in any monthly period the Investor Interest would be zero if the payments to be made on the distribution date during that monthly period were made on the last day of the prior monthly period, the Fixed Investor Percentage will be zero.

The "CLASS A FIXED ALLOCATION", the "CLASS B FIXED ALLOCATION" and the "CLASS C FIXED ALLOCATION"

will each be calculated the same way and will be equal to, for each notional class and for any monthly period after the end of the Revolving Period, the following fraction expressed as a percentage:

               Investor Interest for the relevant notional class
              ---------------------------------------------------
                               Investor Interest

This percentage, never to exceed 100 per cent, will be calculated using these amounts on the close of business on the last day of the Revolving Period.

On each business day during the Revolving Period which is not a transfer date, the Reinvested Investor Principal Collections for that day will be distributed in the following priority:

* the Reinvested Investor Principal Collections will be applied as Shared Principal Collections and allocated to other outstanding series in group one; see "- Shared Principal Collections"; and

* the balance remaining will be applied as Investor Cash Available for Acquisition in the manner described in "The Receivables Trust: Acquiring Additional Entitlements to Trust Property and Payments for Receivables".

"REINVESTED INVESTOR PRINCIPAL COLLECTIONS" means, for any business day:

* principal collections credited to the Principal Collections Ledger identified for series 05-4, after adjustments for Unavailable Principal Collections during the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period - for any day called the "Daily Investor Principal Collections"; minus

* an amount equal to the product of the Class B Floating Allocation and the Daily Investor Principal Collections; minus

* an amount equal to the product of the Class C Floating Allocation and the Daily InvestorPrincipal Collections.

"AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, for any monthly period:

*     the Investor Principal Collections; minus

* the Investor Cash Available for Acquisition that has been calculated as being available to be used during that monthly period; minus

* the Reallocated Class C Principal Collections that are required to fund the Class A Required Amount and the Class B Required Amount; minus

* the Reallocated Class B Principal Collections for that monthly period that are required to fund the Class A Required Amount; plus

* the Shared Principal Collections from other series in group one that are allocated to series 05-4; plus

* for a monthly period in which the Rapid Amortisation Period starts, any previously identified Investor Cash Available for Acquisition that was not used to acquire receivables.

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"INVESTOR PRINCIPAL COLLECTIONS" means, for any monthly period, the sum of:

* principal collections credited to the Principal Collections Ledger identified for series 05-4, after adjustments for Unavailable Principal Collections during the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period; plus

* amounts treated as Investor Principal Collections up to the Class A Investor Default Amount and distributed out of Class A Available Funds, Excess Spread, Reallocated Class C Principal Collections and Reallocated Class B Principal Collections; plus

* amounts treated as Investor Principal Collections up to the Class B Investor Default Amount and distributed out of Excess Spread and Reallocated Class C Principal Collections; plus

* amounts treated as Investor Principal Collections up to the Class C Investor Default Amount and distributed out of Excess Spread; plus

* Excess Spread treated as Investor Principal Collections used to reimburse Class A Investor Charge-Offs any reductions in the Class B Investor Interest and any reductions in the Class C Investor Interest; plus

* Unavailable Principal Collections credited to the Principal Collections Ledger and to be treated as Investor Principal Collections; see "- Unavailable Principal Collections".

On each transfer date for the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period, the receivables trustee will withdraw the Class A Monthly Principal Amount from the Principal Collections Ledger and:

* for a transfer date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

* for a transfer date during the Rapid Amortisation Period or Regulated Amortisation Period, credit it to the Class A Distribution Ledger.

The "CLASS A MONTHLY PRINCIPAL AMOUNT" is the least of:

* the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that transfer date;

* for each transfer date for the Controlled Accumulation Period or the Regulated Amortisation Period before the series 05-4 scheduled redemption date, the Controlled Deposit Amount for that transfer date; and

* the Class A Adjusted Investor Interest - adjusted to account for any unreimbursed Class A Investor Charge-Offs.

The first distribution date (1) for the Controlled Accumulation Period, on which an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account, or (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, on which the Class A Investor Interest is paid in full, is called the "CLASS B PRINCIPAL COMMENCEMENT DATE".

Starting with the Class B Principal Commencement Date, to the extent there are funds remaining after distributing the Class A Monthly Principal Amount, the receivables trustee will withdraw the Class B Monthly Principal Amount from the Principal Collections Ledger and:

* for a transfer date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

* for a transfer date during the Rapid Amortisation Period or the Regulated Amortisation Period, credit it to the Class B Distribution Ledger.

The "CLASS B MONTHLY PRINCIPAL AMOUNT" is the least of:

* the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that transfer date minus, if applicable, the Class A Monthly Principal Amount;

* for each transfer date for the Controlled Accumulaton Period or the Regulated Amortisation Period before the series 05-4 scheduled redemption date, an amount equal to the Controlled Deposit Amount minus, if applicable, the Class A Monthly Principal Amount; and

* the Class B Adjusted Investor Interest - adjusted to account for any unreimbursed reductions in the Class B Investor Interest for reasons other than principal payments.

The first distribution date (1) for the Controlled Accumulation Period, on which an amount equal to the sum of the Class A Investor Interest and the Class B Investor Interest has been deposited in

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

the Principal Funding Account, or (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, on which the Class B Investor Interest is paid in full, is called the "CLASS C PRINCIPAL COMMENCEMENT DATE".

Starting with the Class C Principal Commencement Date, to the extent there are funds remaining after distributing the Class A Monthly Principal Amount and the Class B Monthly Principal Amount, as applicable, the receivables trustee will withdraw the Class C Monthly Principal Amount from the Principal Collections Ledger and:

* for a transfer date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

* for a transfer date during the Rapid Amortisation Period or the Regulated Amortisation Period, credit it to the Class C Distribution Ledger.

The "CLASS C MONTHLY PRINCIPAL AMOUNT" is the lesser of:

* the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that transfer date minus, if applicable, the Class A Monthly Principal Amount and the Class B Monthly Principal Amount; and

* the Class C Adjusted Investor Interest - adjusted to account for any unreimbursed reductions in the Class C Investor Interest for reasons other than principal payments.

On the earlier of (1) the first distribution date during the Rapid Amortisation Period or the Regulated Amortisation Period and (2) the series 05-4 scheduled redemption date, and on each distribution date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)   from the Principal Funding Account, an amount equal to the lesser of:

*     the amount on deposit in the Principal Funding Account; and

*     the Class A Investor Interest;

will be deposited in the Series 05-4 Distribution Account for Class A and will be owned by the MTN Issuer. The MTN Issuer will use this amount to repay principal outstanding on the series 05-4 medium term note certificate;

(2)   from the Class A Distribution Ledger an amount equal to the lesser of :

*     the amount credited to the Class A Distribution Ledger; and

* the Class A Investor Interest, after taking into account the amounts described in clause (1) above;

will be deposited to the Series 05-4 Distribution Account for Class A and will be owned by the MTN Issuer. The MTN Issuer will use this amount to repay principal outstanding on the series 05-4 medium term note certificate.

Starting on the earlier of (1) if the amount on deposit in the Principal Funding Account exceeds the Class A Investor Interest, the series 05-4 scheduled redemption date and (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, the Class B Principal Commencement Date, and on each distribution date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)   from the Principal Funding Account, an amount equal to the lesser of:

* the amount on deposit in the Principal Funding Account in excess of the Class A Investor Interest; and

*     the Class B Investor Interest:

will be deposited to the Series 05-4 Distribution Account for Class B and will be owned by the MTN Issuer. The MTN Issuer will use this amount to repay principal outstanding on the series 05-4 medium term note certificate;

(2)   from the Class B Distribution Ledger an amount equal to the lesser of:

*     the amount credited to the Class B Distribution Ledger; and

* the Class B Investor Interest, after taking into account the amount described in clause (1) above;

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

      this amount will be deposited in the Series 05-4 Distribution Account for Class B and will be owned by the MTN Issuer. The MTN Issuer will use this amount to repay principal outstanding on the series 05-4 medium term note certificate.

Starting on the earlier of (1) if the amount on deposit in the Principal Funding Account exceeds the sum of the Class A Investor Interest and the Class B Investor Interest, the series 05-4 scheduled redemption date, and (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, the Class C Principal Commencement Date, and on each distribution date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)   from the Principal Funding Account, an amount equal to the lesser of:

      * the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest; and

      *      the Class C Investor Interest;

      will be deposited in the Series 05-4 Distribution Account for Class C and will be owned by the MTN Issuer. The MTN Issuer will use this amount to repay principal outstanding on the series 05-4 medium term note certificate.

(2)   from the Class C Distribution Ledger, an amount equal to the lesser of;

      *      the amount credited to the Class C Distribution Ledger; and

      * the Class C Investor Interest after taking into account the amount described in clause (1) above;

      will be deposited to the Series 05-4 Distribution Account for Class C and will be owned by the MTN Issuer. The MTN Issuer will use this amount to repay principal outstanding on the Series 05-4 medium term note certificate.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

The Controlled Accumulation Period is scheduled to begin on the close of business on 31 October 2007. If the Controlled Accumulation Period Length, which is explained in the next paragraph, is less than 12 months, the Revolving Period may be extended and the start of the Controlled Accumulation Period will be postponed. The Controlled Accumulation Period will, in any event, begin no later than the close of business on 30 September 2008.

On the determination date right before the distribution date in October 2007, and on each determination date after that, until the Controlled Accumulation Period begins, the servicer will determine the "CONTROLLED ACCUMULATION PERIOD LENGTH". This is the number of months that the servicer expects will be needed to fully fund the Principal Funding Account no later than the series 05-4 scheduled redemption date. This calculation is based on:

* the expected monthly principal collections that the servicer calculates will be available to the investor interests of all series other than excluded series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the twelve months before; and

* the amount of principal expected to be distributable to the investor interests of all series in group one - other than Companion Series - that are not expected to be in their revolving periods during the Controlled Accumulation Period.

If the Controlled Accumulation Period Length is less than twelve months, the servicer may, at its option, postpone the start of the Controlled Accumulation Period such that the number of calendar months in the Controlled Accumulation Period will be at least equal to the Controlled Accumulation Period Length.

The effect of this is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of future series that are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the closing date. The length of the Controlled Accumulation Period will not be less than one month.

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UNAVAILABLE PRINCIPAL COLLECTIONS

If:

* during the Controlled Accumulation Period or the Regulated Amortisation Period, the amount credited to the Principal Collections Ledger identified for series 05-4 during any monthly period minus the amount of Investor Cash Available for Acquisition calculated for series 05-4 for that monthly period, exceeds the sum of:

      (1) the Adjusted Investor Interest as of the last day of the prior monthly period, after taking into account any deposits to be made to the Principal Funding Account on the transfer date for that monthly period, any unreimbursed Investor Charge-Offs for any class and any other adjustments to the Investor Interest for that monthly period; and

      (2) any Reallocated Class B Principal Collections or Reallocated Class C Principal Collections on the transfer date for that monthly period; or

* during the Rapid Amortisation Period, the amount credited to the Principal Collections Ledger identified for series 05-4 during any monthly period exceeds the sum of:

      (1) the Investor Interest as of the last day of the prior monthly period, after taking into account any deposits to be made to the Series 05-4 Distribution Account on the transfer date for that monthly period, any unreimbursed Investor Charge-Offs for any class and any other adjustments to the Investor Interest for that monthly period; and

      (2) any Reallocated Class B Principal Collections or Reallocated Class C Principal Collections on the transfer date for that monthly period the amount of any excess will be allocated and transferred to the transferor beneficiary only to the extent that the Transferor Interest on that date is greater than zero. If the Transferor Interest on that date is not greater than zero, the amount will be identified as unavailable transferor principal collections credited to the Principal Collections Ledger. This sum, together with any unavailable investor principal collections that have been credited to the Principal Collections Ledger, will be identified as "UNAVAILABLE PRINCIPAL COLLECTIONS". Unavailable investor principal collections are principal collections identified for the transferor beneficiary but not transferred to the transferor beneficiary because the Transferor Interest at the relevant date is not greater than zero.

Unavailable Principal Collections will, to the extent they arise during the Revolving Period, be allocated to the transferor beneficiary but will be transferred to the transferor beneficiary only if and to the extent that the Transferor Interest at that time is greater than zero. On each transfer date for the Controlled Accumulation Period, Regulated Amortisation Period or the Rapid Amortisation Period, any Unavailable Principal Collections which arise after the end of the Revolving Period which are credited to the Principal Collections Ledger will be allocated to the investor beneficiary and included as Investor Principal Collections to be distributed as Available Investor Principal Collections.

SHARED PRINCIPAL COLLECTIONS

Principal collections for any monthly period allocated to the Investor Interest of series 05-4 will first be used to cover:

* until the series 05-4 scheduled redemption date, for any monthly period during the Controlled Accumulation Period, deposits of the Controlled Deposit Amount to the Principal Funding Account;

* during the Regulated Amortisation Period, deposits of the Controlled Deposit Amount to the Series 05-4 Distribution Account for series 05-4; and

* during the Controlled Accumulation Period, on the series 05-4 scheduled redemption date and during the Rapid Amortisation Period, payments to the MTN Issuer for series 05-4.

The receivables trustee will determine the amount of principal collections for any monthly period allocated to the Investor Interest remaining after covering required distributions to the MTN Issuer for each class of series 05-4 and any similar amount remaining for any other outstanding series in group one. These remaining principal collections are called "SHARED PRINCIPAL COLLECTIONS". The receivables trustee will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to beneficiaries, and deposits to principal funding accounts, if any, for any series in group one that have not been covered out of the principal collections allocable to that series. These uncovered principal distributions and deposits are called "PRINCIPAL SHORTFALLS".

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Shared Principal Collections will not be used to cover investor charge-offs for any class of any series.

If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated in proportion among the outstanding series in group one based on the amounts of Principal Shortfalls for each series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will in the normal course be paid to the transferor beneficiary.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

On each transfer date, the receivables trustee will calculate the Investor Default Amount for the previous monthly period. The "INVESTOR DEFAULT AMOUNT" will be the total of, for each defaulted account, the product of the Floating Investor Percentage and the default amount.

The "DEFAULT AMOUNT" for any defaulted account will be the amount of eligible principal receivables in the defaulted account on the day the account became a defaulted account.

The Investor Default Amount will be calculated for each notional class of series 05-4 based on its floating allocation during the monthly period. These allocations will be called the "CLASS A INVESTOR DEFAULT AMOUNT", the "CLASS B INVESTOR DEFAULT AMOUNT" and the "CLASS C INVESTOR DEFAULT AMOUNT".

On each transfer date, if the Class A Investor Default Amount for the prior monthly period exceeds the sum of:

*     Class A Available Funds;

*     Excess Spread;

*     Reallocated Class C Principal Collections; and

*     Reallocated Class B Principal Collections;

in each case, to the extent available to cover the Class A Investor Default Amount, then the Class C Investor Interest will be reduced by the amount of the excess, but not by more than the remaining Class A Investor Default Amount. This reduction to the Class C Investor Interest will be made only after giving effect to reductions to the Class C Investor Interest for any Class C Investor Charge-Offs, any Reallocated Class B Principal Collections and Reallocated Class C Principal Collections.

If this reduction would cause the Class C Investor Interest to be a negative number, it will be reduced to zero. In this case, the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount not covered by a reduction in the Class C Investor Interest. This reduction in the Class B Investor Interest will be made only after giving effect to reductions for any Class B Investor Charge-Offs and Reallocated Class B Principal Collections not covered by a reduction in the Class C Investor Interest.

If this reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero. In this case, the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the remaining Class A Investor Default Amount not covered by a reduction in the Class C Investor Interest or the Class B Investor Interest. This is called a "CLASS A INVESTOR CHARGE-OFF" and may have the effect of slowing or reducing the return of principal to the MTN Issuer calculated in respect of Class A.

If the Class A Investor Interest has been reduced by any Class A Investor Charge-Offs, it will be reimbursed on any transfer date by the amount of Excess Spread allocated and available for that purpose, but not by more than the total amount by which the Class A Investor Interest has been reduced. See "- Excess Spread".

On each transfer date, if the Class B Investor Default Amount for the prior monthly period exceeds the sum of:

*     Excess Spread; and

*     Reallocated Class C Principal Collections,

in each case to the extent available to cover the Class B Investor Default Amount, then the Class C Investor Interest will be reduced by the amount of the excess, but not by more than the remaining Class B Investor Default Amount. This reduction to the Class C Investor Interest will be made only

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

after giving effect to any reductions to the Class C Investor Interest for any Class C Investor Charge-Offs, any Reallocated Class B Principal Collections, any Reallocated Class C Principal Collections and any reductions in the Class C Investor Interest to cover the Class A Investor Default Amount.

If this reduction would cause the Class C Investor Interest to be a negative number, it will be reduced to zero. In this case, the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero, but not by more than the remaining Class B Investor Default Amount not covered by a reduction to the Class C Investor Interest. This is called a "CLASS B INVESTOR CHARGE-OFF' and may have the effect of slowing or reducing the return of principal to the MTN Issuer calculated in respect of Class B.

If the Class B Investor Interest has been reduced for any reasons other than the payment of principal, it will be reimbursed on any transfer date by the amount of Excess Spread allocated and available for that purpose, but not by more than the total amount by which the Class B Investor Interest has been reduced. See "- Excess Spread".

On each transfer date, if the Class C Investor Default Amount for the prior monthly period exceeds the amount of Excess Spread available to cover the Class C Investor Default Amount, the Class C Investor Interest will be reduced by the amount of the excess, but not by more than the Class C Investor Default Amount. This is called a "CLASS C INVESTOR CHARGE-OFF", which may have the effect of slowing or reducing the return of principal to the MTN Issuer calculated in respect of Class C.

If the Class C Investor Interest has been reduced for any reasons other than the payment of principal, it will be reimbursed on any transfer date by the amount of Excess Spread allocated and available for that purpose, but not by more than the total amount by which the Class C Investor Interest has been so reduced. See "- Excess Spread".

"REALLOCATED CLASS B PRINCIPAL COLLECTIONS" means, for any transfer date, the principal collections allocable to the Class B Investor Interest for the related monthly period in an amount not to exceed the Class A Required Amount, after applying Excess Spread and Reallocated Class C Principal Collections to cover the Class A Required Amount. Reallocated Class B Principal Collections cannot exceed the Class B Investor Interest after giving effect to any unreimbursed Class B Investor Charge-Offs. Reallocated Class B Principal Collections will reduce the Class B Investor Interest.

"REALLOCATED CLASS C PRINCIPAL COLLECTIONS" means, for any transfer date, the principal collections allocable to the Class C Investor Interest for the related monthly period in an amount not to exceed the Class A Required Amount and the Class B Required Amount after applying Excess Spread to cover the Class A Required Amount and the Class B Required Amount. Reallocated Class C Principal Collections cannot exceed the Class C Investor Interest after giving effect to any unreimbursed Class C Investor Charge-Offs. Reallocated Class C Principal Collections will reduce the Class C Investor Interest.

The "CLASS A REQUIRED AMOUNT" for any transfer date will be the amount, if any, by which the sum of:

*     the Class A Monthly Required Expense Amount;

* the total amount of the class A servicing fee and the class A cash management fee for the prior monthly period and any due and unpaid class A servicing fees and class A cash management fees; and

*     the Class A Investor Default Amount, exceeds the Class A Available Funds.

The "CLASS B REQUIRED AMOUNT" for any transfer date will be the sum of (1) the amount, if any, by which the sum of:

*     the Class B Monthly Required Expense Amount; and

* the total amount of the class B servicing fee and the class B cash management fee for the prior monthly period and any due and unpaid Class B servicing fees or class B cash management fees,

exceeds the Class B Available Funds, and (2) the Class B Investor Default
Amount.

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EXCESS SPREAD

"EXCESS SPREAD" for any transfer date will be the sum of Class A Excess Spread, Class B Excess Spread and Class C Excess Spread.

On each transfer date, the receivables trustee will apply Excess Spread to make the following distributions in the following priority:

(1) an amount equal to the Class A Required Amount, if any, will be used to fund, the Class A Required Amount; if the Class A Required Amount is more than the amount of Excess Spread, Excess Spread will be applied in the order of priority in which Class A Available Funds are to be distributed;

(2) an amount equal to the total amount of Class A Investor Charge-Offs that have not been previously reimbursed will be used to reinstate the Class A Investor Interest, treated as a portion of Investor Principal Collections allocated to Class A and credited to the Principal Collections Ledger;

(3) an amount equal to the Class B Required Amount will be used to fund the Class B Required Amount; if the Class B Required Amount is more than the amount of Excess Spread available, Excess Spread will be applied first in the order of priority with which Class B Available Funds are to be distributed on any transfer date and then to fund the Class B Investor Default Amount; any amount available to pay the Class B Investor Default Amount will be allocated to Class B and treated as a portion of Investor Principal Collections allocated to Class B and credited to the Principal Collections Ledger;

(4) an amount equal to the total amount by which the Class B Investor Interest has been reduced below the Class B Initial Investor Interest for reasons other than the payment of principal - but not in excess of the aggregate amount of such reductions which have not been previously reimbursed - will be used to reinstate the Class B Investor Interest, treated as a portion of Investor Principal Collections and credited to the Principal Collections Ledger;

(5) an amount equal to the sum of the Class C Monthly Finance Amount, the Class C Deficiency Amount and the Class C Additional Finance Amount - called the "CLASS C MONTHLY DISTRIBUTION AMOUNT" - will be credited to the Class C Distribution Ledger;

(6) an amount equal to the Class C Investor Default Amount will be allocated to Class C and treated as a portion of Investor Principal Collections allocated to Class C and credited to the Principal Collections Ledger;

(7) an amount equal to the total amount by which the Class C Investor Interest has been reduced below the Class C Investor Interest for reasons other than the payment of principal - but not in excess of the total amount of the reductions that have not been previously reimbursed - will be used to reinstate the Class C Investor Interest, treated as a portion of Investor Principal Collections and credited to the Principal Collections Ledger;

(8) on each transfer date from and after the Reserve Account Funding Date, but before the date on which the Reserve Account terminates, an amount up to the excess, if any, of the Required Reserve Account Amount over the amount on deposit in the Reserve Account will be deposited into the Reserve Account;

(9) on each distribution date prior to the Class C Release Date, if the available amount on deposit in the Spread Account is less than the Required Spread Account Amount, an amount up to any excess will be deposited into the Spread Account;

(10) an amount equal to any Aggregate Investor Indemnity Amount for series 05-4 will be paid to the transferor and will then cease to be property of the receivables trust;

(11) the Series 05-4 Extra Amount will be paid into the Series 05-4 Distribution Account and will be owned by the MTN Issuer;

(12) on the series 05-4 termination date, an amount equal to the principal calculated as payable in accordance with the expenses loan agreement will be paid into the Series 05-4 Distribution Account; and

(13) the balance, if any, after giving effect to the payments made under paragraphs (1) through (12) above will be paid to the MTN Issuer as assignee of the excess interest beneficiary and will then cease to be property of the receivables trust.

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Extra Amount

The "Series 05-4 Extra Amount" is calculated as follows:

* for any transfer date where the Series 05-4 Investor Interest is less than or equal to [POUND]250,000,000, an amount equal to:

       Days in Calculation Period
      -----------------------------  x   0.02 per cent. x The Investor Interest
       365 (366 in a leap year)

* for any transfer date where the Series 05-4 Investor Interest is greater than [POUND]250,000,000, an amount equal to the aggregate of A plus B, where:

              Days in Calculation
                   Period
      A =  -------------------------  x  0.02 per cent.  x  [POUND]250,000,000
              365 (366 in a leap
                    year)

              Days in Calculation
                   Period
      B =  -------------------------  x  0.002 per cent.  x  (Series 05-4
              365 (366 in a leap                             Investor
                    year)                                    Interest -
                                                            [POUND]250,000,000)

AGGREGATE INVESTOR INDEMNITY AMOUNT

By each transfer date, the receivables trustee will calculate the Aggregate Investor Indemnity Amount for each outstanding series. The "AGGREGATE INVESTOR INDEMNITY AMOUNT" is the sum of all Investor Indemnity Amounts for the related monthly period.

An "INVESTOR INDEMNITY AMOUNT" means for any series, the amount of any Transferor Section 75 Liability claimed from the receivables trustee by the transferor under the trust section 75 indemnity allocated to that series, calculated as follows:

           Transferor Section 75 Liability   x   Floating Investor Percentage
                                                 for that series

The "TRANSFEROR SECTION 75 LIABILITY" is the liability that the transferor has for any designated account because of Section 75 of the Consumer Credit Act. The Transferor Section 75 Liability cannot exceed the original outstanding face amount of the principal receivable relating to the transaction giving rise to the liability. See "Risk Factors: Application of The Consumer Credit Act 1974 May Impede Collection Efforts and Could Cause Early Redemption of the Notes or a Loss on Your Notes".

Aggregate Investor Indemnity Amounts for series 05-4 will be payable only if amounts are available from Excess Spread to pay them. See "- Excess Spread". If Excess Spread available on any transfer date is not enough to pay the Aggregate Investor Indemnity Amount for series 05-4 otherwise payable on that date, the excess will be carried forward and paid on subsequent transfer dates to the extent amounts of Excess Spread are available to pay them.

PRINCIPAL FUNDING ACCOUNT

The receivables trustee will establish and maintain the Principal Funding Account at a Qualified Institution - currently Barclays Bank PLC at its branch located at 1234 Pavilion Drive Northampton NN4 7SG - as a segregated Trust Account held for the benefit of the MTN Issuer as the investor beneficiary for series 05-4 and the transferor beneficiary. During the Controlled Accumulation Period, the receivables trustee will transfer the amounts described under "- Allocation, Calculation and Distribution of Principal Collections to the MTN Issuer" to the Principal Funding Account.

Funds on deposit in the Principal Funding Account will be invested to the following transfer date by the receivables trustee in permitted investments. Investment earnings, net of investment losses and expenses, on funds on deposit in the Principal Funding Account are called "PRINCIPAL FUNDING INVESTMENT PROCEEDS".

Principal Funding Investment Proceeds will be used to pay the Class A Covered Amount.

The "CLASS A COVERED AMOUNT" is calculated as follows:

  Days in the Calculation                             The amount equal to
        Period                                             the amount
 -------------------------   x   The Class A     x     on deposit in the
  365 (366 in a leap             Finance Rate               Principal
        year)                                           Funding Account

where the amount on deposit in the Principal Funding Account is calculated as of the last day of the monthly period before the monthly period in which the relevant transfer date occurs.

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

Where the amount on deposit in the Principal Funding Account is calculated as of the last day of the monthly period before the monthly period in which the relevant transfer date occurs.

Principal Funding Investment Proceeds up to the Class A Covered Amount will be transferred to the Trustee Collection Account by each transfer date and credited to the Finance Charge Collections Ledger for application as Class A Available Funds.

If on any transfer date during the Controlled Accumulation Period, the Principal Funding Investment Proceeds exceed the Class A Covered Amount, that excess will be paid to the transferor beneficiary. If the Principal Funding Investment Proceeds are less than the Class A Covered Amount, a withdrawal will be made from the Reserve Account - to the extent funds are available - and will be deposited in the Finance Charge Collections Ledger, for application as Class A Available Funds. The amount of this withdrawal will be reduced to the extent Excess Spread would be available for deposit in the Reserve Account. See "- Reserve Account" and "- Excess Spread".

RESERVE ACCOUNT

The receivables trustee will establish and maintain a reserve account at a Qualified Institution -currently, Barclays Bank PLC at its branch located at 1 Churchill Place, London El4 5HP - as a Trust Account segregated for the benefit of series 05-4. This account is called the "RESERVE ACCOUNT". The Reserve Account will be established to assist with the payment distribution of the Class A Monthly Finance Amount to the MTN Issuer during the Controlled Accumulation Period.

On each transfer date from and after the Reserve Account Funding Date, but before the termination of the Reserve Account, the receivables trustee will apply Excess Spread in the order of priority described in "- Excess Spread" to increase the amount on deposit in the Reserve Account, up to the Required Reserve Amount.

The "RESERVE ACCOUNT FUNDING DATE" will be the transfer date that starts no later than three months before the start of the Controlled Accumulation Period. This date will be an earlier date if the Portfolio Yield decreases below levels described in the Series 05-4 Supplement. In any case, this date will be no earlier than 12 months before the start of the Controlled Accumulation Period.

The "REQUIRED RESERVE AMOUNT" for any transfer date on or after the Reserve Account Funding Date will be:

*     0.50 per cent. of the Class A Investor Interest; or

* subject to the conditions described in the next paragraph, any other amount designated by the transferor beneficiary;

If, on or before the Reserve Account Funding Date, the transferor beneficiary designates a lesser amount, it must provide the servicer and the receivables trustee with evidence that each rating agency has notified the transferor, the servicer and the receivables trustee that that lesser amount will not result in the rating agency reducing or withdrawing its then existing rating of any outstanding related beneficiary debt. Also, the transferor beneficiary must deliver to the receivables trustee an officer's certificate to the effect that, based on the facts known to that officer at that time, in the reasonable belief of the transferor beneficiary, the designation will not cause a Pay Out Event to occur or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur. Further, this designation will not be effective without the prior written agreement of all the other beneficiaries.

On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on that transfer date, the receivables trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Amount. The receivables trustee will distribute this amount to the transferor beneficiary and it will cease to be the property of the receivables trust.

All amounts on deposit in the Reserve Account on any transfer date will be invested by the receivables trustee in permitted investments to the following transfer date. This will be done after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on that transfer date. The interest and other income - net of investment expenses and losses - earned on the investments will be retained in the Reserve Account if the amount on deposit in the Reserve Account is less than the Required Reserve Amount. If the amount on deposit is equal to or more than the Required Reserve Amount, it will be credited to the Finance Charge Collections Ledger to be included in the Class A Available Funds.

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

On each transfer date for the Controlled Accumulation Period before the series 05-4 scheduled redemption date and on the first transfer date during the Regulated Amortisation Period or the Rapid Amortisation Period, the receivables trustee will withdraw an amount from the Reserve Account and deposit it in the Trustee Collection Account for credit to the Finance Charge Collections Ledger to be included, in Class A Available Funds. This amount will be equal to the lesser of:

*     the available amount on deposit in the Reserve Account; and

* the amount, if any, by which the Class A Covered Amount is greater than the Principal Funding Investment Proceeds.

The amount of this withdrawal will be reduced to the extent Excess Spread would be available for deposit in the Reserve Account.

The Reserve Account will be terminated following the earliest to occur of:

*     the termination of the receivables trust;

* the earlier of the first transfer date after the start of the Regulated Amortisation Period or the Rapid Amortisation Period; and

*     the series 05-4 termination date.

When the Reserve Account terminates, all amounts still on deposit in the Reserve Account will be treated as part of the excess interest attributable to series 05-4 and will be paid to the MTN Issuer and will no longer be the property of the receivables trust.

SPREAD ACCOUNT

The receivables trustee will establish and maintain a spread account at a Qualified Institution - currently Barclays Bank PLC at its branch located at 1234 Pavilion Drive, Northampton NN4 7SG - as a segregated Trust Account held for the benefit of the MTN Issuer as the investor beneficiary and the transferor beneficiary. This account is called the "SPREAD ACCOUNT". The Spread Account will be used:

* to fund shortfalls in Excess Spread available to pay the Class C Monthly Distribution Amount;

*     on the day called the "CLASS C RELEASE DATE", which is the earlier of:

      (1) the day the Class A Investor Interest and the Class B Investor Interest are reduced to zero, and

      (2)    the series 05-4 termination date,

      to fund the amount, if any, by which the Class C Debt Amount is greater than the Class C Investor Interest; and

* beginning on the Class C Release Date, to fund shortfalls in Excess Spread available to fund the Class C Investor Default Amount.

No amounts will be deposited into the Spread Account on the closing date, but if the amount on deposit in the Spread Account is less than the Required Spread Account Amount, then the Spread Account will be funded by Excess Spread as described above in item (9) under "-EXCESS SPREAD".

The "REQUIRED SPREAD ACCOUNT AMOUNT" will be determined monthly and will be equal to the Spread Account Percentage times:

* during the Revolving period or the Controlled Accumulation Period, the current Adjusted Investor Interest, or

* during the Regulated Amortisation Period or the Rapid Amortisation Period, the Adjusted Investor Interest as of the last day of the Revolving Period or, if the Controlled Accumulation Period has started, as of the last day of the Controlled Accumulation Period.

The Required Spread Account Amount, however, will never exceed the Class C Debt Amount. The "SPREAD ACCOUNT PERCENTAGE" will be determined on each determination date by the level of the quarterly excess spread percentage as follows:

                                                            Spread Account
Quarterly Excess Spread Percentage                          Percentage
above 4.5%                                                  0.0%
above 4.0% but equal to or below 4.5%                       1.0%

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

                                                            Spread Account
Quarterly Excess Spread Percentage                          Percentage
above 3.5% but equal to or below 4.0%                       1.5%
above 3.0% but equal to or below 3.5%                       2.0%
equal to or below 3.0%                                      2.5%

The quarterly excess spread percentage will be calculated on each determination date and will be a percentage equal to the average of the Portfolio Yields for the three prior months less the average of the Expense Rates for the same three months.

The quarterly excess spread percentage for the first determination date will be calculated using the Portfolio Yield for the prior month divided by the Expense Rate for the same month. The quarterly excess spread percentage for the second determination date will be calculated using the average of the Portfolio Yields for the prior two months divided by the average of the Expense Rates for the same two months.

All amounts on deposit in the Spread Account on any transfer date will be invested by the receivables trustee in permitted investments to the next transfer date. For purposes of the Spread Account, permitted investments will include investments rated A-2 by Standard & Poor's, and P-2 by Moody's. This will be done after giving effect to any deposits to, or withdrawals from, the Spread Account made on that transfer date. The interest and other investment income - net of investment expenses and losses - earned on the investments will be retained in the Spread Account if the amount on deposit in the Spread Account is less than the Required Spread Account Amount. If the amount on deposit in the Spread Account is at least equal to the Required Spread Account Amount, then it will be paid to the transferor beneficiary.

If the Class C Monthly Distribution Amount is not fully paid from Excess Spread on any transfer date, the receivables trustee will withdraw from available funds on deposit in the Spread Account an amount equal to the shortfall and credit it to the Class C Distribution Ledger.

On the Class C Release Date, the lesser of:

*     the available amount on deposit in the Spread Account, and

* the amount, if any, by which the Class C Debt Amount exceeds the Class C Investor Interest will be withdrawn by the receivables trustee and paid to the MTN Issuer as the investor beneficiary and treated as principal paid that is referable to the Class C Investor Interest. This withdrawal will be made only after giving effect to any withdrawal made for the purposes described in the preceding paragraph.

Beginning on the Class C Release Date, if the Class C Investor Default Amount is not fully funded from Excess Spread on any transfer date, the receivables trustee will withdraw from available funds on deposit in the Spread Account an amount equal to the shortfall and these funds will be calculated by reference to Class C and treated as a portion of Investor Principal Collections that is referable to the Class C Investor Interest and credited to the Principal Collections Ledger. This withdrawal will be made only after giving effect to any withdrawal made for the purposes described in the two preceding paragraphs.

Any amount on deposit in the Spread Account that exceeds the Required Spread Account Amount will be withdrawn by the receivables trustee and will be treated as part of the excess interest attributable to series 05-4 and will be paid to the MTN Issuer. Also, on the earlier of:

*     the termination of the receivables trust; and

*     the series 05-4 termination date,

any amounts still on deposit in the Spread Account, after making any deposit or withdrawal described above, will be withdrawn by the receivables trustee and treated as part of the excess interest attributable to series 05-4 and will be paid to the MTN Issuer.

DISTRIBUTION LEDGERS

The receivables trustee will establish distribution ledgers for each class of series 05-4 in the Trustee Collection Account. On each transfer date it will credit and debit amounts to these ledgers as described throughout this section of this prospectus. All amounts credited to the Class A Distribution Ledger, the Class B Distribution Ledger and the Class C Distribution Ledger will be regarded as being segregated for the benefit of the MTN Issuer.

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

TRUSTEE PAYMENT AMOUNT

The share of the Trustee Payment Amount payable on any transfer date that is allocable to series 05-4 - called the "INVESTOR TRUSTEE PAYMENT AMOUNT" - will be calculated as follows:

           Investor Interest for series 05-4                   Trustee
      ------------------------------------------      x     Payment Amount
       Total of Investor Interests of series for
            which the Trustee Payment Amount was
                                        incurred

The share of the Investor Trustee Payment Amount allocable to the Investor Interest for each class is equal to the product of:

*     the floating allocation for the relevant class; and

*     the Investor Trustee Payment.

This will be called the "CLASS A TRUSTEE PAYMENT AMOUNT", the "Class B Trustee Payment Amount" and the "CLASS C TRUSTEE PAYMENT AMOUNT", respectively.

The Investor Trustee Payment Amount for any class will be payable from amounts available for distribution for that purpose out of available funds for each class and Excess Spread. See "-Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuer" and "-Excess Spread".

The portion of the Trustee Payment Amount not allocated to series 05-4 will be paid from cashflows under the receivables trust allocated to other outstanding series, and in no event will series 05-4 be liable for these payments.

QUALIFIED INSTITUTIONS

If the bank or banks at which any of the accounts listed below are held cease to be a Qualified Institution, then the receivables trustee will, within 10 business days, establish a new account to replace the affected account or accounts, and will transfer any cash and interest to that new account or accounts. The accounts referred to above are:

*     Trustee Collection Account;

*     Trustee Acquisition Account;

*     Reserve Account;

*     Spread Account;

*     Principal Funding Account; and

*     Series 05-4 Distribution Account.

The receivables trustee may in its discretion elect to move any or all of these accounts and the amounts credited to them from the Qualified Institution at which they are kept as at the date of this document to another or other Qualified Institutions.

"QUALIFIED INSTITUTION" means (1) an institution which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor's and P-1 by Moody's or (2) an institution acceptable to each rating agency.

SERIES 05-4 PAY OUT EVENTS

The events described below are called "Series 05-4 Pay-Out Events":

(1)   failure on the part of the transferor:

      * to make any payment or deposit required by the terms of the receivables securitisation agreement within five business days after the date that the payment or deposit is required to be made; or

      * duly to observe or perform any covenants or agreements of the transferor in the receivables securitisation agreement or the Series 05-4 Supplement that has a material adverse effect on the interests of the MTN Issuer in respect of series 05-4 and which continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring it to be remedied, is given to the transferor by the receivables trustee, or is given to the transferor and the receivables trustee by the investor beneficiary for series 05-4 acting on the instructions of holders of the series 05-4

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

             medium term note certificate representing together 50 per cent. or more of the total balance of the series 05-4 medium term note certificate outstanding at that time, and which unremedied continues during that 60 day period to have a material adverse effect on the interests of the MTN Issuer in respect of series 05-4 for that period;

(2) any representation or warranty made by the transferor in the receivables securitisation agreement or the Series 05-4 Supplement, or any information contained in a computer file or microfiche list required to be delivered by the transferor under the receivables securitisation agreement:

      * proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of the error, requiring it to be remedied, is given to the transferor by the receivables trustee, or is given to the transferor and the receivables trustee by the investor beneficiary for series 05-4 acting on the instructions of holders of the series 05-4 medium term note certificate representing together 50 per cent. or more of the total balance of the series 05-4 medium term note certificate outstanding; and

      * as a result of which there is a material adverse effect on the interests of the MTN Issuer in respect of series 05-4 and which unremedied continues during that 60 day period to have a material adverse effect for that period;

      Notwithstanding the above, no series 05-4 Pay-Out Event in relation to
      (2) shall be deemed to have occurred if the transferor has complied with its obligations for a breach of warranty as set out in the receivables securitisation agreement.

(3) the average Portfolio Yield for any three consecutive monthly periods is less than the average Expense Rate for those periods, or on any determination date before the end of the third monthly period from the closing date the Portfolio Yield is less than the average Expense Rate for that period;

(4)   either:

      * over any period of thirty consecutive days, the Transferor Interest averaged over that period is less than the Minimum Transferor Interest for that period and the Transferor Interest does not increase on or before the tenth business day following that thirty day period to an amount so that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such thirty day period, computed by assuming that the amount of the increase of the Transferor Interest by the last day of the ten business day period, as compared to the Transferor Interest on the last day of the thirty day period, would have existed in the receivables trust during each day of the thirty day period, is at least equal to the Minimum Transferor Interest; or

      * on the last day of any monthly period the total balance of eligible receivables is less than the Minimum Aggregate Principal Receivables, adjusted for any series having a Companion Series as described in the supplement for that series, and the total balance of eligible receivables fails to increase to an amount equal to or greater than the Minimum Aggregate Principal Receivables on or before the tenth business day following that last day;

(5) any servicer default or trust cash manager default occurs that would have a material adverse effect on the MTN Issuer in respect of series 05-4;

(6) the Investor Interest is not reduced to zero on the series 05-4 scheduled redemption date;

(7) the early termination, without replacement, of any of the swap agreements as described in this prospectus under "The Swap Agreements: Common Provisions of the Swap Agreements";

(8) the MTN Issuer is required to withhold or deduct any amounts for or on account of tax on the payment of any principal or interest in respect of the series 05-4 medium term note certificate.

If any event described in paragraphs (1), (2) or (5) occurs then, after the applicable grace period, either (1) the receivables trustee or (2) the investor beneficiary may declare that a Series 05-4 Pay Out Event has occurred if the correct notice has been given. If the investor beneficiary declares that a Series 05-4 Pay Out Event has occurred, it must have acted on the instructions of holders of the series 05-4 medium term note certificate representing, together, 50 per cent. or more of the series 05-4 medium term note certificate outstanding at that time. The investor beneficiary must

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give a written notice to the transferor, the servicer and the receivables trustee that a Series 05-4 Pay Out Event has occurred. If the receivables trustee declares that a Series 05-4 Pay Out Event has occurred, it must give a written notice to this effect to the transferor, the servicer and the trust cash manager. A Series 05-4 Pay Out Event will be effective as of the date of the relevant notice. If any event in paragraphs (3), (4), (6), (7) or (8) occurs, a Series 05-4 Pay Out Event will occur without any notice or other action on the part of the receivables trustee or the investor beneficiary.

"PORTFOLIO YIELD" means, for any monthly period:

                (A + B + C + D) - E
                -------------------- x 12
                         F

where:

A =   the finance charge collections allocable to series 05-4;

B =   the Acquired Interchange allocable to series 05-4;

C =   the Principal Funding Investment Proceeds up to the Class A Covered
      Amount;

D = the amount, if any, to be withdrawn from the Reserve Account that is included in Class A Available Funds;

E =   the Investor Default Amount; and

F =   the Investor Interest.

"EXPENSE RATE" means, for any transfer date:

                 A + B + C
             ----------------- x 12
                     D

where:

A = the sum of the Class A Monthly Required Expense Amount, the Class B Monthly Required Expense Amount and the Class C Monthly Required Expense Amount;

B =   the investor servicing fee;

C =   the investor trust cash management fee; and

D =   the Investor Interest.

"MINIMUM TRANSFEROR INTEREST" means 5 per cent. of the Average Principal Receivables. The transferor may reduce the Minimum Transferor Interest in the following circumstances:

* upon 30 days prior notice to the receivables trustee, each rating agency and any enhancement provider entitled to receive notice under its supplement;

* upon written confirmation from each rating agency that the reduction will not result in the reduction or withdrawal of the ratings of the rating agency for any outstanding related beneficiary debt, including, for series 05-4, the notes; and

* delivery to the receivables trustee and each enhancement provider of an officer's certificate stating that the transferor reasonably believes that the reduction will not, based on the facts known to the officer at the time of the certification, cause, at that time or in the future, a Pay Out Event to occur for any investor beneficiary.

The Minimum Transferor Interest will never be less than 2 per cent. of the Average Principal Receivables.

"MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, an amount equal to the sum of the numerators used in the calculation of the investor percentages for principal collections for all outstanding series on that date. For any series in its rapid accumulation period, as defined in its supplement, with an investor interest as of that date of determination equal to the balance on deposit in the principal funding account for that series, the numerator used in the calculation of the investor percentage for principal collections for that eligible series will, only for the purpose of the definition of Minimum Aggregate Principal Receivables, be zero.

"AVERAGE PRINCIPAL RECEIVABLES" means, for any period, an amount equal to:

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*     the sum of the total balance of eligible principal receivables at the end of each day during that period divided by;

*     the number of days in that period.

"COMPANION SERIES" means:

* each series that has been paired with another series so that the reduction of the investor interest of the paired series results in the increase of the investor interest of the other series, as described in the related supplements; and

*     the other series.

ENTITLEMENT OF MTN ISSUER TO SERIES 05-4 EXCESS INTEREST
Barclays Bank PLC will enter into an "AGREEMENT BETWEEN BENEFICIARIES" with the MTN Issuer under which Barclays Bank PLC will transfer its excess interest entitlement attributable to series 05-4 to the MTN Issuer. The portion of the excess interest so transferred will form part of the Investor Interest. The MTN Issuer will pay amounts of excess interest attributable to series 05-4 which it receives pursuant to the agreement between the beneficiaries to the issuer as "MTN ISSUER ADDITIONAL INTEREST PAYMENTS".

In return for the transfer of the entitlement to the portion of the excess interest relating to series 05-4 the MTN Issuer will agree to pay deferred consideration to Barclays Bank PLC. We will refer to this deferred consideration as "EXCESS ENTITLEMENT CONSIDERATION". The amount of the excess entitlement consideration in respect of Series 05-4 will be equal to the amount of deferred subscription price which the MTN Issuer receives from the issuer in respect of the series 05-4 medium term note certificate from time to time.

The issuer will apply any MTN Issuer additional interest payments received by it in meeting its due and payable obligations. Any sums remaining following satisfaction of all amounts due and payable by the issuer, which we will refer to as "UNUTILISED EXCESS SPREAD", will be paid to the MTN Issuer as deferred subscription price for the series 05-4 medium term note certificate for as long as the series 05-4 medium term note certificate is in issue.

YOUR PAYMENT FLOWS

On each distribution date, the receivables trustee will transfer from available funds in the Trustee Collection Account the sum of:

*     the Class A Monthly Distribution Amount;

*     the Class B Monthly Distribution Amount;

*     the Class C Monthly Distribution Amount;

* on the series 05-4 termination date, an amount equal to the principal calculated as payable in accordance with the expenses loan agreement; and

*     the excess interest attributable to series 05-4;

and deposit that sum into the Series 05-4 Distribution Account held by the MTN Issuer.

The MTN Issuer will credit the amount received in respect of the monthly distribution amounts for each class and the portion of the excess interest attributable to series 05-4 to the MTN Issuer coupon ledger and will record for calculational purposes the amounts treated as referrable to each class.

The MTN Issuer will then transfer from the Series 05-4 Distribution Account to the extent there are sufficient funds on deposit:

* first, the costs and expenses of the MTN Issuer for the relevant monthly period;

* second, the lesser of (1) the amounts credited to the MTN Issuer coupon ledger, after paying or reserving for the MTN Issuer's costs and expenses described in the first bullet point above and (2) the interest due and payable on the series 05-4 medium term note certificate, excluding the MTN Issuer additional interest payments, will be deposited in the Series 05-4 Issuer Account;

* third, an amount equal to the Monthly Loan Expenses Amount plus, on the series 05-4 termination date, an amount equal to the principal calculated as payable in accordance with the expenses loan agreement will be deposited in the Series 05-4 Issuer Account;

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

* fourth, an amount equal to 1/2 of the Series 05-4 Extra Amount will be paid to the MTN Issuer;

* fifth, an amount equal to 1/2 of the Series 05-4 Extra Amount will be deposited in the Series 05-4 Issuer Account;

* sixth, an amount equal to the MTN Issuer additional interest payments will be deposited in the Series 05-4 Issuer Account.

The "SERIES 05-4 ISSUER ACCOUNT" is a bank account in the name of the issuer that will be used to deposit amounts distributed to the issuer on the series 05-4 medium term note certificate from the MTN Issuer.

Note coupon ledgers will be established for each class of notes in the Series 05-4 Issuer Account. On each interest payment date the issuer will credit:

* to the class A notes coupon ledger an amount equal to the lesser of (1) the amount deposited in the Series 05-4 Issuer Account and (2) the sum of the Class A Monthly Finance Amount, the Class A Deficiency Amount and the Class A Additional Finance Amount;

* to the class B notes coupon ledger an amount equal to the lesser of, (1) the amount deposited in the Series 05-4 Issuer Account minus the amount credited to the class A notes coupon ledger and (2) the Class B Monthly Distribution Amount; and

* to the class C notes coupon ledger an amount equal to the lesser of (1) the amount deposited in the Series 05-4 Issuer Account minus the amount credited to the class A notes coupon ledger and the class B notes coupon ledger and the Monthly Loan Expenses Amount and (2) the Class C Monthly Distribution Amount.

In addition, the MTN Issuer will pay any amounts received from the issuer as deferred subscription price to Barclays Bank PLC pursuant to an agreement between beneficiaries, to the extent not required by the MTN Issuer to make other payments on that date.

Before the termination of the swap agreements, on each interest payment date, the issuer will pay:

* first, from MTN Issuer additional interest, the costs and expenses of the issuer for the relevant monthly period will be paid or reserved for within the issuer;

* second, the costs and expenses of the issuer for the relevant monthly period remaining after the first item will be paid or reserved for within the issuer proportionately to the class A notes', the class B notes' and the class C notes' share for such payment to be used to pay, or reserve for, the costs and expenses of the issuer;

* third, from the class A notes coupon ledger, the lesser of (1) the amount credited to the class A notes coupon ledger after paying or reserving for the class A notes' proportionate share of the issuer's costs and (2) other than amounts payable under the twelfth item below, expenses and the amounts due and payable to the swap counterparty under the class A swap agreement for the relevant Calculation Period, to the swap counterparty and upon payment to the issuer by the swap counterparty in exchange therefor, to the holder of the class A note (or, to the extent that the class A swap agreement has been terminated and not replaced, the lesser of (i) the spot United States dollar equivalent of (1) above and (ii) the amount due under the class A note to the holder of the class A note);

* fourth, from the class B notes coupon ledger, the lesser of (1) the amount credited to the class B notes coupon ledger after paying or reserving for the class B notes' proportionate share of the issuer's costs and (2) other than amounts payable under the thirteenth item below, the amounts due and payable to the swap counterparty under the class B swap agreement for the relevant Calculation Period, to the swap counterparty and upon payment to the Issuer by the swap counterparty in exchange therefor, to the holder of the class B note (or, to the extent the class B swap agreement has been terminated and not replaced, the lesser of (i) the spot United States dollar equivalent of (1) above and
      (ii) the amount due under the Class B note to the holder of the class B note;

* fifth, the lesser of the remaining amount on deposit in the Series 05-4 Issuer Account and an amount equal to the Monthly Loan Expenses Amount will be paid to the lender under the expenses loan agreement;

* sixth, from the class C notes coupon ledger, the lesser of (1) the amount credited to the class C notes coupon ledger after paying or reserving for the class C notes' proportionate share of the issuer's costs and (2) other than amounts payable under the fourteenth item below, the

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

      amounts due and payable to the swap counterparty under the class C swap agreement in respect of the relevant Calculation Period, to the swap counterparty and upon payment to the Issuer by the swap counterparty in exchange therefor to the holder of the class C note (or, to the extent the class C swap agreement has been terminated and not replaced, the lesser of (i) the spot United States dollar equivalent of (1) above and
      (ii) the amount due under the Class C note to the holder of the class C note;

* seventh, the lesser of the remaining amount on deposit in the Series 05-4 Issuer Account and an amount equal to the principal calculated as payable in accordance with the expenses loan agreement will be paid to the lender under the expenses loan agreement;

* eighth, the lesser of the remaining amount on deposit in the Series 05-4 Issuer Account and an amount equal to 1/2 of the Series 05-4 Extra Amount, will be paid to the issuer;

* ninth, any amounts due from or required to be provided for by the issuer to meet its liabilities to any taxation authority;

* tenth, any amounts due to third parties under obligations incurred in the course of the issuer's business;

* eleventh, an amount equal to the lesser of the amount on deposit in the Series 05-4 Issuer Account and the amount needed to cover any shortfall with respect to the notes caused by the imposition of withholding taxes on payments made under the series 05-4 medium term note certificate or the swap agreements;

* twelfth, the amount equal to any termination payment due and payable to the swap counterparty pursuant to the class A swap agreement where the class A swap agreement has been terminated as a result of a default by the swap counterparty;

* thirteenth, the amount equal to any termination payment due and payable to the swap counterparty pursuant to the class B swap agreement where the class B swap agreement has been terminated as a result of a default by the swap counterparty;

* fourteenth, the amount equal to any termination payment due and payable to the swap counterparty pursuant to the class C swap agreement where the class C swap agreement has been terminated as a result of a default by the swap counterparty; and

* fifteenth, any amounts remaining will constitute deferred subscription price and will be paid to the MTN Issuer.

Under the terms of each swap agreement, the swap counterparty will pay to the principal paying agent on each interest payment date an amount equal to the interest on the applicable class of notes, converted into dollars, subject to the deferral of interest as described in "Terms and Conditions of the Notes" and "The Swap Agreements".

After the termination of the swap agreements, the note trustee will withdraw the amounts on deposit in the class A notes coupon ledger, the class B notes coupon ledger and the class C notes coupon ledger and convert those amounts into dollars at the then prevailing spot exchange rate in London, England for sterling purchases of dollars and distribute these dollar amounts to the paying agent to make payments of interest on the class A notes, the class B notes and the class C notes, respectively.

On the earlier of (1) the series 05-4 scheduled redemption date and (2) the first distribution date for the Regulated Amortisation Period or the Rapid Amortisation Period, and on each distribution date after that, the receivables trustee will transfer the following amounts and deposit them into the Series 05-4 Distribution Account:

* from the Principal Funding Account, the lesser of (1) the amount in the Principal Funding Account on that date and (2) the Class A Investor Interest; and

* from the Class A Distribution Ledger, the lesser of (1) during the Rapid Amortisation Period, the amount in the Class A Distribution Ledger or, during the Regulated Amortisation Period, the Controlled Deposit Amount, and (2) the Class A Investor Interest - after taking into account the amount distributed from the Principal Funding Account as described above.

On the later to occur of the Class B Principal Commencement Date and the series 05-4 scheduled redemption date and each distribution date after, the receivables trustee will transfer the following amounts and deposit them into the Series 05-4 Distribution Account:

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

* from the Principal Funding Account, the lesser of (1) the amount on deposit in the Principal Funding Account in excess of the Class A Investor Interest and (2) the Class B Investor Interest; and

* from the Class B Distribution Ledger, the lesser of the amount on deposit in the Class B Distribution Ledger and the Class B Investor Interest - after taking into account the amount distributed from the Principal Funding Account as described above.

On the later to occur of the Class C Principal Commencement Date and the series 05-4 scheduled redemption date and each distribution date after, the receivables trustee will transfer the following amounts and deposit them into the Series 05-4 Distribution Account:

* from the Principal Funding Account, the lesser of (1) the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest and (2) the Class C Investor Interest; and

* from the Class C Distribution Ledger, the lesser of the amount on deposit in the Class C Distribution Ledger and the Class C Investor Interest - after taking into account the amount distributed from the Principal Funding Account as described above.

The MTN Issuer will credit the amount received for each class of Investor Interest to the MTN Issuer Principal Ledger.

On the earlier of (1) the series 05-4 scheduled redemption date and (2) the first distribution date for the Regulated Amortisation Period or the Rapid Amortisation Period, and each distribution date after, the MTN Issuer will transfer for same day value from the Series 05-4 Distribution Account the amount in the MTN Issuer Principal Ledger and deposit it into the Series 05-4 Issuer Account.

The issuer will credit each amount received from the MTN Issuer Principal Ledger to the appropriate notes principal ledger.

Before the termination of the swap agreements, on the earlier of (1) the Series 05-4 scheduled redemption date and (2) the first interest payment date for the Regulated Amortisation Period or the Rapid Amortisation Period, and each interest payment date after, the issuer will pay:

*     from the class A notes principal ledger, an amount equal to the lesser of
      (1) the amount in the class A notes principal ledger; and (2) the sterling equivalent of the principal due on the class A notes, to the swap counterparty;

*     from the class B notes principal ledger, an amount equal to the lesser of
      (1) the amount in the class B notes principal ledger and (2) the sterling equivalent of the principal due on the class B notes, to the swap counterparty; and

*     from the class C notes principal ledger, an amount equal to the lesser of
      (1) the amount in the class C notes principal ledger and (2) the sterling equivalent of the principal due on the class C notes, to the swap counterparty.

The swap counterparty will pay to the principal paying agent, in dollars, principal for distribution to the noteholders converted into dollars, at the fixed exchange rate.

After the termination of the swap agreements, the note trustee will withdraw the amounts on deposit in the class A notes principal ledger, the class B notes principal ledger and the class C notes principal ledger and, to the extent necessary, the amounts on deposit in the Series 05-4 Issuer Account representing MTN Issuer additional interest payments and convert those amounts into dollars at the then prevailing spot exchange rate in London, England for sterling purchases of dollars and distribute those dollar amounts to the paying agent to make payments of principal first on the class A notes, then the class B notes and finally the class C notes.

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

                                THE TRUST DEED

The principal agreement governing the notes will be the trust deed. The trust deed has five primary functions:

*     it constitutes the notes;

*     it sets out the covenants of the issuer in relation to the notes;

* it sets out the enforcement and post-enforcement procedures relating to the notes;

* it contains provisions necessary to comply with the U.S. Trust Indenture Act of 1939 - which we will call the Trust Indenture Act; and

* it sets out the appointment, powers and responsibilities of the note trustee.

Each function is summarised below.

The trust deed sets out the form of the notes. It also sets out the terms and conditions of the notes, and the conditions for the issue of individual note certificates and/or the cancellation of any notes. It stipulates that the paying agents, the registrar, the transfer agents and the agent bank will be appointed. The detailed provisions regulating these appointments are contained in the paying agency and agent bank agreement.

The trust deed also contains covenants made by the issuer in favour of the note trustee and the noteholders. The main covenants are that the issuer will pay interest and repay principal on each of the notes when due. Covenants are included to ensure that the issuer remains insolvency remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the notes, see "Terms and Conditions of the Notes". The issuer also covenants that it will do all things necessary to maintain the listing of the notes on the Official List of the UK Listing Authority and admission to trading on the London Stock Exchange and to keep in place a registrar, a transfer agent, a paying agent and an agent bank.

The trust deed sets out the general procedures by which the note trustee may take steps to enforce the security created by the issuer in the deed of charge so that the note trustee can protect the interests of the noteholders in accordance with the terms and conditions. The trust deed gives the note trustee a general discretion to enforce the security, but also provides for meetings of the noteholders at which the noteholders can determine the action taken by the note trustee in relation to the enforcement of the notes. The trust deed provides that the class A noteholders' interests take precedence for so long as the class A notes are outstanding, and after that, the interests of the class B noteholders take precedence over the interests of class C noteholders, until no more class B notes remain outstanding. Certain basic terms of each class of notes may not be amended without the consent of the majority of the holders of that class of note. This is described further in the "Terms and Conditions of the Notes".

The trust deed also sets out the priority in which the note trustee will pay out any monies that it receives under the notes after the security has been enforced. This is also set out in the deed of charge and the priority of payments is summarised in the terms and conditions of the notes.

The trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English Law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the trust deed. The trust deed also sets out the circumstances in which the note trustee may resign or retire.

Finally, the trust deed includes certain provisions mandated by the Trust Indenture Act. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuer and the rights of the noteholders. Specifically these include, but are not limited to:

*     the maintenance of a noteholder list by the note trustee;

* the provision of financial statements and other information by the issuer to the note trustee;

* the duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting its own affairs;

* the duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and

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

* the right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.

The trust deed contains a provision that, if any other provision of the trust deed limits, qualifies or conflicts with another provision that is required to be included in the trust deed by, and is not subject to contractual waiver under, the Trust Indenture Act, the Trust Indenture Act provision will prevail.

The terms of the trust deed supersede the provisions of the Trustee Act 2000 of England and Wales.

The trust deed is governed by English Law.

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                                   THE NOTES

The issue of the notes will be authorised by a resolution of the board of directors of the issuer passed prior to the closing date. The notes will be constituted by a trust deed to be dated the closing date between the issuer and the note trustee as trustee for, among others, the holders for the time being of the notes. The trust deed includes provisions which enable it to be modified or supplemented and any reference to the trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

The material terms of the notes are described in this prospectus. However, the statements set out in this section with regard to the notes and the global note certificates representing the notes are subject to the detailed provisions of the trust deed. The trust deed will include the forms of the global note certificates and the forms of the individual note certificates. A paying agent and agent bank agreement between the issuer, the note trustee, The Bank of New York in London as "PRINCIPAL PAYING AGENT", the other paying agents - together with the principal paying agent, called the "PAYING AGENTS" - the transfer agent, the registrar and the agent bank, regulates how payments will be made on the notes and how determinations and notifications will be made. It will be dated as of the closing date and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.

Each class of notes will be represented initially by a global note certificate in registered form. The notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the United States Securities and Exchange Commission. The global note certificates representing the notes offered by this prospectus - called the "GLOBAL NOTE CERTIFICATES" - will be deposited with The Bank of New York in New York, as the depository for, and registered in the name of, Cede & Co. as nominee of, The Depository Trust Company, referred to in this prospectus as, "DTC". On confirmation from the depository that it holds the global note certificates, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the notes. These book-entry interests will represent the beneficial owner's or participant's beneficial interest in the relevant global note certificates.

The amount of notes represented by each global note certificate is evidenced by the register maintained for that purpose by the registrar. Together, the notes represented by the global note certificates and any outstanding individual note certificates will equal the aggregate principal amount of the notes outstanding at any time. However, except as described under "- Individual Note Certificates", individual note certificates will not be issued.

Beneficial owners may hold their interests in the global note certificates only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in a global note certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global note certificate will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of the notes, beneficial owners of notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those notes. The issuer expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of notes only at the direction of one or more participants to whose account the interests in a global note certificate is credited and only in respect of that portion of the aggregate principal amount of notes as to which that participant or those participants has or have given that direction.

Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the trust deed and the paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, The Bank of New York in London and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuer will maintain a paying agent in the United Kingdom until the date on which the notes are finally redeemed.

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PAYMENT

Principal and interest payments on the notes will be made via the paying agents to DTC or its nominee, as the registered holder of the offered global note certificates. DTC's practice is to credit its participants' accounts on the applicable payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in street name. These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuer. None of the issuer, the note trustee, any underwriter nor any paying agent will have the responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to or payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global note certificates or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.

CLEARANCE AND SETTLEMENT

The Clearing Systems

DTC. DTC has advised us and the underwriters that it intends to follow the following procedures:

DTC will act as securities depository for the global note certificates. The notes represented by the global note certificates will be issued as securities registered in the name of Cede & Co., DTC's nominee.

DTC has advised us that it is a:

*     limited-purpose trust company organized under New York Banking Law;

*     banking organisation within the meaning of New York Banking Law;

*     member of the Federal Revenue System;

* clearing corporation within the meaning of the New York Uniform Commercial Code; and

* clearing agency registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organisations. Indirect access to DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Transfers between participants on the DTC system will occur under DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants in the Euroclear system will occur under their rules and operating procedures.

Purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the note on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in notes unless use of the book-entry system for the notes described in this section is discontinued.

To facilitate subsequent transfers, all global note certificates deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these global note certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no

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knowledge of the ultimate beneficial owners of the notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

Redemption notices for the notes represented by the global note certificates will be sent to DTC. If less than all of those notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those notes to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

The issuer understands that under existing industry practices, when the issuer requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the trust deed, DTC generally will give or take that action, or authorize the relevant participants to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the issuer believes to be reliable, but the issuer takes no responsibility for the accuracy thereof.

Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services including sakekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V., called the "Euroclear operator". All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.

Euroclear participants include banks - including central banks - securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of

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payments for securities in the Euroclear system. All securities in the
Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

As the holders of book-entry interests, beneficial owners will not have the right under the trust deed to act on solicitations by the issuer for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the trust deed.

No beneficial owner of an interest in a note represented by a global note certificate will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in a note represented by a global note certificate.

CLEARANCE AND SETTLEMENT

Initial Settlement

The global note certificates will be delivered on the closing date to The Bank of New York in New York, as depository for DTC. Customary settlement procedures will be followed for participants of each system on the closing date. Notes will be credited to investors' securities accounts on the closing date against payment in same-day funds.

Secondary Trading

Secondary market sales of book-entry interests in notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obliged to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuer, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the United States Securities Act of 1933, as amended (the "Securities Act") will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described in this prospectus.

INDIVIDUAL NOTE CERTIFICATES

Beneficial owners of notes will only be entitled to receive individual note certificates if the notes become immediately due and repayable by reason of an event of default or DTC notifies the issuer that it is unwilling or unable to hold the global note certificates or is unwilling or unable to continue as, or has ceased to be, a clearing agency registered under the Exchange Act and, in each case, the issuer cannot appoint a successor within 90 days of such notification.

In no event will individual note certificates in bearer form be issued. Any individual note certificate will be issued in registered form in minimum denominations of $1,000. Any individual note certificates will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuer, the note trustee and any paying agent shall be entitled to treat the person in whose names any individual note certificate is registered as the absolute owner thereof. The paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the notes and other provisions customary for a registered debt security.

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Any person receiving individual note certificates will not be obligated to pay or otherwise bear the cost of any transfer tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge in connection with the delivery of such individual note certificates, which will be solely the responsibility of the issuer. No service charge will be made for any registration of transfer or exchange of any individual note certificates.

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                       TERMS AND CONDITIONS OF THE NOTES

The material terms of the notes are described in the body of the prospectus. The following is a summary of the material terms and conditions of the notes, and is numbered 1 to 16. This summary does not need to be read with the terms and conditions of the notes in order to learn all the material terms and conditions of the notes.

The notes are the subject of the following documents:

* a trust deed dated the closing date between the issuer and the note trustee;

* a paying agency and agent bank agreement dated the closing date among the issuer, the registrar, the principal paying agent and the agent bank, the other paying agents, the transfer agent and the note trustee;

* a deed of charge dated the closing date among the lender under the expenses loan agreement, the issuer, the swap counterparty and the note trustee; and

* the class A swap agreement, the class B swap agreement and the class C swap agreement, each between the issuer and the swap counterparty.

When we refer to the parties to the documents listed above, the reference includes any successor to that party validly appointed.

Initially the parties will be as follows:

*     Gracechurch Card Funding (No. 11) PLC as issuer;

* The Bank of New York as principal paying agent and agent bank, registrar, transfer agent and note trustee; and

* Barclays Bank PLC as lender under the expenses loan agreement and swap counterparty.

You are bound by and deemed to have notice of all of the provisions of the trust deed, the paying agency and agent bank agreement, the deed of charge, the expenses loan agreement and the swap agreements, which are applicable to you. You can view drafts of those documents at the principal place of business of the note trustee or the specified office of any of the paying agents.

1.    FORM, DENOMINATION, TITLE AND TRANSFER

(1) The notes are in global registered form. Transfers and exchanges of beneficial interests in notes represented by global note certificates are made in accordance with the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as applicable. The notes are being offered in minimum denominations of $100,000.

(2) Global note certificates will be exchanged for individual note certificates in definitive registered form only under certain limited circumstances. If individual note certificates are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global note certificates and in registered form only.

(3) The registrar will maintain a register in respect of the notes in accordance with the provisions of the paying agent and agent bank agreement. References in this section to a "holder" of a note means the person in whose name such note is for the time being registered in the register - or, in the case of a joint holding, the first named - and "noteholder" will be construed accordingly. A "note certificate" will be issued to each noteholder for its registered holding. Each note certificate will be numbered serially with an identifying number which will be recorded in the register.

(4) The registered owner of each note will - except as otherwise required by law - be treated as the absolute owner of such note for all purposes. This will be true whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the note certificate - other than the endorsed form of transfer - or any notice of any previous loss or theft of the note certificate - and no other person will be liable for so treating the registered owner.

(5) Subject to the provisions below, a note may be transferred upon surrender of the relevant note certificate, with the endorsed form of transfer duly completed, at the offices of the registrar or any transfer agent specified in the paying agent and agent bank agreement, together with such evidence as the registrar or transfer agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the

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      form of transfer. A note may not be transferred, however, unless the principal amount of notes transferred and - where not all of the notes held by a holder are being transferred -the principal amount of the balance of notes not transferred are authorised holdings. "Authorised holdings" means holdings of at least $100,000. Where not all the notes represented by the surrendered note certificate are the subject of the transfer, a new note certificate in respect of the balance of the notes will be issued to the transferor.

(6) Within five business days of surrender of a note certificate, the registrar will register the transfer in question and deliver a new note certificate of a like principal amount to the notes transferred to each relevant holder at its office or the office of any transfer agent specified in the paying agent and agent bank agreement or, at the request and risk of any such relevant holder, by uninsured first class mail - and by airmail if the holder is overseas - to the address specified for the purpose by which commercial banks are open for business, including dealings in foreign currencies, in the city where the registrar or the relevant transfer agent has its specified office.

(7) The transfer of a note will be effected without charge by or on behalf of the issuer, the registrar or any transfer agent but against such indemnity as the registrar or transfer agent may require for any tax or other duty of any nature that may be levied or imposed in connection with the transfer.

(8) All payments on the notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

(9) If the due date for payment of any amount on the notes is not a business day in the place it is presented, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders will not be entitled to any further interest or other payment as a result of that delay.

(10) If a noteholder holds individual note certificates, payments of principal and interest - except in the case of a final payment that pays off the entire principal on the note - will be made by U.S. dollar check and mailed to the noteholder at the address shown in the register. In the case of final redemption, payment will be made only when the note certificate is surrendered. If the noteholder makes an application to the registrar, payments can instead be made by transfer to a bank account.

(11) If payment of principal on a note is improperly withheld or refused, the interest that continues to accrue will still be payable as usual.

(12) The issuer can, at any time, vary or terminate the appointment of any paying agent and can appoint successor or additional paying agents, registrars or transfer agents. If the issuer does this it must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar. The issuer will ensure that at least 30 days' notice of any change in the paying agents, the registrar or the transfer agent or their specified offices is given to noteholders in accordance with condition number 14.

(13) Subject as described earlier about the deferral of interest, if payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

2.    STATUS

Payments on the notes will be made equally amongst all notes of the same class.

3.    SECURITY AND SWAP AGREEMENT

The security for the payment of amounts due under your notes, together with the expenses which validly arise during the transaction, is created by the deed of charge and the pledge agreement. The security is created in favour of the note trustee who will hold it on your behalf and on the behalf of other secured creditors of the issuer. The security consists of the following:

(1) an assignment by way of first fixed security of the issuer's right, title and interest in and to the series 05-4 medium term note certificate to the extent not pledged in (6) below;

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(2)   a charge by way of first fixed sub-charge of all of the issuer's right, title and interest in the security interest created by the MTN Issuer in favour of the security trustee in respect of the series 05-4 medium term note certificate;

(3) an assignment by way of first fixed security of the issuer's right, title, interest and benefit in and to the issuer related documents except the trust deed and the deed of charge;

(4) an assignment by way of first fixed security of the issuer's right, title, interest and benefit in and to all monies credited to the Series 05-4 Issuer Account or to any bank or other account in which the issuer may at any time have any right, title, interest or benefit;

(5) a first floating charge over the issuer's business and assets not charged under (1), (2), (3) or (4) above or pledged under the pledge referred to in (6) below; and

(6) a pledge over the series 05-4 medium term note certificate pursuant to a pledge agreement between the issuer and the note trustee.

The security is described in detail in the deed of charge and the pledge agreement.

The deed of charge sets out how money is distributed between the secured parties if the security is enforced. The order of priority it sets out is as follows:

(1) in no order of priority between them but in proportion to the respective amounts due, to pay fees which are due to any receiver appointed under the deed of charge and all amounts due for legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands which have been incurred by the note trustee under the issuer related documents and/or in enforcing or perfecting title to the security together with interest due on these amounts;

(2) towards payment of amounts due and unpaid on the class A notes, to interest then to principal after, subject to the eleventh item below, having paid any amounts due to the swap counterparty under the terms of the class A swap agreement;

(3) towards payment of amounts due and unpaid on the class B notes, to interest then to principal after, subject to the twelfth item below, having paid any amounts due to the swap counterparty under the terms of class B swap agreement;

(4) towards payment of amounts of interest due and unpaid under the terms of the expenses loan agreement;

(5) towards payment of amounts due and unpaid on the class C notes, to interest then to principal after, subject to the thirteenth item below, having paid any amounts due to the swap counterparty under the terms of the class C swap agreement;

(6) after the notes have been paid in full, towards payment of amounts of principal due and unpaid under the terms of the expenses loan agreement;

(7) towards payment of any sums that the issuer must pay to any tax authority;

(8) towards payment of any sums due to third parties under obligations incurred in the course of the issuer's business;

(9) towards payment of the deferred subscription price in respect of the series 05-4 medium term note certificate;

(10) towards payment of any dividends due and unpaid to shareholders of the issuer;

(11) towards payment of the amount equal to any termination payment due and payable to the swap counterparty pursuant to the class A swap agreement, where the class A swap agreement has been terminated as a result of a default by the swap counterparty;

(12) towards payment of the amount equal to any termination payment due and payable to the swap counterparty pursuant to the class B swap agreement where the class B swap agreement has been terminated as a result of a default by the swap counterparty;

(13) towards payment of the amount equal to any termination payment due and payable to the swap counterparty pursuant to the class C swap agreement where the class C swap agreement has been terminated as a result of a default by the swap counterparty; and

(14)  in payment of the balance, if any, to the liquidator of the issuer.

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The security becomes enforceable when an event of default occurs. These events are described in condition number 9 below. If an event of default occurs, the redemption of notes will not necessarily be accelerated as described in condition number 6 below.

The issuer will enter into three swap agreements, the material terms of which are described under the heading "The Swap Agreements" in this prospectus.

4.    NEGATIVE COVENANTS OF THE ISSUER

If any note is outstanding, the issuer will not, unless it is permitted by the terms of the issuer related documents or by the written consent of the note trustee:

* create or permit to subsist any mortgage, charge, pledge, lien or other security interest, including anything which amounts to any of these things under the laws of any jurisdiction, on the whole or any part of its present or future business, assets or revenues, including uncalled capital;

* carry on any business other than relating to the issue of the notes, as described in this prospectus; in carrying on that business, the issuer will not engage in any activity or do anything at all except:

      (1) preserve, exercise or enforce any of its rights and perform and observe its obligations under the notes, the deed of charge, the paying agency and agent bank agreement, the trust deed, the expenses loan agreement, each swap agreement, the series 05-4 medium term note certificate and the related purpose trust, the corporate services agreement, the underwriting agreement, the bank agreement and any bank mandate regarding the Series 05-4 Issuer Account - collectively called the "issuer related documents".

      (2) use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the issuer related documents; or

      (3) perform any act incidental to or necessary in connection with (1) or (2) above.


* have any subsidiaries, subsidiary business, business of any other kind, employees, premises or interests in bank accounts other than the Series 05-4 Issuer Account unless the account is charged to the note trustee on acceptable terms;

* have any indebtedness, other than indebtedness permitted under the terms of its articles of association or any of the issuer related documents;

*     give any guarantee or indemnity for any obligation of any person;

* repurchase any shares of its capital stock or declare or pay any dividend or other distributions to its shareholders;

* consolidate with or merge with or into any person or liquidate or dissolve on a voluntary basis;

* be a member of any group of companies for the purposes of value added tax;

* waive or consent to the modification or waiver of any of the provisions of the issuer related documents without the prior written consent of the note trustee; or

* offer to surrender to any company any amounts which are available for surrender by way of group relief.

5.    INTEREST

Each note will bear interest on its principal amount outstanding from, and including, the closing date. Interest on the notes is payable in arrear in U.S. dollars on each interest payment date.

If there is a shortfall between the amounts received by the issuer from the swap counterparty or otherwise and the amount of interest due on any class of notes on that interest payment date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the interest payment date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next interest payment date on which funds are available to the issuer, or, if earlier, the 15 November 2010 interest payment date, from payments made to it from the swap counterparty or otherwise on that interest payment date, to make the payment. The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent. per annum, and payment of that interest will also be

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deferred and will be due on the next interest payment date on which funds are available to the issuer to make the payment or, if earlier, on the 15 November 2010 interest payment date.

Each period beginning on, and including, the closing date or any interest payment date and ending on, but excluding, the next interest payment date is called an interest period. The first interest payment for the notes will be made on 17 January 2006 for the interest period from and including the closing date to but excluding 17 January 2006.

Interest will stop accruing on any part of the principal amount outstanding of a note from the date it is due to redeem unless payment of principal is improperly withheld or refused. If this happens it will continue to bear interest in accordance with this condition, both before and after any judgment is given, until whichever is the earlier of the following:

* the day on which all sums due in respect of that note, up to that day, are received by or on behalf of the relevant noteholder; and

* the day which is seven days after the principal paying agent or the note trustee has notified the relevant class of noteholders, in accordance with condition number 14, that it has received all sums due in respect of the relevant class of notes up to that day, except to the extent that there is any subsequent default in payment.

The rate of interest applicable to the notes for each interest period will be determined by the agent bank on the following basis:

(1) On the quotation date for each class of note, the agent bank will determine the offered quotation to leading banks in the London interbank market for one-month U.S. dollar deposits or, in the case of the first interest period, the linear interpolation of one-month and two-month U.S. dollar deposits.

      This will be determined by reference to the British Bankers Association LIBOR Rates display as quoted on the Moneyline Telerate Service display page designated 3750. If the display page designated 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one previously approved in writing by the note trustee will be used;

      In each case above, the determination will be made as at or about 11.00 a.m., London time, on that date. These are called the screen rates for the respective classes.

      A "QUOTATION DATE" means the second business day before the first day of an interest period.

(2) if, on any quotation date, the screen rate is unavailable, the agent bank will:

      * request the principal London office of each of four major banks - called "REFERENCE BANKS" - in the London interbank market selected by the agent bank to provide the agent bank with its offered quotation to leading banks of the equivalent of the screen rate on that quotation date in an amount that represents a single transaction in that market at that time; and

      * calculate the arithmetic mean, rounded upwards to four decimal places, of those quotations;



(3) if on any quotation date the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the rate of interest for that interest period will be the arithmetic mean of the quotations as last calculated in (2) above; and

(4) if fewer than two reference banks provide quotations, the agent bank will determine the arithmetic mean, rounded upwards to four decimal places of the rates quoted by major banks in London, selected by the agent bank at approximately 11.00 a.m. London time on the relevant quotation date, to leading banks for a period equal to the relevant interest period and in an amount that is representative for a single transaction in that market at that time, for loans in U.S. dollars.

The rate of interest for each interest period for the class A notes will be the sum of:

*     0.01 per cent. per annum; and

* the screen rate or the arithmetic mean calculated to replace the screen rate.

The rate of interest for each interest period for the class B notes will be the sum of:

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*     0.15 per cent. per annum; and

* the screen rate or the arithmetic mean calculated to replace the screen rate.
The rate of interest for each interest period for the class C notes will be the sum of:

*     0.28 per cent. per annum; and

* the screen rate or the arithmetic mean calculated to replace the screen rate.

If the agent bank is unable to determine the screen rate or an arithmetic mean to replace it, as described in (2), (3) and (4) the rates of interest for any interest period will be as follows:

* for the class A notes the rate will be the sum of 0.01 per cent. per annum and the screen rate or arithmetic mean last determined for the class A notes;

* for the class B notes the rate will be the sum of 0.15 per cent. per annum and the screen rate or arithmetic mean last determined for the class B notes; and

* for the class C notes the rate will be the sum of 0.28 per cent. per annum and the screen rate or arithmetic mean last determined for the class C notes.

The agent bank will, as soon as it can after the quotation date for each interest period, calculate the amount of interest payable on each note for that interest period. The amount of interest will be calculated by applying the rate of interest for that interest period to the principal amount outstanding of that note during that interest period, multiplying the product by the actual number of days in that interest period divided by 360 and rounding to the nearest U.S. dollars 0.01, half a cent being rounded upwards.

On each interest payment date, the agent bank will determine the actual amount of interest which will be paid on the notes on that interest payment date and the amount of any shortfall on the notes for that interest period and the amount of interest on any shortfall which will be paid on that interest payment date. The amount of any interest on the shortfall will be calculated by applying the relevant rate of interest for those notes plus a margin of 2.0 per cent. per annum, to the sum of the shortfall and accrued interest on shortfall from prior interest periods which remains unpaid, multiplying by the actual number of days in the relevant interest period and dividing by 360 and rounding the nearest U.S. dollars 0.01, half a cent being rounded upwards.

If, on any interest payment date, the amount available to the issuer, from the swap counterparty is insufficient (through shortfall in the amounts available from the series 05-4 medium term note certificate or otherwise) to pay in full the amount of interest due on a class of notes, any outstanding shortfall and accrued interest on shortfall, due on that interest payment date, that amount will be applied first to the payment of the interest due on that class of notes, secondly to the payment of any outstanding shortfall and thereafter to the payment of any accrued interest on shortfall for that class of notes.

The rates and amounts determined by the agent bank will be notified to the issuer, trustee and paying agent and published in accordance with condition number 14 as soon as possible after these parties have been notified.

The issuer, the paying agents, the note trustee, the reference banks, the agent bank and the noteholders will be bound by the determinations properly made as described above and none of the reference banks, the agent bank or the note trustee will be liable in connection with the exercise or non-exercise by them of their powers, duties and discretions for those purposes.

If the agent bank fails to make a determination or calculation required as described above, the note trustee, or its appointed agent, without accepting any liability for it, will make the determination or calculation as described above. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

The issuer will ensure that there will be four reference banks while there are notes outstanding.

6.    REDEMPTION AND PURCHASE

The issuer is only entitled to redeem the notes as provided in paragraphs (1),
(2), (3) and (4) below.

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(1)   Scheduled Redemption

Class A notes:

Unless previously purchased and cancelled or unless the Regulated Amortisation Period or Rapid Amortisation Period has already started, all class A notes will be redeemed on the series 05-4 scheduled redemption date, unless there is a shortfall between the amount in the Series 05-4 Issuer Account and the total amount payable to the swap counterparty under the class A swap agreement. If there is such a shortfall, the class A notes will be redeemed proportionately with the amount in the Series 05-4 Issuer Account after being exchanged under the terms of the class A swap agreement. The Rapid Amortisation Period will then begin. The payments will be made in no order of preference and proportionately between all class A notes.

Class B notes:

Unless previously purchased and cancelled or unless the Regulated Amortisation Period or the Rapid Amortisation Period has already started, the class B notes will be redeemed on the series 05-4 scheduled redemption date unless there is a shortfall between the amount in the Series 05-4 Issuer Account, after payment of all interest and principal due and payable on the class A notes, and the amount due and payable to the swap counterparty under the class B swap agreement. If there is such a shortfall, the class B notes will be redeemed proportionately with the amount in the Series 05-4 Issuer Account after being exchanged under the terms of the class B swap agreement. The Rapid Amortisation Period will then begin. The payments will be made, in no order of preference and proportionately between all class B notes.

Class C notes:

Unless previously purchased and cancelled or unless the Regulated Amortisation Period or the Rapid Amortisation Period has already started, the class C notes will be redeemed on the series 05-4 scheduled redemption date unless there is a shortfall between the amount in the Series 05-4 Issuer Account, after payment of all interest and principal due and payable on the class A notes and the class B notes, and the amount due and payable to the swap counterparty under the class C swap agreement. If there is such a shortfall, the class C notes will be redeemed proportionately with the amount in the Series 05-4 Issuer Account after being exchanged under the terms of the class C swap agreement. The Rapid Amortisation Period will then begin. The payments will be made, in no order of preference and proportionately between all class C notes.

If the Rapid Amortisation Period begins as a result of there being insufficient funds to repay principal and pay interest on the class A notes, the class B notes or the class C notes, as described above, then on each interest payment date after that, first the class A notes, second the class B notes and third the class C notes, will be redeemed, to the extent of amounts available to the issuer, after being exchanged under the swap agreements, for each note of a class in the proportion that the principal amount outstanding of that note bears to the total principal amount outstanding of the notes of that class. This will happen until the earlier of the time when each class of notes has been paid in full and the 15 November 2010 interest payment date.

On each interest payment date, the agent bank will determine for each class of notes the following:

*     the amount of principal repayable on each note of that class; and

* the principal amount outstanding of each note of that class on the first day of the next interest period, after deducting any principal payment due to be made on each note of that class on that interest payment date.

The amounts and dates determined by the agent bank will be notified to the issuer, the paying agents and the note trustee and published in accordance with condition number 14 as soon as possible after these parties have been notified.

The issuer, the paying agents, the note trustee and the noteholders will be bound by the determinations properly made as described above and neither the agent bank nor the note trustee will be liable for the exercise or non-exercise by it of its powers, duties and discretions for those purposes.

If the agent bank fails to make a determination as described above, the note trustee will calculate the principal payment or principal amount outstanding as described above, and each of these determinations or calculations will be deemed to have been made by the agent bank. If this happens, the determination will be deemed to have been made by the agent bank.

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(2)   Mandatory Early Redemption or Mandatory Sale of Class B notes and Class C notes to the issuer in relation to a Regulatory Call Event

If the Regulated Amortisation Period or the Rapid Amortisation Period begins before the series 05-4 scheduled redemption date, on each subsequent interest payment date to such event each class A note will be redeemed, then each class B note will be redeemed, and lastly each class C note will be redeemed, in the proportion that its principal amount outstanding bears to the total principal amount outstanding of the notes of that class, to the extent of the amount which is deposited into the Series 05-4 Issuer Account towards redemption of the series 05-4 medium term note certificate - after the amount has been exchanged for dollars under the relevant swap agreement or by the note trustee in the spot exchange market if the relevant swap agreement has been terminated. This will happen until the earliest of:

*     the date on which the relevant class of notes has been redeemed in full;
      or

*     the 15 November 2010 interest payment date.

In addition, if a regulatory call event occurs, the issuer (or any assignee or novatee of the regulatory call option) shall as soon as practicable following the occurrence of such regulatory call event by not less than thirty and not more than sixty days prior notice to the note trustee and noteholders call all, but not some only, of the class B notes and the class C notes, such call to be exercisable on the interest payment date following any such notice. On such interest payment date following any such notice, if you are a holder of class B notes and/or class C notes, you are required to sell all of your class B notes and/or class C notes (as applicable) to the issuer (or any assignee or novatee of the regulatory call option), pursuant to the option granted to the issuer by the note trustee on your behalf. Such notice must confirm that there will be sufficient funds available to satisfy all obligations in connection with exercise of such call option. The regulatory call option is granted to acquire all, but not some only, of the then outstanding class B notes and class C notes, plus accrued interest (if any) on them, for a purchase price equal to the then par value of the class B notes and class C notes. This is called the "REGULATORY CALL OPTION". A "REGULATORY CALL EVENT" means the delivery to the issuer and the note trustee of a notice from Barclays Bank PLC which states that the regulatory capital treatment for Barclays Bank PLC applicable in respect of the transaction to which the issuance of the class B notes and class C notes relates has become materially impaired by the implementation of the reform of the 1988 Capital Accord (in conjunction with proposals put forward by the Basel Committee on Banking Supervision and to be implemented for credit institutions pursuant to the EU Capital Adequacy Directive).

(3)   Optional Redemption

The issuer may by not less than thirty and not more than sixty days prior notice to the trustee and without the need to obtain the prior consent of the note trustee or the noteholders redeem all of the remaining notes on the next following interest payment date together with all accrued interest, deferred interest and additional interest if any if the principal balance of the remaining notes is less than 10 per cent. of their original principal balance and the note trustee is satisfied that the issuer will have funds available to it to make the required payment on that interest payment date.

(4)   Final Redemption

If the notes have not previously been purchased and cancelled or redeemed in full as described in condition number 6, the notes will be finally redeemed at their then principal amount outstanding on the 15 November 2010 interest payment date, together with, in each case, all accrued and unpaid interest, shortfall and interest on shortfall, if any.

The issuer or its parent may buy notes at any price. Any notes that are redeemed or purchased pursuant to these provisions will be cancelled at that time and may not be reissued or resold, other than in accordance with the regulatory call option described under condition number 6(2) above. Following any acquisition of class B notes and class C notes in connection with exercise of the regulatory call option, such notes shall be held uncancelled and these conditions shall continue to apply to such notes.

You are required, at its request, to sell all of your notes to Gracechurch Card (Holdings) Limited, pursuant to the option granted to it by the note trustee, on your behalf. The option is granted to acquire all, but not some only, of the notes, plus accrued interest on them, for one penny per note, on the date upon which the note trustee gives written notice to Gracechurch Card (Holdings) Limited that it has determined, in its sole opinion, that all amounts outstanding under the notes have become due and payable and there is no reasonable likelihood of there being any further

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realisations, whether arising from an enforcement of the note trustee's security or otherwise, which would be available to pay all such amounts outstanding under the notes.

This is called the "POST MATURITY CALL OPTION".

You acknowledge that the note trustee has the authority and the power to bind you in accordance with the terms and conditions set out in the post maturity call option and the regulatory call option and, by subscribing or acquiring, as the case may be, for your note(s), you agree to be bound in this way.

7.    PAYMENTS

Payments of principal and interest in respect of the notes will be made to the persons in whose names the global note certificates are registered on the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment. Such date is called the "RECORD DATE". Payments will be made by wire transfer of immediately available funds, if the registered holder has provided wiring instructions no less than five business days prior to the record date, or otherwise by check mailed to the address of the registered holder as it appears in the register at the opening of business on the record date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those global note certificates to the registrar.

The note trustee will not be responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of any security.

Similar provisions in respect of the indemnification of the security trustee are set out in the transaction documents.

8.    TAXATION

Payments of interest and principal will be made without making any deductions for any tax imposed by any jurisdiction having power to tax unless a deduction is required by the law of the relevant jurisdiction which has power to tax. If a deduction for tax is made, the paying agent will account to the relevant authority for the amount deducted. Neither the issuer nor any paying agent is required to make any additional payments to noteholders for any deductions made for tax.

9.    EVENTS OF DEFAULT

If any of the following events occurs and is continuing it is called an "EVENT OF DEFAULT":

* the issuer fails to pay any amount of principal on the notes within 7 days of the date payment is due or fails to pay any amount of interest on the notes within 15 days of the date payment is due; or

* the issuer fails to perform or observe any of its other obligations under the notes, the trust deed, the deed of charge or the paying agency and agent bank agreement other than any obligation to pay any principal or interest on the notes, and, except where that failure is incapable of remedy, it remains unremedied for 30 days after the note trustee has given written notice of it to the issuer, certifying that the default is, in its opinion, materially prejudicial to the interests of the noteholders; or

* the early termination, without replacement, of any of the swap agreements as described in this prospectus under "The Swap Agreements: Common Provisions of the Swap Agreements"; or

* a judgment or order for the payment of any amount is given against the issuer and continues unsatisfied and unstayed for a period of 30 days after it is given or, if a later date is specified for payment, from that date; or

* a secured party or encumbrancer takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the business, assets and revenues of the issuer or an enforcement action is begun for unpaid rent or execution is levied against any of the assets of the issuer; or

* the issuer becomes insolvent or is unable to pay its debts as they fall due; or

* an administrator or liquidator of the issuer or the whole or any part of the business, assets and revenues of the issuer is appointed, or an application for an appointment is made; or

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*     the issuer takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it; or

* the issuer stops or threatens to stop carrying on all or any substantial part of its business; or

* an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the issuer; or

* any action, condition or thing at any time required to be taken, fulfilled or done in order:

      (1) to enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the notes and the issuer related documents; or

      (2) to ensure that those obligations are legal, valid, binding and enforceable, except as that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and that that enforceability may be limited by the effect of general principles of equity, is not taken, fulfilled or done; or

* it is or will become unlawful for the issuer to perform or comply with any of its obligations under or in respect of the notes or the related documents; or

* all or any substantial part of the business, assets and revenues of the issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government; or

* the issuer is prevented by any person acting under the authority of any national, regional or local government from exercising normal control over all or any substantial part of its business, assets and revenues.

If an event of default occurs then the note trustee may give an enforcement notice or appoint a receiver if it chooses and if it is indemnified to its satisfaction.

If an event of default occurs then the note trustee shall be bound to give an enforcement notice if it is indemnified to its satisfaction and it is:

*     required to by the swap counterparty;

* required to by holders of at least one-quarter of the aggregate principal amount outstanding of the class A notes, if any remain outstanding, and if none remain outstanding, the class B notes, and if none of these remain outstanding, the class C notes; or

* directed by an extraordinary resolution, as defined in the trust deed, of holders of outstanding class A notes, and if there are none, of holders of outstanding class B notes, and if there are none, of holders of outstanding class C notes.

An "ENFORCEMENT NOTICE" is a written notice to the issuer declaring the notes to be immediately due and payable. When it is given, the notes will become immediately due and payable at their principal amount outstanding together with accrued interest without further action or formality. Notice of the receipt of an enforcement notice shall be given to the noteholders as soon as possible. A declaration that the notes have become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the notes as described in condition number 6.

10.   PRESCRIPTION

Your notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the principal paying agent receiving the funds, the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with condition number 14, that it has received the relevant payment.

11.   REPLACEMENT OF NOTE CERTIFICATES

If any note certificates are lost, stolen, mutilated, defaced or destroyed, you can replace them at the specified office of the registrar. You will be required to both pay the expenses of producing a replacement and comply with the issuer's reasonable requests for evidence, security and indemnity. You must surrender any defaced or mutilated note certificates before replacements will be issued.

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12.   NOTE TRUSTEE AND AGENTS

The note trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to your claims.

In the exercise of its powers and discretions under the conditions and the trust deed, the note trustee will consider the interests of the noteholders as a class and will not be responsible for any consequence to you individually as a result of you being connected in any way with a particular territory or taxing jurisdiction.

In acting under the paying agency and agent bank agreement, and in connection with your notes, the paying agents and the agent bank act only as agents of the issuer and the note trustee and do not assume any obligations towards or relationship of agency or trust for or with you.

The note trustee and its related companies are entitled to enter into business transactions with the issuer, Barclays Bank PLC or related companies of either of them without accounting for any profit resulting from those transactions.

The issuer can, at any time, vary or terminate the appointment of any paying agent or the agent bank and can appoint successor or additional paying agents or a successor agent bank. If the issuer does this it must ensure that it maintains the following:

*     a principal paying agent;

* a paying agent in New York and, if and for so long as any of the notes are listed on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange, in London;

*     an agent bank; and

*     a registrar.

Notice of any change in the paying agents, agent bank, registrar or their specified offices shall be promptly given to you in accordance with condition number 14.

13.   MEETINGS OF NOTEHOLDERS, MODIFICATION AND WAIVER, SUBSTITUTION AND
      ADDITION

Meetings of Noteholders

The trust deed contains provisions for convening single and separate meetings of each class of noteholders to consider matters relating to the notes, including the modification of any provision of the conditions or the trust deed. Any modification may be made if sanctioned by an extraordinary resolution.

The quorum for any meeting convened to consider an extraordinary resolution will be two or more persons holding or representing a clear majority of the aggregate principal amount outstanding of the relevant class of notes - and in the case of a separate meeting, the class A notes, the class B notes or the class C notes, as the case may be - for the time being outstanding.

Certain terms including the date of maturity of the notes, any day for payment of interest on the notes, reducing or cancelling the amount of principal or the rate of interest payable in respect of the notes or altering the currency of payment of the notes, require a quorum for passing an extraordinary resolution of two or more persons holding or representing in total not less than 75 per cent. of the total principal amount outstanding of the relevant class of notes. These modifications are called "BASIC TERMS MODIFICATIONS".

Except where the extraordinary resolution effects a Basic Terms Modification, the interests of the most senior class of notes outstanding at the time take precedence over the interests of the subordinated classes. The note trustee may only give effect to an extraordinary resolution passed by the class C noteholders if it considers that the interests of the class A noteholders or the class B noteholders will not be materially prejudiced. An extraordinary resolution of the class B noteholders will only be effective if the note trustee considers that it will not be materially prejudicial to the class A noteholders.

Subject to the foregoing, any extraordinary resolution duly passed shall be binding on all noteholders, whether or not they are present at the meeting at which such resolution was passed. The majority required for an extraordinary resolution shall be 75 per cent. of the votes cast on that extraordinary resolution.

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Modification and Waiver

The note trustee may agree, without the consent of the noteholders, (1) to any modification -except a Basic Terms Modification - of, or to the waiver or authorisation of any breach or proposed breach of, the notes or any other related agreement, which is not, in the opinion of the note trustee, materially prejudicial to the interests of the noteholders or (2) to any modification of any of the provisions of the terms and conditions or any of the related agreements which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest or proven error. Any of those modifications, authorisations or waivers will be binding on the noteholders and, unless the note trustee agrees otherwise, shall be promptly notified by the issuer to the noteholders in accordance with condition number 14.

Substitution and Addition

The note trustee may also agree to the substitution of any other body corporate in place of the issuer as principal debtor under the trust deed and the notes and in the case of such a substitution or addition the note trustee may agree, without the consent of the noteholders, to a change of the law governing the notes and/or the trust deed provided that such change would not in the opinion of the trustee be materially prejudicial to the interests of the noteholders. Any such substitution or addition will be promptly notified to the noteholders in accordance with condition number 14.

Enforcement

At any time after the notes become due and repayable and without prejudice to its rights of enforcement in relation to the security, the note trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce payment of the notes, including the right to repayment of the notes together with accrued interest thereon, and shall be bound to do so only if it has been so directed by an extraordinary resolution of the noteholders of the relevant class. No extraordinary resolution of the class B noteholders or class C noteholders or any request of the class B noteholders or class C noteholders will be effective unless there is an extraordinary resolution of the class A noteholders or a direction of the class A noteholders to the same effect or none of the class A notes remain outstanding.

No extraordinary resolution of the class C noteholders or any request of the class C noteholders will be effective unless there is an extraordinary resolution of the class B noteholders or a direction of the class B noteholders to the same effect or none of the class B notes remain outstanding.

No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the notes or the trust deed unless (1) the note trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the trust deed, the right of any noteholder to receive payment of principal of and interest on its notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that noteholder.

14.   NOTICES

Any notice to you will be deemed to have been validly given if published in a leading English language daily newspaper in London - which is expected to be the Financial Times - and will be deemed to have been given on the day it is first published.

Any notice specifying a rate of interest, an interest amount, an amount of shortfall or interest on it, principal payment or a principal amount outstanding will be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters Screen or other similar service approved by the note trustee and notified to you. The notice will be deemed given when it first appears on the screen. If it cannot be displayed in this way, it will be published as described in the previous paragraph.

Copies of all notices given in accordance with these provisions will be sent to the London Stock Exchange Company Announcements Office, Clearstream, Luxembourg, Euroclear and DTC.

15.   CURRENCY INDEMNITY

You can be indemnified against losses you suffer from the use of an exchange rate to convert sums recovered by you in litigation against the issuer, which is different to the rate you ordinarily use. You must request this indemnity in writing from the issuer.

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This indemnity constitutes a separate and independent obligation of the issuer and shall give rise to a separate and independent cause of action.

16.   GOVERNING LAW AND JURISDICTION

The notes, swap agreements and trust deed are governed by English Law and the English courts have non-exclusive jurisdiction in connection with the notes.

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                              THE SWAP AGREEMENTS

GENERAL

The issuer will enter into the class A swap agreement, the class B swap agreement and the class C swap agreement - called collectively the "SWAP AGREEMENTS". There is no separate interest rate cap agreement for any of the notes. In connection with the swap agreements, the swap counterparty and the Issuer will enter into a collateral support annex in respect of certain obligations under the swap agreements.

Under the class A swap agreement between the issuer and the swap counterparty, the issuer will pay to the swap counterparty:

* an initial payment of dollars, on the closing date, in an amount equal to the initial balance of the class A notes; and

* on each transfer date after the closing date, the lesser of (1) the sterling amount equal to the interest and principal, if any, received by the issuer from the MTN Issuer on the series 05-4 medium term note certificate, including any MTN Issuer additional interest payments and after deducting the costs and expenses of the issuer, and (2) the amounts due and payable to the swap counterparty under the class A swap agreement.

The swap counterparty will pay to the issuer:

* an initial payment in sterling, on the closing date, in an amount equal to the dollar amount of the initial balance of the class A notes converted into sterling at the fixed exchange rate; and

* on each interest payment date after the closing date, sums in dollars equal to the interest payable and, if any, principal repayable to holders of the class A notes on that interest payment date, as set out in the terms and conditions of the class A notes.

Under the class B swap agreement between the issuer and the swap counterparty, the issuer will pay to the swap counterparty:

* an initial payment of dollars, on the closing date, in an amount equal to the initial balance of the class B notes; and

* on each transfer date after the closing date, the lesser of (1) the sterling amount equal to the interest and principal, if any, received by the issuer from the MTN Issuer on the series 05-4 medium term note certificate, including any MTN Issuer additional interest payments and after deducting the costs and expenses of the issuer, remaining after giving effect to the payment made under the class A swap agreement described above, and (2) the amounts due and payable to the swap counterparty under the class B swap agreement.

The swap counterparty will pay to the issuer:

* an initial payment in sterling, on the closing date, in an amount equal to the dollar amount of the initial balance of the class B notes converted into sterling at the fixed exchange rate; and

* on each interest payment date after the closing date, sums in dollars equal to the interest payable and principal repayable, if any, to holders of the class B notes on that interest payment date, as set out in the terms and conditions of the class B notes.

Under the class C swap agreement between the issuer and the swap counterparty, the issuer will pay to the swap counterparty:

* an initial payment of dollars, on the closing date, in an amount equal to the initial balance of the class C notes; and

* on each transfer date after the closing date, the lesser of (1) the sterling amount equal to the interest and principal, if any, received by the issuer from the MTN Issuer on the series 05-4 medium term note certificate, including any MTN Issuer additional interest payments and after deducting the costs and expenses of the issuer, remaining after giving effect to the payments made under the class A swap agreement and the class B swap agreement, and (2) the amounts due and payable to the swap counterparty under the class C swap agreement.

The swap counterparty will pay to the issuer:

* an initial payment in sterling, on the closing date, in an amount equal to the dollar amount of the initial balance of the class C notes converted into sterling at the fixed exchange rate; and

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*     on each interest payment date after the closing date, sums in dollars equal to the interest payable and principal repayable, if any, to holders of the class C notes on that interest payment date, as set out in the terms and conditions of the class C notes.

Each swap agreement provides that payments made under it are to be reduced in the event that any amount due and payable to the issuer under the series 05-4 medium term note certificate is deferred by the MTN Issuer under the terms of the series 05-4 medium term note certificate such that the issuer does not have sufficient funds to make the scheduled payments under the swap agreement. This is to prevent that amount in dollars being payable by the swap counterparty before it receives the corresponding sterling amount from the issuer under the relevant swap agreement. There will be a corresponding increase in the amounts payable under the relevant swap agreement to make up this shortfall if the deferred amount is subsequently received by the issuer. The MTN Issuer will be liable to pay deferred interest on any such deferred amount, and the issuer will be liable to pay that deferred interest on to the noteholders in the order of priorities set out in the terms and conditions of the notes, after converting it into U.S. dollars under the relevant swap agreement. You should be aware that if withholding tax is levied on the series 05-4 medium term note certificate, payments to the issuer will be reduced accordingly. Such reduced payments would not be treated as deferred amounts - and, accordingly, would not bear deferred interest -and neither the issuer nor the swap counterparty is obliged to make up the shortfall.

The fixed sterling to dollar exchange rate, which we refer to as the "FIXED EXCHANGE RATE", in the swap agreements will be approximately $1.71350 per one pound sterling.

COMMON PROVISIONS OF THE SWAP AGREEMENTS

The swap agreements provide that if the short-term unsecured debt rating of the swap counterparty is withdrawn or reduced below "A-1+" by Standard & Poor's or P-1 by Moody's or if the long-term unsecured debt rating of the swap counterparty is withdrawn or reduced below "A1" by Moody's, then within 30 days following that event, the swap counterparty will be required to take one of the following steps:

*     if such downgrade or withdrawal is by Moody's:

      * transfer its rights and obligations under the swap agreements to a suitably rated replacement counterparty; or

      * obtain a suitably rated co-obligor in respect of the obligations of the counterparty under the swap agreements; or

      *      take such other action as may be agreed with Moody's; or

      * within 30 days of such downgrade, lodge collateral in an amount determined pursuant to the credit support annex in support of its obligations under the swap agreements;

      provided further that if such Moody's downgrade results in a rating of the swap counterparty below A3 or PI, the swap counterparty will use its best efforts to attempt to: (a) transfer its rights and obligations to a suitably rated counterparty, (b) find a suitably rated co-obligor, or (c) take such other action as may be agreed with Moody's; pending compliance with (a), (b) or (c), the swap counterparty will post collateral in an amount determined pursuant to the credit support annex;

*     if such downgrade or withdrawal is by Standard & Poor's:

      * within 30 days of such downgrade or withdrawal, transfer its rights and obligations under the swap agreements to a suitably rated replacement counterparty; or

      * within 30 days of such downgrade or withdrawal, obtain a suitably rated guarantee of the obligations of the swap counterparty under the swap agreements; or

      * within 30 days of such downgrade, lodge collateral in an amount determined pursuant to the credit support annex in support of its obligations under the swap agreements; or

      * find any other solution acceptable to Standard & Poor's to maintain the then current rating of the notes.

Termination of the Swap Agreements

The swap agreements will, or may, in the case of the third bullet point below, terminate on the earliest of:

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*     the distribution date on which there is no further obligation to make a payment under the series 05-4 medium term note certificate;

*     the 15 November 2010 interest payment date; and

*     the occurrence of an early swap termination event as described below.

The swap agreements may be terminated early in the following circumstances - each called an "EARLY SWAP TERMINATION EVENT":

* at the option of one party, if there is a failure by the other party to pay any amounts due under the swap agreement;

* if an event of default under the notes occurs and an enforcement notice in respect thereof is delivered by the note trustee or if there is no further obligation to make a payment under the series 05-4 medium term note certificate before the series 05-4 scheduled redemption date or if the series 05-4 interest has been reduced to zero;

* upon the occurrence of an insolvency of either party, merger without an assumption of the obligations under the swap agreements, or changes in law resulting in illegality;

* if as a result of a change in applicable law, withholding taxes would be imposed by any jurisdiction on payments to the issuer under the series 05-4 medium term note certificate or on any payments made or required to be made by the swap counterparty to the issuer or by the issuer to the swap counterparty under the swap agreement and there are no reasonable measures that the swap counterparty or the issuer can take to avoid their imposition; and

* the issuer determines that it or the paying agent has or will become obligated to deduct or withhold amounts from payments on the related class of notes to be made to any of the related noteholders on the next interest payment date, for tax imposed by any political subdivision or taxing authority of the United Kingdom on the payments as a result of any change in its laws or regulations or rulings, or any change in official position regarding the application or interpretation of its laws, regulations or rulings, which change or amendment becomes effective on or after the date the notes are issued, and there are no reasonable measures the issuer can take to avoid the tax or assessment.

The swap agreements may be terminated following the events described in either of the last two bullet points above only if the issuer is directed by an extraordinary resolution of the holders of the relevant class of notes to terminate the relevant swap agreement.

If notice is given to terminate a swap agreement, the issuer or the swap counterparty may be liable to make a termination payment to the other in respect of the terminated swap agreement. This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap agreement based on market quotations of the cost of entering into a swap transaction with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties. Any such termination payment could, if the sterling/dollar exchange rates have changed significantly, be substantial.

If an early swap termination event occurs, on each interest payment date thereafter, payments of interest and principal payable on the series 05-4 medium term note certificate, including MTN Issuer additional interest, available to make payments on the notes will be converted into dollars by the note trustee at the then-prevailing spot exchange rate in the City of London for sterling purchases of dollars. The issuer will apply the U.S. dollar proceeds of that exchange to pay principal and interest on the notes in the order of priority described under "TERMS AND CONDITIONS OF THE NOTES". Any dollar amounts so distributed may not be equal to the dollar amounts then due and owing on the notes. Any dollar amounts so converted in excess of principal and interest due and payable on that class of notes will be held in the series 05-4 Issuer Account to be applied, if needed to cover any future shortfall in sterling amounts needed for such conversion.

TAXATION

Neither the issuer nor the swap counterparty is obliged under the swap agreements to gross up if withholding taxes are imposed on payments made under the swap agreements.

If any withholding tax is imposed on payments due from the issuer under the swap agreements, the swap counterparty will be entitled to deduct amounts in the same proportion from subsequent payments due from it. If that happens MTN Issuer additional interest payments, to the extent

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available, will be used to cover the shortfall in the payments due from the swap counterparty. If MTN Issuer additional interest payments are not sufficient to cover the shortfall, amounts available to the issuer to make payments on the notes will be reduced by the amount so deducted that is not covered by MTN Issuer additional interest payments. Any reduction will be applied first to the class C notes, second to the class B notes and third to the class A notes.

If any withholding tax is imposed on payments due from the swap counterparty under the swap agreements, the issuer will not be entitled to deduct amounts from subsequent payments due from it and amounts available to the issuer to make payments on the notes will be reduced by the amount so withheld by the swap counterparty. To the extent any such withholding exceeds available MTN Issuer additional interest payments, any reduction will be applied first to the class C notes, second to the class B notes and third to the class A notes.

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                       THE MEDIUM TERM NOTE CERTIFICATE

On the closing date the MTN Issuer will issue one interest bearing medium term note certificate to the issuer - which we call the "SERIES 05-4 MEDIUM TERM NOTE CERTIFICATE". The series 05-4 medium term note certificate will mature for redemption on the series 05-4 scheduled redemption date. The Bank of New York in London will act as trustee, depositary, issue agent and principal paying agent in relation to the series 05-4 medium term note certificate.

The series 05-4 medium term note certificate is issued in bearer form under a security trust deed and MTN Issuer cash management agreement. Under the terms of the security trust deed and MTN Issuer cash management agreement, Barclays, acting through its corporate lending division at 1 Churchill Place, London E14 5HP, was appointed as cash manager for the medium term notes and certificates - called the "MTN ISSUER CASH MANAGER".

The medium term notes or certificates will be issued on a non-syndicated continuous basis in series. Previously the MTN Issuer issued the series 99-1 medium term notes (which were repaid in November 2002), the series 02-1, the series 03-1, the series 03-2, the series 03-3, the series 04-1, the series 04-2, the series 05-1, the series 05-2 and the series 05-3 medium term notes. Medium term notes or certificates issued in respect of any series may differ as to principal, interest and recourse to security. Each series must be constituted by a supplemental deed to the security trust deed and MTN Issuer cash management agreement.

Each new series may differ from any other series in its principal terms and the manner, timing and amounts of distributions made to the holders of that series of medium term notes or certificates. The MTN Issuer will not issue any further medium term notes or certificates in respect of an existing series without the prior consent of the holders of the existing medium term notes in that series, unless the further medium term notes or certificates are fungible with the existing ones.

The series 05-4 medium term note certificate will be issued at par with a right of the MTN Issuer to receive further payments of subscription price as deferred consideration, which we call "DEFERRED SUBSCRIPTION PRICE". The MTN Issuer will pay the initial consideration received for the series 05-4 medium term note certificate to the receivables trustee for the purpose of the receivables trust which will permit the MTN Issuer to acquire an undivided beneficial interest in the receivables trust. See "The Receivables Trust" and "Use of Proceeds". The initial principal amount of each undivided beneficial interest acquired is the initial Investor Interest for each class of investor certificates. These will be issued to the MTN Issuer by the receivables trustee. See "Series 05-4:
General".

The ability of the MTN Issuer to meet its obligations to pay principal of and interest on the series 05-4 medium term note certificate will be entirely dependent on the receipt by it of funds from the series 05-4 investor certificates and excess interest attributable to series 05-4.

The MTN Issuer and the security trustee will have no recourse to Barclays other than:

* against Barclaycard as transferor under the receivables securitisation agreement for any breach of representations and obligations in respect of the receivables; and

* against Barclaycard as MTN Issuer cash manager under the security trust deed and MTN Issuer cash management agreement for any breach of obligations of the MTN Issuer cash manager.

On the closing date, the MTN Issuer will declare an English law express purpose trust in respect of any funds received by it from the investor certificate and excess interest attributable to series 05-4. This trust will create a right in equity in favour of the holder of the series 05-4 medium term note certificate to require these funds to be applied in making payments on the series 05-4 medium term note certificate.

The obligations of the MTN Issuer and certain other rights of the MTN Issuer under each series of medium term notes or certificates and under the documents relating to them, will be secured under the security trust deed and MTN Issuer cash management agreement, by security interests over the investor certificates. The security for each series will be granted by the MTN Issuer in favour of the security trustee. If the net proceeds of the enforcement of security for a series following a mandatory redemption - after meeting the expenses of the security trustee, the paying agents, the depository and any receiver - are insufficient to make all payments due on the medium term notes or certificates of that series, the assets of the MTN Issuer securing other series of medium term notes or certificates will not be available for payment of that shortfall.

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If the security trust deed and MTN Issuer cash management agreement is enforced, the monies paid to the MTN Issuer by the receivables trustee on each transfer date will be applied:

* first to meet payments due to any receiver appointed under it or to the security trustee and all amounts due for legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands which have been incurred under the relevant documents and in enforcing the security, together with interest due on these amounts; then

* to the extent not met above, to meet the costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands of the security trustee; then

* to meet payments of premium (if any), interest and principal on the relevant series of medium term notes or certificates; then

*     to meet payments due by the MTN Issuer to any taxation authority; then

* to meet payment of sums due to third parties under obligations incurred in the course of the MTN Issuer's business; then

* to meet payment of any dividends due and unpaid to shareholders of the MTN Issuer; then

*     to pay all amounts of MTN Issuer additional interest payments (if any);

*     to pay all amounts of excess entitlement consideration; then

*     to pay any balance to the liquidator of the MTN Issuer.

The interest rate on the series 05-4 medium term note certificate will be determined by the agent bank in accordance with the series 05-4 medium term note certificate conditions. This is done by reference to the screen rate or other rate set by the agent bank (a) for the first and second interest periods for the linear interpolation of two-month and three-month deposits and (b) for any other interest period, for three-month deposits, in each case for pounds sterling in the London interbank market plus a margin. The margin will be
0.0556 per cent. per annum for the series 05-4 medium term note certificate. The interest rate for the first interest period will be determined on the closing date. Interest in respect of the series 05-4 medium term note certificate will be payable in arrear in sterling on each interest payment date. Interest on the series 05-4 medium term note certificate will be paid monthly on each distribution date falling during or upon the expiry of each quarterly interest period.

Excess interest received by the MTN Issuer under the agreement between beneficiaries will be paid as MTN Issuer additional interest payments on the series 05-4 medium term note certificate concurrently with the interest payments on the series 05-4 medium term note certificate.

If any withholding or deduction for any taxes, duties, assessments or government charges is imposed, levied, collected, withheld or assessed on payments of principal or interest, including MTN Issuer additional interest, on the series 05-4 medium term note certificate by any jurisdiction or any political subdivision or authority in or of any jurisdiction having power to tax, neither the MTN Issuer nor the principal paying agent will be required to make any additional payments to holders of the series 05-4 medium term note certificate for that withholding or deduction.

The occurrence and continuation of the following events is called an MTN Issuer event of default:

* the MTN Issuer fails to pay any amount of principal of the series 05-4 medium term note certificate within 7 days of the due date for its payment or fails to pay any amount of interest on the series 05-4 medium term note certificate within 15 days of its due date; or

* the MTN Issuer fails to perform or observe any of its other obligations under the series 05-4 medium term note certificate, the series 05-4 MTN Issuer supplement, or the security trust deed and MTN Issuer cash management agreement and, except where the failure is incapable of remedy, it remains unremedied for 30 days, in either case, after the security trustee has given written notice to the MTN Issuer, certifying that the failure is, in the opinion of the security trustee, materially prejudicial to the interests of the series 05-4 medium term note certificate holders; or

* the early termination, without replacement, of any of the swap agreements as described in this prospectus under "The Swap Agreements: Common Provisions of the Swap Agreements"; or

* a judgment or order for the payment of any amount is given against the MTN Issuer and continues unsatisfied and unstayed for a period of 30 days after the date it is given or the date specified for payment, if later; or

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*     a secured party takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the MTN Issuer or an enforcement action is begun for unpaid rent or executions levied against any of the assets of the MTN Issuer; or

* the MTN Issuer becomes insolvent or is unable to pay its debts as they fall due or an administrator or liquidator of the MTN Issuer or the whole or any part of its business, assets and revenues is appointed, or application for any appointment is made, or the MTN Issuer takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or ceases or threatens to cease to carry on all or any substantial part of its business; or

* an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the MTN Issuer; or

* any action, condition or thing at any time required to be taken. fulfilled or carried out in order to (i) enable the MTN Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the medium term notes or certificates and the documents relating to them or (ii) to ensure that those obligations are legal, valid, binding and enforceable, except as the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as that enforceability may be limited by the effect of general principles of equity, is not taken, fulfilled or, as the case may be, carried out; or

* it is or will become unlawful for the MTN Issuer to perform or comply with any of its obligations under or in respect of the medium term notes or certificates or the documents relating to them; or

* all or any substantial part of the business, assets and revenues of the MTN Issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or the MTN Issuer is prevented by any of these people from exercising normal control over all or any substantial part of its business assets and revenues,

If an MTN Issuer event of default occurs then the security trustee will be bound to give an enforcement notice if it is indemnified to its satisfaction and it is:

* required to by holders of at least one-quarter of the aggregate principal amount outstanding of the series 05-4 medium term note certificate; or

* directed by an extraordinary resolution, as defined in the security trust deed and MTN Issuer cash management agreement, of holders of the series 05-4 medium term note certificate.

An MTN Issuer enforcement notice is a written notice to the MTN Issuer declaring the series 05-4 medium term note certificate to be immediately due and payable. When it is given, the series 05-4 medium term note certificate will become immediately due and payable at its principal amount outstanding together with accrued interest without further action or formality. Notice of the receipt of an MTN Issuer enforcement notice shall be given to the holders of the series 05-4 medium term note certificate as soon as possible. A declaration that the series 05-4 medium term note certificate has become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the series 05-4 medium term note certificate.

When reference is made to the MTN Issuer cash manager it includes any successor to Barclays as MTN Issuer cash manager. The security trust deed and MTN Issuer cash management agreement provides that, as MTN Issuer cash manager, Barclays will service and administer the Series 05-4 Distribution Account.

Barclays, and any successor MTN Issuer cash manager to the MTN Issuer, will be entitled to receive the fee inclusive of VAT, if any, for acting as MTN Issuer cash manager, payable by the MTN Issuer from amounts received as MTN Issuer Costs Amounts from the Series 05-4 Distribution Account.

The MTN Issuer cash manager may not resign, apart from in certain circumstances. The resignation of the MTN Issuer cash manager shall only become effective once a replacement has assumed all of the responsibilities of the MTN Issuer cash manager set out in the security trust deed and MTN Issuer cash management agreement.

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                             MATERIAL LEGAL ISSUES

INSOLVENCY ACT 2000

The UK Insolvency Act 2000 received Royal Assent on 30 November 2000. The Act amends Part I of the UK Insolvency Act 1986 so that the directors of a company which meets certain eligibility criteria can take steps to obtain a moratorium preventing any creditor from enforcing security or taking proceedings to recover its debt for the period in which the moratorium is in force.

The relevant provisions of the Act came into force on 1 January 2003. However, prior to bringing the provisions into force, the Secretary of State of the United Kingdom amended the eligibility criteria by way of statutory instrument in such a way that special purpose vehicles such as the Issuer and the MTN Issuer can no longer be considered to be eligible companies.

THE ENTERPRISE ACT

The UK Enterprise Act received Royal Assent on 7 November 2002 and came into force on 15 September 2003. Pursuant to the UK Enterprise Act, unless a floating charge was created prior to 15 September 2003, or falls within one of the exemptions contained in the UK Enterprise Act, the holder of a qualifying floating charge will be prohibited from appointing an administrative receiver to a company and consequently, the ability to prevent the appointment of an administrator to such company will be lost.

A floating charge that the issuer and the MTN Issuer will grant pursuant to the terms of the Deed of Charge and the Security Trust Deed respectively is a qualifying floating charge for the purposes of the UK Enterprise Act and will be entered into after 15 September 2003 and as such, unless excepted, the trustee will be prevented from appointing an administrative receiver in respect of the issuer and/or the MTN Issuer. However, this qualifying floating charge will fall within the "CAPITAL MARKET ARRANGEMENT" exception to the prohibition of the appointment of an administrative receiver and accordingly the trustee will still be able to appoint an administrative receiver pursuant to the Security Trust Deed in respect of the MTN Issuer and pursuant to the Deed of Charge in respect of the issuer.

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                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

CONSUMER CREDIT ACT 1974

A significant number of the credit transactions that occur on a designated account will be for items of credit extended to a cardholder for an amount up to [POUND]25,000. The Consumer Credit Act applies to these transactions and, in whole or in part, the credit or charge card agreement establishing each designated account. This has certain consequences for the designated accounts, including the following:

Enforcement of improperly executed or modified card agreements

If a credit or charge card agreement has not been executed or modified in accordance with the Consumer Credit Act, it may be unenforceable against a cardholder without a court order - and in some instances may be completely unenforceable. As is common with many other UK credit and charge card issuers, some of Barclaycard's credit and charge card agreements do not comply in all respects with the Consumer Credit Act or other related legislation. As a result, these agreements may be unenforceable by Barclaycard against the cardholders. The transferor gives no guarantee that a court order could be obtained if required. With respect to those credit or charge card agreements which may not be compliant, such that a court order could not be obtained, Barclaycard estimates that this would apply to less than 1 per cent. of the aggregate principal receivables in the designated accounts on 31 December 2004. Barclaycard does not anticipate any material increase in this percentage of receivables in the securitised portfolio. In respect of those accounts that do not comply with the Consumer Credit Act it will still be possible to collect payments and seek arrears from cardholders who are falling behind with their payments. The transferor will have no obligation to repay or account to a cardholder for any payments received by a cardholder because of this non-compliance with the Consumer Credit Act. However, if losses arise on these accounts, they will be written off and borne by the investor beneficiary and transferor beneficiary based on their respective interests in the receivables trust.

Liability for supplier's misrepresentation or breach of contract

Transactions involving the use of a credit or charge card in the United Kingdom may constitute transactions under debtor-creditor-supplier agreements. A debtor-creditor-supplier agreement includes an agreement where the creditor, with knowledge of its purpose, advances funds to finance a purchase by the debtor of goods or services from a supplier.

Section 75 of the Consumer Credit Act provides that, if the supplier is in breach of the contract -whether such contract is express or implied by law - between the supplier and a cardholder in certain debtor-creditor-supplier agreements or if the supplier has made a misrepresentation about that contract, the creditor may also be liable to the cardholder for the breach or misrepresentation. The liability of the transferor for a designated account is called a "TRANSFEROR SECTION 75 LIABILITY". In these circumstances, the cardholder may have the right to reduce the amount owed to the transferor under his or her credit or charge card account. This right would survive the sale of the receivables to the receivables trustee. As a result, the receivables trustee may not receive payments from cardholders that it might otherwise expect to receive. As a result, the receivables trustee may not receive the full amount otherwise owed by a cardholder. However, the creditor will not be liable where the cash price of the item or service supplied concerning the claim is [POUND]100 or less, or greater than [POUND]30,000.

The receivables trustee has agreed to indemnify the transferor for any loss suffered by the transferor arising from any claim under section 75 of the Consumer Credit Act. This indemnity cannot exceed the original outstanding principal balance of the affected charges on the designated account.

The receivables trustee's indemnity will be payable from excess spread on the receivables. Any amounts that Barclaycard recovers from the supplier will reduce Barclaycard's loss for purposes of the receivables trustee's indemnity. Barclaycard will have rights of indemnity against suppliers under section 75 of the Consumer Credit Act. Barclaycard may also be able to charge-back the transaction in dispute to the supplier under the operating regulations of VISA or Mastercard.

If Barclaycard's loss for purposes of the receivables trustee's indemnity exceeds the excess spread available to satisfy the loss, the amount of the excess will reduce the Transferor Interest accordingly.

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TRANSFER OF BENEFIT OF RECEIVABLES

The transfer by the transferor to the receivables trustee of the benefit of the receivables is governed by English law and takes effect in equity only.

Notice to the cardholders of the assignment to the receivables trustee would perfect the legal title of the receivables trustee to the receivables. The receivables trustee has agreed that notice will not be given to cardholders, unless the transferor's long-term senior unsecured indebtedness as rated by Moody's or Standard & Poor's were to fall below Baa2, BBB or BBB respectively. The lack of notice has several legal consequences.

Until notice is given to the cardholders, each cardholder will discharge his or her obligations under the designated account by making payment to the transferor. Notice to cardholders would mean that cardholders should no longer make payment to the transferor as creditor under the card agreement but should instead make payment to the receivables trustee as assignee of the receivables. If notice is given, and a cardholder ignores it and makes payment to the transferor for its own account, that cardholder would nevertheless still be bound to make payment to the receivables trustee. The transferor, having transferred the benefit of the receivables to the receivables trustee, is the bare trustee of the receivables trustee for the purposes of the collection of the receivables that are the property of the receivables trust and is accountable to the receivables trustee accordingly.

Before the insolvency of the transferor, until notice is given to a cardholder who is a depositor or other creditor of the transferor, equitable set-offs may accrue in favour of that cardholder against his or her obligation to make payments under the card agreement to the transferor. These rights of set-off may result in the receivables trustee receiving less monies than anticipated from the receivables.

The transfer of the benefit of receivables to the receivables trustee has been and will continue to be subject both to any prior equities that have arisen in favour of the cardholder and to any equities that may arise in the cardholder's favour after the assignment. Where notice of the assignment is given to a cardholder, certain rights of set-off may not arise after the date of the notice.

Under the terms of the receivables securitisation agreement, the transferor represents that each receivable assigned to the receivables trust is an eligible receivable - unless the receivable is specified as being an ineligible receivable. The eligibility criteria include that each receivable constitutes the legal, valid and binding obligations of the cardholder enforceable - unless they are not in compliance with the Consumer Credit Act in which case they may only be enforceable with a court order and, in a small number of cases, may be unenforceable - against the cardholder in accordance with its terms. They also include that each receivable is not, save as specifically contemplated by any rule of English law, currently subject to any defence, dispute, set-off or counterclaim or enforcement orders apart from in the limited cases described in the previous sentence.

Notice to the cardholder would perfect the transfer so that the receivables trustee would take priority over any interest of a later encumbrancer or transferee of the transferor's rights who has no notice of the transfer to the receivables trustee.

Notice to the cardholder would prevent the card agreement from being amended by the transferor or the cardholder without the consent of the receivables trustee.

Lack of notice to the cardholder means that, for procedural purposes, the receivables trustee will have to join the transferor as a party to any legal action that the receivables trustee may want to take against any cardholder.

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                UNITED KINGDOM TAXATION TREATMENT OF THE NOTES

OVERVIEW

United Kingdom legal advisers, Clifford Chance Limited Liability Partnership, have filed an opinion that, subject to finalisation of documents including those which are exhibits to the registration statement of which this prospectus forms a part in a form which is satisfactory to them and not inconsistent with the descriptions in the body of this prospectus and based on certain assumptions which cannot be verified before closing, the following summary is true in all material respects in relation to the matters expressly addressed. The summary set out below describes the material United Kingdom withholding tax, income tax, corporation tax, inheritance tax, capital gains tax, stamp duty and stamp duty reserve tax consequences of acquiring, holding and disposing of the notes.

The comments below are based on United Kingdom law and practice at the date of this prospectus. They relate only to the position of persons who are the absolute beneficial owners of their notes and may not apply to certain classes of persons, including dealers and persons who own the notes as trustee, nominee or otherwise on behalf of another person, but otherwise will, subject to the following paragraph, apply to United States holders who beneficially own the notes.

The comments below do not necessarily apply where the interest or any other income on the notes is deemed for United Kingdom tax purposes to be the income of a person other than the absolute beneficial owner of the notes in question, for example where a person ordinarily resident in the United Kingdom transfers assets to a non-resident company for the purpose of avoiding United Kingdom tax.

It is suggested that any noteholders who are in doubt as to their position consult their professional advisers.

In the following paragraphs, "HMRC" means HM Revenue and Customs, which is the central United Kingdom taxing authority.

TAXATION OF U.S. RESIDENTS

Subject to the comments below, under the terms of the Convention of 24 July 2001 between the United Kingdom and the United States of America, called the "CONVENTION", a person who is a US resident for the purposes of the Convention, called a "U.S. NOTEHOLDER", will not be subject to United Kingdom tax on any coupon beneficially owned by him, unless he carries on business in the United Kingdom through a permanent establishment situated in the United Kingdom, or performs in the United Kingdom independent personal services from a fixed base situated therein, and the notes are effectively connected with such permanent establishment or fixed base, or in certain other circumstances specified in the Convention where relief is not available. However, this general position is subject to the application of extensive anti-avoidance provisions which may affect the ability of US noteholders to claim relief under the Convention.

TAXATION OF INTEREST PAID

The notes will constitute "QUOTED EUROBONDS" provided that they are and continue to be listed on a recognised stock exchange. On the basis of the United Kingdom HMRC's published interpretation of the relevant legislation, securities which are to be listed on a stock exchange in a country which is a member state of the European Union or which is part of the European Economic Area will satisfy this requirement if they are listed by a competent authority in that country and are admitted to trading on a recognised stock exchange in that country; securities which are to be listed on a stock exchange in any other country will satisfy this requirement if they are admitted to trading on a recognised stock exchange in that country. The London Stock Exchange is a recognised stock exchange for these purposes. Whilst the notes are and continue to be quoted Eurobonds, payments of interest on the notes may be made without deduction or withholding for or on account of United Kingdom income tax irrespective of whether the notes are in global or definitive form.

In all cases falling outside the exemption described above, interest on the notes may fall to be paid under deduction of United Kingdom income tax at the lower rate, currently 20 per cent., subject to such relief as may be available for example, under the provisions of any applicable double taxation treaty. Alternatively, there is in certain circumstances an exemption for certain payments between certain companies and partnerships. The latter exemption can apply where (inter alia) the person

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beneficially entitled to the interest is (i) a company resident in the United
Kingdom, (ii) a company not resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which is required to bring the interest into account in computing its profits chargeable to United Kingdom corporation tax or (iii) a partnership each member of which is a company falling within (i) or (ii) above.

PROVISION OF INFORMATION

Holders should note that where any interest on notes is paid to them, or to any person acting on their behalf, by the issuer or any person in the United Kingdom acting on behalf of the issuer, called a "PAYING AGENT", or is received by any person in the United Kingdom acting on behalf of the relevant holder, other than solely by clearing or arranging the clearing of a cheque, called a "COLLECTING AGENT", then the issuer, the paying agent or the collecting agent as the case may be, may in certain circumstances be required to supply to HMRC details of the payment and certain details relating to the holder, including the holder's name and address. These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of United Kingdom income tax and whether or not the holder is resident in the United Kingdom for United Kingdom taxation purposes. Where the holder is not so resident, the details provided to HMRC, in certain cases, may be passed by HMRC to the tax authorities of the jurisdiction in which the holder is resident for taxation purposes.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

Under EU Council Directive 2003/48/EC on the taxation of savings income, each Member State is required from 1 July 2005, to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to or collected by such a person for, an individual resident in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also with effect from 1 July 2005, a number of non-EU countries, and certain dependent or associated territories of certain Member States (including Jersey), have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a member state to, or collected by such a person for, an individual resident in one of those territories.

OTHER RULES RELATING TO UNITED KINGDOM WITHHOLDING TAX

1. Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

2. The references to "INTEREST" above mean "INTEREST" as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of "interest" or "principal" which may prevail under any other law or which may be created by the terms and conditions of the notes or any related documentation.

3. The above description of the United Kingdom withholding tax position assumes that there will be no substitution of the issuer and does not consider the tax consequences of any such substitution.

4. The notes may be issued at an issue price of less than 100 per cent. of their principal amount. Any discount element on any of these notes will not be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above, but may be subject to reporting requirements as outlined above.

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OWNERSHIP AND DISPOSAL, INCLUDING REDEMPTION, OF THE NOTES BY UNITED KINGDOM
TAX PAYERS

1.    CORPORATE NOTEHOLDERS

Noteholders which are entities within the charge to United Kingdom corporation tax - other than investment trusts, venture capital trusts, authorised unit trusts and open ended investment companies, as to which see below - will normally be taxed on their returns from the notes, including interest and returns attributable to movements in value, and foreign exchange gains and losses, whether income or capital in nature, as income, which is calculated on the basis of the statutory accounts except when otherwise required by tax legislation. Relief may be available for related expenses on a similar basis.

Noteholders that are authorised investment trusts, capital trusts, unit trusts or open ended investment companies will be subject to the same taxation treatment in respect of the notes as other noteholders that are within the charge to United Kingdom corporation tax, other than, in each case, with respect to profits, gains or losses which are treated for tax purposes as being of a capital nature in respect of these notes.

2.    OTHER NOTEHOLDERS

A noteholder who is not within the charge to United Kingdom corporation tax but who is resident or ordinarily resident in the United Kingdom or who carries on a trade in the United Kingdom through a branch or agency to which the notes are attributable may be treated as realising a chargeable gain or an allowable loss for capital gains tax purposes on a disposal - including redemption - of the notes. In calculating any gain or loss on disposal of a note, sterling values are compared at acquisition and disposal. Accordingly, a taxable profit can arise even where a non-sterling amount received on a disposal is less than or the same as an amount in the same currency which is paid for or in respect of the note. In addition, on disposal of the notes by a noteholder, an amount which is treated as reflecting interest to which the noteholder is treated as having become entitled since the last interest payment date may be chargeable to tax as income under the rules known as the Accrued Income Scheme contained in Chapter II of Part XVII of the Income and Corporation Taxes Act 1988, if that noteholder is not a dealer in securities and is not within the charge to United Kingdom corporation tax but is resident or ordinarily resident in the United Kingdom or carries on a trade in the United Kingdom through a branch or agency to which the notes are attributable. There are provisions to prevent any particular gain or loss from being charged or relieved at the same time under the provisions of the Taxation of Chargeable Gains Act 1992 and also under the provisions of the "accrued income scheme" described in this paragraph. For further information in this regard, noteholders should seek their own professional advice. HMRC issued a consultation paper inviting views on various options for change to the Accrued Income Scheme and their response is currently awaited to views received. However, this paper does not alter the rules described above.

UNITED KINGDOM INHERITANCE TAX

Where a note is held by an individual there may be a charge to United Kingdom inheritance tax on the individual's death or on certain transfers of the note, including gifts to some settlements and gifts made within seven years of the death of the individual.

These provisions are subject to any relief provided by any applicable double tax convention relating to estate and gift taxes.

STAMP DUTY AND STAMP DUTY RESERVE TAX

No United Kingdom stamp duty or stamp duty reserve tax is payable on the issue or transfer of a note provided that the note does not at any time carry (1) a right to interest, the amount of which exceeds a reasonable commercial return on the nominal amount of the capital of the note or (2) a right on repayment to an amount which exceeds the nominal amount of the capital of the note and is not reasonably comparable with what is generally repayable, in respect of a similar nominal amount of capital, under the terms of issue of loan capital listed on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange.

TAXATION OF THE MTN ISSUER AND THE ISSUER

The MTN Issuer and the issuer will be subject to UK corporation tax, at a maximum rate currently of 30 per cent. on the profit reflected in their respective profit and loss accounts prepared (for tax purposes) in accordance with generally accepted accounting practice as applicable in the UK for

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accounting periods ending on 31 December 2004 as increased by the amounts of any non-deductible expenses or losses. The profit in the profit and loss account (so prepared) should not exceed 1 basis point of the principal amount outstanding on the medium term notes or certificates in the case of the MTN Issuer, or on the notes in the case of the issuer. Examples of non-deductible expenses and losses may include, for the MTN Issuer:

* amounts paid by the MTN Issuer to the receivables trustee to cover the receivables trustee's fee and expenses; and

*     any losses of principal which cannot be met out of excess spread; and

for the issuer, certain expenses relating to cash management.

The existing rules which govern the corporation tax treatment of "securitisation companies" (such as the MTN Issuer and the Issuer), as summarised above, will cease to apply as of the end of 2006. HMRC are currently consulting actively with the securitisation industry in order to determine what rules should apply thereafter, and HMRC have indicated that they accept the desirability of preserving tax neutrality for securitisation companies. However, no details are currently available as to what the new replacement rules will be.

TAXATION OF RECEIVABLES TRUSTEE

The receivables trustee will have no United Kingdom tax liabilities, and accordingly, the receivables trustee will have no liability to United Kingdom tax in relation to amounts which it receives on behalf of the MTN Issuer or amounts which it is obliged to pay the MTN Issuer.

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           MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

OVERVIEW

The following summary describes the material U.S. federal income tax considerations of acquiring, holding and disposing of the notes. This summary has been prepared and reviewed by Clifford Chance U.S. LLP - called "U.S. TAX COUNSEL".

This summary does not discuss all aspects of U.S. federal tax law. In particular, except as specifically indicated in this summary, it addresses only purchasers in the original offering that purchase notes at their original issue price and hold notes as "CAPITAL ASSETS" within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, called the "CODE". It does not address special U.S. federal income tax considerations that may be important to particular investors in light of their individual investment circumstances or to certain types of investors subject to special tax rules - e.g. financial institutions, insurance companies, regulated investment companies, tax-exempt institutions, dealers in securities or currencies, securities traders that elect mark-to-market tax accounting, certain U.S. expatriates or investors holding the notes as part of a conversion transaction, hedge, integrated transaction, constructive sale transaction or as a position in a straddle for tax purposes, or persons whose functional currency, as defined in Code Section 985, is not the U.S. dollar. Further, this discussion does not address alternative minimum tax consequences or any tax considerations to holders of interests in a noteholder. In addition, this summary does not discuss any foreign, state, local or other tax considerations. This summary is based on the Code, and administrative and judicial authorities, all as in effect on the date of this prospectus and all of which are subject to change, possibly on a retroactive basis.

U.S. tax counsel has prepared and reviewed this summary of material U.S. federal income tax considerations, and is of the opinion that it is correct in all material respects. U.S. tax counsel also opines that, as described below, each of the receivables trust, the MTN Issuer and the issuer will not be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and will not be subject to U.S. federal income tax on its net income. U.S. tax counsel further opines that, as described below, although there is no directly governing authority addressing the classification of securities similar to the notes, under current law, the notes will be treated as debt for U.S. federal income tax purposes. Except as set forth in the preceding sentences, U.S. tax counsel will render no other opinions about the acquisition, holding and disposition of the notes. Further, an opinion of U.S. tax counsel is not binding on the IRS or the courts, and no ruling on any of the consequences or issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving securities issued by an entity with terms similar to those of the notes. Accordingly, the issuer suggests that persons considering the purchase of notes consult their own tax advisors about the U.S. federal income tax consequences of an investment in the notes and the application of U.S. federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

For the purposes of this summary, a "UNITED STATES HOLDER" means a beneficial owner of notes that is a "United States person" as described in Section 7701(a)(30) of the Code, generally including;

* an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

* a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in or under the laws of the United States, any state or any political subdivision of any state - including the District of Columbia;

* an estate whose income is includible in gross income for U.S. federal income tax purposes without regard to source; and

* a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust.

A "NON-UNITED STATES HOLDER" means a beneficial owner of notes that is not a United States holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

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TAX STATUS OF THE RECEIVABLES TRUST, THE MTN ISSUER AND THE ISSUER

It is presently contemplated that each of the receivables trust, the MTN Issuer and the issuer will conduct their respective activities, including activities undertaken on their behalf, such as servicing activities, entirely outside of the United States. In that regard, assuming that the activities of each of the receivables trust, the MTN Issuer and the issuer are, as contemplated, conducted entirely outside of the United States, and assuming each of these entities makes no investments that are subject to withholding of U.S. federal income tax, U.S. tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of a Treasury regulation, revenue ruling or judicial decision and hence the matter cannot be free from doubt, each of the receivables trust, the MTN Issuer and the issuer will not be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and that each of these entities will not be subject to U.S. federal income tax on its net income.

Prospective investors should understand that such determination of whether a person is engaged in a U.S. trade or business is based on a highly factual analysis, there is no direct guidance as to which activities constitute being engaged in a trade or business within the United States, and it is unclear how a court would construe the existing indirect authorities. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation would be entitled to deductions and credits for a taxable year only if it files, on a timely basis, a U.S. federal income tax return for that year which none of the receivables trust, MTN Issuer and issuer intend to do, even as a protective measure. The maximum U.S. federal income tax rates are currently 35 per cent. for a corporation's effectively connected income and 30 per cent. for the branch profits tax, resulting in an effective maximum U.S. federal income tax rate of 54.5 per cent. The branch profits tax is imposed each year on a corporation's effectively connected earnings and profits, with certain adjustments, deemed repatriated out of the United States.

UNITED STATES HOLDERS

TAX TREATMENT OF THE NOTES AS INDEBTEDNESS. The issuer will treat the notes as debt for U.S. federal income tax purposes. Each holder of notes, by acceptance of such notes, will also agree to treat the notes as indebtedness for U.S. federal income tax purposes. U.S. tax counsel has advised that in its opinion, although there is no directly governing authority addressing the classification of securities similar to the notes, under current law, the notes will be treated as indebtedness for U.S. federal income tax purposes. Such agreement and opinion are not binding on the IRS and, as stated above, no assurance can be given that the IRS will not contend, and that a court will not ultimately hold, that the Class C notes, and to a lesser extent one or more classes of more senior notes because of their place in the capital structure of the issuer and other equity features, are equity. As discussed below, treatment of the notes as equity interests could have adverse tax consequences for United States holders.

Except as indicated, the discussion below assumes the notes are treated as indebtedness for U.S. federal income tax purposes.

INTEREST PAYMENTS AND DISTRIBUTIONS. The notes may be treated as having been issued with original issue discount - "OID" - for U.S. federal income tax purposes, in which case the OID will be taxed as described below. However, in the absence of any OID on the notes, interest on the notes will be taxable to a United States holder as ordinary income at the time it is received or accrued, in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

The total amount of OID on a note is the excess of its stated redemption price at maturity over its issue price. The issue price for the notes is the price - including any accrued interest - at which a substantial portion of the relevant notes are first sold to the public. In general, the stated redemption price at maturity of a note is the sum of all payments made on the note other than payments of interest that (1) are payable at least annually over the entire life of the note and (2) are based on a single fixed rate or variable rate - or certain combinations of fixed and variable rates.

If any of the notes are issued at a discount of an amount equal to or greater than 0.25 per cent. of that note's stated redemption price at maturity multiplied by the note's weighted average

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maturity, called its "WAM", then that note will be deemed to bear OID. The WAM of a note is computed based on the number of full years each distribution of principal - or other amount included in the stated redemption price at maturity
- is scheduled to be outstanding. Further, the IRS could take the position based on U.S. Treasury regulations that none of the interest payable on a note is unconditionally payable and so that all of that interest should be included in the note's stated redemption price at maturity.

A United States holder - including a cash basis holder - of a note deemed to bear OID generally would be required to accrue OID on the relevant note for U.S. federal income tax purposes on a constant yield basis. This would require the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear.

Sourcing: Interest payments or distributions on a note generally will constitute foreign source income for U.S. federal income tax purposes. Subject to certain limitations, UK withholding tax, if any, imposed on these payments will generally be treated as foreign tax eligible for credit against a United States holder's U.S. federal income tax. For purposes of the foreign tax credit limitation, foreign source income, until December 31, 2006, is classified in one of several "baskets", and the credit for foreign taxes on income in any basket is limited to U.S. federal income tax allocable to that income. Interest and OID generally will constitute foreign source income in the "high withholding tax interest" basket if the notes are subject to United Kingdom withholding tax at a rate of 5 per cent. or higher. If the notes are not subject to such a withholding tax, interest and OID generally will be in the "passive income" basket. Since a United States holder may be required to include OID on the notes in its gross income in advance of any withholding of United Kingdom income taxes from payments attributable to the OID (which would generally occur when the note is repaid or redeemed), a United States holder may not be entitled to a credit or deduction for these United Kingdom income taxes in the year the OID is included in the United States holder's gross income, and may be limited in its ability to credit or deduct in full the United Kingdom taxes in the year those taxes are actually withheld by the issuer. Recently enacted legislation effective after December 31, 2006, will limit the foreign tax credit limitation categories to "passive category income" and "general category income." Prospective purchasers should consult their tax advisers concerning the foreign tax credit implications of the payment of any United Kingdom taxes.

DISPOSITION OR RETIREMENT OF INVESTMENT. Subject to the discussion of the PFIC rules below, upon the sale, exchange or retirement of a note - including pursuant to a redemption by the issuer prior to its maturity date - a United States holder will recognise gain or loss equal to the difference between the amount realised and the United States holder's "ADJUSTED TAX BASIS" in the relevant note. In general, a United States holder's adjusted tax basis in an OID debt instrument is equal to the United States holder's cost for such debt instrument, plus any OID accrued and less the amount of any payments received by the holder that are not "qualified stated interest" payments under applicable U.S. Treasury regulations.

A United States holder's adjusted tax basis in a debt instrument with no OID is generally equal to the holder's cost less the amount of any principal payments made before the date of disposition. A United States holder's adjusted tax basis in stock is generally equal to the United States holder's cost for the stock. In general, any gain or loss realised by the holder will be capital gain or loss. Under certain circumstances, capital gains derived by individuals are taxed at preferential rates. The deductibility of capital losses is subject to limitations. If a United States holder's basis in a note includes accrued but unpaid OID, the holder may be required specifically to disclose any loss above certain thresholds under regulations on tax shelter transactions.

Sourcing: Gain or loss realised by a United States holder on the sale, exchange or retirement of a note generally will be treated as a United States source. Exceptions to the application of the sourcing provisions include exceptions for certain losses attributable to foreign exchange fluctuations, accrued but unpaid interest, and foreign offices of U.S. residents, among others. Some other exceptions to the general rule apply to notes treated as equity in the issuer. The issuer suggests that United States holders consult their own tax advisors about the availability of and limitations on any foreign tax credit.

ALTERNATIVE TAX TREATMENT OF NOTES AS EQUITY. U.S. tax counsel opines, and the issuer intends to take the position, that the notes are debt for U.S. federal income tax purposes. Consequently, the

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U.S. federal income tax consequences of purchasing, owning and disposing of the notes should be as set forth above. However, if the notes were not treated as debt, they would likely be treated as equity interests in the issuer.

INVESTMENT IN A PASSIVE FOREIGN INVESTMENT COMPANY. Because of the nature of the income of the issuer, the issuer would constitute a passive foreign investment company - or "PFIC". Accordingly, United States holders of any class of notes treated as equity would be shareholders in a PFIC.

In general, United States holders treated as shareholders of a PFIC would be subject to special tax rules on excess distributions made to them by the issuer, including a rateable inclusion of "excess distributions" in the United States holder's gross income as ordinary income taxable at the highest marginal rates applicable to current and prior years during the holding period (and not as qualified dividend income taxable at the long-term capital gain rates in the hands of non-corporate United States holders) and requirement for the payment of an interest charge on tax that is deemed to have been deferred on these excess distributions. Excess distributions would generally include (1) certain distributions on a United States shareholder's equity interest in the issuer for a taxable year, if the total of those amounts exceeds 125 per cent. of the average amount of distributions from the issuer made during a specified base period, and (2) gain from the disposition, or deemed disposition, of the equity interest in the issuer. United States holders generally might avoid these unfavourable consequences if they made either of two specific elections available under the Code with respect to shares in a PFIC, but it is uncertain whether either election would be available for the notes.

The first such mitigating election is a "QUALIFIED ELECTING FUND", or "QEF", election pursuant to Code Section 1295. If a United States holder made a QEF election with respect to a note treated as equity, that United States holder generally would be required to include its pro rata share of the issuer's ordinary income and net capital gains in income for each taxable year and pay tax on it, even if such income and gain were not distributed to the United States holder. Further, any losses of the issuer would not be deductible by the United States holder. If the issuer later distributed the income or gain on which a United States holder had already paid tax, amounts so distributed would not be further taxable to the United States holder. A United States holder's tax basis in such a note would be increased by the amount so included and decreased by the amount of nontaxable distributions thereon. In general, a United States holder making a QEF election would recognize, on a disposition of its notes, capital gain or loss equal to the difference, if any, between the amount realized upon such disposition and the tax basis in such notes. In general, a QEF election would be required to be made on or before the due date for filing a United States holder's U.S. federal income tax return for the first taxable year for which it holds a note. The QEF election would be effective only if certain required information were made available by the issuer to an investor. The issuer, however, does not intend to provide holders with this information and, accordingly, no assurance can be given to investors that any QEF election made with respect to notes would be effective.

A United States holder that held marketable stock in a PFIC might, in lieu of making a QEF election, also avoid certain unfavourable consequences of the PFIC rules by electing to mark the PFIC stock to market as of the close of each taxable year. A United States holder that made the mark-to-market election would be required to include in income each year as ordinary income an amount equal to the excess, if any, of the fair market value of the stock at the close of the year over the United States holder's adjusted tax basis in the stock. For this purpose, a United States holder's adjusted basis would generally be the holder's cost for the stock, increased by the amount previously included in the holder's income pursuant to this mark-to-market election and decreased by any amount previously allowed to the United States holder as a deduction pursuant to this election. If, at the close of the year, the United States holder's adjusted tax basis exceeded the fair market value of the stock, then the United States holder could deduct any of this excess ordinary income, but only to the extent of net mark-to-market gains previously included in income. Any gain from the actual sale of the PFIC stock would be treated as ordinary income, and any loss would be treated as ordinary loss to the extent of net mark-to-market gains previously included in income. Stock would be considered marketable if it were regularly traded on an exchange that the IRS determined to be qualified for these purposes. Although the issuer believes that each class of notes will be listed on a qualified exchange, pursuant to U.S. Treasury regulations, a class of stock is regularly traded for any calendar year during which it is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Accordingly, there is uncertainty as to

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whether any class of notes will be regularly traded and hence, there can be no assurance - and no representation is made - that the notes would be eligible for the mark-to-market election.

Because the issuer does not expect the QEF election to be available to an investor to mitigate the effect of the PFIC provisions, and it is unclear whether mark-to-market would be available either, United States holders should be aware of the potentially adverse tax consequences arising under the PFIC provisions discussed above should any notes be treated as equity. First, all or a portion of both distributions and gains on notes generally would be taxable to holders as ordinary income, and would be taxable at the highest marginal rates applicable to current and prior years during the holding period. Further, all or a portion of the distributions and gains could be subject to the additional "interest charge" tax. Such interest charge tax - computed in the manner described above on "excess distributions" and gains - generally is intended to eliminate the value of any tax deferral arising from an investment in notes. Although the issuer does not expect there would be any significant deferral of tax arising from an investment in notes treated as equity and consequently does not expect that the interest charge tax computation should produce a substantial additional tax liability, in some circumstances, it could do so. For example, the interest charge computation could produce an interest charge tax with respect to a floating rate note if the floating rate on the note increased substantially over an investor's holding period. No assurance is possible that such circumstance, or others, will not occur.

Certain additional adverse consequences could flow to indirect investors in a PFIC. More specifically, the ownership of the notes by a non-United States holder might be attributed to a United States holder notwithstanding that such United States holder held no note and received no cash in respect of a note. Code Section 1298(a) generally treats notes held directly or indirectly by a foreign partnership, corporation, trust or estate as owned by such entity's partners, shareholders or beneficiaries, as applicable; it also may treat any of various option arrangements as conferring ownership of notes on United States holders. Hence, a United States holder treated as owning notes held by a non-United States holder generally would be subject to tax on indirect gains and distributions attributable to the notes in the manner described above.

Finally, an investor who pledged shares in a PFIC as security for a loan should be aware that such a pledge would be treated as a disposition of the related shares, and any gain would be subject to the rules applicable to distributions and gains with respect to shares in a PFIC described above.

Sourcing: For sourcing of payments for a note treated as stock in the issuer and gain or loss on sale of an interest in this stock, see "- Interest Payments and Distributions - Sourcing" and "- Disposition or Retirement of Investment - Sourcing" above.

CONTROLLED FOREIGN CORPORATION STATUS. Should the notes be treated as equity, it is possible that the issuer might be treated as a controlled foreign corporation for U.S. federal income tax purposes. In this event, United States holders of equity interests that were treated as owning 10 per cent. or more of the combined voting power of the issuer would be required to include in income their pro rata share of the earnings and profits of the issuer, and generally would not be subject to the rules described above about PFICs. Additionaly, an IRS Form 5471 may be required to be filed.

REPORTING REQUIREMENTS. If any United States holder were treated as owning an equity interest in the issuer for U.S. federal income tax purposes, it would be required file IRS Form 8621 for each tax year in which it held such an interest. In addition, if a United States holder were treated as owning 5 per cent. or more of an equity interest of the issuer, certain additional reporting requirements would be required.

Under Section 6038B of the Code - relating to reporting requirements incident to the transfer of property, including cash, to a foreign corporation by U.S. persons or entities - in general, a United States holder, including a tax-exempt entity, that purchased any notes treated as equity for U.S. federal income tax purposes would be required to file an IRS Form 926 or similar form with the IRS if such United States holder were treated as owning, directly or by attribution, immediately after the transfer at least 10 per cent. by vote or value of the issuer, or the purchase, when aggregated with all purchases made by such United States holder - or any related person thereto - within the preceding 12 month period, exceeded $100,000. If a United States holder fails to file any such required form, the United States holder could be required to pay a penalty equal to 10 per cent. of the gross amount paid for the notes, subject to a maximum penalty of $100,000, except in cases involving intentional disregard.

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NON-UNITED STATES HOLDERS

Subject to the discussion of backup withholding below, an investment in the notes by non-United States holders generally will not give rise to any U.S. federal income tax to these holders, unless the income received on, or any gain recognised on the sale or other disposition of their notes is:

* treated as effectively connected with the conduct of a trade or business in the United States;or

* in the case of gain recognised by an individual, the individual is present in the United States for 183 days or more and certain conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's U.S. federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

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                    CERTAIN ERISA AND OTHER CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended - called "ERISA"- and Section 4975 of the Code impose requirements on employee benefit plans and some other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds, insurance company general or separate accounts or other entities in which these plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. We call these entities "PLANS." ERISA also imposes requirements on persons who are fiduciaries of Plans for the investment of "plan assets" of any Plan - called "PLAN ASSETS". ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons - called "PARTIES IN INTEREST" - who have specified relationships to a Plan or its Plan Assets, unless an exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA or an excise tax imposed under
Section 4975 of the Code, unless an exemption is available. The details of these prohibited transaction rules are contained in Section 406 of ERISA and
Section 4975 of the Code.

Subject to the considerations described below, you may purchase the notes with Plan Assets of any Plan.

Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of Barclays Bank PLC, the issuer, the receivables trustee, the MTN Issuer, the servicer, the note trustee, the security trustee or any other party may be or might become Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes. If Barclays Bank PLC, the issuer, the receivables trustee, the MTN Issuer, the servicer, the note trustee or the security trustee is a Party in Interest with respect to the prospective Plan investor, the issuer suggests that any fiduciary or other Plan investor considering whether to purchase or hold the notes consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor - "DOL" - Prohibited Transaction Class Exemptions, or any other prohibited transactions exemption issued by the DOL. A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts that might be construed as prohibited transactions.

You will be deemed to have represented and agreed by your purchase and holding of the notes that (1) (a) no part of the funds being used to pay the purchase price for those notes constitutes Plan Assets of any Plan or will constitute Plan Assets while you hold those notes, and that you are not, and for so long as you hold the notes will not be, a Plan, or (b) the purchase and holding of those notes do not and will not constitute, result in or otherwise involve a non-exempt prohibited transaction under ERISA or Section 4975 of the Code; and
(2) if, at any time while those notes are purchased or held by you, you are or will be another employee benefit plan subject to any U.S. Federal State or local or non-U.S. law substantially similar to Section 406 of ERISA or Section 4975 of the Code, the purchase and holding of those notes do not and will not violate any such substantially similar law.

In addition, under DOL Regulation Section 2510.3-101 - called the "Plan Asset Regulation" - the purchase with Plan Assets of equity interests in the issuer could, in certain circumstances, cause the series 05-4 medium term note certificate and other assets of the issuer to be deemed Plan Assets of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Thus, if the underlying assets of the issuer are deemed to be Plan Assets, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of Parties in Interest, under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favourable statutory or administrative exemption or exception applies). In addition, various providers of fiduciary or other services to the issuer, and any other parties with authority or control with

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respect to the entity, could be deemed to be Plan fiduciaries or otherwise
Parties in Interest by virtue of their provision of such services (and there could be an improper delegation of authority to such providers). Nevertheless, consistent with the expectation indicated above that the issuer expects that the notes will be treated as indebtedness for U.S. federal income tax purposes, and the opinion of U.S. tax counsel to that effect - see "Material United States Federal Income Tax Considerations - United States Holders - Tax Treatment of the Notes as Indebtedness", the issuer will proceed based on the position that the notes should not be treated as equity investments for purposes of the Plan Asset Regulation and, therefore, the notes may be purchased by Plans. The issuer's position is also based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of Barclays Bank PLC, the issuer, the receivables trustee, the MTN Issuer, the servicer, the note trustee, security trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan Assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions for the Plan Assets and (2) will be based on the particular investment needs of that Plan; or (c) unless Prohibited Transaction Class Exemption 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of them that it is not subject to the foregoing limitation.

ACCORDINGLY, THE ISSUER SUGGESTS THAT PROSPECTIVE EMPLOYEE BENEFIT PLAN INVESTORS, WHETHER OR NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, CONSULT WITH THEIR OWN LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF EMPLOYEE BENEFIT PLANS NOT SUBJECT TO ERISA, ANY ADDITIONAL U.S. STATE AND LOCAL LAW OR NON-U.S. LAW CONSIDERATIONS, AS APPLICABLE.

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             ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

The issuer is incorporated with limited liability in England and Wales under the Companies Act 1985. Any final and conclusive judgment of either a New York state or United States Federal court that has jurisdiction recognised by England and Wales regarding obligations of the issuer for the notes, which is for a debt or a fixed sum of money and which has not been stayed or fully satisfied, can be enforced by action against the issuer in the courts of England and Wales without re-examining the merits of the issues determined by the proceedings unless:

* the proceedings in New York state or the United States Federal court involved a denial of the principles of natural justice;

*     the judgment goes against the public policy of England and Wales;

* the judgment was obtained by fraud, duress or was based on a clear mistake of fact;

*     the judgment is a penal or revenue judgment; or

* there has been an earlier judgment in another court between the same parties on the same issues as are dealt within the judgment to be enforced.

A judgment by a court may be sometimes given in pounds sterling. The issuer expressly submits to the jurisdiction of New York state and the United States Federal courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceedings arising out of this offering. The following parties have been appointed to receive legal documents for the issuer and the transferor, servicer and trust cash manager.

*     for the issuer:

      CT Corporation Systems
      111 Eighth Avenue
      New York, NY 10011
      +1 212 590 9009

*     for the transferor, servicer and trust cash manager:

      Office of the General Counsel
      Barclays Capital Inc.
      200 Park Avenue
      New York, New York 10166
      +1 212 412 1392

Most of the directors and executive officers of the issuer and some of the experts named in this document live outside the United States. Most of their assets are located outside the United States. Because of this, the holders of the notes may not be able to serve notice of legal action on them or to enforce judgments against them. The issuer has been advised by its English counsel, Clifford Chance Limited Liability Partnership, that because of this, they may not be able to enforce in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, civil liabilities based on the Federal securities laws of the United States.

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                                 UNDERWRITING

The issuer has agreed to sell and the underwriters for the notes listed below have agreed to purchase the principal amount of the notes listed in the table below. The terms of these purchases are governed by an underwriting agreement between the issuer and Barclays Capital Inc. for itself and as representative for all of the underwriters.

                                                               Principal Amount
                                                                         of the
Underwriters of the Class A Notes                                 Class A Notes
Barclays Capital Inc.                                              $765,000,000
BNP Paribas                                                         $27,000,000
Citigroup Global Markets Inc.                                       $27,000,000
Goldman Sachs & Co                                                  $27,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                  $27,000,000
Morgan Stanley & Co Incorporated                                    $27,000,000
                                                                ---------------
Total                                                              $900,000,000
                                                                ===============

                                                               Principal Amount
                                                                         of the
Underwriters of the Class B Notes                                 Class B Notes
Barclays Capital Inc.                                               $40,000,000
UBS Securities LLC                                                  $10,000,000
                                                                ---------------
Total                                                                $50,000000
                                                                ===============

                                                               Principal Amount
                                                                         of the
Underwriters of the Class C Notes                                 Class C Notes
Barclays Capital Inc.                                               $40,000,000
UBS Securities LLC                                                  $10,000,000
                                                                ---------------
Total                                                               $50,000,000
                                                                ===============

The price to the public and underwriting discounts and commissions as a percentage of the principal balance of the class A notes will be 100 per cent. and 0.175 per cent., respectively.

Barclays Capital Inc., as representative of the underwriters of the class A notes has advised the issuer that the underwriters propose initially to offer the class A notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to 0.105 per cent. for each class A note. The underwriters may allow, and those dealers may reallow, concessions up to 0.0525 per cent. of the principal balance of the class A notes to some brokers and dealers.

The price to the public and underwriting discounts and commissions as a percentage of the principal balance of the class B notes will be 100 per cent. and 0.20 per cent., respectively.

Barclays Capital Inc. has advised the issuer that it proposes initially to offer the class B notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to 0.12 per cent. for each class B note. Barclays Capital Inc. may allow, and those dealers may reallow, concessions up to 0.06 per cent. of the principal balance of the class B notes to some brokers and dealers.

The price to the public and underwriting discounts and commissions as a percentage of the principal balance of the class C notes will be 100 per cent. and 0.30 per cent., respectively.

Barclays Capital Inc. has advised the issuer that it proposes initially to offer the class C notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to 0.18 per cent. for each class C note. Barclays Capital Inc. may

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allow, and those dealers may reallow, concessions up to 0.09 per cent. of the class C notes to some brokers and dealers.

Additional offering expenses are estimated to be [POUND]901,190.37.

The underwriters have agreed to purchase all of the notes if any of them are purchased.

The issuer and Barclays Bank PLC will indemnify the underwriters against liabilities - including liabilities under the Securities Act - caused by (1) any untrue statement or alleged untrue statement of a material fact contained in this prospectus or the related registration statement or (2) any omission or alleged omission to state a material fact required to be stated in this prospectus or the related registration statement or necessary to make the statements in this prospectus or the related registration statement not misleading. The issuer and Barclays Bank PLC will not, however, indemnify the underwriters against liabilities caused by any untrue statement or omission, real or alleged, made in reliance upon and in conformity with information relating to and provided by any underwriter for use in this prospectus and the related registration statement.

The underwriters may engage in over-allotment transactions, stabilising transactions, syndicate covering transactions and penalty bids for the notes under Regulation M under the Securities and Exchange Act of 1934.

* Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position.

* Stabilising transactions permit bids to purchase the notes so long as the stabilising bids do not exceed a specified maximum.

* Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

* Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

These transactions may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor any of the underwriters represent that the underwriters will engage in any of those transactions or that those transactions, once begun, will not be discontinued without notice at any time.

The underwriters are entitled to terminate the underwriting agreement in certain limited circumstances prior to the issue of the notes.

The notes will be registered under the Securities Act.

UNITED KINGDOM

Each underwriter has represented and agreed with the issuer that:

(i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, called the "FSMA" with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

(ii) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity - within the meaning of Section 21 of the FSMA - received by it in connection with the issue or sale of the notes, in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

GENERAL

The underwriters have represented and agreed that they have complied and will comply with all applicable laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver notes or possess them or distribute the prospectus and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuer shall have no responsibility for them. Furthermore, they will not directly or indirectly offer, sell or deliver any notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of their knowledge and belief, result in

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compliance with any applicable laws and regulations, and all offers, sales and deliveries of notes by them will be made on the same terms.

The underwriters have agreed that no invitation may be made to the public in Jersey to subscribe for the notes.

Neither the issuer nor the underwriters represent that notes may at any time lawfully be sold in compliance with any application registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

With regard to each issue of notes, the underwriters will be required to comply with such other additional or modified restrictions, if any, as the issuer and the underwriters shall agree.

The underwriters will, unless prohibited by applicable law, furnish to each person to whom they offer or sell notes a copy of the prospectus as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorised to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of notes to which the prospectus relates.

This prospectus may be used by Barclays Bank PLC - the transferor, servicer and trust cash manager - for offers and sales related to market-making transactions in the notes. Barclays Bank PLC may act as principal or agent in these transactions. These sales will be made at prices relating to prevailing market prices at the time of sale. Barclays Bank PLC has no obligation to make a market in the notes, and any market-making may be discontinued at any time without notice.

Barclays Bank PLC will be the initial transferor, the servicer, the cash manager for the receivables trust and the series 05-4 medium term note certificate, the transferor beneficiary and excess interest beneficiary, the swap counterparty and the lender under the expenses loan agreement.

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                             RATINGS OF THE NOTES

It is a condition to issuing the class A notes that they be rated in the highest rating category by two internationally recognised rating agencies.

It is a condition to issuing the class B notes that they be rated at least "A" or its equivalent by two internationally recognised rating agencies.

It is a condition to issuing the class C notes that they be rated at least "BBB" or its equivalent by two internationally recognised rating agencies.

Any rating of your notes by a rating agency will indicate:

* its view on the likelihood that you will receive timely interest payments and principal payments by the series 05-4 termination date; and

* its evaluation of the receivables and the availability of the credit enhancement for your notes.

What a rating will not indicate is:

* the likelihood that principal payments will be paid on a scheduled redemption date before the series 05-4 termination date;

*     the likelihood that a Pay Out Event will occur;

*     the likelihood that a withholding tax will be imposed on noteholders;

*     the marketability of your notes;

*     the market price of your notes; or

*     whether your notes are an appropriate investment for you.

A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time.

The issuer will request a rating of the notes from two internationally recognized rating agencies. Rating agencies other than those requested could assign a rating to the notes, and their rating could be lower than any rating assigned by a rating agency chosen by the issuer.

                                    EXPERTS

The financial statements of Barclaycard Funding PLC and subsidiary at 31 December 2004 and 31 December 2003 and for the year ended 31 December 2004, the period ended 31 December 2003 and for the year ended 14 December 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Gracechurch Card Funding (No. 11) PLC as at 16 November 2005 included in this prospectus, has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants in England and Wales.

PricewaterhouseCoopers LLP has given, and not withdrawn, its consent to the inclusion in this document of its report on the balance sheet of Gracechurch Card Funding (No. 11) PLC as at 16 November 2005 and its report on the consolidated financial statements of Barclaycard Funding PLC and its Subsidiary at 31 December 2004 and 31 December 2003, and for the year ended 31 December 2004, the period ended 31 December 2003 and the year ended 14 December 2002 in the form and context in which they are included and has authorised the contents of these parts of this prospectus which comprise their reports for the purposes of paragraph 5.5.4R(2)(f) of the Prospectus Rules. PricewaterhouseCoopers LLP is responsible for its above mentioned reports dated 16 November 2005 and 6 June 2005, respectively, as part of this prospectus and declare that it has taken all reasonable care to ensure that the information contained in these reports are, to the best of its knowledge, in accordance with the facts and contains no omission likely to affect its import. This declaration is included in the prospectus in compliance with item 1.2 of Annex VII and item 1.2 of Annex IX of the Prospectus Rules.

Clifford Chance Limited Liability Partnership has given and not withdrawn its written consent to the inclusion in this document of their opinions in the form and context in which they are included, as set out in the prospectus, declare that it has taken all reasonable care to ensure that the information contained in these opinions are, to the best of its knowledge in accordance with the facts and contain no omission likely to affect its import and have authorised the contents of those parts of the listing particulars, for the purposes of Regulation 6(1)(e) of the United Kingdom Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited consolidated financial information of Barclaycard Funding PLC and its subsidiary at 30 June 2005 and for the six-month periods ended 30 June 2005 and 30 June 2004, included in this prospectus, PricewaterhouseCoopers LLP reported that it has applied limited procedures in accordance with professional standards for a review of such information. Its separate report dated 16 November 2005 appearing herein states that it did not audit and it does not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on its report on such information should be restricted in light of the limited nature of the review procedures applied.

PricewaterhouseCoopers LLP is not subject to the liability provisions of
Section 11 of the Securities Act for its report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

Subject to this, PricewaterhouseCoopers LLP has given, and not withdrawn, its consent to the inclusion in this prospectus of its report on that unaudited consolidated financial information in the form and context in which they are included and has authorized the contents of these parts of this prospectus which comprise its report for the purposes of paragraph 5.5.4R(2)(f) of the Prospectus Rules. In compliance with item 1.2 of Annex VII and item 1.2 of Annex IX of the Prospectus Rules, PricewaterhouseCoopers LLP is responsible for its above mentioned report as part of this prospectus and declares that it has taken all reasonable care to ensure that the information contained in this report is, to the best of its knowledge, in accordance with the facts and contains no omission likely to affect its import.

                                 LEGAL MATTERS

Matters of English law relating to the validity of the issuance of the notes and matters of U.S. law will be passed upon for the issuer by Clifford Chance LLP, London, England. Weil, Gotshal & Manges has acted as counsel to the underwriters with respect to the offering of the notes pursuant to this prospectus.

                            REPORTS TO NOTEHOLDERS

The servicer will prepare monthly and annual reports that will contain information about the notes. The financial information contained in that part of the listing particulars will not be prepared in accordance with generally accepted accounting principles. Unless and until individual note certificates are issued, the reports will be sent to the depository as holder of the notes. No reports will be sent to you.

                      WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement for the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the notes.

You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at +1 (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings also are available to the public on the SEC internet site (http://www.sec.gov).

                        LISTING AND GENERAL INFORMATION

The listing of the notes on the Official List of the UK Listing Authority and admission to trading of the notes on the regulated market of the London Stock Exchange is expected to be granted before the closing date subject only to the issue of the notes. The listing of the notes will not become effective if any of the notes are not issued. Before official listing, however, dealings in the notes will be permitted by the London Stock Exchange in accordance with its rules.

The trust cash manager's functions include producing the monthly investor reports required by the series 05-4 supplement to the declaration of trust and trust cash management agreement. These monthly investor reports will be available on Bloomberg and will be disclosed to the issuer and the MTN Issuer.

The issuer confirms that the securitised assets backing the issue of this series of notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of notes. However, investors are advised that this confirmation is based on the information available to the issuer at the date of the prospectus and the relevant final terms and may be affected by future performance of such securitised assets. Consequently, investors are advised to review carefully the disclosure in the prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the prospectus and, in relation to any series, the relevant final terms.

The MTN Issuer confirms that the securitised assets backing the issue of this series of medium term notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of medium term notes. However, investors are advised that this confirmation is based on the information available to the MTN Issuer at the date of the prospectus and the relevant final terms and may be affected by future performance of such securitised assets. Consequently, investors are advised to review carefully the disclosure in the prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the prospectus and, in relation to any series, the relevant final terms.

The financial statements of Barclaycard Funding PLC and subsidiary have not been prepared in accordance with the International Financial Reporting Standards adopted pursuant to the procedure of Article 3 of Regulation (EC) No 1606/2002 and there may be material differences in the financial information if this regulation were to be applied to the historical financial information. These differences would arise due to the differences between the International Financial Reporting Standards adopted pursuant to the procedure of Article 3 of Regulation (EC) No 1606/2002 and US accounting standards, which Barclaycard Funding PLC has adopted in the preparation of its financial statements included in this prospectus.

As Barclaycard Funding PLC is not required to comply with International Financial Reporting Standards, no impact analysis has been performed to quantify these differences; however, the following significant areas would be affected:

*     IAS 18, "Revenue";

*     IAS 32, "Financial Instruments: Disclosure and Presentation";

*     IAS 39, "Financial Instruments: Recognition and Measurement";

*     IAS 27, "Consolidated and Separate Financial Statements"; and

*     SIC 12, "Consolidation - Special Purpose Entities".

IAS 18 specifies timing for recognition of revenue including the recognition of dividend distribution only when the shareholder's right to receive the payment is established, which may differ from the present accounting policy adopted by the company.

IAS 32 requires specific disclosures and presentation of financial instruments and IAS 39 contains specific rules relating to the recognition and measurement of financial assets and liabilities including derivatives and hedging instruments that may be different to the current accounting rules applied by Barclaycard Funding PLC. Should these standards be applied to the financial assets and liabilities of Barclaycard Funding PLC the balance sheet valuations and classifications may differ to how they are currently recorded.

IAS 27 and SIC 12 require consolidated financial statements to include all subsidiaries that are controlled by the parent. Control is defined as the power to govern the financial and operating policies of an entitiy so as to obtain benefits from its activities. The application of IAS 27, SIC 12 and IAS 39 (derecognition) would more than likely require the assets and liabilities and the special purpose entities relating to Gracechurch Card Funding (No. 2) through to (No. 7) transactions to be retained on balance sheet and consolidated respectively. This differs from the present accounting treatment whereby the derecognition of assets and liabilities and non-consolidation of qualifying special purpose entities were achieved under SFAS 140.

Barclaycard Funding PLC has produced financial statements for year ended 31 December 2004 and the period ended 31 December 2003 which have been prepared in accordance with UK GAAP.

Pursuant to section 228(1)(b) of the Companies Act 1985, these financial statements are non-consolidated financial statements of Barclaycard Funding PLC.

                               CUSIPS AND ISINS

                                                       CUSIP               ISIN
Class A Notes                                      38405YAA4       US38405YAA47
Class B Notes                                      38405YAB2       US38405YAB20
Class C Notes                                      38405YAC0       US38405YAC03
Loan Note Certificate                                              XS0236555784

LITIGATION AND CHANGE IN CIRCUMSTANCES

The issuer is not, nor has it been, involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuer is aware) which may have, or have had since 7 September 2005 (being the date of incorporation of the issuer) a significant effect on its financial position or profitability.

The MTN Issuer is not, nor has it been, involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuer is aware) which may have, or have had for the twelve months preceding the date of this prospectus a significant effect on its financial position or profitability.

SIGNIFICANT OR MATERIAL CHANGE

There has been (i) no significant change in the financial or trading position of the issuer and (ii) no material adverse change in the financial position or prospects of the issuer, since 7 September 2005.

Save as described in the section herein called "THE MTN ISSUER" at page 40 (with respect to the prospective issuance of the series 05-4 medium term note certificate), there has been (i) no significant change in the financial or trading position and (ii) no material adverse change in the financial position or prospects of the MTN Issuer, since 31 December 2004.

There has been (i) no significant change in the financial or trading position of the receivables trustee and (ii) no material adverse change in the financial position or prospects of the receivables trustee, since 29 September 1999.

DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents (and prior to the Closing Date, where indicated, draft copies in substantially agreed form) may be inspected until the series 05-4 scheduled redemption date at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, England during usual business hours on any weekday, apart from Saturdays, Sundays and public holidays, by electronic means:

*     master definitions schedule;

*     receivables securitisation agreement;

*     declaration of trust and trust cash management agreement;

*     series 05-4 supplement to declaration of trust and trust cash management;

*     beneficiaries servicing agreement;

*     agreement between beneficiaries

*     trust section 75 indemnity;

*     security trust deed and MTN Issuer cash management agreement;

* series 05-4 MTN Issuer supplement to security trust deed and MTN Issuer cash management agreement;

*     expenses loan agreement;

*     class A swap agreement;

*     class B swap agreement;

*     class C swap agreement;

*     corporate officers agreement;

*     underwriting agreement;

*     paying agency and agent bank agreement;

*     trust deed;

*     deed of charge;

*     pledge agreement

*     post maturity call option;

*     form of class A global note certificate;

*     form of class B global note certificate;

*     form of class C global note certificate;

*     form of class A individual note certificate;

*     form of class B individual note certificate;

*     form of class C individual note certificate;

*     memorandum and articles of association of the issuer;

*     report of independent registered public accounting firm on the issuer;

*     memorandum and articles of association of the MTN Issuer;

*     deed of novation;

*     regulatory call option;

*     report of the independent registered public accounting firm on the MTN
      Issuer;

*     memorandum and articles of association of the receivables trustee;

* consolidated audited accounts of the MTN Issuer for each of the three years preceding the publication of this prospectus; and

*     US tax opinion of Clifford Chance LLP.

                                    ISSUER
                     GRACECHURCH CARD FUNDING (NO. 11) PLC
                               1 Churchill Place
                                London E14 5HP

INITIAL TRANSFEROR SERVICER AND TRUST
           CASH MANAGER                             RECEIVABLES TRUSTEE
         BARCLAYS BANK PLC                  GRACECHURCH RECEIVABLES TRUSTEE LTD
       1234 Pavillion Drive                            26 New Street
       Northampton NN4 7SG                     St. Helier, Jersey JE2 3RA

                       NOTE TRUSTEE AND SECURITY TRUSTEE
                             THE BANK OF NEW YORK
                               One Canada Square
                                London E14 5AL

      PRINCIPAL PAYING AGENT                        OTHER PAYING AGENTS
      THE BANK OF NEW YORK                         THE BANK OF NEW YORK
        One Canada Square                             One Wall Street
         London E14 5AL                          New York, New York 10286

                                   REGISTRAR
                             THE BANK OF NEW YORK
                                One Wall Street
                           New York, New York 10286

                                LEGAL ADVISERS

      To the Issuer, the MTN Issuer,           To the Receivables Trustee as to
   the Receivables Trustee and Barclays                   Jersey law
 as to English law and United States law                BEDELL CRISTIN
           CLIFFORD CHANCE LLP                           26 New Street
          10 Upper Bank Street                   St. Helier, Jersey JE2 3RA
             London E14 5JJ

   To the underwriters as to English           To the Note Trustee and the
              law and                                Security Trustee
         United States law              as to English law and United States law
      WEIL, GOTSHAL & MANGES                               LOVELLS
          One South Place                              Atlantic House
          London EC2M 2WG                            50 Holborn Viaduct
                                                       London EC1A 2FG

                         INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

   To the Issuer and the MTN Issuer               To the Receivables Trustee
      PRICEWATERHOUSECOOPERS LLP                  PRICEWATERHOUSECOOPERS LLP
          Southwark Towers                          Twenty Two Colomberie
      32 London Bridge Street                              St Helier,
          London SE1 9SY                                Jersey JE1 4XA

                              AUTHORISED ADVISOR
                               BARCLAYS BANK PLC
                             5 The North Colonnade
                                 Canary Wharf
                                London E14 4BB

                         INDEX OF TERMS FOR PROSPECTUS

Acquired Interchange                                                         62
addition date                                                                58
additional accounts                                                          58
Adjusted Investor Interest                                                   89
adjusted tax basis                                                          154
Aggregate Investor Indemnity Amount                                         106
aggregate investor interest                                                  73
agreement between beneficiaries                                             113
Available Investor Principal Collections                                     98
Average Principal Receivables                                               112
Barclaycard Operating Account                                                75
Barclaycard Proceeds Account                                                 76
Barclays                                                                      7
Basic Terms Modifications                                                   134
business day                                                                 60
Calculation Period                                                           92
cancelled account                                                            61
Class A                                                                      88
Class A Additional Finance Amount                                            92
Class A Adjusted Investor Interest                                           89
Class A Available Funds                                                      92
class A cash management fee                                                  93
Class A Covered Amount                                                      106
Class A Debt Amount                                                          92
Class A Deficiency Amount                                                    92
Class A Distribution Ledger                                                  93
Class A Excess Spread                                                        93
Class A Finance Rate                                                         92
Class A Fixed Allocation                                                     98
Class A Floating Allocation                                                  88
Class A Initial Investor Interest                                            89
Class A Investor Charge-Off                                             89, 103
Class A Investor Default Amount                                             103
Class A Investor Interest                                                    89
Class A Monthly Distribution Amount                                          93
Class A Monthly Finance Amount                                               92
Class A Monthly Principal Amount                                             99
Class A Monthly Required Expense Amount                                      91
Class A Required Amount                                                     104
Class A Servicing Fee                                                        93
Class A Trustee Payment Amount                                              110
Class B                                                                      88
Class B Additional Finance Amount                                            94
Class B Adjusted Investor Interest                                           89
Class B Available Funds                                                      94
Class B cash management fee                                                  94
Class B Debt Amount                                                          94
Class B Deficiency Amount                                                    93
Class B Distribution Ledger                                                  94
Class B Excess Spread                                                        94
Class B Finance Rate                                                         93
Class B Fixed Allocation                                                     98
Class B Floating Allocation                                                  88
Class B Initial Investor Interest                                            89
Class B Investor Charge-Off                                             88, 104
Class B Investor Default Amount                                             103
Class B Investor Interest                                                    89
Class B Monthly Distribution Amount                                          94
Class B Monthly Finance Amount                                               93
Class B Monthly Principal Amount                                             99

Class B Monthly Required Expense Amount                                      93
Class B Principal Commencement Date                                          99
Class B Required Amount                                                     104
Class B servicing fee                                                        94
Class B Trustee Payment Amount                                              110
Class C                                                                      88
Class C Additional Finance Amount                                            95
Class C Adjusted Investor Interest                                           90
Class C Available Funds                                                      95
class C cash management fee                                                  95
Class C Debt Amount                                                          95
Class C Deficiency Amount                                                    94
Class C Distribution Ledger                                                  95
Class C Excess Spread                                                        95
Class C Fixed Allocation                                                     98
Class C Floating Allocation                                                  88
Class C Initial Investor Interest                                            89
Class C Investor Charge-Off                                             90, 104
Class C Investor Default Amount                                             103
Class C Investor Interest                                                    89
Class C Monthly Distribution Amount                                         105
Class C Monthly Finance Amount                                               94
Class C Monthly Principal Amount                                            100
Class C Monthly Required Expense Amount                                      94
Class C Principal Commencement Date                                         100
Class C Release Date                                                        108
Class C servicing fee                                                        95
Class C Trustee Payment Amount                                              110
closing date                                                                 40
Code                                                                        152
collecting agent                                                            149
Companion Series                                                            112
Controlled Accumulation Period                                               96
Controlled Accumulation Period Length                                       101
Controlled Deposit Amount                                                    96
Convention                                                                  148
Daily Investor Principal Collections                                         98
default amount                                                              103
defaulted account                                                        61, 73
defaulted receivable                                                         64
deferred subscription price                                                 141
designated account                                                           58
determination date                                                           97
Discount Option Receivables                                                  61
Discount Percentage                                                          61
distribution date                                                            92
DOL                                                                         158
early swap termination event                                                139
eligible account                                                             63
eligible receivable                                                          64
Eligible Receivables Pool                                                    73
eligible servicer                                                            85
eligible trust cash manager                                                  86
enforcement notice                                                          133
ERISA                                                                       158
event of default                                                            132
excess distributions                                                        155
excess entitlement consideration                                            113
Excess Interest                                                              74
Excess Spread                                                               105
Expense Rate                                                                112
expenses loan agreement                                                      39

Finance Charge Collections Ledger                                            76
finance charge receivables                                                   60
fixed exchange rate                                                         138
Fixed Investor Percentage                                                    97
Floating Investor Percentage                                                 91
FSMA                                                                        162
Future Receivables Transfer                                                  58
global note certificates                                                    119
HMRC                                                                    15, 148
ineligible receivables                                                       64
initial closing date                                                         58
Initial Investor Interest                                                    90
Insolvency Events                                                            78
interest                                                                    149
interchange                                                                  62
interest charge                                                             156
interest payment date                                                        92
Investor Cash Available for Acquisition                                      76
investor certificate                                                         47
Investor Default Amount                                                     103
Investor Indemnity Amount                                                   106
Investor Interest                                                        73, 90
Investor Percentage                                                          75
Investor Principal Collections                                               98
investor servicing fee                                                       83
investor trust cash management fee                                           83
Investor Trustee Payment Amount                                             109
issuer related documents                                                    127
Maximum Addition Amount                                                      59
Minimum Aggregate Principal Receivables                                     112
Minimum Transferor Interest                                                 112
Monthly Loan Expense Amount                                                  92
MTN Issuer                                                                    7
MTN Issuer additional interest payments                                     113
MTN Issuer cash manager                                                     141
MTN Issuer Costs Amount                                                      92
notice of assignment                                                         64
OFT                                                                          19
OID                                                                         153
Parties in Interest                                                         158
paying agent                                                                149
Pay Out Event                                                                78
permitted additional jurisdiction                                            64
permitted investments                                                        74
PFIC                                                                        155
Plan Asset Regulation                                                       157
Plan Assets                                                                 157
Plans                                                                       157
pool selection date                                                          58
Portfolio Yield                                                             112
post maturity call option                                                   131
pounds                                                                       36
pounds sterling                                                              36
Principal Collections Ledger                                                 76
Principal paying agent                                                      119
Principal Funding Account                                                    96
Principal Funding Investment Proceeds                                       106
principal receivables                                                        60
Principal Shortfalls                                                        102
Prospectus Rules                                                              9
QEF                                                                         155
quotation date                                                              128
quoted Eurobonds                                                            148
Rapid Amortisation Period                                                    97
Reallocated Class B Principal Collections                                   104
Reallocated Class C Principal Collections                                   104
receivables securitisation agreement                                         58
redesignated account                                                     60, 73
reference banks                                                             128
Regulated Amortisation Period                                                96
Regulated Amortisation Trigger Event                                         96
Regulatory Call Event                                                   30, 131
Regulatory Call Option                                                  30, 131
Reinvested Investor Principal Collections                                    98
related beneficiary debt                                                     72
relevant documents                                                           50
Required Reserve Amount                                                     107
Required Spread Account Amount                                              108
Reserve Account                                                             107
Reserve Account Funding Date                                                107
restricted additional jurisdiction                                           64
restricted eligible receivable                                               64
Revolving Period                                                             95
securitised portfolio                                                        55
Series 05-4 Distribution Account                                             93
Series 05-4 Extra Amount                                                    106
Series 05-4 Issuer Account                                                  114
Series 05-4 Pay-Out Events                                                  110
series 05-4 scheduled redemption date                                        96
Series 05-4 Supplement                                                       88
series 05-4 termination date                                                 97
servicer default                                                             83
servicing fee                                                                82
Shared Principal Collections                                                102
Spread Account                                                              108
Spread Account Percentage                                                   108
successor trust cash manager                                                 85
successor servicer                                                           83
swap agreements                                                             137
transferor acquisition                                                       71
Transferor Cash Available for Acquisition                                    76
transferor certificate                                                       71
Transferor Ineligible Interest                                               75
Transferor Interest                                                          73
Transferor Percentage                                                        74
Transferor Section 75 Liability                                        106, 146
transferor servicing fee                                                     83
transferor trust cash management fee                                         83
Trust Accounts                                                               75
trust cash management fee                                                    83
trust cash manager default                                                   85
Trust Pay Out Events                                                         77
Trustee Acquisition Account                                                  74
Trustee Collection Account                                                   74
Trustee Payment Amount                                                       80
Unavailable Principal Collections                                           102
United States holder                                                        152
United States person                                                        152
U.S. noteholder                                                             148
U.S. tax counsel                                                            152
unutilised excess spread                                                    113
WAM                                                                         154
zero balance account                                                         61

                              INDEX OF APPENDICES

The appendices are an integral part of this prospectus.

                                                                           Page
A     Report of Independent Registered Public Accounting Firm for           A-1
      Gracechurch Card Funding (No. 11) PLC

B     Balance Sheet of Gracechurch Card Funding (No. 11) PLC                B-1

C     Notes to Financial Statement                                          C-1

D     Report of Independent Registered Public Accounting Firm for           D-1
      Barclaycard Funding PLC and subsidiary

E     Unaudited Financial Statements of Barclaycard Funding PLC and         E-1
      subsidiary for the six months ended 30 June 2005

F     Notes to the Financial Statements for the six months ended 30         F-1
      June 2005

G     Report of Independent Registered Public Accounting Firm for           G-1
      Barclaycard Funding PLC and subsidiary

H     Financial Statements of Barclaycard Funding PLC and subsidiary for    H-1
      the year ended 31 December 2004, the period ended 31 December 2003 and the year ended 14 December 2002

I     Notes to Financial Statements for the year ended 31 December 2004,    I-1
      the period ended 31 December 2003 and the year ended 14 December
      2002

J     Other Series Issued and Outstanding                                   J-1

                     GRACECHURCH CARD FUNDING (NO. 11) PLC

                                 BALANCE SHEET

                            AS AT 16 NOVEMBER 2005

         TOGETHER WITH THE REPORT OF THE INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

                                                                     APPENDIX A

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of:
Gracechurch Card Funding (No. 11) PLC

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Gracechurch Card Funding (No. 11) PLC ("the Company") as at 16 November 2005 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
London, England

16 November 2005

                                                                     APPENDIX B
                     GRACECHURCH CARD FUNDING (NO. 11) PLC
                     BALANCE SHEET AS AT 16 NOVEMBER 2005

                                                               NOTES    [POUND]
CURRENT ASSETS
Cash                                                                     12,502

LIABILITIES AND SHAREHOLDERS' EQUITY
Common stock (50,000 shares authorised, [POUND]1.00 par
  value. Issued and outstanding, 50,000 shares comprising 2
  fully paid shares and 49,998 called and quarter paid)          (3)     12,502
                                                                       --------
Total liabilities and shareholders equity                                12,502
                                                                       ========

    The notes on the following page form an integral part of this statement

                                                                     APPENDIX C

                     GRACECHURCH CARD FUNDING (NO. 11) PLC
                         NOTES TO FINANCIAL STATEMENT
                               16 NOVEMBER 2005

1.    ACCOUNTING POLICIES

The financial information of Gracechurch Card Funding (No. 11) PLC (the "Company") has been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and in Pounds Sterling ("[POUND]") which is the Company's functional currency. The financial statements are reported in accordance with US GAAP due to the Company's reporting requirements under the United States Securities Exchange Act of 1933. These are not the Company's statutory financial statements for the period from 7 September 2005 (incorporation date) to 16 November 2005. No statutory financial statements have been prepared or delivered to the registrar of companies for any period since incorporation on 7 September 2005.

2.    TRADING ACTIVITY

The Company did not trade during the period from incorporation on 7 September 2005 to 16 November 2005 nor did it receive any income nor did it incur any expenses or pay any dividends. Consequently, no statement of income, statement of changes of shareholders' equity or statement of cashflows has been prepared. The Company's business is the issuing of the notes and transactions incidental thereto.

3.    SHARE CAPITAL

The Company was incorporated on 7 September 2005 with an authorised share capital of [POUND]50,000, comprising 50,000 ordinary shares of [POUND]1 each. 2 ordinary shares were allotted for cash, and fully paid, on incorporation. The name of the Company was changed from Purpleway PLC to Gracechurch Card Funding (No. 11) PLC by way of a special resolution passed on 31 October 2005 with effect from 31 October 2005. One share is held by Gracechurch Card (Holdings) Limited and one share is held by SFM Corporate Services Limited as share trustee under the terms of a share declaration of trust. The shares in Gracechurch Card (Holdings) Limited are in turn held by SFM Corporate Services Limited as share trustee under the terms of a trust for charitable purposes on 31 October 2005. A further 49,998 ordinary shares of the Company were allotted to Gracechurch Card (Holdings) Limited.

                            BARCLAYCARD FUNDING PLC
                                      AND
                                  SUBSIDIARY

                        UNAUDITED FINANCIAL STATEMENTS

            FOR THE 6 MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004

                                      AND

                        REPORT AND FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED

                               DECEMBER 31, 2004

                               DECEMBER 14, 2003

                                      AND

                               DECEMBER 14, 2002

                                                                     APPENDIX D
            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of:
Barclaycard Funding PLC and Subsidiary

We have reviewed the accompanying consolidated balance sheet of Barclaycard Funding PLC ("the Company") and its subsidiary as of June 30, 2005, and the related consolidated statements of income, of changes in shareholders' equity and of cash flows for each of the six-month periods ended June 30, 2005 and June 30, 2004. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We previously audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2004, and the related consolidated statements of income, of changes in shareholders' equity and of cash flows for the year then ended (not presented herein), and in our report dated 6 June 2005 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of 31 December 2004, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

PricewaterhouseCoopers LLP
London, England
16 November 2005

                                                                     APPENDIX E
                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY
 CONSOLIDATED BALANCE SHEET AT JUNE 30, 2005 AND DECEMBER 31, 2004 (UNAUDITED)

                                                         6/30/2005   12/31/2004
                                                Notes      [POUND]      [POUND]
ASSETS
Cash                                              6,9      339,678      280,583
Accrued finance charges receivable                  9       34,455       18,104
Other assets                                      4,9       14,887       14,886
                                                        ----------  -----------
TOTAL ASSETS                                               389,020      313,573
                                                        ==========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Other liabilities                                 4,9      256,728      264,549
                                                        ----------  -----------
TOTAL LIABILITIES                                          256,728      264,549
MINORITY INTEREST                                           13,519       13,519

SHAREHOLDERS' EQUITY
Common stock, [POUND]1 par value; 50,000
 shares authorized, issued, 2 called up and
 fully paid and 49,998 quarter called and paid      5       12,502       12,502
Retained earnings                                          106,271       23,003
                                                        ----------  -----------
TOTAL SHAREHOLDERS' EQUITY                                 118,773       35,505
                                                        ----------  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 389,020      313,573
                                                        ==========  ===========

Paul Gerard Turner
Director

16 November 2005

The accompanying notes in Appendix F are an integral part of these consolidated financial statements

                                                                     APPENDIX E

                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF INCOME FOR THE 6 MONTHS ENDED
                                 JUNE 30, 2005
                         AND JUNE 30, 2004 (UNAUDITED)

                                                Notes         2005         2004
                                                           [POUND]      [POUND]

REVENUES
Interest income                                     6      184,762      146,304
Servicing fees                                      6   12,630,126   10,340,999
                                                       -----------  -----------
TOTAL REVENUE                                           12,814,888   10,487,303
                                                       -----------  -----------

EXPENSES

Servicing fees                                      6   12,630,126   10,340,999
                                                       -----------  -----------
Administration expenses                                     65,808       49,263
                                                       -----------  -----------
TOTAL EXPENSES                                          12,695,934   10,390,262
                                                       -----------  -----------
INCOME BEFORE PROVISION FOR INCOME TAXES                   118,954       97,041
Less: Provision for income taxes                    2       35,686       29,112
                                                       -----------  -----------
NET INCOME                                                  83,268       67,929
                                                       ===========  ===========

The accompanying notes in Appendix F are an integral part of these consolidated financial statements.

                                                                     APPENDIX E
                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY
              CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS'
                            EQUITY FOR THE 6 MONTHS
               ENDED JUNE 30, 2005 AND JUNE 30, 2004 (UNAUDITED)

                                                Notes         2005         2004
                                                           [POUND]      [POUND]

Net income for the period                                   83,268       67,929
Retained earnings brought forward                           23,003       16,566
                                                       -----------  -----------
Retained earnings carried forward                          106,271       84,495
                                                       -----------  -----------
Common stock brought forward                        5       12,502       12,502
                                                       -----------  -----------
Common stock carried forward                                12,502       12,502
                                                       -----------  -----------
TOTAL SHAREHOLDERS' EQUITY                                 118,773       96,997
                                                       ===========  ===========

The accompanying notes in Appendix F are an integral part of these consolidated financial statements.

                                                                     APPENDIX E

                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY
         CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED
                                 JUNE 30, 2005
                         AND JUNE 30, 2004 (UNAUDITED)

                                              Notes        2005            2004
                                                         [POUND]        [POUND]

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                               83,268         67,929
Adjustments to reconcile net income to net
  cash (used in)/provided by operating
  activities
(Decrease)/Increase in accrued finance
  charges receivable                            9       (16,351)         2,311
Increase in other assets                      4,9            (1)        (8,013)
Decrease in other liabilities                 4,9        (7,821)      (368,286)
                                                   ------------   ------------
TOTAL ADJUSTMENTS                                       (24,173)      (373,988)
                                                   ------------   ------------
NET CASH PROVIDED BY/(USED IN) OPERATING
ACTIVITIES                                               59,095       (306,059)
                                                   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investor interest                   3  (824,764,942)  (404,312,668)
Sale of investor interest                       3   824,764,942    404,312,668
                                                   ------------   ------------
NET CASH PROVIDED BY INVESTING ACTIVITIES                     -              -
                                                   ------------   ------------
NET INCREASE/(DECREASE) IN CASH                          59,095       (306,059)
Cash at beginning of period                             280,583        601,315
                                                   ------------   ------------
Cash at end of period                                   339,678        295,256
                                                   ============   =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Cash paid for:
   Interest                                                   -              -
   Taxes                                                      -              -

The accompanying notes in Appendix F are an integral part of these consolidated financial statements.

                                                                     APPENDIX F

                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY
                       NOTES TO THE FINANCIAL STATEMENTS

1.    GENERAL INFORMATION

Barclaycard Funding PLC (the "Company") was incorporated on August 13, 1990. The Company commenced business on November 22, 1999. Barclaycard Funding PLC and its Subsidiary, Gracechurch Card Funding (No. 1) PLC ("Subsidiary"), collectively comprise the "Group".

The principal purpose of the Group is to raise financing via the purchase of a beneficial interest in a pool of credit card receivables, which is sold to a debt issuer.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies adopted in the preparation of these consolidated financial statements are set out below:

(a)   Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial statements and in Pounds Sterling ("[POUND]"), the currency of the United Kingdom, which is the Group's operating currency. The financial statements are reported in accordance with US GAAP due to the Group's reporting requirements under the United States Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). These financial statements are not statutory financial statements and a statement in accordance with section 235 of the United Kingdom's Companies Act ("UKCA") for the consolidated group is not given. The individual UK statutory financial statements for Barclaycard Funding PLC and Gracechurch Card Funding (No. 1) PLC for each of the periods ended December 31, 2004, December 31, 2003 and December 14, 2002 respectively, have been filed with the registrar of companies in the United Kingdom.

(b)   Consolidation

The consolidated financial statements include the financial statements of Barclaycard Funding PLC and, Gracechurch Card Funding (No. 1) PLC. Gracechurch Card Funding (No. 1) PLC is a special-purpose vehicle established by Barclays Bank PLC solely to issue asset backed notes denominated in United States Dollars, the proceeds of which were remitted to Barclaycard Funding PLC in exchange for a corresponding medium term note. Because the only purpose of Gracechurch Card Funding (No. 1) PLC is to raise financing for the Group, its financial statements are consolidated with those of Barclaycard Funding PLC in accordance with the requirements of FIN46-R (footnote 2i).

The total share capital issued by Gracechurch Card Funding (No. 1) PLC is owned by Gracechurch Card (Holdings) Limited, and its earnings and losses allocable thereto are reported as minority interest in the accompanying consolidated balance sheet.

Any distributable profits which Gracechurch Card Funding (No. 1) PLC generates is payable to Gracechurch Card (Holdings) Limited. Up until, March 17, 2003 Gracechurch Card (Holdings) Limited was a wholly owned subsidiary of Royal Exchange Trust Company Limited. On March 17, 2003, the shares in Gracechurch Card (Holdings) Limited were transferred to SFM Corporate Services Limited under the terms of a trust for charitable purposes (the "Trust").

Losses which Gracechurch Card Funding (No. 1) PLC incurs are allocated firstly to the Trust's equity at risk, which is comprised of the Trust's initial capital investment (via Gracechurch Card (Holdings) Limited) plus any distributable profits receivable, reflected as minority interest. Losses in excess of the Trust's equity at risk are allocated to the note holders.

(c)   Asset Derecognition

Where Barclaycard Funding PLC is a transferor of financial assets to a Special Purpose Entity ("SPE"), the assets sold are derecognized and the SPE is not consolidated on its balance sheet when the assets are: (1) legally isolated from the Group's creditors, (2) the accounting criteria for a sale are met, and
(3) the SPE is a qualifying special-purpose entity (QSPE) under Statement of Financial Accounting Standards ("SFAS") 140. When an SPE does not meet the formal definition of a QSPE, the decision whether or not to consolidate depends on the applicable accounting principles for non-QSPEs, including a determination regarding the nature and amount of investment made by third parties in the SPE.

(d)   Finance Charges

Finance charges receivable are recognized in the consolidated financial statements on an accrual basis. Finance charges are related to charges on the Investor Certificates.

(e)   Servicing Fee

The Company receives servicing fees from Gracechurch Receivables Trustee Limited and pays Barclays Bank PLC for services associated with the management of receivables and administration of associated cash flows.

(f)   Income Taxes

Income taxes for the Group are paid to the tax authorities in the United Kingdom. There are no deferred taxes for the periods presented in the financial statements. The tax charge is based on an effective UK corporation tax rate of 30%.

(g)   Distribution Policy

Distributions to shareholders are accounted for when approved by the Board of Directors.

(h)   Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingencies at the balance sheet date and the reported amount of revenues and expenses in the reporting period. Actual results may differ from the estimates used in the financial statements.

(i)   Recent Accounting Developments

      (i)    Consolidation of Variable Interest Entities

             In January 2003, the FASB issued FIN No.46 "Consolidation of Variable Interest Entities -An interpretation of ARB No. 51" ("FIN 46"). The pronouncement was revised in December 2003 and re-issued as FIN 46-R. This pronouncement modifies the framework for determining consolidation of certain entities that meet the definition of a variable interest entity ("VIE"). This is met where the entity either does not have sufficient equity of the appropriate nature to support its expected losses, or its equity investors lack certain characteristics which would be expected to be present within a controlling financial interest. Entities which do not meet this definition would continue to apply the voting interest model.

             The provisions of FIN 46-R are immediately effective for VIEs created after January 31, 2003. The standard must be applied to all entities beginning in the first fiscal year after June 15, 2003. The company has adopted FIN 46-R and the adoption did not have a material effect on the Group's financial position or results of operations.

             FIN 46-R requires transitional disclosure, which includes the maximum risk of loss an entity can incur in relation to VIEs that it has a significant interest in. The maximum exposure to loss represents a "worst case" scenario in the event that all such vehicles simultaneously fail. It does not provide an indication of ongoing exposure, which is managed within the Group's risk management framework.

             Barclaycard Funding PLC is involved with variable interest entities Gracechurch Card Funding (No. 1) PLC, Gracechurch Card Funding (No. 2) PLC, Gracechurch Card Funding (No. 3) PLC, Gracechurch Card Funding (No.4) PLC, Gracechurch Card Funding (No.5) PLC, Gracechurch Card Funding (No.6) PLC, Gracechurch Card Funding (No.7) PLC and Gracechurch Card Funding (No. 8) PLC.

             The proceeds of the series 99-1 notes were used by Gracechurch Card Funding (No. 1) PLC to purchase, respectively, corresponding series of medium term notes issued by Barclaycard Funding PLC. The purchase was deemed a financing transaction between the two parties and consequently the financial statements of Gracechurch Card Funding (No. 1) PLC were consolidated into those of Barclaycard Funding PLC.

             The proceeds of the series 02-1, 03-1, 03-2, 03-3, 04-1, 04-2 and
             05-1 notes were used by Gracechurch Card Funding (No. 2) PLC , Gracechurch Card Funding (No. 3) PLC, Gracechurch Card Funding (No.4) PLC, Gracechurch Card Funding (No.5) PLC, Gracechurch Card Funding (No.6) PLC, Gracechurch Card Funding (No.7) PLC and

             Gracechurch Card Funding (No. 8) PLC respectively to each purchase from Barclaycard Funding PLC one limited recourse medium term note certificate, being an equitable right in the investor interest. The structure of these transaction achieved the QSPE status under US GAAP and hence Gracechurch Card Funding (No. 2) PLC , Gracechurch Card Funding (No. 3) PLC, Gracechurch Card Funding (No.4) PLC, Gracechurch Card Funding (No.5) PLC, Gracechurch Card Funding (No.6) PLC, Gracechurch Card Funding (No.7) and Gracechurch Card Funding (No. 8) PLC are not consolidated.

             The variable interest entities that the Company is involved with are used to raise financing via the purchase of a beneficial interest in a pool of credit card receivables.

             The total assets of these vehicles as at June 30, 2005 are [POUND]4,169,166,239 (December 31, 2004 : [POUND]3,341,988,242) of
             which [POUND]13,519 (December 31, 2004 : [POUND]13,519) are already consolidated by the Group under US GAAP. As at June 30, 2005 maximum exposure to loss is [POUND]4,150,621,270 (December 31, 2004 : [POUND]3,326,475,079).

      (ii) Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

             In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity, and imposes certain additional disclosure requirements. The provisions of SFAS No. 150 are generally effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective July 1, 2003 and does not have a material effect on the Company's consolidated financial statements.

(j)   Interim Financial Data

The interim financial data as of June 30, 2005 and for the six months ended June 30, 2005 and June 30, 2004 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3.    DERECOGNITION OF ASSETS AND LIABILITIES

Gracechurch Card Funding (No. 2) PLC

On October 24, 2002, Gracechurch Card Funding (No. 2) PLC purchased for [POUND]643,624,895 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]643,624,895 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 2) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 2) PLC. The Group has no obligation to pass on payments that it has not received.

The investor certificate is repayable on October 15, 2007. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at June 30, 2005.

The [POUND]643,624,895 medium term note certificate has the following interest rates:

* First interest period October 24 to December 15 2002, interest rate applicable was the average of one and two month Libor plus 0.19345%

* Second interest period, month to January 15 2003, interest rate applicable was one month Libor plus 0.19345%

* Third and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.19345%

Gracechurch Card Funding (No. 3) PLC

On April 8, 2003, Gracechurch Card Funding (No. 3) PLC purchased for [POUND]637,064,407 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid

[POUND]637,064,407 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the

Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 3) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 3) PLC. The Group has no obligation to pass on payments that it has not received.

The investor certificate is repayable on March 15, 2008. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at June 30, 2005.

The [POUND]637,064,407 medium term note certificate has the following interest rates:

* First interest period April 8 to June 15 2003, interest rate applicable was the average of two and three month Libor plus 0.20214%

* Third and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.20214%

Gracechurch Card Funding (No. 4) PLC

On June 19, 2003, Gracechurch Card Funding (No. 4) PLC purchased for [POUND]599,448,507 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]599,448,507 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust . The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 4) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 4) PLC. The Group has no obligation to pass on payments that it has not received.

The investor certificate is repayable on June 15, 2006. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at June 30, 2005.

The [POUND]599,448,507 medium term note certificate has the following interest rates:

* First interest period June 19 to August 15 2003, interest rate applicable was the average of one and two month Libor plus 0.14069%

* Second interest period to September 15, 2003, interest rate applicable is one month Libor plus 0.14069%

* Third and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.14069%

Gracechurch Card Funding (No. 5) PLC

On September 18, 2003, Gracechurch Card Funding (No. 5) PLC purchased for [POUND]628,140,704 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]628,140,704 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 5) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 5) PLC. The Group has no obligation to pass on payments that it has not received.

The investor certificate is repayable on August 15, 2006. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at June 30, 2005.

The [POUND]628,140,704 medium term note certificate has the following interest rates:

* First interest period September 18 to November 15 2003, interest rate applicable was the average of one and two month Libor plus 0.1129%

* Second and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.1129%

Gracechurch Card Funding (No. 6) PLC

On March 11, 2004, Gracechurch Card Funding (No. 6) PLC purchased for [POUND]404,312,668 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]404,312,668 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 6) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 6) PLC. The Group has no obligation to pass on payments that it has not received.

The investor certificate is repayable on February 17, 2007. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at June 30, 2005.

The [POUND]404,312,668 medium term note certificate has the following interest rates:

* First interest period March 11 to May 17 2004, interest rate applicable was the average of two and three month Libor plus 0.1076%

* Second and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.1076%

Gracechurch Card Funding (No. 7) PLC

On November 23, 2004, Gracechurch Card Funding (No. 7) PLC purchased for [POUND]405,405,405 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]405,405,405 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 7) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 7) PLC. The Group has no obligation to pass on payments that it has not received.

The investor certificate is repayable on November 15, 2007. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at June 30, 2005.

The [POUND]405,405,405 medium term note certificate has the following interest rates: -

* First interest period November 23 2004 to January 18 2005, interest rate applicable was the average of two and three month Libor plus 0.0647%

* Second and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.0647%

Gracechurch Card Funding (No. 8) PLC

On June 21, 2005, Gracechurch Card Funding (No. 8) PLC purchased for [POUND]824,764,942 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]824,764,942 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 8) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 8) PLC. The Group has no obligation to pass on payments that it has not received.

The investor certificate is repayable on June 15, 2008. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at June 30, 2005.

The [POUND]824,764,942 medium term note certificate has the following interest rates:

* First interest period June 21 2005 to August 15 2005, interest rate applicable was the average of one and two month Libor plus 0.0530%

* Second interest period from August 15 2005 to September 15 2005, interest rate applicable is one month Libor plus 0.0530%

* Third and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.0530%

The Investor Certificates are secured by a pool of United Kingdom credit card receivables that have been equitably assigned by Barclays Bank PLC to the Trust. The Trust uses a portion of the interest and principal payments that it receives on the credit card receivables held by it in trust to repay principal and interest amounts on the investor certificates.

The payment of interest and repayment of principal on the advance to the Trust is dependent upon payment of interest and repayment of principal due under the credit card receivables held by the Trust, and is therefore subject to the risk of non-payment of the credit card receivables.

All of the credit card receivables in the Trust were originated by Barclays Bank PLC and the following factors help mitigate the risks associated with the failure of customers to settle financial obligations:

1) The use of sophisticated credit scoring systems to underwrite account holder selection.

2) The extremely well seasoned nature of the pool of credit card receivables.

3)    The high amount of yield generated by the pool.

4)    The geographic spread inherent in the pool.

Credit card use, payment patterns, amounts of yield on the pool of credit card receivables and the rate of defaults by cardholders may result from a variety of social, legal, political and economic factors in the United Kingdom. There can be no assurance that changes in social, legal, political and economic factors will not have a material effect on the Group's future performance.

4.    OTHER ASSETS / OTHER LIABILITIES

The other assets and other liabilities balances at June 30, 2005 and December 31, 2004 includes the following:

                                                        06/30/2005   12/31/2004
                                                           [POUND]      [POUND]

OTHER ASSETS
Prepayments                                                 14,887       14,886
                                                       -----------  -----------
                                                            14,887       14,886
                                                       ===========  ===========
OTHER LIABILITIES
Taxation creditor                                           96,525       62,759
Due to Gracechurch Card Funding (No.7) PLC                       -       49,000
Other accruals                                              20,203       12,790
Dividend                                                   140,000      140,000
                                                       -----------  -----------
                                                           256,728      264,549
                                                       ===========  ===========

5.    COMMON STOCK

The common stock at June 30, 2005 and December 31, 2004 was as follows:

                                                         6/30/2005   12/31/2004
                                                           [POUND]      [POUND]
BARCLAYCARD FUNDING PLC
Authorised:
37,500 A ordinary shares of [POUND]1 each and 12,500
B ordinary shares of [POUND]1 each                          50,000       50,000

Issued:
2 A ordinary shares of [POUND]1 each allotted called
up and fully paid                                                2            2
37,498 A ordinary shares of [POUND]1 each allotted
and quarter called and paid                                  9,375        9,375
12,500 B ordinary shares of [POUND]1 each allotted
and quarter called and paid                                  3,125        3,125
                                                       -----------  -----------
Ordinary shares of [POUND]1 each                            12,502       12,502
                                                       ===========  ===========

Barclays Bank PLC holds 75% of the issued share capital of Barclaycard Funding PLC representing 51% issued voting share capital and 49% entitlement to distributable profits.

Structured Financial Management Limited own 49% of the issued voting share capital and are entitled to 51% of the distributable profit.

6.    RELATED PARTY TRANSACTIONS

The Group considers related parties to be entities which the Group can significantly influence or has an ownership interest in that allows it influence to an extent that the other party might be prevented from fully pursuing its own separate interests. Examples of related parties include affiliates of the company; entities for which investments are accounted for by the equity method by the company; trusts for the benefit of employees, principal owners of the enterprise; its management; and members of the immediate families of principal owners of the enterprise and its management.

Parties are considered to be related if one party, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with an enterprise.

Barcosec Limited and Barometers Limited are Barclays Bank PLC group companies whose business is the provision of corporate directorship services for Barclays Bank subsidiaries. The Group enters into various transactions with affiliates and the following are the balances related to transactions with affiliates:

                                                      6/30/2005      12/31/2004
                                                        [POUND]         [POUND]
ASSETS
Cash - (Barclays Bank PLC)                              339,678         280,583

For the 6 month periods ended June 30, 2005 and June 30, 2004 the following balances relate to transactions with affiliates:

                                                           2005            2004
                                                        [POUND]         [POUND]
INCOME / EXPENSE
Interest income - (Barclays Bank PLC)                   184,762         146,304
Servicing income - (Barclays Bank PLC)               12,630,126      10,340,999
Servicing expense - (Barclays Bank PLC)              12,630,126      10,340,999

During the period ended June 30, 2005, the Company sold a [POUND]824,764,942 investor interest in the Receivables Trust to Gracechurch Card Funding (No. 8) PLC acting as a conduit for resultant revenue streams and accrued
[POUND]999,329 interest to Gracechurch Card Funding (No. 8) PLC.

7. CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES
There were no outstanding capital commitments, guarantees or contingent liabilities at June 30, 2005 and December 31, 2004.

8. DEBT MATURITY ANALYSIS

                                                      6/30/2005      12/31/2004
                                                        [POUND]         [POUND]

Less than one year                                           --              --

9. FAIR VALUES OF FINANCIAL INSTRUMENTS

Disclosures in the table below are in accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments".

Fair values have been estimated using quoted marked prices where available. Where no ready markets exist and hence quoted market prices are not available, appropriate techniques are used to estimate fair values which take account of the characteristics of the instruments, including the expected future cash flows, market interest rates and prices available for similar instruments. There were no instruments listed below that quoted market prices were used to estimate fair value, the instruments are valued on a discounted cashflow basis.

The estimated fair value and recorded carrying values of the financial instruments as of June 30, 2005 and December 31, 2004 are as follows:

                                       6/30/2005    6/30/2005   12/31/2004    12/31/2004
                                        Carrying         Fair     Carrying          Fair
                                          Amount        Value       Amount         Value
                                         [POUND]      [POUND]      [POUND]       [POUND]
NON-TRADING ASSETS
Cash                                     339,678      339,678      280,583       280,583
Accrued finance charges receivable        34,455       34,455       18,104        18,104
Other assets                              14,887       14,887       14,886        14,886

NON-TRADING LIABILITIES
Other liabilities                        256,728      256,728      264,549       264,549

The Group had no trading assets or liabilities at June 30, 2005 and December 31, 2004.

10. SUBSEQUENT EVENTS

The following subsequent events have occurred or are planned in respect of certain variable interest entities in which Barclaycard Funding PLC is involved in.

GRACECHURCH CARD FUNDING (NO. 9) PLC

On September 20, 2005, Gracechurch Card Funding (No. 9) PLC purchased for [POUND]815,239,595 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]815,239,545 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust . The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 9) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 9) PLC. The Group has no obligation to pass on payments that it has not received.

The investor certificate is repayable on September 15, 2008.

The [POUND]815,239,545 medium term note certificate has the following interest rates:-

* First interest period from 20 September 2005 to 15 November 2005, and for each of the 15 December 2005 and the 17 January 2006 interest payment dates, the interest rate applicable was the average of three and four month LIBOR - plus 0.0551%.

* For the fourth and subsequent monthly interest periods up to and including July 2008, the interest rate applicable will be three month LIBOR - plus 0.0551%.

* For the interest period commencing in July 2008, the interest rate applicable will be two month LIBOR - plus 0.0551%.

Gracechurch Card Funding (No. 10) PLC

On October 20, 2005, Gracechurch Card Funding (No. 10) PLC purchased for [POUND]1,273,702,000 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]1,273,702,000 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust . The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 10) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 10) PLC. The Group has no obligation to pass on payments that it has not received.

The investor certificate is repayable in October, 2010.

The [POUND]1,273,702,000 medium term note certificate has the following interest rates:-

* First interest period from 20 September 2005 to 15 December 2005, the interest rate applicable was the average of two and three month LIBOR - plus 0.1228%.

* For the second interest period from 15 December 2005 to 16 January, the interest rate applicable will be the average of two and three month LIBOR
      - plus 0.1228%.

* For each subsequent interest periods, the interest rate applicable is three month LIBOR - plus 0.1228%.

GRACECHURCH CARD FUNDING (NO. 11) PLC

Barclaycard Funding PLC is involved with a variable interest entity Gracechurch Card Funding (No. 11) PLC which is planning to purchase for US$ 1 billion the beneficial interest in a pool of credit receivables via the purchase of a limited recourse medium term note certificate from the Group. The planned purchase is intended to take place in November 2005.

                                                                     Appendix G

                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Barclaycard Funding PLC and Subsidiary

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income, consolidated statement of changes in shareholders' equity and consolidated statement of cash flows present fairly, in all material respects, the financial position of Barclaycard Funding PLC and Subsidiary (the "Group") as at December 31, 2004 and December 31, 2003 and the results of its operations and its cash flows for the year ended December 31, 2004, period ended December 31, 2003 and the year ended December 14, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

London, England
6 June 2005

                                                                     APPENDIX H

                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY
     CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 2004 AND DECEMBER 31, 2003

                                                             2004          2003
                                            Notes      12/31/2004    12/31/2003
                                                          [POUND]       [POUND]

ASSETS
CASH                                        8, 11         280,583       601,315
Accrued finance charges receivable             11          18,104        10,995
Other assets                                6, 11          14,886         6,876
                                                         ---------   ----------
TOTAL ASSETS                                              313,573       619,186
                                                         =========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Accruals and other liabilities              6, 11         264,549       576,599
                                                         ---------   ----------
Total liabilities                                         264,549       576,599
MINORITY INTEREST                                          13,519        13,519
SHAREHOLDERS' EQUITY
Common stock, [POUND] 1 par value;
   50,000 shares authorized, issued,
   2 called up and fully paid and
   49,998 called and quarter paid                7         12,502        12,502
Retained earnings                                          23,003        16,566
                                                         ---------   ----------
TOTAL SHAREHOLDERS' EQUITY                                 35,505        29,068
                                                         ---------   ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                313,573       619,186
                                                         =========   ==========

The accompanying notes in Appendix I are an integral part of these consolidated financial statements.

                                                                     Appendix H

                    Barclaycard Funding PLC and Subsidiary

 CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2004, PERIOD
            ENDED DECEMBER 31 2003 AND YEAR ENDED DECEMBER 14, 2002



                                 Notes         2004         2003          2002
REVENUES                                    [POUND]      [POUND]       [POUND]
Interest income                      8      270,450      273,109    24,634,224
Servicing fees                       8   21,603,736   11,670,803     4,575,734
Realised foreign exchange gain                    -            -    54,588,608
Other Income                                      -            -        11,667
                                        -----------    ---------    ----------
TOTAL REVENUE                            21,874,186   11,943,912    83,810,233
                                        -----------    ---------    ----------
EXPENSES
Interest expense                     8            -       14,772    24,077,409
Realised loss on derivatives         8            -            -    54,583,230
Servicing fees                       8   21,603,736   11,670,803     4,575,734
Administration expenses                      61,255      141,058       541,838
                                        -----------    ---------    ----------
TOTAL EXPENSES                           21,664,991   11,826,633    83,778,211
                                        -----------    ---------    ----------

INCOME BEFORE PROVISION FOR
   INCOME TAXES                             209,195      117,279        32,022
Less: Provision for income
taxes                                3      (62,758)     (32,103)       (6,850)
                                        -----------    ---------    ----------
NET INCOME BEFORE MINORITY                  146,437       85,176        25,172
INTEREST
Minority interest, net of
income taxes                                      -        9,764        (8,455)
                                        -----------    ---------    ----------
NET INCOME                                  146,437       94,940        16,717
                                        ===========   ==========    ==========

The accompanying notes in Appendix I are an integral part of these consolidated financial statements.

                                                                     APPENDIX H

                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY

 CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE YEAR ENDED
       DECEMBER 31, 2004, PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED
                               DECEMBER 14, 2002

                                               2004         2003          2002
                                 Notes      [POUND]      [POUND]       [POUND]

Net income for the period                   146,437       94,940        16,717
Retained earnings brought                    16,566       21,626        17,409
forward
Dividend                                   (140,000)    (100,000)      (12,500)
                                           --------     --------       -------
Retained earnings carried
forward                                      23,003       16,566        21,626
                                           --------     --------       -------
Common stock brought forward         7       12,502       12,502        12,502
                                           --------     --------       -------
Common stock carried forward                 12,502       12,502        12,502
                                           --------     --------       -------
Total shareholders' equity                   35,505       29,068        34,128
                                           ========     ========       =======

The accompanying notes in Appendix I are an integral part of these consolidated financial statements.

                                                                     APPENDIX H
                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY

  CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2004,
        PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 14, 2002

                                                      2004               2003               2002
                                     Notes          [POUND]           [POUND]            [POUND]

Cash flows from operating
activities
Net income                                          146,437            94,940             16,717
Adjustments to reconcile net
   income to net cash (used
   in)/provided by operating
   activities
Minority Interest                                         -            (9,764)             8,455
(Increase) in accrued finance
   charges receivable                   11           (7,109)           (1,649)            (9,346)
(Increase)/Decrease in other         6, 11           (8,010)           (6,876)           396,535
assets
Increase/(Decrease) in accrued
   interest payable                                                         -         (2,231,913)
(Decrease)/Increase in accruals
   and other liabilities
   excluding dividends               6, 11         (352,050)          376,884         (1,367,855)
                                               ------------    --------------       ------------
TOTAL ADJUSTMENTS                                  (367,169)          358,595         (3,204,124)
                                               ------------    --------------       ------------
NET CASH (USED IN)/PROVIDED
   BY OPERATING ACTIVITIES                         (220,732)          453,535         (3,187,407)
Cash flows from investing
activities
Purchase of Investor Interest            4     (809,718,073)   (1,864,653,618)      (643,624,895)
Sale of Investor Interest                4      809,718,073     1,864,653,618        643,624,895
Intercompany deposit redeemed
from Barclays Bank PLC                   5                -                 -        607,050,000
                                               ------------    --------------       ------------
NET CASH PROVIDED BY INVESTING
   ACTIVITIES                                             -                 -        607,050,000
                                               ------------    --------------       ------------
Cash flows from financing activities
Repayment of intercompany notes          5                -                 -       (607,055,377)
                                               ------------    --------------       ------------
Dividend paid                                      (100,000)          (12,500)                 -
                                               ------------    --------------       ------------
NET CASH USED IN FINANCING ACTIVITIES              (100,000)          (12,500)      (607,055,377)
                                               ------------    --------------       ------------
NET (DECREASE)/INCREASE IN CASH                    (320,732)          441,035         (3,192,784)
Cash at beginning of year                           601,315           160,280          3,353,064
                                               ------------    --------------       ------------
Cash at end of year                                 280,583           601,315            160,280
                                               ============    ==============       ============
Cash paid for:
  Interest                                                -            14,772         28,002,153
  Taxes                                              40,688             3,388              3,312

The accompanying notes in Appendix I are an integral part of these consolidated financial statements.

                                                                     Appendix I
                    BARCLAYCARD FUNDING PLC AND SUBSIDIARY

   NOTES TO THE FINANCIAL STATEMENTS (FOR THE YEAR ENDED DECEMBER 31, 2004,
       PERIOD ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 14, 2002)

1.    GENERAL INFORMATION

Barclaycard Funding PLC (the "Company") was incorporated on August 13, 1990. The Company commenced business on November 22, 1999. Barclaycard Funding PLC and its Subsidiary, Gracechurch Card Funding (No. 1) PLC ("Subsidiary"), collectively comprise the "Group".

The principal purpose of the Group is to raise financing via the purchase of a beneficial interest in a pool of credit card receivables, which is sold to a debt issuer.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies adopted in the preparation of these consolidated financial statements are set out below:

(a)   Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and in Pounds Sterling ("[POUND]"), the currency of the United Kingdom, which is the Group's operating currency. The financial statements are reported in accordance with US GAAP due to the Group's reporting requirements under the United States Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). These financial statements are not statutory financial statements and a statement in accordance with section 235 of the United Kingdom's Companies Act ("UKCA") for the consolidated group is not given. The individual UK statutory financial statements for Barclaycard Funding PLC and Gracechurch Card Funding (No. 1) PLC for the period ended December 31, 2003 and year ended December 14, 2002, have been filed with the registrar of companies in the United Kingdom.

(b)   Consolidation

The consolidated financial statements include the financial statements of Barclaycard Funding PLC and Gracechurch Card Funding (No. 1) PLC. Gracechurch Card Funding (No. 1) PLC is a specialpurpose vehicle established by Barclays Bank PLC solely to issue asset backed notes denominated in United States Dollars (see footnote 5), the proceeds of which were remitted to Barclaycard Funding PLC in exchange for a corresponding medium term note. Because the only purpose of Gracechurch Card Funding (No. 1) PLC is to raise financing for the Group, its financial statements are consolidated with those of Barclaycard Funding PLC, in accordance with the requirements of FIN 46-R (footnote 2n).

The total share capital issued by Gracechurch Card Funding (No. 1) PLC is owned by Gracechurch Card (Holdings) Limited, and its earnings and losses allocable thereto are reported as minority interest in the accompanying consolidated income statement, and assets and liabilities in the accompanying consolidated balance sheet.

Any distributable profits which Gracechurch Card Funding (No. 1) PLC generates is payable to Gracechurch Card (Holdings) Limited. Up until, March 17, 2003 Gracechurch Card (Holdings) Limited was a wholly owned subsidiary of Royal Exchange Trust Company Limited. On March 17, 2003, the shares in Gracechurch Card (Holdings) Limited were transferred to SFM Corporate Services Limited under the terms of a trust for charitable purposes (the "Trust").

Losses which Gracechurch Card Funding (No. 1) PLC incurs are allocated firstly to the Trust's equity at risk, which is comprised of the Trust's initial capital investment (via Gracechurch Card (Holdings) Limited) plus any distributable profits receivable, reflected as minority interest. Losses in excess of the Trust's equity at risk are allocated to the note holders.

(c)   Asset Derecognition

Where Barclaycard Funding PLC is a transferor of financial assets to a Special Purpose Entity ("SPE"), the assets sold are derecognized and the SPE is not consolidated on its balance sheet when the assets are: (1) legally isolated from the Group's creditors, (2) the accounting criteria for a sale are met, and
(3) the SPE is a qualifying special-purpose entity (QSPE) under Statement of Financial Accounting Standards ("SFAS") 140. When an SPE does not meet the formal definition of a QSPE, the decision whether or not to consolidate depends on the applicable accounting principles for non-QSPEs, including a determination regarding the nature and amount of investment made by third parties in the SPE.

(d)   Foreign Currency Translation

All foreign currency assets and liabilities are translated into Pounds Sterling at the exchange rates prevailing at the end of the period. Interest income and expense denominated in foreign currencies are translated into Pound Sterling at the exchange rates in force when the transaction occurred. Foreign currency translation effects are reflected on the face of the income statement. Foreign currency transactions are economically hedged into Pounds Sterling to offset exposure to fluctuating currency exchange rates. Although these instruments offset exposures they do not qualify for hedge accounting under SFAS No. 133 "Accounting for Derivative Instruments and hedging activities".

(e)   Derivatives

The derivative instrument was a cross currency swap, and was used by the Group to minimize currency risk associated with its financing activities denominated in United States Dollars (USD). Although this instrument was a hedge from an economic perspective, it did not qualify for hedge accounting under SFAS No. 133 due to the lack of documentation requirements under SFAS No. 133. The derivative was recorded on the balance sheet at fair value with changes reflected in the income statement. The derivative was transacted simultaneously with the purchase or issuance of the underlying funding instrument. The swap was not held for trading purposes and matured in 2002.

(f)   Finance Charges

Finance charges receivable are recognized in the consolidated financial statements on an accrual basis. Finance charges are primarily related to interest and other charges on the intercompany notes (footnote 6) and relevant charges on the Investor Certficates (footnote 4).

(g)   Interest Expenses

Interest expenses are recognized in the consolidated financial statements on an accruals basis. Interest expenses primarily relate to the intercompany notes.

(h) Servicing Fee The Company receives a servicing fee from the Receivables Trust and pays Barclays Bank PLC for services associated with the management of receivables and administration of associated cash flows.

(i)   Income Taxes

      Income taxes for the Group are paid to the tax authorities in the United Kingdom. There are no deferred taxes for the periods presented in the financial statements. The tax charge is based on an effective UK corporation tax rate of 30%.

(j)   Distribution Policy

      Distributions to shareholders are accounted for when approved by the Board of Directors.

(k)   Issue Costs

The portion of the direct costs associated with the issue of the notes by the Subsidiary that are attributable to the Group are capitalized and are amortized over the expected life of the notes.

(l)   Funding Instruments

Asset backed notes are stated at amortised cost restated at the exchange rate prevailing at the balance sheet date.

(m) Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingencies at the balance sheet date and the reported amount of revenues and expenses in the reporting period. Actual results may differ from the estimates used in the financial statements.

(n)   Recent Accounting Developments

      (i)    Consolidation of Variable Interest Entities

             In January 2003, the FASB issued FIN No.46 "Consolidation of Variable Interest Entities -An interpretation of ARB No. 51" ("FIN 46"). The pronouncement was revised in December 2003 and re-issued as FIN 46-R. This pronouncement modifies the framework for determining consolidation of certain entities that meet the definition of a variable interest entity ("VIE"). This is met where the entity either does not have sufficient equity of the appropriate nature to support its expected losses, or its equity investors lack certain characteristics which would be expected to be present within a controlling financial interest. Entities which do not meet this definition would continue to apply the voting interest model.

             The provisions of FIN 46-R are immediately effective for VIEs created after January 31, 2003. The standard must be applied to all entities beginning in the first fiscal year after June 15, 2003. The Company has adopted FIN 46-R and the adoption did not have a material effect on the Group's financial position or results of operations.

             FIN 46-R requires transitional disclosure, which includes the maximum risk of loss an entity can incur in relation to VIEs that it has a significant interest in. The maximum exposure to loss represents a "worst case" scenario in the event that all such vehicles simultaneously fail. It does not provide an indication of ongoing exposure, which is managed within the Group's risk management framework.

             Barclaycard Funding PLC is involved with variable interest entities Gracechurch Card Funding (No. 1) PLC, Gracechurch Card Funding (No. 2) PLC, Gracechurch Card Funding (No. 3) PLC, Gracechurch Card Funding (No. 4) PLC, Gracechurch Card Funding (No. 5) PLC, Gracechurch Card Funding (No. 6) PLC and Gracechurch Card Funding (No. 7) PLC.

             The proceeds of the series 99-1 notes were used by Gracechurch Card Funding (No. 1) PLC to purchase, respectively, corresponding series of medium term notes issued by Barclaycard Funding PLC. The purchase was deemed a financing transaction between the two parties and consequently the financial statements of Gracechurch Card Funding (No. 1) PLC were consolidated into those of Barclaycard Funding PLC. The series 99-1 notes are no longer in issue (see footnote 5).

             The proceeds of the series 02-1, 03-1, 03-2, 03-3, 04-1 and 04-2 notes were used by Gracechurch Card Funding (No. 2) PLC, Gracechurch Card Funding (No. 3) PLC, Gracechurch Card Funding (No. 4) PLC, Gracechurch Card Funding (No. 5) PLC, Gracechurch Card Funding (No. 6) PLC and Gracechurch Card Funding (No. 7) PLC respectively to each purchase from Barclaycard Funding PLC one limited recourse medium term note certificate, being an equitable right in the investor interest. The structure of these transaction achieved the QSPE status under US GAAP and hence Gracechurch Card Funding (No. 2) PLC, Gracechurch Card Funding (No. 3) PLC, Gracechurch Card Funding (No. 4) PLC, Gracechurch Card Funding (No. 5) PLC, Gracechurch Card Funding (No. 6) PLC and Gracechurch Card Funding (No. 7) PLC are not consolidated.

             The variable interest entities that the Company is involved with are used to raise financing via the purchase of a beneficial interest in a pool of credit card receivables.

             The total assets of these vehicles as at December 31, 2004 are [POUND]3,341,988,242 (December 31, 2003 : [POUND]2,524,067,873) of
             which [POUND]13,519 (December 31, 2003 : [POUND]13,519) are already consolidated by the Group under US GAAP. As at December 31, 2004 maximum exposure to loss is [POUND]3,326,475,079 (December 31, 2003 : [POUND]2,512,778,653).

(ii) Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity, and imposes certain additional disclosure requirements. SFAS No.150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective July 1, 2003, and does not have a material impact on the Company's consolidated financial statements.

3.    Change in Fiscal Year

During the period to 31 December 2003, the Company's Board of Directors approved a change in the fiscal year end of the Company from December 14 to December 31 to align the fiscal year end with that of Barclays Bank PLC. As the period from December 15, 2002 to December 31, 2002 is less than one month it has been covered in the annual report for December 31, 2003.

In compiling the consolidated statement of changes in shareholders' equity and the consolidated statement of cashflows for the year to December 31, 2003 the opening balances are as at December 15, 2002.

4.    Derecognition of assets and liabilities

Gracechurch Card Funding (No. 2) PLC

On October 24, 2002, Gracechurch Card Funding (No. 2) PLC purchased for [POUND]643,624,895 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]643,624,895 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 2) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 2) PLC. The Group has no obligation to pass on payments that it has not received.

The Investor Certificate is repayable on October 15, 2007. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at December 31, 2004.

The [POUND]643,624,895 medium term note certificate has the following interest rates:

* First interest period October 24 to December 15 2002, interest rate applicable was the average of one and two month Libor plus 0.19345%

* Second interest period, month to January 15 2003, interest rate applicable was one month Libor plus 0.19345%

* Third and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.19345%

Gracechurch Card Funding (No. 3) PLC

On April 8, 2003, Gracechurch Card Funding (No. 3) PLC purchased for [POUND]637,064,407 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]637,064,407 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 3) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 3) PLC. The Group has no obligation to pass on payments that it has not received.

The Investor Certificate is repayable on March 15, 2008. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at December 31, 2004.

The [POUND]637,064,407 medium term note certificate has the following interest rates:

* First interest period April 8 to June 15 2003, interest rate applicable was the average of two and three month Libor plus 0.20214%

* Third and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.20214%

Gracechurch Card Funding (No. 4) PLC

On June 19, 2003, Gracechurch Card Funding (No. 4) PLC purchased for [POUND]599,448,507 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]599,448,507 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 4) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 4) PLC. The Group has no obligation to pass on payments that it has not received.

The Investor Certificate is repayable on June 15, 2006. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at December 31, 2004.

The [POUND]599,448,507 medium term note certificate has the following interest rates:

* First interest period June 19 to August 15 2003, interest rate applicable was the average of one and two month Libor plus 0.14069%

* Second interest period to September 15, 2003, interest rate applicable is one month Libor plus 0.14069%

* Third and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.14069%

Gracechurch Card Funding (No. 5) PLC

On September 18, 2003, Gracechurch Card Funding (No. 5) PLC purchased for [POUND]628,140,704 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]628,140,704 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 5) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 5) PLC. The Group has no obligation to pass on payments that it has not received.

The Investor Certificate is repayable on August 15, 2006. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at December 31, 2004.

The [POUND]628,140,704 medium term note certificate has the following interest rates:

* First interest period September 18 to November 15 2003, interest rate applicable was the average of one and two month Libor plus 0.1129%

* Second and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.1129%

Gracechurch Card Funding (No. 6) PLC

On March 11, 2004, Gracechurch Card Funding (No. 6) PLC purchased for [POUND]404,312,668 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]404,312,668 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 6) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 6) PLC. The Group has no obligation to pass on payments that it has not received.

The Investor Certificate is repayable on February 17, 2007. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at December 31, 2004.

The [POUND]404,312,668 medium term note certificate has the following interest rates:

* First interest period March 11 to May 17 2004, interest rate applicable was the average of two and three month Libor plus 0.1076%

* Second and subsequent monthly interest periods, interest rate applicable is three month Libor plus 0.1076%

Gracechurch Card Funding (No. 7) PLC

On November 23, 2004, Gracechurch Card Funding (No. 7) PLC purchased for [POUND]405,405,405 the beneficial interests in a pool of credit card receivables via the purchase of a limited recourse medium term note certificate from the Group. On the same day, the Group paid [POUND]405,405,405 to the Receivables Trustee (the "Trustee"), an offshore trustee, in the form of an Investor Certificate, in order to fund the purchase of credit card receivables (the "Receivables") by the Trustee from Barclaycard, a division of Barclays Bank PLC. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust. The assets of the Trust comprise the Receivables acquired from Barclaycard.

The Group passes amounts received from the Trustee in connection with the investor interest to Gracechurch Card Funding (No. 7) PLC the rate of return on which is at a variable rate of interest, as outlined below. At the redemption of the investor certificate, the Group will pass amounts received on repayment of its share of the investor interest from the Trustee to Gracechurch Card Funding (No. 7) PLC. The Group has no obligation to pass on payments that it has not received.

The Investor Certificate is repayable on November 15, 2007. The receivables and the limited recourse medium term note certificate have been derecognised in the balance sheet as at December 31, 2004.

The [POUND]405,405,405 medium term note certificate has the following interest rates:

* First interest period November 23 2004 to January 18 2005, interest rate applicable was the average of two and three month Libor plus 0.0647%

* Second and subsequent monthly interest periods, interest rate applicable is three month Liborplus 0.0647%

The Investor Certificates are secured by a pool of United Kingdom credit card receivables that have been equitably assigned by Barclays Bank PLC to the Trust. The Trust uses a portion of the interest and principal payments that it receives on the credit card receivables held by it in trust to repay principal and interest amounts on the investor certificates.

The payment of interest and repayment of principal on the advance to the Trust is dependent upon payment of interest and repayment of principal due under the credit card receivables held by the Trust, and is therefore subject to the risk of non-payment of the credit card receivables.

All of the credit card receivables in the Trust were originated by Barclays Bank PLC and the following factors help mitigate the risks associated with the failure of customers to settle financial obligations:

(1) The use of sophisticated credit scoring systems to underwrite account holder selection.

(2) The extremely well seasoned nature of the pool of credit card receivables.

(3)   The high amount of yield generated by the pool.

(4)   The geographic spread inherent in the pool.

Credit card use, payment patterns, amounts of yield on the pool of credit card receivables and the rate of defaults by cardholders may result from a variety of social, legal, political and economic factors in the United Kingdom. There can be no assurance that changes in social, legal, political and economic factors will not have a material effect on the Group's future performance.

5.    INTERCOMPANY NOTES

On November 23, 1999, the Company paid [POUND]607,050,000 to the Receivables Trustee. This payment to the Trustee secured a fractional beneficial interest in the assets of the Receivables Trust.

The Receivables were accounted for as an asset on the Barclays Bank PLC's balance sheet and therefore in substance the Company recorded its payment to the Trustee as intercompany notes.

Interest on the notes was payable up to the redemption date as follows:

[POUND]546,345,000 - 3 month LIBOR plus 0.2375%
[POUND]30,352,000 - 3 month LIBOR plus 0.53 %
[POUND]30,352,000 - 3 month LIBOR plus 1.00 %

On November 15, 2002 notes amounting to [POUND] 607,050,000 were redeemed in full generating a loss of [POUND]5,377.

The intercompany notes were secured by a pool of United Kingdom credit card receivables that have been equitably assigned by Barclays Bank PLC to the Trust. The Trust used a portion of the interest and principal payments that it received on the credit card receivables held by it in trust to repay principal and interest amounts on the investor certificate.

The payment of interest and repayment of principal on the advance to the Trust was dependent upon payment of interest and repayment of principal due under the credit card receivables held by the Trust, and was therefore subject to the risk of non-payment of the credit card receivables.

All of the credit card receivables in the Trust were originated by Barclays Bank PLC and the following factors help mitigate the risks associated with the failure of customers to settle financial obligations:

(1) The use of sophisticated credit scoring systems to underwrite account holder selection.

(2) The extremely well seasoned nature of the pool of credit card receivables.

(3)   The high amount of yield generated by the pool.

(4)   The geographic spread inherent in the pool.

Credit card use, payment patterns, amounts of yield on the pool of credit card receivables and the rate of defaults by cardholders may result from a variety of social, legal, political and economic factors in the United Kingdom. There can be no assurance that changes in social, legal, political and economic factors will not have a material effect on the Group's future performance.

6.    Other Assets / Accruals and Other Liabilities

The other assets and accruals and other liabilities balances at December 31, 2004 and December 31, 2003 include the following:

                                                               2004        2003
                                                             [POUND]    [POUND]

OTHER ASSETS
Prepayments and administrative expenses                       14,886      1,371
Tax debtor                                                        --      5,505
                                                             -------    -------
                                                              14,886      6,876

ACCRUALS AND OTHER LIABILITIES
Taxation creditor                                             62,759     40,688
Bank Loans interest free                                          --     16,920
Due to Barclays Bank PLC                                          --    256,402
Due to Gracechurch Card Funding (No. 2) PLC                       --    102,624
Due to Gracechurch Card Funding (No. 7) PLC                   49,000         --
Other Accruals                                                12,790     59,965
Dividend                                                     140,000    100,000
                                                             -------    -------
                                                             264,549    576,599
                                                             =======    =======

7.    COMMON STOCK

                                                               2004        2003
                                                            [POUND]     [POUND]
BARCLAYCARD FUNDING PLC
Authorised:
37,500 A ordinary shares of [POUND]1 each and 12,500 B
ordinary shares of [POUND]1 each                             50,000      50,000
Issued:
 2 A ordinary shares of [POUND]1 each allotted,
called up and fully paid                                          2           2
37,498 A ordinary shares of [POUND]1 each allotted and
called and quarter paid                                       9,375       9,375
12,500 B ordinary shares of [POUND]1 each allotted and
called and quarter paid                                       3,125       3,125
Ordinary shares of [POUND]1 each                             12,502      12,502


Barclays Bank PLC own 75% of the issued share capital of Barclaycard Funding PLC representing 51% issued voting share capital and 49% entitlement to distributable profits.

Structured Financial Management Limited own 49% of the issued voting share capital and are entitled to 51% of the distributable profit.

8.    Related Party Transactions

The Group considers related parties to be entities which the Group can significantly influence or has an ownership interest in that allows it influence to an extent that the other party might be prevented from fully pursuing its own separate interests. Examples of related parties include affiliates of the company; entities for which investments are accounted for by the equity method by the company; trusts for the benefit of employees, principal owners of the enterprise; its management; and members of the immediate families of principal owners of the enterprise and its management.

Parties are considered to be related if one party, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with an enterprise.

Barcosec Limited and Barometers Limited are Barclays Bank PLC group companies whose business is the provision of corporate directorship services for Barclays Bank subsidiaries.

The Company enters into various transactions with affiliates. At December 31, 2004 and December 31, 2003, in addition to the intercompany notes, the following are the balances related to transactions with affiliates:



                                                        12/31/2004   12/31/2003
                                                           [POUND]      [POUND]
ASSETS
Cash - (Barclays Bank PLC)                                 280,583      601,315
LIABILITIES
Accruals and Other
 Liabilities - (Barclays Bank PLC)                          68,600      322,322

For the year to December 31, 2004, period to December 31, 2003 and year to December 14, 2002 the following balances relate to transactions with affiliates.

                                               2004           2003         2002
                                            [POUND]        [POUND]      [POUND]
INCOME / EXPENSE
Interest income -
 (Barclays Bank PLC)                        270,450        273,109   24,634,224

Interest expense -
 (Barclays Bank PLC)                             --         14,772   24,077,409
Servicing fees income -
 (Barclays Bank PLC)                     21,603,736     11,670,803    4,575,734

Servicing fees expense -
(Barclays Bank PLC)                      21,603,736     11,670,803    4,575,734
Realised loss on derivatives -
 (Barclays Bank PLC)                             --             --   54,583,230


During the year, the Company sold a [POUND]404,312,668 investor interest in the Receivables Trust to Gracechurch Card Funding (No. 6) PLC and a [POUND]405,405,405 investor interest in the Receivables Trust to Gracechurch Card Funding (No. 7) PLC acting as a conduit for resultant revenue streams, accrued [POUND]15,476,007 interest to Gracechurch Card Funding (No. 6) PLC and [POUND]2,070,331 interest to Gracechurch Card Funding (No. 7) PLC.

9.    CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

There were no outstanding capital commitments, guarantees or contingent liabilities at December 31, 2004 and December 31, 2003.

10.     DERIVATIVES AND FINANCIAL INSTRUMENTS

The Group enters into cross currency swaps. The purpose of these transactions is to manage the currency risk arising from the Group's operations and its sources of finance.

The net loss/gain reflected is attributable to the recognition of gains/losses on derivatives entered into for hedging purposes (economic hedges). Because the hedge documentation requirements under Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") were not met, the Group is required to record the changes in the fair value of the derivatives in the income statement.

Currency risk - all of the Group's assets and associated income are denominated in Pounds Sterling, although some of the asset-backed notes issued by the Subsidiary and associated interest expense are denominated US dollars. The Group's policy is to match this currency income and expense by the use of cross currency swaps.

DEBT MATURITY ANALYSIS

                                                                 2004     2003
                                                              [POUND]   [POUND]
Less than one year                                                 --    16,920

11.   FAIR VALUES OF FINANCIAL INSTRUMENTS

Disclosures in the table below are in accordance with Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments".

Fair values have been estimated using quoted marked prices where available. Where no ready markets exist and hence quoted market prices are not available, appropriate techniques are used to estimate fair values which take account of the characteristics of the instruments, including the expected future cash flows, market interest rates and prices available for similar instruments. There were no instruments listed below that quoted market prices were used to estimate fair value.

The estimated fair value and recorded carrying values of the financial instruments as of December 31, 2004 and December 31, 2003 are as follows:

                              12/31/2004   12/31/2004   12/31/2003   12/31/2003
                                Carrying         Fair     Carrying         Fair
                                  Amount        value       Amount        value
                                 [POUND]       [POUND]     [POUND]      [POUND]
NON-TRADING ASSETS
Cash                             280,583       280,583     601,315      601,315
Accrued finance charges
 receivable                       18,104        18,104      10,995       10,995
Other assets                      14,886        14,886       6,876        6,876
NON-TRADING LIABILITIES
Accruals and Other
 liabilities                     264,549       264,549     576,599      576,599

The Group had no trading assets or liabilities at December 31, 2004 and December 31, 2003.

                                                                     APPENDIX J

                      OTHER SERIES ISSUED AND OUTSTANDING

The table below sets forth the principal characteristics of the other series previously issued by other issuers, in connection with the receivables trust and the receivables assigned by the transferor. For more information with respect to any series, any prospective investor should contact Barclays Capital, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Attention Securitisation Group. Barclaycard will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure document for any such other publicly-issued series.


SERIES 99-1

                   Principal             Sterling
Class                Balance         Equivalent 1   Interest Rate

Class A         $900,000,000   [POUND]546,345,000   One month USD LIBOR + 0.18%

Class B          $50,000,000    [POUND]30,352,500   One month USD LIBOR + 0.43%

Class C          $50,000,000    [POUND]30,352,500   One month USD LIBOR + 0.90%
              --------------   ------------------
Total         $1,000,000,000   [POUND]607,050,000
              ==============   ==================

Closing Date:                  23 November, 1999

Scheduled Redemption Date:     15 November 20022

Legal Final Redemption Date:   15 November 2004

SERIES 02-1

Class              Principal             Sterling
                     Balance         Equivalent 3   Interest Rate

Class A         $900,000,000   [POUND]579,262,406   One month USD LIBOR + 0.12%

Class B          $50,000,000    [POUND]32,181,245   One month USD LIBOR + 0.45%

Class C          $50,000,000    [POUND]32,181,245   One month USD LIBOR + 1.15%
              --------------   ------------------
Total         $1,000,000,000   [POUND]643,624,896
              ==============   ==================

Closing Date:                    24 October, 2002

Scheduled Redemption Date:       15 October 2007

Legal Final Redemption Date:     15 October 2009

SERIES 03-1

Class              Principal             Sterling
                     Balance         Equivalent 4   Interest Rate

Class A         $900,000,000   [POUND]573,357,966   One month USD LIBOR + 0.11%

Class B          $50,000,000    [POUND]31,853,220   One month USD LIBOR + 0.37%

Class C          $50,000,000    [POUND]31,853,220   One month USD LIBOR + 1.27%
              --------------   ------------------
Total         $1,000,000,000   [POUND]637,064,407
              ==============   ==================

Closing Date:                    8 April 2003

Scheduled Redemption Date:       15 March 2008

Legal Final Redemption Date:     15 March 2010

                                                                     APPENDIX J
SERIES 03-2

Class              Principal             Sterling
                   Balance           Equivalent 4   Interest Rate

Class A         $900,000,000   [POUND]539,503,656   One month USD LIBOR + 0.05%

Class B          $50,000,000    [POUND]29,972,425   One month USD LIBOR + 0.30%

Class C          $50,000,000    [POUND]29,972,425   One month USD LIBOR + 1.10%
              --------------   ------------------
Total         $1,000,000,000   [POUND]599,448,507
              ==============   ==================

Closing Date:                    13 June 2003

Scheduled Redemption Date:       15 June 2006

Legal Final Redemption Date:    15 June 2008

SERIES 03-3

Class              Principal             Sterling
                     Balance         Equivalent 5  Interest Rate

Class A1        $600,000,000   [POUND]376,884,422  One month USD LIBOR + 0.05%

Class A2        $300,000,000   [POUND]188,442,211   2.70%

Class B          $50,000,000    [POUND]31,407,035   One month USD LIBOR + 0.23%

Class C          $50,000,000    [POUND]31,407,035   One month USD LIBOR + 0.93%
              --------------   ------------------
Total         $1,000,000,000   [POUND]628,140,704
              ==============   ==================

Closing Date:                    18 September 2003

Scheduled Redemption Date:       15 August 2006

Legal Final Redemption Date:     15 August 2008

SERIES 04-1

Class              Principal            Sterling
                     Balance        Equivalent 6    Interest Rate

Class A         $670,000,000   [POUND]363,881,401   One month USD LIBOR + 0.03%

Class B          $37,500,000    [POUND]20,215,633   One month USD LIBOR + 0.19%

Class C          $37,500,000    [POUND]20,215,633   One month USD LIBOR + 0.45%
              --------------   ------------------
Total           $750,000,000   [POUND]404,312,668
              ==============   ==================

Closing Date:                     4 March 2004

Scheduled Redemption Date:       15 February 2007

Legal Final Redemption Date:     17 February 2009

                                                                     APPENDIX J

SERIES 04-2

Class             Principal             Sterling
                    Balance         Equivalent 7    Interest Rate

Class A        $675,000,000    [POUND]364,864,865   One month USD LIBOR + 0.02%

Class B         $37,500,000     [POUND]20,270,270   One month USD LIBOR + 0.19%

Class C         $37,500,000     [POUND]20,270,270   One month USD LIBOR + 0.39%
              --------------   ------------------
Total          $750,000,000    [POUND]405,405,405
              ==============   ==================

Closing Date:                    17 November 2004

Scheduled Redemption Date:       15 November 2007

Legal Final Redemption Date:     16 November 2009

SERIES 05-1

Class              Principal             Sterling
                     Balance         Equivalent 8   Interest Rate

Class A       $1,350,000,000   [POUND]742,288,448   One month USD LIBOR + 0.01%

Class B          $75,000,000    [POUND]41,238,247   One month USD LIBOR + 0.14%

Class C          $75,000,000    [POUND]41,238,247   One month USD LIBOR + 0.33%
              --------------   ------------------
Total         $1,500,000,000   [POUND]824,764,942
              ==============   ==================

Closing Date:                    21 June 2005

Scheduled Redemption Date:       15 June 2008

Legal Final Redemption Date:     15 June 2010

SERIES 05-2

Class              Principal             Sterling
                     Balance         Equivalent 9   Interest Rate

Class A       $1,350,000,000   [POUND]733,715 591   One month USD LIBOR + 0.01%

Class B          $75,000,000    [POUND]40,761,977   One month USD LIBOR + 0.15%

Class C          $75,000,000    [POUND]40,761,977   One month USD LIBOR + 0.31%
              --------------   ------------------
Total         $1,500,000,000   [POUND]815,239,545
              ==============   ==================

Closing Date:                     20 September 2005

Scheduled Redemption Date:       15 September 2008

Legal Final Redemption Date:     15 September 2010

SERIES 05-3

                          Principal               Sterling
Class                       Balance          Equivalent 10   Interest Rate
Class A1          [EURO]650,000,000     [POUND]444,600,000   3 Month EURIBOR + 0.08%
Class A2         [POUND]700,000,000     [POUND]700,000,000   3 Month Sterling LIBOR + 0.08%
Class B1           [EURO]72,500,000      [POUND]49,590,000   3 Month EURIBOR + 0.25%
Class B2          [POUND]15,000,000      [POUND]15,000,000   3 Month Sterling LIBOR + 0.25%
Class C1           [EURO]68,000,000      [POUND]46,512,000   3 Month EURIBOR + 0.45%
Class C2          [POUND]18,000,000      [POUND]18,000,000   3 Month Sterling LIBOR + 0.45%
                                      --------------------
Total                                 [POUND]1,273,702,000
                                      ====================

Closing Date:                   20 October 2005

Scheduled Redemption Date:      15 October 2010

Legal Final Redemption Date:    15 October 2012

1 sterling equivalent obtained by converting dollars to sterling at the exchange rate of [POUND]0.60705 to $1.

2 series 99-1 was repaid in full on 15 November 2002

3 sterling equivalent obtained by converting dollars to sterling at the exchange rate of [POUND]0.643625 to $1.

4 sterling equivalent obtained by converting dollars to sterling at the exchange rate of $1.5697 to [POUND]1.

5 sterling equivalent obtained by converting dollars to sterling at the exchange rate of $1.592 to [POUND]1.

6 sterling equivalent obtained by converting dollars to sterling at the exchange rate of $1.855 to [POUND]1.

7 sterling equivalent obtained by converting dollars to sterling at the exchange rate of $1.85 to [POUND]1.

8 sterling equivalent obtained by converting dollars to sterling at the exchange rate of $1.8187 to [POUND]1.

9 sterling equivalent obtained by converting dollars to sterling at the exchange rate of $1.83995 to [POUND]1.

10 sterling equivalent obtained by converting euros to sterling at the exchange rate of 1[EURO] = [POUND]0.684.

                     GRACECHURCH CARD FUNDING (NO. 11) PLC

                                    Issuer

                               BARCLAYS BANK PLC

                  Transferor, Servicer and Trust Cash Manager

             $900,000,000 Class A Floating Rate Asset-Backed Notes $50,000,000 Class B Floating Rate Asset-Backed Notes
             $50,000,000 Class C Floating Rate Asset-Backed Notes

                               ----------------

                                  PROSPECTUS

                               ----------------

                       Underwriters of the Class A Notes
                               BARCLAYS CAPITAL

BNP Paribas                        Citigroup                 Goldman Sachs & Co

Merrill Lynch & Co                                               Morgan Stanley

              Underwriter of the Class B Notes and Class C Notes

                               BARCLAYS CAPITAL

                              UBS Investment Bank

You should rely only on the information contained in this prospectus. We have not authorised anyone to provide you with different information.

We are not offering the notes where the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes may be required to deliver a prospectus until 21 February 2006.